Filed pursuant to Rule 424(b)(3)
Registration No. 333-293837

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated July 7, 2026)

55,061,113 Common Shares

This prospectus supplement No. 1 updates and amends the prospectus dated July 7, 2026 of The Metals Royalty Company Inc. (the “Company”) (the “prospectus”), which forms a part of the Company’s Registration Statement on Form F-1 (Registration No. 333-293837), as amended, which relates to the registration of the resale of 55,061,113 of our common shares by our shareholders identified in the prospectus.

This prospectus supplement No. 1 is being filed to update, amend and supplement the information previously included in the prospectus, as supplemented, with the information attached to this prospectus supplement No. 1 contained in the Form 6-K furnished to the Securities and Exchange Commission (the “SEC”) on August 10, 2026 and the Form 6-K furnished to the SEC on August 26, 2026. You should read this prospectus supplement No. 1 together with the prospectus, which is to be delivered with this prospectus supplement No. 1.

Our Common Shares are traded on the Nasdaq under the symbol “TMCR.” On August 26, 2026, the last reported sale price of our Common Shares on the Nasdaq was $6.08 per share.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2026.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the reports on Form 6-K attached hereto, contains forward-looking statements regarding, among other things, our business strategies, financial condition, operating results, and future plans. These statements are based on the current expectations, estimates, and assumptions of our management and are not guarantees of future performance. Forward-looking statements are inherently subject to risks, uncertainties, and other factors, many of which are beyond our control. As a result, actual outcomes and results may differ materially from those expressed or implied in these statements.

Forward-looking statements generally relate to future events or our future financial or operating performance and may be identified by terminology such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “plan,” “may,” “will,” “should,” “forecast,” or similar expressions. Forward-looking statements in this prospectus supplement include, but are not limited to, statements regarding:

●	the sources and timing of potential revenue from the NORI Royalty as well as the timing and amount of estimated future production related to the NORI Property;

●	the timing of TMC’s exploration license and commercial recovery permit application review by NOAA under DSHMRA, and any other assumptions regarding permitting timelines, including both under the ISA and the DSHMRA;

●	the Notes, the Term Loan and the Warrants (each as defined in the Report on Form 6-K furnished to the SEC on August 26, 2026), including our ability to pay interest and principal on the Notes and the Term Loan when due, to comply with the covenants, including the financial covenants, contained in the Indenture and the Loan Agreement (each as defined in such Form 6-K), and to extend, refinance or repay the Term Loan at maturity, and our use of the net proceeds of the Notes and the Term Loan;

●	the consequences of an event of default under the Indenture or the Loan Agreement, including the acceleration of our indebtedness, the payment of the redemption premium on the Notes upon acceleration and the exercise of remedies by our secured creditors against the collateral securing the Notes and the Term Loan, which includes our royalty interests;

●	the conversion of the Notes and the exercise of the Warrants, the resulting dilution to our shareholders, and our ability to satisfy our obligations under the Registration Rights Agreement (as defined in such Form 6-K), including the payment of additional interest on the Notes if we fail to do so;

●	the supply and demand for nickel and cobalt (including critical metals and battery cathode feedstocks), steel-making feedstocks, copper and manganese ores;

●	the future prices of nickel and cobalt (including critical metals and battery cathode feedstocks), steel-making feedstocks, copper and manganese ores;

●	government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations;

●	assumptions regarding our ability to acquire additional royalty, stream or similar interests in seafloor or other areas under U.S. or U.S. aligned jurisdictions;

●	our plans to mitigate our material weakness in our internal control over financial reporting;

●	our ability to raise financing in the future, the nature of any such financing and our plans with respect thereto;

●	our business and future activities;

●	our status as a foreign private issuer;

●	our status as an emerging growth company;

●	the effect on us of any changes to existing or new legislation or policy or government regulation;

●	goals, strategies and future growth;

●	expectations around the performance of the NORI Royalty;

●	estimates of mineral resources and reserves;

●	our ability to retain key management personnel in order to enable us to continue to develop our business;

●	the timing of commissioning and commencement of production at the Mesabi Metallics iron ore project in Nashwauk, Minnesota, and the sources, timing and amount of potential revenue from our royalty interests in that project;

●	any reference to or description of the activities proposed to be conducted by TMC or its affiliates;

●	projected mining and process recovery rates;

●	assumptions as to geotechnical requirements for the collector on the seabed;

●	assumptions as to environmental, permitting, and social risks; and

●	other assumptions described herein or in the accompanying prospectus underlying or relating to any forward-looking statements.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement No. 1 primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects.

Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements and other events to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. Important risks and uncertainties that could cause actual results to differ materially from those anticipated are discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of the prospectus.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement No. 1, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement No. 1 relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement No. 1 to reflect events or circumstances after the date of this prospectus supplement No. 1 or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

For additional information, you should carefully review the documents that we file with the SEC, which are available at www.sec.gov.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

August, 2026

Commission File Number: 001-43208

The Metals Royalty Company Inc.

1900 Dome Tower

333 7th Ave SW

Calgary, AB, T2P 2Z1

British Columbia, Canada

(403) 984-1941

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒         Form 40-F ☐

Exhibit No.	Description

Exhibit No. 99.1	Unaudited Condensed Interim Financial Statements for the three months ended June 30, 2026

Exhibit No. 99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended June 30, 2026

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Metals Royalty Company Inc.

By:	/s/ Donald Sewell
Name:	Donald Sewell
Title:	President & Chief Financial Officer

Date: August 10, 2026

Exhibit 99.1

The Metals Royalty Company Inc.

Unaudited Condensed Interim Consolidated Financial Statements

For the three and six months ended June 30, 2026 and 2025

The Metals Royalty Company Inc.
Unaudited Condensed Interim Consolidated Statements of Net Income / (Loss) and Comprehensive Income / (Loss)
(Expressed in US dollars)

		Three Months Ended June 30,		Six Months Ended June 30,
	Note	2026	2025	2026	2025
Operating expenses
General and administrative expenses	11	$2,618,033	$259,828	$7,282,994	$336,642
Share-based compensation expenses	7, 8	3,481,743	—	9,582,261	39,931
Total operating expenses		6,099,776	259,828	16,865,255	376,573
Operating loss		(6,099,776)	(259,828)	(16,865,255)	(376,573)
Other income / (expenses)
Finance costs / (income), net	12	521,982	(11,246)	(31,496)	(27,777)
Net loss from continuing operations		(6,621,758)	(248,582)	(16,833,759)	(348,796)
Net income from discontinued operations	15	—	219,422	—	412,990
Net income / (loss) and comprehensive income / (loss)		$(6,621,758)	$(29,160)	$(16,833,759)	$64,194
Net income / (loss) per share
Continuing operations, basic and diluted		$(0.12)	$(0.01)	$(0.31)	$(0.01)
Discontinued operations, basic and diluted		$—	$0.01	$—	$0.01
Weighted average number of shares outstanding, basic and diluted		57,309,846	42,913,463	54,534,081	42,913,463

See accompanying notes to the financial statements

The Metals Royalty Company Inc.
Unaudited Condensed Interim Consolidated Statements of Financial Position
(Expressed in US dollars)

	Note	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash		$11,790,751	$18,366,604
Accounts receivable		—	235,230
Prepaid expenses	5	1,107,948	198,164
Related party receivable	10	—	53,500
Total current assets		12,898,699	18,853,498
Non-current assets:
Computer equipment		23,028	13,565
Deposit paid	5	10,000,000	—
Derivative asset	5	18,884,000	—
Royalty and streaming interests	5	128,509,222	14,081,250
Total assets		$170,314,949	$32,948,313
Liabilities
Current liabilities:
Accounts payable and accrued liabilities		$7,166,264	$1,762,773
Current portion of long-term debt	6	556,995	—
Total current liabilities		7,723,259	1,762,773
Long-term debt	6	41,736,718	—
Total liabilities		49,459,977	1,762,773
Shareholders’ Equity
Share capital	7	139,559,340	35,471,363
Contributed surplus		3,096,741	681,527
Accumulated deficit		(21,801,109)	(4,967,350)
Total shareholders’ equity		120,854,972	31,185,540
Total liabilities and shareholders’ equity		$170,314,949	$32,948,313

See accompanying notes to the financial statements

The Metals Royalty Company Inc.
Unaudited Condensed Interim Consolidated Statements of Cash Flows
(Expressed in US dollars)

	Note	June 30, 2026	June 30, 2025
Cash flows from / (used in) operating activities:
Net income / (loss)		$(16,833,759)	$64,194
Less: Net income from discontinued operations		—	(412,990)
Net loss from continuing operations		(16,833,759)	(348,796)
Adjustments to reconcile net loss to net cash from / (used in) operating activities:
Share-based compensation	8	9,582,261	39,931
Depreciation		2,252	—
Amortization of deferred financing costs	12	155,477	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities		5,403,491	226,698
Other operating assets and liabilities		(621,054)	(13,458)
Cash flows used in operating activities – continuing operations		(2,311,333)	(95,625)
Cash flows from operating activities – discontinued operations		—	599,610
Cash flows from / (used in) operating activities		(2,311,333)	503,985
Cash flows used in investing activities:
Acquisition of royalty interest	5	(125,811,972)	—
Deposit paid related to potential acquisition of royalty interest	5	(10,000,000)	—
Purchase of computer equipment		(11,715)	—
Cash flows used in investing activities – continuing operations		(135,823,687)	—
Cash flows used in investing activities		(135,823,687)	—
Cash flows from / (used in) financing activities:
Proceeds from equity raise, net of expenses	7	74,246,077	—
Proceeds from subscription receipts converted to common shares, net of expenses	7	15,501,773	—
Proceeds from debt financing, net of expenses	6	42,138,236	—
Return of capital		—	(1,072,837)
Withholding taxes paid on settlement of equity awards		(326,920)	—
Cash flows from financing activities – continuing operations		131,559,166	—
Cash flows from financing activities		131,559,166	—
Change in cash for the period		(6,575,853)	(568,852)
Cash at beginning of the period		18,366,604	1,395,234
Cash at end of the period		$11,790,751	$826,382

See accompanying notes to the financial statements

The Metals Royalty Company Inc.
Unaudited Condensed Interim Consolidated Statements of Changes in Shareholders’ Equity
(Expressed in US dollars)

	Note	Number of shares	Share capital	Contributed surplus	Accumulated deficit	Total shareholders’ equity
Balance, January 1, 2026		50,926,632	$35,471,363	$681,527	$(4,967,350)	$31,185,540
Issuance of shares on equity raise, net of expenses	5, 7	6,164,141	74,246,077	—	—	74,246,077
Issuance of shares related to royalty acquisition, net of expenses	5, 7	576,923	7,500,000	—	—	7,500,000
Issuance of shares upon conversion of subscription receipts, net of expenses	7	3,134,481	15,501,773	—	—	15,501,773
Issuance of shares to consultants	7	1,024,999	5,350,000	—	—	5,350,000
Issuance of shares to Yorkville	7	77,889	1,000,000	—	—	1,000,000
Settlement of PSUs	8	139,664	490,127	(817,047)	—	(326,920)
Share-based compensation	8	—	—	3,232,261	—	3,232,261
Comprehensive loss		—	—	—	(16,833,759)	(16,833,759)
Balance, June 30, 2026		62,044,729	$139,559,340	$3,096,741	$(21,801,109)	$120,854,972

	Note	Number of shares	Share capital	Contributed surplus	Accumulated deficit	Total shareholders’ equity
Balance, January 1, 2025		42,913,463	$26,046,222	$1,435,216	$(6,082,701)	$21,398,737
Return of capital		—	(1,072,837)	—	—	(1,072,837)
Share-based compensation	8	—	—	39,931	—	39,931
Comprehensive income		—	—	—	64,194	64,194
Balance, June 30, 2025		42,913,463	$24,973,385	$1,475,147	$(6,018,507)	$20,430,025

See accompanying notes to the financial statements

The Metals Royalty Company Inc.
Notes to the Unaudited Condensed Interim Consolidated Financial Statements
For the Three and Six Months Ended June 30, 2026 and 2025

1.	Organization of the corporation

The Metals Royalty Company Inc. (the “Company”), was incorporated in British Columbia effective October 27, 2022. The Company’s registered office is located at 3500 – 1133 Melville St., Vancouver, BC V6E 4E5. In September 2025, the Company changed its name from Low Carbon Royalites Inc. to The Metals Royalty Company Inc.

The primary business of the Company is to receive royalty revenue from natural resources properties as reserves are produced by operators over the economic life of the properties. The Company is focused on the acquisition and management of critical metals and mineral royalties, streams and other similar interests. The Company is focused on providing capital to support mineral security and independence in North America in support of accelerating domestic industry growth, including energy, defense and reindustrialization. The Company aims to focus on capital development opportunities encompassing all aspects of the critical metals and minerals value chain.

On April 8, 2026, the Company completed its direct listing on the Nasdaq Capital Market (“Nasdaq”), and its common shares commenced trading on Nasdaq under the ticker symbol “TMCR”.

Spin-Out

On August 19, 2025, the Company’s Board of Directors approved the spin-out of the Company’s Oil and Gas business, which primarily consists of royalty interests. On August 29, 2025, the Company formed 1554997 B.C. Ltd., a new wholly owned subsidiary which was utilized to execute the spin-out of the Oil and Gas business. On September 11, 2025 the Company entered into an assignment and assumption agreement with 1554997 B.C. Ltd (the “Contribution Agreement”), to contribute the Company’s royalty interests in the Maria Conchita Block and SN-9 Block, in Colombia, to such subsidiary in anticipation of distributing the shares of such subsidiary to the Company’s existing shareholders as a return of capital (the “Spin-Out”). The Contribution Agreement was amended on December 18, 2025. The Spin-Out was consummated on December 18, 2025, and the Company no longer has any interest in the Oil and Gas business, and 1554997 B.C. Ltd. ceased to be a subsidiary of the Company.

The Company met the criteria for classifying the Oil and Gas business as a discontinued operation as of September 30, 2025. Accordingly, unless otherwise indicated, the statements of income / (loss) and comprehensive income / (loss) and statements of cash flows have been adjusted for all periods presented. The statements of financial position and statements of changes in shareholders’ equity have not been adjusted. See Note 15 for further information.

2.	Basis of preparation

The unaudited condensed interim consolidated financial statements have been prepared in accordance with International Accounting Standards 34, Interim Financial Reporting (“IAS 34”) under IFRS Accounting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and apply the same material accounting policy information and application as disclosed in the annual financial statements for the year ended December 31, 2025. They do not include all of the information and disclosures required by IFRS in the annual financial statements. For further information, see the Company’s annual financial statements including the notes thereto for the year ended December 31, 2025. The Company has prepared these financial statements on the basis that it will continue to operate as a going concern.

The financial statements were approved and authorized by the Company’s Board of Directors on August 10, 2026.

(a)	Basis of measurement:

The financial statements have been prepared on the historical cost basis except for the share-based payment transactions and derivative assets and derivative liabilities that have been measured at fair value.

(b)	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries: TMCR Operations Inc., TMCR USA Holdings Inc., and TMCR USA Operations Inc. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent accounting policies. Balances, transactions, income and expenses between the Company and its subsidiaries are eliminated on consolidation.

(c)	Functional and presentation currency:

These financial statements are presented in US dollars, which is the functional currency of the Company and its subsidiaries.

(d)	Foreign currency transactions and balances:

Foreign currency transactions are measured into the functional currency of the Company and its subsidiaries, using the exchange rate prevailing at the date of the transaction (spot exchange rates). Foreign exchange gains and losses resulting from the settlement of such transactions and the re-measurement of monetary items at the date of the statements of financial position are recognized in net income / (loss). Non-monetary items are not re-measured and are recorded at historical exchange rates.

(e)	New and amended standards and interpretations

On January 1, 2026, the Company adopted the amendments to IFRS 9 and IFRS 7. These amendments clarify the date of recognition and derecognition of certain financial assets and liabilities, and amended the requirements related to settling financial liabilities using an electronic payment system. The amendments also added disclosure requirements for financial instruments with contingent features that do not relate directly to basic lending risks and costs, and amended disclosures relating to equity instruments designated at fair value through other comprehensive income. These amendments did not have a material impact on the Company’s financial statements.

3.	Use of judgments, estimates and assumptions

The preparation of the Company’s unaudited condensed interim consolidated financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities, income and expenses. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Therefore, actual results may differ from these estimates and assumptions.

In particular, the areas which require management to make significant judgments, estimates and assumptions in determining carrying values were the same as those applied to the Company’s financial statements for the year ended December 31, 2025, except as described below.

(a)	Embedded derivative

The Mesabi Royalty Transaction, as defined below, entitles the Company to a royalty calculated as the greater of (i) a stated percentage of the Platts Direct Reduction Pellet 67.5% Fe FOB Brazil index price and (ii) a fixed minimum price per metric tonne of production (the revenue floor). The Company has determined that the revenue floor is not closely related to the economic characteristics of the host contract and that a stand-alone instrument with the same terms as the revenue floor would meet the definition of a derivative. Because the host contract is not measured at fair value through profit or loss (“FVTPL”), the revenue floor is separated from the host contract and accounted for as a stand-alone derivative asset recognized at FVTPL.

The fair value of the embedded derivative is subject to significant estimates including the forecast pellet prices, expected annual production volumes, the volatility of the index price, and the discount rate applied. A reasonably possible change in these assumptions could result in a material change to the carrying amount of the derivative asset in future periods.

4.	Recent accounting pronouncements

Certain new accounting standards and interpretations have been published that are not mandatory for the current period and have not been early adopted. The amendments have an effective date of later than December 31, 2026, with earlier application permitted.

IFRS 18 — Presentation and Disclosure in Financial Statements

In April 2024, IFRS 18 was issued to achieve comparability of the financial performance of similar entities. The standard, which replaces IAS 1, impacts the presentation of primary financial statements and notes, including the statement of earnings where companies will be required to present separate categories of income and expense for operating, investing, and financing activities with prescribed subtotals for each new category. The standard will also require management-defined performance measures to be explained and included in a separate note within the consolidated financial statements. The standard is effective for reporting periods beginning on or after January 1, 2027, including interim consolidated financial statements, and requires retrospective application. The Company is currently assessing the impact of the new standard.

5.	Royalty and streaming interests

	Royalty and Streaming Interests
	Oil and Gas	Metal and Minerals	Total
Cost
As of January 1, 2025	$6,576,211	$14,081,250	$20,657,461
Reclassification to held for sale	(6,576,211)	—	(6,576,211)
As of December 31, 2025	—	14,081,250	14,081,250
Additions	—	114,427,972	114,427,972
As of June 30, 2026	$—	$128,509,222	$128,509,222
Accumulated depletion and impairment
As of January 1, 2025	$(848,919)	$—	$(848,919)
Depletion	(156,908)	—	(156,908)
Reclassification to held for sale	1,005,827	—	1,005,827
As of December 31, 2025	—	—	—
As of June 30, 2026	$—	$—	$—
Carrying value as of December 31, 2025	$—	$14,081,250	$14,081,250
Carrying value as of June 30, 2026	$—	$128,509,222	$128,509,222

On May 6, 2026, the Company entered into a royalty purchase agreement (the “Royalty Purchase Agreement”) with Ironclad Royalties LLC and Mesabi Investments (USA) LLC (collectively, “Mesabi”) to acquire an indexed gross production revenue royalty (with a revenue floor) on direct reduction-grade (“DR-Grade”) iron ore pellets produced from Mesabi’s iron ore project (the “Mesabi Property”) located in Nashwauk, Minnesota (the “Mesabi Royalty Transaction”). The total purchase price was $132.5 million, comprising $125.0 million in cash and $7.5 million in common shares of the Company at $13.00 per common share (note 7). Upon execution of the definitive agreement, the Company paid a deposit of $15.0 million to Mesabi (the “Transaction Deposit”). The Company had an option to purchase an additional 1.0% royalty within 45 days of the closing of the Transaction (the “Additional Purchased Royalty”).

On May 29, 2026, the Company exercised its option to acquire the Additional Purchased Royalty pursuant to the Royalty Purchase Agreement. The remaining $10.0 million of the Transaction Deposit will be credited against the cash consideration due and owing at the closing of the Additional Purchased Royalty, if completed. Otherwise, the remaining portion of the Transaction Deposit will not be refunded to the Company, except in the limited circumstances described in the Royalty Purchase Agreement. The aggregate purchase price for the Additional Purchased Royalty is $132.5 million.

The Mesabi royalty is an indexed gross production revenue royalty (with a revenue floor) on DR Grade iron ore pellets, calculated by reference to the Platts Direct Reduction Pellet 67.5% Fe FOB Brazil index price (the “Mesabi Royalty”). Indexed gross production revenue royalties are based on the volume of a defined product produced, applied at a percentage rate to a published commodity price index (typically with a contractual floor, and in some cases, ceiling). The Mesabi Royalty entitles the Company to a base royalty rate of 1.0% of gross revenue from the annual production of DR-Grade iron ore pellets from the Mesabi Property, subject to a floor of $1.50 per million tonnes, applies to a volume amount of up to 8.5 million tonnes per annum (“Mtpa”). Once annual production in any calendar year exceeds 8.5 million Mtpa, gross revenue from such overage is subject to separate royalty of 0.25%, subject to a floor of $0.375 per million tonnes. Following cumulative production of 170 million tonnes, the base and overage royalty would step down to 0.25% on production up to 8.5 Mtpa, subject to a floor of $0.375 per million tonnes, and 0.0625% on production above 8.5 Mtpa, subject to a floor of $0.09375 per million tonnes.

On June 1, 2026, the Company completed the Mesabi Royalty Transaction. The $125.0 million cash portion of the consideration for the Mesabi Royalty Transaction was funded by net proceeds from the issuance of shares in a private placement (note 7), the initial drawdown under the senior secured credit facility (note 6), and $5.0 million of the Transaction Deposit previously paid by the Company at signing of the Royalty Purchase Agreement being applied to the purchase price with the balance of $10.0 million remaining outstanding.

The Company has determined that the revenue floor in the Mesabi Royalty is not closely related to the economic characteristics of the host contract and that a stand-alone instrument with the same terms as the revenue floor would meet the definition of a derivative. In addition, because the host contract is not measured at FVTPL, the embedded derivative must be separated from the intangible asset and accounted for as a stand-alone derivative asset at FVTPL on initial recognition and subsequently remeasured at fair value. As a result, the total consideration of $132.5 million was allocated between the embedded derivative, recognized at fair value of $18.9 million, and the intangible asset, recognized at cost as the residual amount of $113.6 million. Costs directly attributable to the acquisition of $0.8 million were capitalized to the intangible asset and are not attributed to the embedded derivative.

On February 21, 2023, the Company acquired a 2.00% gross overriding royalty (the “NORI Royalty”) from Nauru Ocean Resources, Inc. ("NORI"), a wholly owned subsidiary of The Metals Company Inc. ("TMC"). TMC has an option (the “First Royalty Repurchase Option”) to purchase 50% of the NORI Royalty between February 21, 2025 and February 21, 2030 by making a payment (the “First Repurchase Payment”) to the Company in the amount that, when combined with the aggregate NORI Royalty payments received prior to the First Repurchase Payment is made, would provide an agreed rate of return. If the First Royalty Repurchase Option is exercised and TMC is not in default of its payment obligations under the NORI Royalty, TMC has an option to purchase an additional 25% of the original NORI Royalty, exercisable between February 21, 2028 and February 21, 2033, by making a payment (the “Second Repurchase Payment”) to the Company in the amount that, when combined with the aggregate NORI Royalty payments received prior to the Second Repurchase Payment is made, would provide an agreed rate of return.

6.	Long-term debt

	June 30, 2025	December 31, 2025
Balance, beginning of period	$—	$—
Drawdown	44,559,585	—
Deferred financing costs and original issue discount	(2,265,872)	—
Balance, end of period	42,293,713	—
Less: current portion:	(556,995)	—
Long-term portion	$41,736,718	$—

On June 1, 2026, in connection with the Mesabi Royalty Transaction, the Company entered into a loan agreement (the “Loan Agreement”) where the lender agreed to make available to the Company an aggregate principal amount of $51.8 million. The Loan Agreement has a senior secured term loan facility in the principal amount of $44.6 million (the “Term Loan Facility”) and a senior secured delayed draw term loan facility in the principal amount of $7.2 million (the “DDTL Facility”). The advances under the Term Loan Facility and DDTL Facility (together, the “Loan Facilities”) are subject to an original issue discount of 3.50%, and bear interest at an initial rate of 9.00% per annum, subject to scheduled increases over the term of the Loan Facilities. The Company is also required to pay a standby fee at a rate of 2.00% per annum on the average daily undrawn portion of the DDTL Facility. The Loan Facilities mature 36 months after the funding date, or June 1, 2029, and are secured by a first-priority security interest in substantially all of the Company’s assets, and a first-priority pledge of the equity interests of the Company’s subsidiaries. The Company has a requirement to maintain a minimum balance of unrestricted cash of $5.0 million from June 1, 2026 until May 31, 2028, and $15.0 million commencing on June 1, 2028 until the Loan Facilities are repaid in full.

On June 1, 2026, the Company drew the full $44.6 million principal available under the Term Loan Facility. After adjusting for the original issue discount (“OID”) of $1.6 million and financing costs of $0.9 million, the net proceeds from the Term Loan Facility was $42.1 million. The DDTL Facility remained undrawn as at June 30, 2026, and is available only to fund the Additional Purchased Royalty. The Company is required to make scheduled monthly principal payments in an amount equal to one-twelfth of fifteen percent of the original principal amount of the Loan Facilities starting in the thirteenth month following June 1, 2026.

The Company may, at its option, prepay all or any portion of the outstanding principal amount under the Loan Facilities at any time, in whole or in part (provided that if in part, in an amount not less than $2.5 million), together with accrued and unpaid interest on the amount prepaid through the date of prepayment, subject to the payment of a customary make-whole or prepayment premium as set forth in the Loan Agreement. The Loan Agreement also requires mandatory prepayment of the outstanding loans, together with accrued and unpaid interest and any applicable prepayment premium, upon the occurrence of certain events, including (i) asset sales and other dispositions outside the ordinary course of business above customary thresholds, subject to customary reinvestment rights; (ii) incurrence of indebtedness for borrowed money that is not permitted under the Loan Agreement; (iii) receipt of insurance proceeds and condemnation proceeds above customary thresholds, subject to customary reinvestment rights; (iv) a change of control of the Company; and (v) receipt of proceeds from capital raises, in certain circumstances, as more particularly set out in the Loan Agreement. The full outstanding principal balance, together with accrued and unpaid interest, is due in cash on the maturity date.

Except for scheduled amortization payments, any repayment of principal occurring on or before the 24-month anniversary of the June 1, 2026 closing date is subject to a prepayment fee equal to a prepayment multiple of 0.15 in year one and 0.30 in year two of the principal repaid, less interest and OID previously paid on that principal.

If the principal amount is repaid in full on or before the 24-month anniversary, an additional fee applies, equal to the greater of zero and the amount by which the prepayment multiple applied to the original principal exceeds all OID, interest, and prepayment fees already paid. Repayments occurring after the 24-month anniversary are instead subject to a call premium, starting at 5.00% and increasing by a further 1.00% each quarter thereafter if the principal remains outstanding through the 36-month anniversary.

The prepayment option is not clearly and closely related to the host contract. As a result, it is accounted for as an embedded derivative that is required to be separated from the loan and measured at fair value through profit or loss. As at June 1, 2026 and June 30, 2026, the fair value of the prepayment option was nil.

As at June 30, 2026, the Company was in compliance with its financial covenants.

7.	Shareholders’ equity

Standby Equity Purchase Agreement

In July 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD. (“Yorkville”). Under the SEPA, upon the public listing of the Company’s shares and the close of the subsequent receipt financing, Yorkville is committed to buying up to $100.0 million of the Company’s common shares during the 36 months following the effective date of the SEPA. The Company, at its sole discretion, has the right, but not the obligation, to sell to Yorkville common shares at 96% – 97% of market price. The obligation to purchase shares is limited by i) Yorkville’s ownership limitation of 4.99% of the common shares ii) the number of registered common shares of the Company, and iii) the shares issued under the SEPA cannot exceed 19.99% of the issued and outstanding common shares of the Company.

Common shares

On February 12, 2026, the Board of Directors approved the grant of 1,000,000 unrestricted share awards pursuant to the Company’s equity incentive plan (the “LTIP”) to a consultant of the Company. Accordingly, the Company issued 1,000,000 common shares of the Company at a deemed issue price of US$5.00 per share for past consulting services, with immediate vesting. In May 2026, the Board of Directors approved the issuance of 24,999 common shares of the Company to consultants at $14.00 per share for past consulting services. On June 3, 2026, the Company issued 77,889 common shares to Yorkville at $12.84 per share as consideration for the commitment fees payable under the SEPA. The Company recorded a share-based compensation expense of $1.4 million for the three months and $6.4 million for the six months ended June 30, 2026 related to these share issuances.

On March 23, 2026, the Nasdaq granted conditional approval to list our common shares under the symbol “TMCR”. As a result, the escrow release requirements related to the subscription receipts were met and 3,134,481 subscription receipts were automatically exchanged into common shares of the Company. Upon release of the proceeds from escrow, the Company received gross proceeds of $15.7 million and interest income of $0.2 million earned on the subscription receipts. The Company incurred issuance costs of $0.2 million in connection with the subscription receipt financing.

On May 19, 2026, the Company issued 139,664 common shares in connection with the vesting of performance share units (note 8).

On June 1, 2026, concurrent with the closing of the Mesabi Royalty Transaction, the Company issued and sold 6,164,141 common shares in a private placement to certain institutional and accredited investors at $13.00 per common share for aggregate gross proceeds of approximately $80.1 million (the “PIPE Financing”). The Company incurred issuance costs of $5.9 million in connection with the PIPE Financing. In addition, the Company issued 576,923 common shares at $13.00 per common share to Ironclad Royalties LLC to satisfy the share consideration payable of $7.5 million under the Mesabi Royalty Transaction (note 5).

8.	Share-based compensation

Stock options

The following table summarizes the stock option activity for the six months ended June 30, 2026:

	Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (In Years)
Outstanding as of January 1, 2025	3,950,000	$0.65	7.65
Granted	872,250	5.00	9.37
Exercised	(3,950,000)	0.65	6.68
Outstanding as of December 31, 2025	872,250	$5.00	9.37
Outstanding as of June 30, 2026	872,250	$5.00	9.37
Exercisable as of June 30, 2026	—	$—	—

The Company recognized share-based compensation expense related to stock options for the three and six months ended June 30, 2026 of $0.3 million and $0.6 million, respectively (2025 – $nil and $40 thousand, respectively).

RSUs

The following table summarizes the RSU activity for the six months ended June 30, 2026:

	RSUs	Weighted Average Grant Date Fair Value
Outstanding as of January 1, 2025	—	$—
Granted	909,750	5.00
Outstanding as of December 31, 2025	909,750	$5.00
Outstanding as of June 30, 2026	909,750	$5.00
Exercisable as of June 30, 2026	—	$—

The Company recognized share-based compensation expense related to RSUs for the three and six months ended June 30, 2026 of $0.8 million and $1.5 million, respectively (2025 - $nil).

PSUs

The following table summarizes the PSU activity for the six months ended June 30, 2026:

	PSUs	Weighted Average Grant Date Fair Value
Outstanding as of January 1, 2025	—	$—
Granted	659,250	2.83
Outstanding as of December 31, 2025	659,250	$2.83
Granted	3,000,000	0.80
Vested	(164,812)	(2.83)
Outstanding as of June 30, 2026	3,494,438	$1.05
Exercisable as of June 30, 2026	—	$—

On March 10, 2026, the Board of Directors approved, subject to shareholder approval, the CEO Performance Plan to authorize a single award of 3,000,000 performance share units (“PSUs”) to the Company’s CEO. The plan authorizes the issuance of up to 3,000,000 common shares and does not permit the grant of additional awards. The PSUs vest upon achieving specific stock price thresholds of $30, $40, and $50 per share, measured based on a 20-trading day average closing price during a five-year performance period. Subject to the CEO’s continued service with the Company, one-third of the PSUs vest on achievement of $30 per share, one-third of the PSUs vest on achievement of $40 per share and the final one-third of the PSUs vest on achievement of $50 per share. PSUs that vested will be settled in either common shares or cash, at the Company’s discretion. Any common shares issued in settlement will be subject to a holding restriction through the end of the five-year performance period. On March 19, 2026, the shareholders approved the CEO Performance Plan. The fair value of PSUs granted under the CEO Performance Plan was $2.4 million based on a fair value of $0.80 per PSU. The Company estimated the fair value of these PSUs using a Monte Carlo Simulation.

The Company recognized share-based compensation expense related to PSUs for the three and six months ended June 30, 2026 of $1.0 million and $1.1 million, respectively (2025 - $nil).

9.	Financial risk management

The Company’s risk exposures and the impact on the financial instruments are summarized below. There have been no material changes to the risks, objectives, policies and procedures during the six months ended June 30, 2026, with the exception of the items arising from the Loan Facilities (note 6) that the Company entered into on June 1, 2026, as described below.

(a)	Credit risk:

Credit risk is the risk that a third party might fail to fulfill its performance obligations under the terms of a financial instrument and the potential for loss due to the failure of a borrower to repay a loan. Credit risk arises predominantly with respect to the Company’s cash and receivables. As of June 30, 2026, the Company’s maximum credit risk exposure is represented by the respective carrying amounts of the financial assets in the statement of financial position. The Company maintains its cash in a high-quality financial institution and closely monitors its royalty receivable balances.

(b)	Liquidity risk:

Liquidity risk is the risk of loss from not having access to sufficient funds to meet both expected and unexpected cash demands, including debt service payments. The Company manages its exposure to liquidity risk through prudent management of its statement of financial position, including maintaining sufficient cash balances. The Company has in place a planning and budgeting process to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis. Management continuously monitors and reviews both actual and forecasted cash flows, including acquisition activities.

The Company expects to meet its future financing requirements, including repayment of the Loan Facilities, by refinancing maturing debt and the issuance of equity when considered appropriate, including the issuance of common shares under the SEPA, once the registration is effective. If the Company fails to make or renegotiate interest or principal payments, comply with its financial covenants, or issue additional equity or debt when required, the Company’s financial condition and results of operations could be materially adversely affected.

(c)	Commodity price risk:

Commodity price risk is the risk the Company will encounter fluctuations in its future royalty production revenue with changes in commodity prices. Commodity prices for metals and minerals are influenced by global and regional factors, including levels of supply and demand, weather, and geopolitical factors. The Company does not hedge its commodity price risk.

(d)	Foreign currency risk:

Although we report our financial results in United States dollars, certain expenses and potential future investments related to our royalty interests may be denominated in foreign currencies. As a result, we are subject to fluctuations in exchange rates, which could impact the value of our royalty revenues, operating costs, and investment returns. We do not currently engage in hedging activities or enter into derivative contracts to mitigate this exposure. Accordingly, adverse movements in foreign exchange rates could materially affect our financial condition and results of operations.

(e)	Interest rate risk:

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Because the Loan Facilities are financed at fixed interest rates, the Company’s near-term cash flows are not directly exposed to fluctuations in market interest rates.

(e)	Capital risk management:

The Company’s primary objective when managing capital is to provide a sustainable return to shareholders through managing and growing the Company’s resource asset portfolio while ensuring capital protection. The Company defines capital as its cash and its outstanding debt, which is managed by the Company’s management subject to approved policies and limits by the Board of Directors.

The Company is subject to financial covenants under its loan agreement. As of June 30, 2026, the Company has cash totaling $11.8 million, and was in compliance with its financial covenants under the loan agreement.

10.	Related Party Disclosures

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly, and also comprise the directors of the Company.

The remuneration of the directors and other members of key management personnel during the three and six months ended June 30, 2026 and 2025 were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash compensation	$467,044	$—	$925,794	$—
Stock-based compensation	1,024,924	—	1,704,191	18,598
	$1,491,968	$—	$2,629,985	$18,598

Certain directors and officers subscribed for and purchased 213,847 common shares in connection with the PIPE Financing on substantially the same terms, including the same per-share purchase price of $13.00 as the other investors, for a total subscription price of $2.8 million. TMC subscribed for and purchased 76,923 common shares in connection with the PIPE Financing for a total subscription price of $1.0 million.

As at June 30, 2026, the Company had a related party receivable balance from certain key management personnel of $nil (December 31, 2025 - $54 thousand).

11.	General and administrative expenses

The Company’s general and administrative expenses incurred for the three and six months ended June 30, 2026 and 2025 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Direct listing expenses	$401,711	$—	$3,012,466	$—
Salaries and benefits	946,600	192,276	1,698,561	195,995
Office and administrative expenses	607,791	48,267	1,244,991	97,711
Legal and accounting expenses	447,437	12,413	994,355	18,173
Consulting fees	66,324	—	177,639	10,834
Insurance expense	148,169	6,872	154,981	13,929
	$2,618,033	$259,828	$7,282,994	$336,642

12.	Finance costs / (income), net

The Company’s finance costs / (income) incurred for the three and six months ended June 30, 2026 and 2025 are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Interest expense on long-term debt	$366,505	$—	$366,505	$—
Amortization of deferred financing costs	155,477	—	155,477	—
Interest income	—	(11,246)	(553,478)	(27,777)
	$521,982	$(11,246)	$(31,496)	$(27,777)

13.	Segment reporting

The Company had two reportable operating segments, Metals and Minerals and Oil and Gas. These operating segments represent components of the Company’s business where separate financial information is available and which are evaluated on a regular basis by the Company’s Chief Executive Officer, who is the Company’s chief decision maker, for purposes of assessing performance. For the three and six months ended June 30, 2025, revenue, cost of sales and gross profit (loss) were derived solely from the Oil and Gas segment, which consists entirely of assets located in Colombia. The Oil and Gas segment was classified as discontinued operations effective September 2025 (see note 1 and note 15).

Royalty and streaming interests as of June 30, 2026 and December 31, 2025 related to Metals and Mining are presented by geographic area based on the location of the operations giving rise to the royalty or streaming interest.

	June 30, 2026	December 31, 2025
United States	$114,427,972	$—
Pacific Ocean	14,081,250	14,081,250
Total royalty and streaming interests	$128,509,222	$14,081,250

Continuing operations consisting of the Metals and Minerals segment had no revenues, operating expenses or gross profit for the three and six months ended June 30, 2026 and 2025.

Reconciliation of segment gross profit

Operating expenses and interest income are not allocated to individual segments as these are managed on an overall Company basis. The reconciliation between reportable segment gross profit to the Company’s net loss before tax is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross profit	$—	$—	$—	$—
General and administrative expenses	(2,618,033)	(259,828)	(7,282,994)	(336,642)
Share-based compensation expenses	(3,481,743)	—	(9,582,261)	(39,931)
Finance income / (costs), net	(521,982)	11,246	31,496	27,777
Loss from continuing operations before recovery of income taxes	$(6,621,758)	$(248,582)	$(16,833,759)	$(348,796)

14.	Commitments and contingencies

The Company currently does not have any commitments or contingencies as of June 30, 2026.

15.	Discontinued operations

On December 18, 2025, the Company completed the Spin-Out. Net income from discontinued operations of the Oil and Gas business consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Royalty income	$—	$273,205	$—	$525,830
Cost of Sales
Depletion	—	(53,783)	—	(112,840)
Net income from discontinued operations	$—	$219,422	$—	$412,990

16.	Subsequent events

Extension of Closing Date for Additional Mesabi Royalty

On July 31, 2026, the Company agreed with Mesabi to extend the closing under the Royalty Purchase Agreement relating to the Company’s option to acquire the Additional Mesabi Royalty in the Project to August 15, 2026, with an option for TMCR to further extend to August 21, 2026.

Share-Based Awards Granted

On July 13, 2026, the Company issued 1,000,000 PSUs and 1,000,000 options under the LTIP to Michael B. Hess, Director and Non-Executive Co-Chairman of the Company. The Company also granted Mr. Hess an inducement bonus of $5.9 million, which was satisfied by awarding Mr. Hess 1,000,000 unrestricted stock awards. As a result, the Company issued 1,000,000 common shares of the Company to Mr. Hess, with immediate vesting. The PSUs vest upon achieving specific stock price thresholds of $30, $40, and $50 per share, measured based on a 20-trading day average closing price during a five-year performance period. Subject to the Mr. Hess’ continued service with the Company, one-third of the PSUs vest on achievement of $30 per share, one-third of the PSUs vest on achievement of $40 per share and the final one-third of the PSUs vest on achievement of $50 per share. Any common shares issued in settlement will be subject to a holding restriction through the end of the five-year performance period. The options awarded to Mr. Hess vest 25% on each of the first, second, third and fourth anniversary of the grant date, has an exercise price of $5.93 per share, and a 10 year term.

On July 13, 2026, the Company issued 4,214 unrestricted stock awards under the LTIP to consultants of the Company. Accordingly, the Company issued 4,214 common shares of the Company for past consulting services with immediate vesting

Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our unaudited condensed interim consolidated financial statements prepared as at and for the three and six months ended June 30, 2026 (the “Q2 2026 Financial Statements”) and the annual financial statements and the notes thereto of the Company for the year ended December 31, 2025. The Q2 2026 Financial Statements have been prepared in accordance with IAS 34, Interim Financial Reporting. This discussion contains forward-looking statements that involve significant risks and uncertainties including those discussed in our Form 20-F for the year ended December 31, 2025, and our other filings with the Securities and Exchange Commission. Our actual results, performance and achievements could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below. All amounts are shown in U.S. dollars unless otherwise indicated. This MD&A was prepared as of August 10, 2026.

Overview

The Company is engaged in the acquisition and management of critical metal and mineral royalties, streams and other similar interests. The Company is focused on providing capital to support mineral security and independence in North America in support of accelerating domestic industry growth, including energy, defense and re-industrialization. The Company aims to focus on capital development opportunities encompassing all aspects of the critical metals and minerals value chain. The Company commenced operations in October 2022 as a British Columbia corporation named Low Carbon Royalties Inc. In September 2025, the Company changed its name to The Metals Royalty Company Inc.

Our royalty-based business model is designed to enable us to participate in the long-term potential cash flows and commodity upside of large-scale, strategically significant critical metals and mineral assets, with reduced exposure to operational, development, or environmental risks typically associated with resource production operations. The Company’s portfolio consists of two royalty interests: (i) a 2.00% gross-overriding royalty (“GORR”) from The Metals Company Inc.’s (“TMC”) wholly owned subsidiary, Nauru Ocean Resources, Inc. (“NORI”) in the Clarion-Clipperton Zone of the north-east Pacific Ocean ( “CCZ”); and (ii) an indexed gross production revenue royalty (with a revenue floor) on direct-reduction-grade (“DR Grade”) iron ore pellets produced from Mesabi Metallics Company LLC’s (“Mesabi Metallics”) iron ore project located in Nashwauk, Minnesota (the “Mesabi Property”). We believe we are well-positioned to benefit from growth in global demand for critical metals and minerals, and the needs of operators for alternative sources of financing to fund their mining and extraction operations.

In August 2025, we entered into the Contribution Agreement, as amended in December 2025, with a former subsidiary, 1554997 B.C. Ltd., to contribute our royalties in respect of NG Energy International Corp.’s operations (the “Oil and Gas Royalties”) to 1554997 B.C. Ltd. in anticipation of distributing the shares of 1554997 B.C. Ltd. to our existing shareholders as a return of capital (the “Spin-Out”). The Spin-Out was consummated on December 18, 2025, and we no longer have any interest in the Oil and Gas Royalties business.

In connection with the Spin-Out, we met the criteria for classifying the Oil and Gas Royalties business as a discontinued operation as of September 30, 2025. Accordingly, unless otherwise indicated, the results of operations have been adjusted for all periods presented to present the Oil and Gas Royalties business as discontinued operations.

Prior to the Spin-Out, our portfolio consisted of metals and minerals and oil and gas royalty and streaming assets. Following the Spin-Out, our metals and minerals royalty and streaming assets solely consist of the NORI royalty.

We do not conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute additional capital costs, exploration costs, environmental costs or other operating costs on these properties.

On April 8, 2026, the Company completed its direct listing on the Nasdaq Capital Market, and its common shares commenced trading on Nasdaq under the ticker symbol “TMCR”.

Royalty Portfolio

TMC (Exploration — Critical Minerals — NORI (CZZ)) — 2.00% GORR

In Q3 2024, TMC announced the successful commercial-scale processing of polymetallic nodules, producing calcine.

In April 2025, TMC submitted its application for Commercial Recovery of Deep-Sea Minerals in the High Seas under the US Seabed Mining Code.

In May 2025, TMC announced a $37 million equity investment from strategic investors.

In June 2025, TMC announced a $85.2 million strategic investment from Korea Zinc, a world-leader in non-ferrous metal refining and pCAM technology to advance development of deep-seabed critical minerals for the United States.

In August 2025, TMC announced receipt of notice of full compliance from the National Oceanic and Atmospheric Administration (“NOAA”) on its exploration application and reconfirmation that TMC USA has priority right over both exploration areas. In conjunction with this announcement, TMC announced the world’s first mining reserves for a seafloor polymetallic nodule project with 51 million tonnes (Mt) of probable mineral reserves and expected commercial production to commence in the fourth quarter of 2027.

In January 2026, TMC USA submitted a consolidated application for an exploration license and commercial recovery permit under NOAA’s updated regulatory framework.

On May 1, 2026, TMC announced that the NOAA has determined that the consolidated application submitted by TMC USA for an exploration license and commercial recovery permit under the Deep Seabed Hard Mineral Resources Act is in full compliance with the requirements of the Act and its implementing regulations.

Mesabi (Development — DR Grade Iron Ore Pellets  —  Minnesota, USA) — 1% Index-Priced Royalty with a Revenue Floor

On May 6, 2026, the Company entered into a royalty purchase agreement (the “Royalty Purchase Agreement”) with Ironclad Royalties LLC and Mesabi Investments (USA) LLC (collectively, “Mesabi”) to acquire an indexed gross production revenue royalty (with a revenue floor) on direct reduction-grade (“DR-Grade”) iron ore pellets produced from Mesabi’s iron ore project (the “Mesabi Property”) located in Nashwauk, Minnesota (the “Mesabi Royalty Transaction”). The total purchase price was $132.5 million, comprising $125.0 million in cash and $7.5 million in common shares of the Company at $13.00 per common share. Upon execution of the definitive agreement, the Company paid a deposit of $15.0 million to Mesabi (the “Transaction Deposit”). The Company had an option to purchase an additional 1.0% royalty within 45 days of the closing of the Transaction (the “Additional Purchased Royalty”).

On May 29, 2026, the Company exercised its option to acquire the Additional Purchased Royalty pursuant to the Royalty Purchase Agreement. The remaining $10.0 million of the Transaction Deposit will be credited against the cash consideration due and owing at the closing of the Additional Purchased Royalty, if completed. Otherwise, the remaining portion of the Transaction Deposit will not be refunded to the Company, except in the limited circumstances described in the Royalty Purchase Agreement. The aggregate purchase price for the Additional Purchased Royalty is $132.5 million.

The Mesabi royalty is an indexed gross production revenue royalty (with a revenue floor) on DR Grade iron ore pellets, calculated by reference to the Platts Direct Reduction Pellet 67.5% Fe FOB Brazil index price (the “Mesabi Royalty”). Indexed gross production revenue royalties are based on the volume of a defined product produced, applied at a percentage rate to a published commodity price index (typically with a contractual floor, and in some cases, ceiling). The Mesabi Royalty entitles the Company to a base royalty rate of 1.0% of gross revenue from the annual production of DR-Grade iron ore pellets from the Mesabi Property, subject to a floor of $1.50 per million tonnes, applies to a volume amount of up to 8.5 million tonnes per annum (“Mtpa”). Once annual production in any calendar year exceeds 8.5 million Mtpa, gross revenue from such overage is subject to separate royalty of 0.25%, subject to a floor of $0.375 per million tonnes. Following cumulative production of 170 million tonnes, the base and overage royalty would step down to 0.25% on production up to 8.5 Mtpa, subject to a floor of $0.375 per million tonnes, and 0.0625% on production above 8.5 Mtpa, subject to a floor of $0.09375 per million tonnes.

On June 1, 2026, we completed the acquisition of the Mesabi Royalty in accordance with the Royalty Purchase Agreement.

On June 30, 2026, the Company provided an update on construction progress at the Mesabi Property following a site visit by Brian Paes-Braga, our Chief Executive Officer. Based on the project progress report prepared by Essar Group, as engineering, procurement and construction contractor, for the period ended May 31, 2026, overall project completion stood at 95.5% as of May 31, 2026, with engineering 99.0% complete, procurement 99.3% complete and construction 91.4% complete. Based on information provided by Mesabi Metallics, the Mesabi Property is reported to be fully financed to first production. We hold a royalty interest in, and do not operate or control, the Mesabi Property, and we have not independently verified the foregoing information, which is derived from information provided by Mesabi Metallics and Essar Group.

On July 31, 2026, the Company agreed with Mesabi to extend the closing under the Royalty Purchase Agreement relating to the Company’s option to acquire the Additional Mesabi Royalty in the Project to August 15, 2026, with an option for TMCR to further extend to August 21, 2026.

Results of Operations

Comparison of the Three and Six Months Ended June 30, 2026 and 2025

The following table summarizes our results of operations for the three and six months ended June 30, 2026 and 2025. These results take into consideration the classification of the Oil and Gas Royalties business as a discontinued operation.

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	$ Change	2026	2025	$ Change
General and administrative expenses	$2,618,033	$259,828	$2,358,205	$7,282,994	$336,642	$6,946,352
Share-based compensation expenses	3,481,743	—	3,481,743	9,582,261	39,931	9,542,330
Total operating expenses	6,099,776	259,828	5,839,948	16,865,255	376,573	16,488,682
Operating loss	(6,099,776)	(259,828)	(5,839,948)	(16,865,255)	(3,76,573)	(16,488,682)
Finance costs / (income), net	521,982	(11,246)	533,228	(31,496)	(27,777)	(3,719)
Net loss from continuing operations	(6,621,758)	(248,582)	(6,373,176)	(16,833,759)	(348,796)	(16,484,963)
Net income from discontinued operations	—	219,422	(219,422)	—	412,990	(412,990)
Net income / (loss) and comprehensive income / (loss)	$(6,621,758)	$(29,160)	$(6,592,598)	$(16,833,759)	$64,194	$(16,897,953)

Three Months ended June 30, 2026 compared to Three Months ended June 30, 2025

General and administrative expenses increased by $2.4 million from $0.3 million for the three months ended June 30, 2026 to $2.6 million for the three months ended June 30, 2026. The increase was primarily due to the following factors:

•	Direct listing costs of approximately $0.4 million related to legal fees incurred with the preparation and review of our registration statement;

•	Personnel costs increased by $0.8 million, primarily due to hiring personnel to support the Company’s growth strategy, our obligations as a public company, as well as incentive compensation accrued during the period;

•	Office and administrative expenses increased by $0.6 million, largely due to higher travel and investor relations costs; and

•	Legal and accounting fees increased by $0.4 million, primarily associated with legal fees for ongoing corporate and securities matters, tax advisory services, and audit fees.

Share-based compensation expenses increased by $3.5 million due to shares issued to consultants in the second quarter of 2026 and equity grants issued in the fourth quarter of 2025 and first quarter of 2026. There were no equity grants in 2024.

Finance costs for the three months ended June 30, 2026 consist of interest expense of $0.4 million and amortization of deferred financing costs of $0.2 million on the Company’s long-term debt, which the Company entered into on June 1, 2026. Finance income for the three months ended June 30, 2025 relates to interest income earned on its cash balances.

Six Months ended June 30, 2026 compared to Six Months ended June 30, 2025

General and administrative expenses increased by $6.9 million from $0.3 million for the three months ended June 30, 2026 to $7.3 million for the six months ended June 30, 2026. The increase was primarily due to the following factors:

•	Direct listing costs of approximately $3.0 million, which includes advisory fees in connection with the direct listing, incremental legal fees associated with the preparation and review of our registration statement, third-party service providers for accounting support, as well as additional audit and consent letter fees incurred with the registration process;

•	Personnel costs increased by $1.5 million, primarily due to hiring personnel to support the Company’s growth strategy, our obligations as a public company, as well as incentive compensation accrued during the period;

•	Office and administrative expenses increased by $1.1 million, largely due to higher travel and investor relations costs.

•	Legal and accounting fees increased by $1.0 million, primarily associated with legal fees for ongoing corporate and securities matters, tax advisory services, and audit fees; and

•	Consulting fees increased by $0.2 million, primarily associated with legal fees for general advisory services.

Share-based compensation expenses increased by $9.5 million due to shares issued to consultants in 2026 and equity grants issued in the fourth quarter of 2025 and first quarter of 2026.

Finance income for the six months ended June 30, 2026 consists of interest income of $0.6 million largely offset by interest expense of $0.4 million and amortization of deferred financing costs of $0.2 million on the Company’s long-term debt. Finance income for the six months ended June 30, 2025 of $28 thousand relates to interest income earned on its cash balances.

Discontinued operations

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	$ Change	2026	2025	$ Change
Royalty income	$—	$273,205	$(273,205)	$—	$525,830	$(525,830)
Depletion	—	(53,783)	53,783	—	(112,840)	112,840
Net income from discontinued operations	$—	$219,422	$(219,422)	$—	$412,990	$(412,990)

For the three and six months ended June 30, 2025, discontinued operations consist of royalties earned from the sale of commodities that underly royalty rights related to the Oil and Gas Royalties business, net of depletion. The Spin-Out transaction was completed on December 18, 2025, and accordingly, there were no discontinued operations during the three and six months ended June 30, 2026.

Long-Term Debt

On June 1, 2026, in connection with the Mesabi Royalty Transaction, the Company entered into a loan agreement (the “Loan Agreement”) where the lender agreed to make available to the Company an aggregate principal amount of $51.8 million. The Loan Agreement has a senior secured term loan facility in the principal amount of $44.6 million (the “Term Loan Facility”) and a senior secured delayed draw term loan facility in the principal amount of $7.2 million (the “DDTL Facility”). The advances under the Term Loan Facility and DDTL Facility (together, the “Loan Facilities”) are subject to an original issue discount of 3.50%, and bear interest at an initial rate of 9.00% per annum, subject to scheduled increases over the term of the Loan Facilities.

The Company is also required to pay a standby fee at a rate of 2.00% per annum on the average daily undrawn portion of the DDTL Facility. The Loan Facilities mature 36 months after the funding date, or June 1, 2029, and are secured by a first-priority security interest in substantially all of the Company’s assets, and a first-priority pledge of the equity interests of the Company’s subsidiaries. The Company has a requirement to maintain a minimum balance of unrestricted cash of $5.0 million from June 1, 2026 until May 31, 2028, and $15.0 million commencing on June 1, 2028 until the Loan Facilities are repaid in full.

On June 1, 2026, the Company drew the full $44.6 million principal available under the Term Loan Facility. After adjusting for the original issue discount (“OID”) of $1.6 million and financing costs of $0.9 million, the net proceeds from the Term Loan Facility was $42.1 million. The DDTL Facility remained undrawn as at June 30, 2026, and is available only to fund the Additional Purchased Royalty. The Company is required to make scheduled monthly principal payments in an amount equal to one-twelfth of fifteen percent of the original principal amount of the Loan Facilities starting in the thirteenth month following June 1, 2026.

The Company may, at its option, prepay all or any portion of the outstanding principal amount under the Loan Facilities at any time, in whole or in part (provided that if in part, in an amount not less than $2.5 million), together with accrued and unpaid interest on the amount prepaid through the date of prepayment, subject to the payment of a customary make-whole or prepayment premium as set forth in the Loan Agreement. The Loan Agreement also requires mandatory prepayment of the outstanding loans, together with accrued and unpaid interest and any applicable prepayment premium, upon the occurrence of certain events, including (i) asset sales and other dispositions outside the ordinary course of business above customary thresholds, subject to customary reinvestment rights; (ii) incurrence of indebtedness for borrowed money that is not permitted under the Loan Agreement; (iii) receipt of insurance proceeds and condemnation proceeds above customary thresholds, subject to customary reinvestment rights; (iv) a change of control of the Company; and (v) receipt of proceeds from capital raises, in certain circumstances, as more particularly set out in the Loan Agreement.. The full outstanding principal balance, together with accrued and unpaid interest, is due in cash on the maturity date.

Except for scheduled amortization payments, any repayment of principal occurring on or before the 24-month anniversary of the June 1, 2026 closing date is subject to a prepayment fee equal to a prepayment multiple of 0.15 in year one and 0.30 in year two of the principal repaid, less interest and OID previously paid on that principal.

If the principal amount is repaid in full on or before the 24-month anniversary, an additional fee applies, equal to the greater of zero and the amount by which the prepayment multiple applied to the original principal exceeds all OID, interest, and prepayment fees already paid. Repayments occurring after the 24-month anniversary are instead subject to a call premium, starting at 5.00% and increasing by a further 1.00% each quarter thereafter if the principal remains outstanding through the 36-month anniversary.

The prepayment option is not clearly and closely related to the host contract. As a result, it is accounted for as an embedded derivative that is required to be separated from the loan and measured at fair value through profit or loss. As at June 1, 2026 and June 30, 2026, the fair value of the prepayment option was nil.

As at June 30, 2026, the Company was in compliance with its financial covenants.

Share Capital

On February 12, 2026, the Board of Directors approved the grant of 1,000,000 unrestricted share awards pursuant to the Company’s equity incentive plan (the “LTIP”) to a consultant of the Company. Accordingly, the Company issued 1,000,000 common shares of the Company at a deemed issue price of US$5.00 per share for past consulting services, with immediate vesting. In May 2026, the Board of Directors approved the issuance of 24,999 common shares of the Company to consultants at $14.00 per share for past consulting services. On June 3, 2026, the Company issued 77,889 common shares to Yorkville at $12.84 per share as consideration for the commitment fees payable under the SEPA. The Company recorded a share-based compensation expense of $1.4 million for the three months and $6.4 million for the six months ended June 30, 2026 related to these share issuances.

On March 23, 2026, the Nasdaq granted conditional approval to list our common shares under the symbol “TMCR”. As a result, the escrow release requirements related to the subscription receipts were met and 3,134,481 subscription receipts were automatically exchanged into common shares of the Company. Upon release of the proceeds from escrow, the Company received gross proceeds of $15.7 million and interest income of $0.2 million earned on the subscription receipts. The Company incurred issuance costs of $0.2 million in connection with the subscription receipt financing.

On May 19, 2026, the Company issued 139,664 common shares in connection with the vesting of performance share units.

On June 1, 2026, concurrent with the closing of the Transaction, the Company issued and sold 6,164,141 common shares in a private placement to certain institutional and accredited investors at $13.00 per common share for aggregate gross proceeds of approximately $80.1 million (the “PIPE Financing”). The Company incurred issuance costs of $5.9 million in connection with the PIPE Financing. In addition, the Company issued 576,923 common shares at $13.00 per common share to Ironclad Royalties LLC to satisfy the share consideration payable of $7.5 million under the Mesabi Royalty Transaction.

Liquidity and Capital Resources

Since our inception, we have incurred operating losses. Our source of liquidity is cash generated from equity issuances and debt financing. On March 23, 2026, the Company received gross proceeds of $15.7 million associated with converting the subscription receipts into common shares of the Company. In addition, the cash consideration for the Mesabi Royalty Transaction was funded by the PIPE Financing for gross proceeds of $80.1 million and the initial drawdown under the Term Loan Facility of $43.0 million.

Our working capital and liquidity position as at June 30, 2026 consists of current assets of $22.9 million, including cash of $11.8 million, and $15.2 million of net working capital. This compares to current assets of $18.9 million, including cash of $18.4 million, and $17.1 million of net working capital, as of December 31, 2025.

We expect our expenses to increase in connection with our ongoing activities, as we incur substantial accounting and compliance costs associated with becoming a public company. We have not received any royalty revenue from either the NORI Royalty or the Mesabi Royalty, and our ability to service our debt obligations under the Loan Facilities depend on our cash on hand, the remaining net proceeds of the PIPE Financing and our ability to raise additional capital or commence royalty revenue prior to maturity of the Loan Facilities.

Until such time that we can generate royalty revenue sufficient to achieve profitability, we expect to finance our cash needs through equity offerings or debt offerings. Even if we do achieve profitability, we may finance additional royalty or other interests through these means. To the extent that we raise additional capital through the sale of common shares, convertible securities or other equity securities, current ownership interests will be diluted. If we raise additional funds through debt financing, if available, this may result in fixed payment obligations and may involve agreements that include restrictive covenants that limit our ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens, redeeming shares or declaring dividends, that could adversely impact our ability to conduct our business. We may be required to raise additional funds when needed through the issuance of equity or debt and if we are unable to raise additional funds when needed, it will have an adverse impact on our business.

In July 2025, the Company entered into a subscription receipt agreement with Odyssey Trust Company (“Odyssey”), as amended on December 17, 2025, providing for the issuance of up to 4,000,000 subscription receipts at $5.00 per share. During the year ended December 31, 2025, $15.7 million of gross proceeds was received by Odyssey related to 3,134,481 subscriptions receipts sold under this arrangement. On March 23, 2026, the Nasdaq granted conditional approval to list our common shares. As a result, the escrow release requirements were met and 3,134,481 subscription receipts were automatically exchanged into common shares of the Company. Upon release of the proceeds from escrow by Odyssey, the Company received gross proceeds of $15.7 million and interest income of $0.2 million earned on the subscription receipts. The Company incurred issuance costs of $0.2 million in connection with the subscription receipt financing.

In July 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD. (“Yorkville”). Under the SEPA, upon the public listing of the Company’s shares and the close of the subsequent receipt financing, Yorkville is committed to buying up to $100.0 million of the Company’s common shares during the 36 months following the effective date of the SEPA. The Company, at its sole discretion, has the right, but not the obligation, to sell to Yorkville common shares at 96% – 97% of market price. The obligation to purchase shares is limited by i) Yorkville’s ownership limitation of 4.99% of the common shares ii) the number of registered common shares of the Company, and iii) the shares issued under the SEPA cannot exceed 19.99% of the issued and outstanding common shares of the Company. As of June 30, 2026, the Company does not have the ability to exercise its right to issue shares as the public filing of a registration statement registering the shares issuable under the SEPA has not yet occurred. On June 3, 2026, the Company issued 77,889 common shares to Yorkville at $12.84 per share as consideration for the commitment fees payable under the SEPA.

As at August 10, 2026, the Company had 63,048,943 common shares issued and outstanding. In addition, there were 1,876,000 stock options outstanding, which may be exercised to purchase an equivalent number of common shares at a weighted average exercise price of $5.50 per share. The Company also had 913,500 RSUs and 4,494,438 PSUs outstanding, which may be settled for an equivalent number of common shares upon vesting.

Summary of Cash Flows

The following table provides information regarding our cash flows for the periods presented:

For the six months ended,	June 30, 2026	June 30, 2025
Net cash provided by (used in):
Operating activities	$(2,311,333)	$503,985
Investing activities	(135,823,687)	—
Financing activities	131,559,166	(1,072,837)
Net decrease in cash	$(6,575,853)	$(568,852)

Operating Activities

During the six months ended June 30, 2026, operating activities used $2.3 million in cash, primarily due to a net loss from continuing operations of $16.8 million, offset by non-cash charges of $9.6 million for share-based compensation, non-cash charges of $0.2 million for the amortization of deferred financing costs and working capital changes of $4.8 million.

During the six months ended June 30, 2025, operating activities provided $0.5 million in cash, primarily due cash flows from discontinued operations of $0.6 million, offset by a net loss of $0.1 million from continuing operations.

Investing Activities

During the six months ended June 30, 2026, investing activities of $135.8 million were primarily related to the Mesabi Royalty Transaction of $125.8 million and the deposit paid for the Additional Purchase Royalty of $10.0 million.

There were no investing activities during the six months ended June 30, 2025.

Financing Activities

During the six months ended June 30, 2026, net cash provided by financing activities were primarily from the net proceeds from the PIPE Financing of $74.2 million, Term Loan Facility of $42.1 million, and the conversion of subscription receipts into common shares of $15.5 million.

During the six months ended June 30, 2025, the Company paid a return of capital of $1.1 million in cash.

Contractual Obligations and Other Commitments

As of June 30, 2026, the Company had $44.6 million outstanding under the Term Loan Facility and $nil under the DDTL Facility. Under the Loan Agreement, the Company is required to make scheduled monthly principal payments in an amount equal to one-twelfth of fifteen percent of the original principal amount of the Loan Facilities starting in the thirteenth month following June 1, 2026, with the full principal balance repaid by the maturity date on June 1, 2029.

Off-Balance Sheet Arrangements

During the periods presented we did not have, nor do we currently have, any off-balance sheet arrangements as defined in the rules and regulations of the SEC.

Related Party Transactions

Related party transactions include transactions with directors and executives who represent key management personnel. Refer to Note 10 “Related Party Disclosures” of our interim consolidated financial statements for the three and six months ended June 30, 2026 and the accompanying notes.

Critical Judgments, Estimates and Assumptions

The preparation of financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities, income and expenses. Estimates and assumptions are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Therefore, actual results may differ from these estimates and assumptions.

Asset Acquisitions

Asset acquisitions are recorded at cost, which can include cash consideration and common share consideration. The cost basis of asset acquisitions are based on the estimated fair value of the consideration paid unless the estimated fair value of the acquired assets is considered more reliable. When asset acquisitions are included in the same arrangement as other assets or services, the estimated fair value of the acquired assets and services is used to allocate the consideration paid on a relative fair value basis if fair value can be reliably estimated for all of the assets and services. Otherwise, the estimated fair value for the more reliably estimated component is used, with the residual value allocated to the other component. For those asset acquisitions measured based on the estimated fair value of the consideration paid, changes in the assumptions of the fair value of common shares may materially affect the initial recognition amount for transactions that include common share consideration. For those asset acquisitions measured based on the estimated fair value of the acquired assets, changes in the assumptions of the fair value of those assets may materially affect the initial recognition amount.

Depletion

Royalty and streaming interests comprise a large component of the Company’s assets and, as such, the reserves and resources of the properties to which the interests relate have a significant effect on the Company’s financial statements. These estimates are applied in determining the depletion of, and assessing the recoverability of, the carrying value of royalty and streaming interests. The public disclosures of reserves and resources that are released by the operators of the interests involve assessments of geological and geophysical studies and economic data and the reliance on a number of assumptions, including the estimated number of units of proved plus probable reserves. These assumptions are, by their very nature, subject to interpretation and uncertainty.

The estimates of reserves and resources may change based on additional knowledge gained subsequent to the initial assessment. Changes in the estimates of reserves and resources may materially affect the recorded amounts of depletion and the assessed recoverability of the carrying value of royalty and streaming interests.

Impairment and reversal of impairment of royalty and streaming interests

Assessment of impairment and reversal of impairment of royalty and streaming interests at the end of each reporting period requires the use of judgments, assumptions and estimates when assessing whether there are any indicators that give rise to the requirement to conduct an impairment or impairment reversal analysis on the Company’s royalty and streaming interests. Indicators which could trigger an impairment or impairment reversal analysis include, but are not limited to, a significant adverse or beneficial change in operator reserve and resource estimates, operating status, change in permitting and concession rights, industry or economic trends, current or forecasted commodity prices, and other relevant operator information. The assessment of fair values requires the use of estimates and assumptions for recoverable production, long-term commodity prices, discount rates, reserve conversion, future capital expansion plans and the associated attributable production implications. Changes in any of the assumptions and estimates used in determining the fair value of the royalty and streaming interests could impact the impairment or impairment reversal analysis.

Valuation of share-based compensation

Management determines the costs for share-based compensation using market-based and non-market-based valuation techniques. The fair value of the stock option awards and restricted share units with service-based vesting conditions (“RSUs”) and restricted share units with service-based and performance-based vesting conditions (“PSUs”) is determined at the date of grant for employees and as service is provided for non-employees. Assumptions are made and judgment is used in applying the valuation techniques. These assumptions and judgments include estimating the fair value of the underlying common share, future volatility of the share price, expected dividend yield, future employee turnover rates, option exercise behaviors, the estimated vesting period for PSUs, and the probability of achieving non-market vesting conditions. Such judgments and assumptions are inherently uncertain. Changes in these assumptions affect the fair value estimates of share-based compensation.

Income taxes

The interpretation and application of new and existing tax laws or regulations in Canada, the United States of America or any of the countries in which the Company’s royalty interests are located requires the use of judgment. The likelihood that tax positions taken will be sustained upon examination by applicable tax authorities is assessed based on facts and circumstances of the relevant tax position considering all available evidence. Differing interpretation of these laws, regulations or rules could result in an increase in the Company’s taxes, or other governmental charges, duties or impositions. In assessing the probability of realizing deferred income tax assets, the Company makes estimates related to expectations of future taxable income and expected timing of reversals of existing temporary differences. Such estimates are based on forecasted cash flows from operations which require the use of estimates and assumptions such as long-term commodity prices, energy and mineral reserves. The Company reassesses its deferred income tax assets at the end of each reporting period.

Discontinued operations

The assessment of whether the held for sale criteria are met requires the use of judgment by management. Under IFRS 5, the judgmental criteria include whether the asset (or disposal group) is available for immediate sale in its present condition, whether the likelihood of sale is highly probable, and the disposal must be expected to be completed within one year from the date of classification. Changes in any of the judgements used in determining if an asset (or disposal group) meets the held for sale criteria could impact the classification of the related assets and liabilities and presentation of income (loss) between continuing and discontinued operations.

Valuation of Spin-Out

The valuation of the net assets distributed to the Company’s shareholders as part of the Spin-Out was recognized at fair value, based on the estimated fair value of the royalty interests transferred, and the accrued royalty collections from the Oil and Gas business since April 30, 2025 and cash and accounts receivable at April 30, 2025. Significant assumptions used in estimating the fair value of the royalty interests in the Maria Conchita Block and SN-9 Block included discount rates that reflect current market conditions and uncertainties, as well as estimated future cash flows attributable to the royalty interest derived from proved reserves estimates.

Embedded derivative

The Mesabi Royalty Transaction, as defined below, entitles the Company to a royalty calculated as the greater of (i) a stated percentage of the Platts Direct Reduction Pellet 67.5% Fe FOB Brazil index price and (ii) a fixed minimum price per metric tonne of production (the revenue floor). The Company has determined that the revenue floor is not closely related to the economic characteristics of the host contract and that a stand-alone instrument with the same terms as the revenue floor would meet the definition of a derivative. Because the host contract is not measured at fair value through profit or loss (“FVTPL”), the revenue floor is separated from the host contract and accounted for as a stand-alone derivative asset recognized at FVTPL.

The fair value of the embedded derivative is subject to significant estimates including the forecast pellet prices, expected annual production volumes, the volatility of the index price, and the discount rate applied. A reasonably possible change in these assumptions could result in a material change to the carrying amount of the derivative asset in future periods.

Financial Risk Management

The Company’s financial instruments are comprised of financial assets and liabilities. The Company’s principal financial assets are cash, accounts receivable, and related party receivables. The Company’s principal financial liabilities comprise accounts payable and accrued liabilities, the current portion of long-term debt and long-term debt. The main purpose of these financial instruments is to manage short-term cash flow and working capital requirements and fund future acquisitions.

The Company is engaged in the business of acquiring, managing and creating resource royalties and streams. Royalties and streams are interests that provide the right to revenue or production from the various properties, after deducting specified costs, if any. These activities expose the Company to a variety of financial risks, which include direct exposure to credit risk, liquidity risk, commodity price risk, interest rate risk and capital risk management.

Management designs strategies for managing some of these risks, which are summarized below. The Company’s executive management oversees the management of financial risks and ensures that financial risk-taking activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with the Company’s policies and risk appetite.

The Company’s overall objective from a risk management perspective is to safeguard its assets and mitigate risk exposure by focusing on security rather than yield.

Credit risk

Credit risk is the risk that a third party might fail to fulfill its performance obligations under the terms of a financial instrument and the potential for loss due to the failure of a borrower to repay a loan. Credit risk arises predominantly with respect to our cash and receivables. As of June 30, 2026, our maximum credit risk exposure is represented by the respective carrying amounts of the financial assets in the statement of financial position. The Company maintains its cash in a high-quality financial institution and closely monitors its receivable balances.

Liquidity risk

Liquidity risk is the risk of loss from not having access to sufficient funds to meet both expected and unexpected cash demands, including debt service payments. The Company manages its exposure to liquidity risk through prudent management of its statement of financial position, including maintaining sufficient cash balances. The Company has in place a planning and budgeting process to help determine the funds required to support our normal operating requirements on an ongoing basis. Management continuously monitors and reviews both actual and forecasted cash flows, including acquisition activities.

The Company expects to meet its future financing requirements, including repayment of the Loan Facilities, by refinancing maturing debt and the issuance of equity when considered appropriate, including the issuance of common shares under the SEPA, once the registration is effective. If the Company fails to make or renegotiate interest or principal payments, comply with its financial covenants, or issue additional equity or debt when required, the Company’s financial condition and results of operations could be materially adversely affected.

Commodity price risk

Commodity price risk is the risk the Company will encounter fluctuations in its future royalty production revenue with changes in commodity prices. Commodity prices for metals and minerals are influenced by global and regional factors, including levels of supply and demand, weather, and geopolitical factors. The Company does not hedge its commodity price risk.

Foreign currency risk

Although the Company reports its financial results in United States dollars, certain expenses and potential future investments related to its royalty interests may be denominated in foreign currencies. As a result, the Company is subject to fluctuations in exchange rates, which could impact the value of our royalty revenues, operating costs, and investment returns. The Company does not currently engage in hedging activities or enter into derivative contracts to mitigate this exposure. Accordingly, adverse movements in foreign exchange rates could materially affect the Company’s financial condition and results of operations.

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. Because the Loan Facilities are financed at fixed interest rates, the Company’s near-term cash flows are not directly exposed to fluctuations in market interest rates.

Capital risk management

The Company’s primary objective when managing capital is to provide a sustainable return to shareholders through managing and growing the Company’s resource asset portfolio while ensuring capital protection. The Company defines capital as its cash and outstanding debt, which is managed by the Company’s management team subject to approved policies and limits by the Board of Directors.

There were no changes in the Company’s approach to capital management during the year ended December 31, 2025 compared to the prior year, except as described above. The Company is subject to financial covenants under its loan agreement. As of June 30, 2026, the Company has cash totaling $11.8 million, and was in compliance with its financial covenants under the loan agreement

Dependence on third-party operators

We are not and will not be directly involved in the exploration, development and production of minerals from, or the continued operation of, the mineral projects underlying the royalties or streams that are or may be held by us. The exploration, development and operation of such properties is determined and carried out by third-party owners and operators thereof and any revenue that may be derived from our asset portfolio will be based on production by such owners and operators. Third-party owners and operators will generally have the power to determine the manner in which the properties are exploited, including decisions regarding feasibility, exploration and development of such properties or decisions to commence, continue or reduce, or suspend or discontinue production from a property. The interests of third-party owners and operators may not always be aligned with our interests. As an example, it will usually be in our interest to advance development and production on properties as rapidly as possible, in order to maximize near-term cash flow, while third-party owners and operators may take a more cautious approach to development, as they are exposed to risk on the cost of exploration, development and operations. Likewise, it may be in the interest of owners and operators to invest in the development of, and emphasize production from, projects or areas of a project that are not subject to royalties, streams or similar interests that are or may be held by us. Our inability to control or influence the exploration, development or operations for the properties in which we hold or may hold royalties or streams may have a material adverse effect on our business, results of operations and financial condition. In addition, the owners or operators may take action contrary to our policies or objectives; be unable or unwilling to fulfill their obligations under their agreements with us; or experience financial, operational or other difficulties, including insolvency, which could limit the owner or operator’s ability to advance such properties or perform its obligations under arrangements with us.

We may not be entitled to any compensation if the properties in which we hold or may hold royalties or streams discontinue exploration, development or operations on a temporary or permanent basis.

The owners or operators of the projects in which we hold an interest may, from time to time, announce transactions, including the sale or transfer of the projects or of the operator itself, over which we have little or no control. If such transactions are completed, it may result in a new operator, which may or may not explore, develop or operate the project in a similar manner to the current operator, which may have a material adverse effect on our business, results of operations and financial condition. The effect of any such transaction on us may be difficult or impossible to predict.

Royalties, streams and similar interests may not be honored by operators of a project

Non-performance by our counterparties may occur if such counterparties find themselves unable to honor their contractual commitments due to financial distress or other reasons. In such circumstances, we may not be able to secure similar agreements on as competitive terms or at all. No assurance can be given that our financial results will not be adversely affected by the failure of a counterparty or counterparties to fulfill their contractual obligations in the future. Such failure could have a material adverse effect on our business, results of operations and financial condition.

To the extent grantors of royalties or streams that are or may be held by us do not abide by their contractual obligations, we may be forced to take legal action to enforce our contractual rights. Such litigation may be time-consuming and costly and, as with all litigation, no guarantee of success can be made. Should any such decision be determined adverse to us, it may have a material adverse effect on our business, results of operations and financial condition.

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable to public companies. The provisions include:

•	we are only required to provide reduced disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	we are not required to engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay”, “say-on-frequency” and “say-on-golden parachutes”; and

•	we are not required to disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the chief executive officer’s compensation to our median employee compensation.

We may take advantage of these provisions until the last day of the fiscal year following the fifth anniversary of the completion of this offering or such earlier time we no longer qualify as an emerging growth company. We would cease to qualify as an emerging growth company upon the earliest of (a) the last day of the first fiscal year in which our annual gross revenue is $1.235 billion or more, (b) the date on which we have, during the previous rolling three-year period, issued more than $1.0 billion in non-convertible debt securities and (c) the last day of the fiscal year in which the market value of our Common Shares held by non-affiliates exceeded $700.0 million as of July 31 of such fiscal year.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards would otherwise apply to private companies. Given that we currently report and expect to continue to report our financial results under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Foreign Private Issuer Status

We will report under the Exchange Act as a “foreign private issuer” under the U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain laws and regulations of the SEC and certain regulations of Nasdaq. Consequently, we are not subject to all of the disclosure requirements applicable to U.S. domestic public companies. For example, we are exempt from certain rules under the Exchange Act, as amended, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our executive officers, the members of our board of directors and our principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16(b) of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. On and after March 18, 2026, our officers and directors, but not our principal shareholders, will be subject to the reporting requirements of Section 16(a) of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that 50% or more of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of our board of directors or our global management team are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements. Accordingly, the information contained in our public disclosure may be different from the information you receive from other public companies.

New and amended standards and interpretations

IFRS 9 — Financial Instruments and IFRS 7 — Financial Instruments: Disclosures

On January 1, 2026, the Company adopted the amendments to IFRS 9 and IFRS 7. These amendments clarify the date of recognition and derecognition of certain financial assets and liabilities, and amended the requirements related to settling financial liabilities using an electronic payment system. The amendments also added disclosure requirements for financial instruments with contingent features that do not relate directly to basic lending risks and costs, and amended disclosures relating to equity instruments designated at fair value through other comprehensive income. These amendments did not have a material impact on the Company’s financial statements.

Recent Accounting Pronouncements

Certain new accounting standards and interpretations have been published that are not mandatory for the current period and have not been early adopted. The amendments have an effective date of later than December 31, 2026, with earlier application permitted.

IFRS 18 — Presentation and Disclosure in Financial Statements

In April 2024, IFRS 18 was issued to achieve comparability of the financial performance of similar entities. The standard, which replaces IAS 1, impacts the presentation of primary financial statements and notes, including the statement of earnings where companies will be required to present separate categories of income and expense for operating, investing, and financing activities with prescribed subtotals for each new category. The standard will also require management-defined performance measures to be explained and included in a separate note within the consolidated financial statements. The standard is effective for reporting periods beginning on or after January 1, 2027, including interim financial statements, and requires retrospective application. The Company is currently assessing the impact of the new standard.

Subsequent Events

Share-Based Awards Granted

On July 13, 2026, the Company issued 1,000,000 PSUs and 1,000,000 options under the LTIP to Michael B. Hess, Director and Non-Executive Co-Chairman of the Company. The Company also granted Mr. Hess an inducement bonus of $5.9 million which was satisfied by awarding Mr. Hess, 1,000,000 unrestricted stock awards. As a result, the Company issued 1,000,000 common shares of the Company to Mr. Hess at a deemed issue price of $5.93 per share, with immediate vesting. The PSUs vest upon achieving specific stock price thresholds of $30, $40, and $50 per share, measured based on a 20-trading day average closing price during a five-year performance period. Subject to the Mr. Hess’ continued service with the Company, one-third of the PSUs vest on achievement of $30 per share, one-third of the PSUs vest on achievement of $40 per share and the final one-third of the PSUs vest on achievement of $50 per share. Any common shares issued in settlement will be subject to a holding restriction through the end of the five-year performance period. The options awarded to Mr. Hess vest 25% on each of the first, second, third and fourth anniversary of the grant date, has an exercise price of $5.93 per share, and a 10 year term.

On July 13, 2026, the Company issued 4,214 unrestricted stock awards under the LTIP to consultants of the Company. Accordingly, the Company issued 4,214 common shares of the Company at a deemed issue price of $5.93 per share for past consulting services with immediate vesting.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

August 2026

Commission File Number: 001-43208

The Metals Royalty Company Inc.

1900 Dome Tower

333 7th Ave SW

Calgary, AB, T2P 2Z1

British Columbia, Canada

(403) 984-1941

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒          Form 40-F ☐

INFORMATION CONTAINED IN THIS REPORT ON FORM 6-K

Convertible Notes Offering

On or about August 21, 2026, The Metals Royalty Company Inc. (the “Company”) entered into convertible note subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which, on August 24, 2026, the Company issued and sold to the Purchasers $140,035,000 aggregate principal amount of its 8.00% Convertible Senior Secured Second Lien Notes due 2031 (the “Notes”) in a private placement (the “Notes Offering”), at an issue price of 95% of the principal amount thereof. Scotiabank and William Blair acted as placement agents for the Notes Offering. The Subscription Agreements contain customary representations, warranties and covenants of the Company and the Purchasers.

The Notes were issued pursuant to an indenture (the “Indenture”), dated as of August 24, 2026, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as collateral agent. The Notes bear interest at a rate of 8.00% per annum, consisting of (i) from the issue date to but excluding September 15, 2027, cash interest at a rate of 6.00% per annum and interest payable in kind (“PIK Interest”) at a rate of 2.00% per annum, (ii) from September 15, 2027 to but excluding September 15, 2028, cash interest at a rate of 7.00% per annum and PIK Interest at a rate of 1.00% per annum, and (iii) from and after September 15, 2028, cash interest at a rate of 8.00% per annum. PIK Interest is payable through an increase in the principal amount of the Notes or the issuance of additional Notes. Interest is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2027. The Notes will mature on September 15, 2031, unless earlier converted, redeemed or repurchased.

The Notes are convertible at the option of the holders at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date at an initial conversion rate of 115.4401 common shares of the Company (“Common Shares”) per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $8.66 per Common Share, representing a premium of approximately 37.5% over the $6.30 reference price. Upon conversion, the Company will satisfy its conversion obligation in cash, Common Shares or a combination of cash and Common Shares, at its election. The conversion rate is subject to customary anti-dilution adjustments and to increase in connection with certain make-whole fundamental changes or if the Company delivers a notice of optional redemption or tax redemption, in each case as set forth in the Indenture. The Notes are not redeemable at the option of the Company prior to September 15, 2029, other than in connection with certain changes in Canadian withholding tax law. On or after September 15, 2029, the Company may redeem all or a portion of the Notes, subject to the satisfaction of certain liquidity conditions set forth in the Indenture relating to the resale registration statement described below, at a redemption price equal to 112.5% of the principal amount of the Notes to be redeemed (or 107.5% of such principal amount if the redemption date occurs on or after September 15, 2030), plus accrued and unpaid interest to, but excluding, the redemption date. If a fundamental change occurs, holders may require the Company to repurchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Indenture also requires the Company to offer to repurchase Notes with the net proceeds of certain asset sales, in each case on the terms and subject to the conditions set forth in the Indenture.

The Notes are guaranteed by TMCR USA Holdings Inc. and TMCR USA Operations Inc., each a Delaware corporation, and TMCR Operations Inc., a British Columbia corporation (collectively, the “Guarantors”), and are secured, on a second-priority basis, by liens on substantially all of the assets of the Company and the Guarantors that secure the Credit Agreement described below on a first-priority basis, including a second-priority mortgage over the Mesabi royalty interests of TMCR USA Operations Inc. described below, subject to permitted liens and the terms of an intercreditor agreement among Macquarie Bank Limited, as first lien representative, the collateral agent for the Notes and the other parties thereto. The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, create liens, make investments, enter into restrictive agreements, enter into transactions with affiliates, make restricted payments, consummate asset dispositions, enter into certain liability management transactions and consummate mergers, consolidations or sales of all or substantially all of their assets, and require the Company to maintain unrestricted cash of at least $5.0 million, tested as of the last day of each fiscal quarter, and, commencing with the fiscal quarter ending December 31, 2027, a minimum interest coverage ratio of 1.20 to 1.00, in each case subject to the exceptions, qualifications and cure rights set forth in the Indenture. The Indenture also contains customary events of default. If an event of default (other than certain events of bankruptcy or insolvency with respect to the Company or any of its subsidiaries) occurs and is continuing, EdgePoint Investment Group Inc., as noteholder representative under the Indenture, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest on, all of the Notes to be immediately due and payable, and upon certain events of bankruptcy or insolvency with respect to the Company or any of its subsidiaries, 100% of the principal of, and accrued and unpaid interest on, all of the Notes will automatically become immediately due and payable. Upon any such acceleration, the Notes will also become due and payable together with the premium that would have been payable had the Notes been redeemed at the option of the Company on the date of such acceleration. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of Note attached thereto), a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Registration Rights Agreement

In connection with the Notes Offering, the Company entered into a registration rights agreement with the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 registering the resale of the Common Shares issuable upon conversion of the Notes within 21 days following the closing of the Notes Offering, to use commercially reasonable efforts to cause such registration statement to be declared effective within the time periods set forth therein, and to maintain the effectiveness of such registration statement, subject to customary suspension and blackout provisions. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest on the Notes at a rate of 0.25% per annum for the first 45 days on which such additional interest accrues and 0.50% per annum thereafter (subject to an aggregate cap of 0.50% per annum), as provided in the Indenture. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

Credit Agreement; Issuance of Warrants

On August 24, 2026, the Company, as borrower, entered into a loan agreement (the “Credit Agreement”) with the guarantors party thereto, the lenders party thereto and Macquarie Bank Limited, as administrative agent and collateral agent, providing for a senior secured first lien term loan in an aggregate principal amount of  $25.0 million (the “Term Loan”). The Term Loan bears interest at a rate per annum equal to Adjusted Term SOFR plus a margin of 4.00%, subject to an additional margin of 2.00% per annum in certain circumstances specified in the Credit Agreement, and matures on the date that is 24 months after the closing date of the Credit Agreement, subject to a 12-month extension option as provided therein. Voluntary and certain mandatory prepayments of the Term Loan prior to the second anniversary of the closing date are subject to a make-whole amount as set forth in the Credit Agreement. The obligations under the Credit Agreement are guaranteed by the Guarantors and secured on a first-priority basis by liens on substantially all of the assets of the Company and the Guarantors, subject to permitted liens. The Credit Agreement contains representations and warranties, affirmative, negative and financial covenants and events of default customary for financings of this type.

In connection with the Credit Agreement, on August 24, 2026, the Company issued to Macquarie Bank Limited 500,000 common share purchase warrants (the “Warrants”). Each Warrant entitles the holder to purchase one Common Share at an exercise price of $8.6625 per Common Share, representing a premium of 37.5% over the $6.30 reference price, at any time prior to the fifth anniversary of the date of issuance. The exercise price of, and the number of Common Shares issuable upon exercise of, the Warrants are subject to customary anti-dilution adjustments as set forth in the certificate representing the Warrants. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Acquisition of Additional Mesabi Royalty; Issuance of Consideration Shares

As previously disclosed, TMCR USA Operations Inc., an indirect wholly owned subsidiary of the Company, is party to a royalty purchase agreement, dated as of May 6, 2026, as amended (the “Royalty Purchase Agreement”), with Ironclad Royalties, LLC (the “Vendor”), the Company and Mesabi Investments (USA) LLC (“MIUSA”), pursuant to which TMCR USA Operations Inc. acquired an undivided one percent (1%) royalty interest over the Mesabi Iron Ore Mine in Itasca County, Minnesota and was granted an option (the “Option”) to acquire a further undivided one percent (1%) royalty interest over the Mesabi Iron Ore Mine (the “Additional Royalty”).

TMCR USA Operations Inc. has exercised the Option, and on August 24, 2026, concurrently with the closing of the Notes Offering, the parties entered into a second amending agreement to the Royalty Purchase Agreement and completed the acquisition of the Additional Royalty (the “Option Closing”). The aggregate consideration for the Additional Royalty consists of (i) $105.0 million in cash, of which $10.0 million was satisfied by crediting a portion of the transaction deposit previously paid, resulting in a net cash payment of $95.0 million at the Option Closing, and (ii) Common Shares having an aggregate value of $27.5 million (the “Option Share Consideration”), issued to MIUSA, as the Vendor’s nominee, at a price of $6.30 per Common Share, or 4,365,079 Common Shares, pursuant to a subscription agreement between the Company and MIUSA. The Company may issue additional Common Shares to MIUSA as top-up consideration in respect of the Additional Royalty in the circumstances, and calculated in the manner, set forth in the Royalty Purchase Agreement.

Use of Proceeds

The Company used the net proceeds of the Notes Offering and the Term Loan (i) to repay in full and discharge all indebtedness and other obligations under its existing secured debt facility in favor of American Life & Security Corp. (the “Existing Facility”), as previously described in the Company’s public filings, (ii) to fund a portion of the purchase price for the Additional Royalty, and (iii) for general corporate purposes of the Company and its subsidiaries. Upon such repayment, the Existing Facility was terminated and all liens securing the obligations thereunder were released.

Securities Law Matters

The Notes and the Warrants were offered and sold, and the Common Shares constituting the Option Share Consideration were issued, in private placements in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act and, outside the United States, in reliance upon Regulation S under the Securities Act, and in Canada on a private placement basis pursuant to exemptions from applicable Canadian prospectus requirements. None of the Notes, the Common Shares issuable upon conversion of the Notes, the Warrants, the Common Shares issuable upon exercise of the Warrants or the Common Shares constituting the Option Share Consideration have been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Report on Form 6-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of the Company, nor shall there be any offer, solicitation or sale of any securities of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 6-K contains “forward-looking statements” within the meaning of applicable U.S. and Canadian securities laws, including statements regarding the expected use of proceeds, the anticipated benefits of the acquisition of the Additional Royalty and the Company’s financing arrangements. Forward-looking statements are based on the current expectations and assumptions of management and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially, including, among others, risks relating to the Company’s indebtedness and the restrictive covenants therein, risks relating to the Mesabi Iron Ore Mine and the counterparties to the Company’s royalty interests, commodity price and market risks, and the other risks described in the Company’s filings with the SEC. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

Exhibits

The following exhibits are filed as part of this Report on Form 6-K:

Exhibit 99.1	Indenture, dated as of August 24, 2026, among The Metals Royalty Company Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (including the form of 8.00% Convertible Senior Secured Second Lien Note due 2031 attached thereto).

Exhibit 99.2	Loan Agreement, dated as of August 24, 2026, among The Metals Royalty Company Inc., as borrower, the guarantors party thereto, the lenders party thereto and Macquarie Bank Limited, as administrative agent and collateral agent.

Exhibit 99.3	Registration Rights Agreement, dated as of August 24, 2026, among The Metals Royalty Company Inc. and the holders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Metals Royalty Company Inc.

By:	/s/ Donald Sewell
Name:	Donald Sewell
Title:	President & Chief Financial Officer

Date: August 26, 2026

Exhibit 99.1

EXECUTION VERSION

THE METALS ROYALTY COMPANY INC.,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent

INDENTURE

Dated as of August 24, 2026

8.00% Convertible Senior Secured Second Lien Notes due 2031

- ii -

- iii -

Exhibits

Exhibit A: Form of Note	A-1
Schedule A: Schedule of Exchanges of Notes	A-3
Attachment 1: Form of Notice of Conversion	A-1
Attachment 2: Form of Fundamental Change Repurchase Notice	A-1
Attachment 3: Form of Assignment and Transfer	A-1

Exhibit B: Form of Supplemental Indenture	B-1

- iv -

INDENTURE, dated as of August 24, 2026 (the “Issue Date”), among THE METALS ROYALTY COMPANY INC., a British Columbia corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the subsidiary guarantors from time to time party hereto (collectively, the “Guarantors”), as more fully set forth in Section 1.01), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01) and as collateral agent (in such capacity, the “Collateral Agent,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Convertible Senior Secured Second Lien Notes due 2031 (the “Notes”), initially in an aggregate principal amount up to $140,035,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1.
DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms contained in this Indenture, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Account” means, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Control Agreement” means an account control agreement entered into between a Note Party, the Collateral Agent, and an account bank, pursuant to which the Collateral Agent shall be the controlling secured party, in form and substance reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Notes then outstanding or the Noteholder Representative; provided, that any such agreement requiring U.S. Bank Trust Company, National Association, in its individual capacity, to indemnify any third party shall not be satisfactory.

“Account Control Date” shall have the meaning specified in Section 4.28.

“Acquisition” means, with respect to any Person, any purchase or other acquisition by such Person, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other Person so that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the property of any other Person, (b) any royalties, streams, net smelter returns royalty interests, gross revenue royalty interests, overriding royalty interests, net profits interests, production payments, participation or offtake interests and other similar interests, however designated, in respect of one or more mineral projects or mineral products, or (c) any division, business, project, operation or undertaking of any other Person or of all or substantially all of the property of any division, business, project, operation or undertaking of any other Person.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.19 or Section 6.03, as applicable.

“Additional Mesabi Royalty Agreement” means the Conveyance of Royalty Interests to be entered into on or about the Issue Date, by Ironclad Royalties, LLC, as assignor, to TMCR USA Operations, as assignee, pursuant to which Ironclad Royalties, LLC will convey to TMCR USA Operations a further undivided one percent (1%) royalty interest over the Mesabi Iron Ore Mine (the “Additional Royalty”), funded with the proceeds of the Notes as described in Section 4.22.

“Additional Notes” shall have the meaning specified in Section 2.10.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Intercreditor Agreement” means the Intercreditor Agreement.

“Asset Disposition” means

(a) any sale, conveyance, transfer, lease, assignment or other disposition by the Company or any of its Subsidiaries to any Person other than any Note Party (including by means of a sale and leaseback transaction or a merger or consolidation and including any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action or proceeding of any portion of any property of the Company or any Subsidiary by any Governmental Authority), in one transaction or a series of related transactions, of any property or assets of the Company or any of its Subsidiaries; or

(b) any issuance of Equity Interests of a Subsidiary to any Person other than any Note Party in one transaction or a series of related transactions (the actions described in these clauses (a) and (b), collectively, for purposes of this definition, a “Transfer”); in each case, other than:

(i) Transfers of Inventory in the ordinary course of business;

(ii) Transfers of worn-out, surplus, destroyed or obsolete equipment or property in the ordinary course of business;

(iii) Transfers of assets by any Note Party or any Subsidiary to any other Note Party;

(iv) Transfers consisting of Permitted Liens and Permitted Investments;

(v) Transfers of Accounts (excluding sales or dispositions in a factoring arrangement) in connection with the compromise, settlement or collection thereof in the ordinary course of business and consistent with past practices;

(vi) Transfers resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Note Party, provided that such Transfer is made for fair value and provided that the net proceeds thereof are used solely for reinvestment purposes in order to replace such property or assets within a reasonable period of time;

(vii) surrender or waiver of contract rights on settlement, release, reorganization or surrender of contract, tort or other claim in the ordinary course of business;

(viii) leases, subleases, licenses, sublicenses or other occupancy arrangements of property (other than Intellectual Property rights) which, in the aggregate, do not materially detract from the value of any Collateral or materially interfere with the ordinary conduct of the business of any Note Party;

(ix) (A) the lapse, abandonment, cancellation, sale, transfer or other disposition of intellectual property that is, in the reasonable business judgment of any Note Party, no longer material to the conduct of the business of the Note Parties, taken as a whole, and (B) non-exclusive licenses or sublicenses of intellectual property rights in the ordinary course of business;

(x) Transfers consisting of any Note Party’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Indenture;

(xi) Transfers of Permitted Licenses in the ordinary course of business;

(xii) cancellation of any intercompany Indebtedness among the Note Parties; and

(xiii) other Transfers of assets the aggregate fair market value of which, taken together with all other Transfers under this clause (xiii), does not exceed $100,000 in any twelve (12) month period.

(c) Notwithstanding clauses (a) or (b), a Transfer to any Person of all or part of, or an interest in, a Mineral Royalty Interest (including any interest under, or acquired pursuant to, the Royalty Agreements), or proceeds thereof, shall constitute an Asset Disposition.

“Attribution Parties” means, collectively, the following Persons: (a) any investment vehicle, including any funds, feeder funds, or managed accounts, currently or from time to time after the Issue Date, directly or indirectly managed or advised by the Economic Interest Holder’s investment manager or any of its affiliates or principals, (b) any direct or indirect affiliates of the Economic Interest Holder, (c) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the Economic Interest Holder or any Attribution Parties and (d) any other persons whose beneficial ownership of the Common Shares would or could be aggregated with the Economic Interest Holder’s and/or any other Attribution Parties’ for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of this definition is to subject collectively the Economic Interest Holder of the Notes and all other Attribution Parties to the Beneficial Ownership Limitation.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Canada Business Corporations Act (or similar provincial statute), the Winding-up and Restructuring Act (Canada) or any other United States or Canadian federal, state, provincial or territorial bankruptcy, insolvency or similar law, fraudulent transfer, conveyance or preference statute, including any provisions of corporate statutes providing for a stay of proceedings or the compromise or arrangement of debts, and any related case law.

“Beneficial Ownership Limitation” shall have the meaning specified in Section 14.14.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Event” shall have the meaning specified in Section 11.01.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or other day on which the commercial banks in New York City are authorized or required by law to close.

“Canadian Defined Benefit Plan” means any Canadian pension plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or the Government of Canada, or any agency of either thereof, or any state of the United States or any province or territory of Canada, in each case having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least 95.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cash Interest” means payment of the interest on the Notes in cash pursuant to Section 2.03.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, to the extent that the Code is used to define any term in this Indenture and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means with respect to any Note Party, all of such Person’s right, title and interest in and to all of its present and after-acquired real and personal property, including the following property: (A) all goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, real estate, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, Mineral Royalty Interests and financial assets, whether now owned or hereafter acquired and wherever located; (B) all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records at any time evidencing or relating to any of the foregoing; and (C) to the extent not covered by immediately preceding clauses (A) and (B), all other assets, personal property, claims, interests and rights of such Person, whether tangible or intangible, all proceeds and products of each of the foregoing and all additions, attachments, accessions and improvements to, accessories, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Person from time to time with respect to any of the foregoing.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, and its successors and/or permitted assigns in such capacity.

“Collateral Documents” means all security agreements, pledge agreements, intercreditor agreements (including, for the avoidance of doubt, the Applicable Intercreditor Agreement), control agreements, collateral assignments, mortgages, deeds of trust or other instruments or other pledges, grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating or perfecting (or purporting to create or perfect) a lien upon Collateral (including, without limitation, financing statements under the Code) in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, restated, amended and restated, supplemented, replaced or otherwise modified in accordance with this Indenture.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commercial Lending Institution” means commercial banks engaged in lending in the ordinary course of their respective businesses and includes any investment bank, insurance company, credit union, savings and loan association and any government-owned entity that from time to time extends credit on terms and conditions similar to any of the foregoing.

“Commission” means the U.S. Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Common Shares” means the common shares of the Company, without par value, at the date of this Indenture, subject to Section 14.08.

“Common Shares Change Event” shall have the meaning specified in Section 14.08.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Compliance Certificate” shall have the meaning specified in Section 4.08.

“Contingent Obligations” means, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another Person and (b) any other obligation endorsed, co-made, discounted or sold with recourse by such Person, or for which that Person is directly or indirectly liable; provided that (i) “Contingent Obligation” does not include endorsements in the ordinary course of business and (ii) the amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith, but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 115.4401 Common Shares per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 14.

“Converted Holder” means any Holder that receives Common Shares upon the conversion of all or any portion of such Holder’s Notes under this Indenture.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the Issue Date is located at 633 West 5th Street, 24th Floor, Los Angeles, CA 90071, Attention: B. Scarbrough (The Metals Co. Administrator) or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.

“Custodian” means (i) the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto and (ii) U.S. Bank Trust Company, National Association, as custodian on behalf of the Holders of Physical Notes, or such other entity as may be appointed from time to time.

“Custodied Notes” shall have the meaning specified in Section 2.05(c).

“Daily Conversion Value” means, for each of the 40 consecutive VWAP Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such VWAP Trading Day and (b) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any),divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying the Company’s chosen Settlement Method (or as the Company is otherwise deemed to have elected), if any, divided by 40 and (ii) the daily conversion value for such VWAP Trading Day; and

(b) if such Daily Conversion Value exceeds such Daily Measurement Value, a number of Common Shares equal to (i) the difference between such Daily Conversion Value and such Daily Measurement Value, divided by (ii) the daily VWAP for such VWAP Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TMCR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Rate” means a rate per annum equal to the Stated Interest plus 2.00%.

“Defaulted Amounts” means any amounts due on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered” with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, shall mean notice(x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or(y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 18.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Discharge of Senior Priority Obligations” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“DTC” means The Depository Trust Company.

“Economic Interest Holder” means (i) with respect to any Physical Note, the Holder thereof and (ii) with respect to any Global Note, the Person holding an interest therein through an account with a Depositary participant (or similar arrangement).

“Effective Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Equipment” means all “equipment” as defined in the Code with such additions to such term as may hereafter be made, including without limitation, all parts thereof, all accessions thereto and all replacements therefor.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning specified in Section 6.01.

“Excess Proceeds” shall have the meaning set forth in Section 4.16.

“Excess Shares” shall have the meaning set forth in Section 14.14(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Accounts” means any bank accounts maintained in jurisdictions other than Canada used (i) solely for payroll purposes or (ii) solely to satisfy requirements of applicable law, regulatory requirements or requirements of any Governmental Authority applicable in such jurisdiction provided that in the case of clause (ii) the aggregate amount held in such accounts at any time does not exceed $500,000.

“Excluded Subsidiary” means any Subsidiary that is designated by the Company, at its option, as an “Excluded Subsidiary” pursuant to an Officer’s Certificate delivered to the Trustee; provided that such designation shall be effective to cause a Subsidiary to be an “Excluded Subsidiary” only if the Noteholder Representative or the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding have approved such designation in writing in accordance with the Indenture; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as such Subsidiary is:

(a) an Immaterial Subsidiary;

(b) a joint venture which a Note Party does not Control, provided that, such joint venture shall be an Excluded Subsidiary only to the extent that the organizational documents or other agreements with other equity holders of such joint venture restrict, or do not permit, a Note Guarantee by such joint venture, and such restriction or prohibition has not been waived or the Note Guarantee otherwise consented to by such other equity holders;

(c) any other Subsidiary with respect to which, the providing of a guarantee of the Obligations could reasonably be expected to result in material adverse tax consequences to the Company or any Subsidiary as determined in good faith by the Company; and

provided that the Company may in its sole discretion elect to exclude any Subsidiary from the definition of Excluded Subsidiary. As of the Issue Date, there are no Excluded Subsidiaries.

“Exempted Fundamental Change” shall have the meaning specified in Section 15.01(b).

“Existing Mesabi Royalty Agreements” means, collectively, (i) the Royalty Purchase Agreement dated as of July 8, 2025, among Ironclad Royalties LLC, Mesabi Metallics, Mesabi Land 1 LLC, and Miranda Mineral Resources, LLC, (ii) the Conveyance of Royalty Interests, effective as of June 30, 2025, by and among Mesabi Metallics, Mesabi Land 1 LLC, and Miranda Mineral Resources, LLC, as assignors, and Ironclad Royalties LLC, as assignee, recorded in the real property records of Itasca County, Minnesota, as Document Number T000072998 and A000795410, (iii) the Royalty Purchase Agreement, dated as of May 6, 2026, among Ironclad Royalties, LLC, TMCR USA Operations Inc. and the Company, and (iv) the Conveyance of Royalty Interests, effective as of June 1, 2026, by Ironclad Royalties, LLC, as assignor, to TMCR USA Operations, as assignee, pursuant to which Ironclad Royalties, LLC conveyed to TMCR USA Operations the Conveyed Royalties (as defined therein), representing an undivided one percent (1%) royalty interest over the Mesabi Iron Ore Mine.

“Ex-Dividend Date” means the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction as such price is determined in good faith by management of the Company.

“First Lien Claimholders” means the “Lenders” (as defined in the Loan Agreement).

“First Lien Collateral” means any “collateral” or “pledged collateral” or similar term as defined in any First Lien Debt Document or any other assets of the Company or any of the Guarantors with respect to which a Lien is granted or required to be granted pursuant to a First Lien Debt Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“First Lien Debt Documents” means the Loan Agreement and the other “Loan Documents” as defined in the Loan Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the First Lien Obligations.

“First Lien Obligations” means the “Obligations” (as defined in the First Lien Debt Documents).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as ATTACHMENT 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Issue Date if any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries and the employee benefit plans of the Company and its Wholly-Owned Subsidiaries, is or becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Shares representing more than 50% of the voting power of Common Shares; provided that, for purposes of this clause (a), beneficial ownership arising solely from ownership of the Notes, or of any Common Shares deliverable upon conversion of the Notes prior to the actual conversion thereof, shall be disregarded;

(b) the consummation of: (A) any recapitalization, reclassification or change of Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any transaction (whether by means of merger, amalgamation, consolidation, share exchange, combination, acquisition, liquidation or otherwise) pursuant to which the Common Shares will be converted into, acquired for, or will constitute solely the right to receive, cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in the same proportions vis-à -vis each other as immediately prior to such transaction will not be a fundamental change pursuant to this clause (b);

(c) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Shares cease to be listed on any of the Nasdaq Capital Market, The Nasdaq Global Select Market, The Nasdaq Global Market, The New York Stock Exchange, or NYSE American (or any of their respective successors).

provided, however, that a transaction or transactions described in clause (a) or clause (b) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of common shares that are listed on any of the Nasdaq Capital Market, The Nasdaq Global Select Market, The Nasdaq Global Market, The New York Stock Exchange or NYSE American (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and such transaction(s) constitutes a Common Shares Change Event whose reference property consists of such consideration.

For purposes of this definition of “Fundamental Change,” (i) if any transaction in which the Common Shares are replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Company in the definition of “Fundamental Change” above will instead be references to such other entity and (ii) any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) (excluding the proviso to such clause (b)) of such definition shall be deemed to be a Fundamental Change solely under clause (b) of such definition (subject to such proviso).

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(a).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).

“General Intangibles” means all “general intangibles” as defined in the Code in effect on the date of this Indenture with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governmental Authority” means any nation or government, any state, federal, provincial, municipal, territorial, or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guaranteed Obligations” shall have the meaning specified in Section 13.01.

“Guarantor” means any existing or future Subsidiary of the Company (other than any Excluded Subsidiary) from time to time that provides a Note Guarantee; provided that upon release or discharge of such Subsidiary from its Note Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Guarantor. On the Issue Date, the Guarantors are TMCR USA Operations, TMCR USA Holdings and TMCR Operations.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Immaterial Subsidiary” means any Subsidiary of any Note Party that, as of the date of the most recent financial statements required to be delivered for any fiscal quarter pursuant to this Indenture, does not have, either individually or when taken together with all other Immaterial Subsidiaries, (a) assets in excess of 5.0% of the Total Assets or (b) revenues for the period of four (4) consecutive fiscal quarters ending on such date in excess of 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period; provided that at the time of the designation of any Note Party as an Immaterial Subsidiary, (i) classification pursuant to the terms of the negative covenants in this Indenture of any intercompany Indebtedness, guarantees or Liens of or in favor of such Subsidiary existing at such time shall be changed to reflect that such Immaterial Subsidiary is no longer a Note Party (it being understood that no Note Party shall be permitted to be designated as an Immaterial Subsidiary if, upon such designation, the Note Parties are not in compliance with the limitations contained in the negative covenants in this Indenture or a Default or Event of Default has occurred and is continuing), and (ii) such designation shall constitute an Investment by the Company in such Subsidiary in an amount equal to the fair market value of such Subsidiary, which Investment shall be deemed permitted under Section 4.12.

“incur” shall have the meaning specified in Section 4.10.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time.

“Indebtedness” means, without duplication, (a) liabilities for borrowed money or the deferred price of property or services (including reimbursement and other obligations for surety bonds and letters of credit, but excluding (i) trade accounts payable in the ordinary course of business and trade accounts payable that are not overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with IFRS have been established, (ii) [Reserved], (iii) expenses accrued in the ordinary course of business and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller), (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit and obligations under factoring arrangements, securitization or other similar transactions involving the sale, transfer, or other disposition (including deemed sale or disposition) of any accounts receivable or other receivables together with an obligation to repurchase or otherwise reacquire any such accounts receivable or other receivables (or any interest therein) to the extent that such transaction is, in substance, a financing, (f) the face amount of all letters of credit, bank guarantees or similar instruments issued for the account of such Person, other than letters of credit payable to suppliers in the ordinary course of business and (g) all Redeemable Capital Stock valued at the greater of its voluntary maximum fixed repurchase price and involuntary maximum fixed repurchase price plus accrued and unpaid dividends; provided that the Indebtedness of any Person shall include the Indebtedness of any partnership, limited liability company or joint venture (other than a joint venture that is itself a corporation or limited liability company or the foreign equivalent thereof) in which such Person is a general partner, member, shareholder or a joint venturer, (A) unless such Indebtedness is expressly made non-recourse to such Person or (B) except to the extent such Person’s liability for such Indebtedness is otherwise limited in recourse or amount, but only up to the amount of the value of the assets to which recourse is limited or the amount of such limit. Notwithstanding the foregoing, “Indebtedness” shall not include obligations under credit card, purchasing card, treasury, depository, cash management, netting, overdraft or similar arrangements entered into in the ordinary course of business.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of its Copyrights, Trademarks or Patents.

“Intercreditor Agreement” shall have the meaning specified in Section 19.07.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on March 15, 2027.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” means all “inventory” as defined in the Code in effect on the date of this Indenture with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of the Company’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means (i) any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), (ii) any loan, advance or capital contribution to any Person, and (iii) any purchase or other acquisition of the securities of any other Person.

“Junior Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company and/or any Guarantor which Indebtedness and guarantees are secured by Liens on a basis junior to the Junior Priority Obligations and which Indebtedness, guarantees and Liens are subject to a subordination agreement in favor of the Secured Parties which is in form and substance reasonably satisfactory to the Trustee, the Collateral Agent and either the Noteholder Representative or the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

“Junior Priority Collateral Documents” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Junior Priority Documents” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Junior Priority Obligations” shall have the meaning specified in the Intercreditor Agreement as in effect on the Issue Date.

“Last Reported Sale Price” of the Common Shares on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per Common Share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded. If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per Common Share in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per Common Share on the relevant date from a nationally recognized independent investment banking firm selected by the Company for this purpose.

“Liability Management Exercise” means any restructuring, reorganization, rescheduling, recapitalization, reduction, cancellation, termination, elimination, refinancing, retirement, exchange, repurchase or defeasance of the Notes with other indebtedness of the Company or a Subsidiary that is temporally, contractually or structurally senior (including as to right of payment, lien priority or additional collateral) to the Notes (including, for the avoidance of doubt, through any incurrence of Indebtedness by an Affiliate of the Company that is not a Guarantor) (such other indebtedness, a “Senior Financing”); unless each holder of Notes has been (or will be) offered a bona fide right to fund, provide, acquire or otherwise participate in such Senior Financing, on a pro rata basis, on not less than five (5) Business Days’ notice prior to the deadline established to elect to participate in such Senior Financing on the same economic terms received by the Holders of Notes (or their Affiliates) participating in such Senior Financing provided that such economic terms shall not include bona fide backstop and similar fees (including fees paid to Holders of Notes as compensation for backstopping any related debt or equity rights offering) incurred, and the reimbursement of counsel fees and other expenses incurred, in connection with such Senior Financing or the negotiation of the transactions in connection with which the Senior Financing is to be (or was) incurred.

“Lien” means a claim, mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity Conditions” means, with respect to any Optional Redemption, that, as of the Optional Redemption Notice Date for such Optional Redemption, (a) no event has occurred and is continuing that would result in the accrual of Additional Interest on the Notes pursuant to Section 4.19; (b) the Company is not in breach of any of its obligations under the Registration Rights Agreement (if any) for the Notes; and (c) the Resale Registration Statement for the Notes is (and is reasonably expected to continue to be through at least the thirtieth (30th) calendar day after the Optional Redemption Date for such Optional Redemption) effective under the Securities Act and available for use as contemplated by the Registration Rights Agreement; provided, however, that the Liquidity Conditions shall be deemed to be satisfied with respect to such Optional Redemption if the Company has elected (or is deemed to have elected) Cash Settlement as the Settlement Method applicable to all conversions of Notes with a Conversion Date that occurs on or after such Optional Redemption Notice Date and on or before the close of business on the Scheduled Trading Day immediately preceding such Optional Redemption Date.

“Loan Agreement” means the senior secured term loan credit agreement, dated on or about the Issue Date, among the Company, as borrower, the guarantors party thereto, the lenders party thereto from time to time and Macquarie Bank Limited, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented, modified, extended, refinanced or replaced from time to time (including, without limitation, with any additional or alternate lender, and including any credit agreement governing Indebtedness incurred pursuant to clause (a) of Section 4.10 to repay, refinance, replace or otherwise discharge such agreement); provided that any such amendment, restatement, amendment and restatement, supplement, modification, extension, refinancing or replacement is permitted by the Intercreditor Agreement and any such refinancing or replacement is in an aggregate principal amount not to exceed the amount permitted pursuant to clause (a) of Section 4.10 (plus accrued and unpaid interest thereon and any premiums, fees and expenses payable in connection with such refinancing or replacement), does not mature earlier than, does not rank senior in right of payment or lien priority to, the Indebtedness being refinanced or replaced, is on market terms, the maturity date of which is not later than the Maturity Date and does not contain any term that would not be permitted by Section 8.4(e)(iv) or Section 8.4(e)(v) of the Intercreditor Agreement if such term were contained in an amendment, modification or supplement to the Loan Agreement governing the Indebtedness being refinanced or replaced.

“Make-Whole Fundamental Change” means (a) a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof, but without regard to the proviso to clause (b) of such definition); or (b) the sending of an Optional Redemption Notice pursuant to Section 15.06 or a Tax Redemption Notice pursuant to Section 17.02. A Holder that converts its Notes following the issuance of an Optional Redemption Notice or a Tax Redemption Notice by the Company shall be deemed to have converted its Notes in connection with a Make-Whole Fundamental Change, and, in the case of a Make-Whole Fundamental Change described in clause (b) of this definition, the Optional Redemption Notice Date for the relevant Optional Redemption (or, in the case of a Tax Redemption, the date on which the relevant Tax Redemption Notice is delivered) shall be deemed to be the effective date of such Make-Whole Fundamental Change (including for purposes of the definition of Stock Price and Section 14.04).

“Make-Whole Fundamental Change Conversion Period” means (a) in the case of a Make-Whole Fundamental Change pursuant to clause (a) of the definition thereof, the period from, and including, the effective date of such Make-Whole Fundamental Change to, and including, the 35th Trading Day after such Make-Whole Fundamental Change effective date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date) and (b) in the case of a Make-Whole Fundamental Change pursuant to clause (b) of the definition thereof, the period from, and including, the applicable Optional Redemption Notice Date (or the date of delivery of the applicable Tax Redemption Notice) to, and including, the close of business on the Scheduled Trading Day immediately preceding the related Optional Redemption Date (or the related Tax Redemption Date, as applicable).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Shares or in any options contracts or futures contracts relating to the Common Shares.

“Material Property” means assets, including Intellectual Property and Mineral Royalty Interests, owned by the Company and its Subsidiaries that is material to the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole either (a) prior to any applicable transfer or disposition or (b) pro forma for any applicable transfer or disposition, as reasonably determined by the Company in good faith. For the avoidance of doubt, the Company’s and each applicable Subsidiary’s rights acquired under and pursuant to the Royalty Agreements constitute Material Property.

“Maturity Date” means September 15, 2031.

“Mesabi Metallics” means Mesabi Metallics Company LLC.

“Mesabi Royalty Agreements” means, collectively, the Existing Mesabi Royalty Agreements and the Additional Mesabi Royalty Agreement.

“Mortgage” means the Mortgage and Assignment of Rents from TMCR USA Operations, as mortgagor, to the Collateral Agent dated on or about the Issue Date, to be recorded in Itasca County, Minnesota, with respect to certain real property interests of TMCR USA Operations, to mortgage all royalty interests and mineral interests owned by TMCR USA Operations, including all interests conveyed to TMCR USA Operations pursuant to (i) that certain Conveyance of Royalty Interests dated effective as of June 1, 2026, from Ironclad Royalties, LLC to TMCR USA Operations, recorded in the Office of the County Recorder of Itasca County, Minnesota on June 2, 2026, as Document No. A000797353 and registered in the Office of the Registrar of Title of Itasca County, Minnesota on June 2, 2026, as Document No. T000073244 (which interests were initially created by that certain Conveyance of Royalty Interests dated effective as of June 30, 2025, from Mesabi Metallics Company LLC, Mesabi Land 1 LLC, and Miranda Mineral Resources, LLC to Ironclad Royalties LLC, recorded in the Office of the County Recorder of Itasca County, Minnesota on March 3, 2026, as Document No. A000795410 and registered in the Office of the Registrar of Title of Itasca County, Minnesota on March 3, 2026, as Document No. T000072998) and(ii) the Additional Mesabi Royalty Agreement, sufficient to create a valid and enforceable second priority mortgage lien on such interests in favor of the Collateral Agent, securing the Obligations, free and clear of all liens, charges, encumbrances and defects, except for Permitted Liens and otherwise in form and substance reasonably satisfactory to the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding, and any amendment, restatement or supplement thereto executed from time to time, and including any supplemental mortgage thereto.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Mineral Royalty Interests” means royalties, streams, net smelter returns royalty interests, gross revenue royalty interests, overriding royalty interests, net profits interests, production payments, participation or offtake interests and other similar interests, however designated, in respect of one or more mining or mineral projects or mining, mineral or metal products.

“Net Available Proceeds” means, with respect to any Asset Disposition, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries from such Asset Disposition, net of:

(a) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Dispositions;

(b) provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Company of such proceeds from any Subsidiary that received such proceeds) as a result of such Asset Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Disposition or having a Lien thereon;

(d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within thirty (30) days after the date of, such Asset Disposition; and

(e) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve required in accordance with IFRS against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Disposition and retained by the Company or any Subsidiary, as the case may be, after such Asset Disposition; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Proceeds Offer” shall have the meaning specified in Section 15.04.

“Net Proceeds Offer Amount” shall have the meaning specified in Section 15.04.

“Net Proceeds Offer Period” shall have the meaning specified in Section 15.04.

“Net Proceeds Purchase Date” shall have the meaning specified in Section 15.04.

“NORI Royalty Agreement” means any agreement or agreements evidencing or governing the royalty or similar economic interest held by the Company or any other Subsidiary in respect of the polymetallic nodule project located in the Clarion Clipperton Zone in the Pacific Ocean, together with all amendments, supplements, modifications, replacements, renewals and restatements thereof.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture, and shall include the Note Guarantees as the case may be.

“Note Documents” shall mean this Indenture, the Notes, any Applicable Intercreditor Agreement, the Collateral Documents, each document, agreement or instrument executed or issued pursuant to Section 13.07 and 19.06 and each other agreement, instrument, document, notice and certificate executed and delivered by a Note Party to, or in favor of, the Secured Parties in connection with the Obligations that is expressly designated as a Note Document, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Note Guarantee” means the guarantee by each Guarantor of all or any part of the Obligations under this Indenture and the Notes for the benefit of the Holders pursuant to Article 13.

“Note Party” means, collectively, the Company, the Guarantors and their respective successors and assigns.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Noteholder Representative” means EdgePoint Investment Group Inc. or any replacement Noteholder Representative appointed in accordance with Article 16.

“Obligations” means all unpaid principal of, premium on and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Note Parties to any Secured Party, individually or collectively, existing on the effective date of this Indenture or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case of the foregoing, arising or incurred under this Indenture, any other Note Document or in respect of any of the Notes issued or redemption or other obligations incurred thereunder.

“Observation Period” with respect to any Note delivered for conversion means (a) if the relevant Conversion Date occurs prior to the date that is three (3) months prior to the Maturity Date, the 40 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date; and (b) if the relevant Conversion Date occurs on or after the date that is three months prior to the Maturity Date, the 40 consecutive VWAP Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate that meets the requirements of this Indenture and is signed by an Officer of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the Chief Executive Officer, Chief Financial Officer or the Principal Accounting Officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05.

“Opt-in Procedures” shall have the meaning specified in Section 14.14(c).

“Optional Redemption” shall have the meaning specified in Section 15.06.

“Optional Redemption Date” shall have the meaning specified in Section 15.06.

“Optional Redemption Notice” shall have the meaning specified in Section 15.06.

“Optional Redemption Notice Date” means the date on which an Optional Redemption Notice is delivered pursuant to Section 15.06.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

(d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Business” means (a) the acquisition, ownership, management, financing and disposition of Mineral Royalty Interests and other interests in respect of mineral projects and mineral products, and activities related thereto, and (b) the businesses engaged in by the Company and its Subsidiaries on the Issue Date and businesses that are reasonably related, incidental, complementary or ancillary thereto or reasonable extensions thereof.

“Permitted Debt” shall have the meaning specified in Section 4.10.

“Permitted Investments” shall have the meaning specified in Section 4.12.

“Permitted Licenses” means (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive licenses for the use of the Intellectual Property of any Note Party or any Subsidiary entered into in the ordinary course of business and (C) licenses that could not result in a legal transfer of the licensed property but that may be exclusive as to territory only as to discrete geographical areas outside of the United States; provided that a license of all or part of, or an interest in, a Mineral Royalty Interest (including any interest under, or acquired pursuant to, the Royalty Agreements), or proceeds thereof, shall not be a Permitted License.

“Permitted Liens” shall have the meaning specified in Section 4.11.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, refund, renew, replace, defease or discharge, other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”);provided that:

(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable fees and expenses, including original issue discount, upfront fees or similar fees incurred in connection therewith including premiums paid, if any, to the holders thereof);

(b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness;

(c) (i) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Permitted Refinancing Indebtedness, by its terms, is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness; (ii) if the Refinanced Indebtedness is unsecured, then the Permitted Refinancing Indebtedness shall be unsecured; and (iii) if the Refinanced Indebtedness is secured, then such Permitted Refinancing Indebtedness shall not be secured by Liens on any additional assets (other than improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) as compared to the Refinanced Indebtedness and the new Lien securing such Permitted Refinancing Indebtedness shall have no greater priority relative to the Obligations than the Lien securing the Refinanced Indebtedness;

(d) the obligors of such Permitted Refinancing Indebtedness do not include any Person that is not an obligor of the Refinanced Indebtedness; and

(e) (i) if the stated maturity of the Indebtedness being refinanced is earlier than the stated maturity of the Notes, the Permitted Refinancing Indebtedness has a stated maturity no earlier than the stated maturity of the Refinanced Indebtedness or (ii) if the stated maturity of the Refinanced Indebtedness is later than the Maturity Date, the Permitted Refinancing Indebtedness has a stated maturity at least ninety-one (91) days later than the Maturity Date.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, government agency or other entity.

“PFIC” means a “passive foreign investment company” within the meaning of Section 1297(a) of the Internal Revenue Code.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof, or $1.00 and integral multiples thereof after a PIK Payment.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“PIK Interest” means payment of the interest on the Notes through an increase in the principal amount of the outstanding Notes or through the issuance of PIK Notes.

“PIK Notes” shall have the meaning specified in Section 2.02(b).

“PIK Payment” shall have the meaning specified in Section 2.02(b).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other similar equity interests (however designated) of such Person whether outstanding or issued after the Issue Date.

“Qualified Successor Entity” means, with respect to a Business Combination Event of the Company, a corporation; provided, however, that a limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to Business Combination Event if both of the following conditions are satisfied: (i) either (x) such limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly-Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (y) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code, for holders or beneficial owners of the Notes; and (ii) such Business Combination Event constitutes a Common Shares Change Event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common shares or other corporate common equity interests of an entity that is (A) treated as a corporation for U.S. federal income tax purposes, (B) organized under the laws of Canada or any province or territory thereof , and (C) the direct or indirect parent of the limited liability company, limited partnership or other similar entity.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Shares (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Redeemable Capital Stock” means any class or series of capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed on or prior to the date which is ninety-one (91) days after the Maturity Date or is redeemable at the option of the holder thereof at any time prior to such date, or is convertible into or exchangeable for debt securities at any time prior to such date; provided that any capital stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such capital stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Maturity Date will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such capital stock are no more favorable to the holders of such capital stock than the provisions described in Section 15.02 and Section 15.04 and such capital stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to Section 15.02 and Section 15.04.

“Redemption Premium” shall have the meaning specified in Section 6.02.

“Reference Property” shall have the meaning specified in Section 14.08(a).

“Reference Property Unit” shall have the meaning specified in Section 14.08(a).

“Registration Default Event” has the meaning set forth in the Registration Rights Agreement (subject to any limitations set forth in the Registration Rights Agreement regarding the application of such definition for purposes of this Indenture). For the avoidance of doubt, no Registration Default Event shall be deemed to occur with respect to any Notes with respect to which no Registration Rights Agreement has been executed and delivered.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Issue Date, among the Company and the initial purchasers of the Notes party to the Subscription Agreements, relating to the Notes and the Common Shares deliverable upon conversion of the Notes, as the same may be amended or supplemented from time to time.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 and September 15 Interest Payment Date, respectively.

“Reporting Event of Default” shall have the meaning specified in Section 6.03.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Resale Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, as applicable, any officer within the corporate trust department of the Trustee or the Collateral Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent, as applicable, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means (a) the payment of any dividends (other than dividends payable solely in the common stock of the payor) or the making of any distribution or payment or the redemption, retirement or purchase of any stock, partnership, membership, or other ownership interest or other equity securities or (b) the making of a principal payment, redemption, repurchase, defeasance, discharge or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, of any Junior Lien Debt, unsecured Indebtedness or Subordinated Indebtedness of the Company or any of its Subsidiaries, other than (i) Indebtedness permitted to be incurred or issued under sub-clause (i) of clause (j) of Section 4.10 and sub-clause (ii) of clause (h) of Section 4.12.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Royalty Agreements” means, collectively, the Mesabi Royalty Agreements and the NORI Royalty Agreement.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“SAF Facility” means the existing debt facility of the Company or its Affiliates in favor of American Life & Security Corp.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Second Priority Lien” in respect of any Collateral means a perfected Lien in such Collateral which is registered where necessary or desirable to record and perfect the charges contained therein and which ranks in priority to all other Liens in such Collateral except for (i) those Permitted Liens granted pursuant to the First Lien Debt Documents in favor of the First Lien Claimholders, and (ii) any other Permitted Liens that have priority in accordance with applicable law.

“Secured Parties” means the Trustee, the Collateral Agent, the Holders of the Notes and any other holder of Obligations.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(iii).

“Settlement Notice” shall have the meaning specified in Section 14.02(a)(ii).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)).

“Specified Taxable Year” shall have the meaning specified in Section 4.24(a).

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Stated Interest” shall have the meaning specified in Section 2.03(a).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (a) if the holders of Common Shares receive only cash in consideration for their Common Shares in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of Fundamental Change, then the Stock Price is the amount of cash paid per Common Share in such Make-Whole Fundamental Change; and (b) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per Common Share for the five consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change.

“Subordinated Indebtedness” means (a) with respect to the Company, Indebtedness that is contractually subordinated in right of payment to the Notes and (b) with respect to any Guarantor, Indebtedness that is contractually subordinated in right of payment to the Note Guarantee by such entity.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership interest, membership interest, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership interest, membership interest or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Note Party.

“Successor Guarantor” shall have the meaning specified in Section 13.03.

“TMCR USA Account” shall mean account number 1742147 of TMCR USA Operations.

“TMCR USA Operations” means TMCR USA Operations Inc., a Delaware corporation.

“TMCR Operations” means TMCR Operations Inc., a British Columbia corporation.

“TMCR USA Holdings” means TMCR USA Holdings Inc., a Delaware corporation.

“Tax Act” means the Income Tax Act (Canada), as amended, and the rules and regulations promulgated thereunder.

“Tax Redemption” shall have the meaning specified in Section 17.01.

“Tax Redemption Date” shall have the meaning specified in Section 17.02(a).

“Tax Redemption Notice” shall have the meaning specified in Section 17.02(a).

“Tax Redemption Price” means, for any Notes to be redeemed pursuant to Article 17:

(a)	105.0% of the principal amount of the Notes to be redeemed, plus

(b)	all accrued and unpaid interest (including any Additional Amounts), if any, to, but excluding, the Tax Redemption Date, unless the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Company for which a report has been provided pursuant to Section 4.06, determined on a consolidated basis in accordance with IFRS (calculated, at the Company’s election, on a pro forma basis giving effect to any acquisition or disposition of assets consummated after the date of such balance sheet and on or prior to such date of determination).

“Trading Day” means a day on which (a) trading in the Common Shares (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if Common Shares (or such other security) are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which Common Shares (or such other security) are then listed or, if Common Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which Common Shares (or such other security) are then traded, and (b) a Last Reported Sale Price for Common Shares (or such other security) is available on such securities exchange or market. If Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Transfer Agent” means Equiniti Trust Company, LLC, and its successors and/or permitted assigns in such capacity.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Cash” means cash and Cash Equivalents of the Note Parties

(a)	over which there are no Liens other than Permitted Liens; and

(b)	at all times on and following the Account Control Date, that is on deposit in an account governed by an Account Control Agreement in favor of the Collateral Agent.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two (2) Business Days prior to such determination.

“Valuation Period” shall have the meaning specified in Section 14.05(c).

“VWAP Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Shares generally occurs on The Nasdaq Global Select Market or, if the Common Shares are not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Shares are then listed or admitted for trading. If the Common Shares are not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Subscription Agreements” means the convertible note subscription agreements, dated as of August 21, 2026, by and among the Company, as issuer, and each of the initial purchasers of the Notes party thereto, as subscribers, relating to the issuance and sale of the Notes.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person 100% of the Equity Interests of which shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.19 or Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made. Unless the context otherwise requires, any express mention of interest in any provision hereof shall be construed as referring to both Cash Interest and PIK Interest.

Section 1.03 [Reserved.]

Section 1.04 Monetary References.

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.

Article 2.
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “Convertible Senior Secured Second Lien Notes due 2031.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially $140,035,000, subject to Section 2.10 and any PIK Payments permitted by this Indenture that are made pursuant to Section 2.02(b) and Section 2.03 and, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes.

(a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. Any PIK Notes that are Physical Notes will be issued with the designation “PIK Note” on the face of such PIK Note. To the extent applicable, the Company, the Guarantors, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby or the payment of PIK Interest as described in Section 2.02(b) below. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price or in connection with an Optional Redemption or Net Proceeds Offer, in each case, pursuant to Article 15, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(b) PIK Interest in respect of the Notes shall be paid as set forth in Section 2.03 below, and either the outstanding principal amount of the Notes represented by a Global Note shall be increased to reflect such PIK Interest or, for Notes that are Physical Notes, Additional Notes (“PIK Notes”) reflecting such PIK Interest shall be issued under this Indenture having the same terms (except that PIK Notes shall be made in a minimum denomination of $1.00 and integral multiples of $1.00) as the Notes (in each case, a “PIK Payment”), as provided in Section 2.03 and delivered in accordance with Section 2.03(b). Any PIK Notes will be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture.

(c) The legend substantially in the following form shall also be included on any Notes issued with OID, as defined below:

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE METALS ROYALTY COMPANY INC. 1900 DOME TOWER, 333 7TH AVE SW, CALGARY, ALBERTA, CANADA, T2P 2Z1, ATTENTION: DONALD SEWELL.

Section 2.03 Date and Denomination of Notes; Payments of Interest; Default Rate and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof; provided that after the issuance of PIK Notes or an increase in the principal amount of a Global Note in order to evidence PIK Interest, the minimum denominations shall be $1.00 and integral multiples of $1.00 in excess thereof. Each Note shall be dated the date of its authentication and shall, subject to Section 2.03(b)(iv), bear interest from and including the Issue Date, or from the most recent date to which interest has been paid or provided for to, but excluding the next scheduled Interest Payment Date, at a rate per annum equal to 8.00% (the “Stated Interest”), consisting of (i) from and including the Issue Date to but excluding September 15, 2027, (A) interest payable solely in cash accruing at a rate per annum equal to 6.00% and (B) interest payable solely in the form of PIK Interest accruing at a rate per annum equal to 2.00%, (ii) from and including September 15, 2027 to but excluding September 15, 2028, (A) interest payable solely in cash accruing at a rate per annum equal to 7.00% and (B) interest payable solely in the form of PIK Interest accruing at a rate per annum equal to 1.00%, and (iii) from and including September 15, 2028 and thereafter, interest payable solely in cash accruing at a rate per annum equal to 8.00%.Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. For purposes of the Interest Act (Canada), whenever interest is calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which such rate is equivalent is the rate so calculated multiplied by the actual number of days in the calendar year in which such interest accrues and divided by 360 or such other period of time, as applicable.

(b) (i) On each Interest Payment Date, the Company shall pay the portion of Stated Interest constituting Cash Interest in cash and shall pay the portion of Stated Interest constituting PIK Interest in the form of a PIK Payment. In connection with any payment of interest in respect of the Notes for which the Company is required pursuant to Section 2.03(a) to effect payment of the portion of Stated Interest payable in the form of PIK Interest, the Company shall, without the consent of the Holders, make such payment of PIK Interest by increasing the principal amount of the outstanding Global Notes to reflect such PIK Interest payable on such Global Notes or by issuing PIK Notes to Holders of Physical Notes to reflect such PIK Interest payable on such Physical Notes, in each case as provided in clause (ii) below; and upon any PIK Payment being so effected, such portion of Stated Interest shall be deemed to have been paid in full. The Notes issued on the Issue Date and any PIK Notes shall be treated as a single class for all purposes under this Indenture.

(ii) Any PIK Interest on the Notes will be payable to Holders, and(x) with respect to the Notes represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, upon receipt of a Company Order from the Company, record such increase in principal amount and(y) with respect to Notes represented by Physical Notes, by issuing PIK Notes in the form of Physical Notes in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, upon receipt of a Company Order and PIK Notes from the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date (or, in the case of Physical Notes maintained by the Custodian for Physical Notes, by increasing the principal amount of the outstanding Physical Notes pursuant to procedures approved by the Trustee and the Custodian), as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in the form of Physical Notes will be distributed to Holders or held by the Custodian for Physical Notes, will be dated as of the applicable Interest Payment Date and will bear interest from and after such date in accordance with the terms of this Indenture. All Notes issued pursuant to a PIK Payment will mature on the Maturity Date and for purposes of computing interest and other amounts payable under this Indenture will be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the other Notes. Any PIK Notes issued in the form of Physical Notes will be issued with the description “PIK Note” on the face of such PIK Note.

(iii) The payment of accrued and unpaid interest (including interest that would otherwise be PIK Interest when paid) in connection with any acceleration, Optional Redemption, Tax Redemption or repurchase in connection with a Fundamental Change or Net Proceeds Offer, in each case, pursuant to Article 15, or at maturity (whether stated or otherwise) of the Notes and all interest payable at the Default Rate, shall, in each case, be made in cash.

(iv) Upon the occurrence and during the continuation of any Event of Default, any principal of, premium, if any, on, and interest on, and any other amount owing under, the Notes, in each case that is not paid when due, shall bear interest at the Default Rate from, and including, the date such amount was due to, but excluding, the date of payment thereof. Interest at the Default Rate shall be payable on each Interest Payment Date and otherwise in accordance with the applicable provisions of the Notes and this Section 2.03. The Company shall make payment of any interest at the Default Rate to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such interest at the Default Rate, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the interest at the Default Rate proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such interest at the Default Rate or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such interest at the Default Rate as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such interest at the Default Rate which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such interest at the Default Rate and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such interest at the Default Rate and the special record date therefor having been so delivered, such interest at the Default Rate shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date. The Trustee shall have no responsibility whatsoever for the calculation of the interest at the Default Rate. Interest at the Default Rate shall accrue and be payable both before and after any judgment or decree and both before and after the commencement of any case or proceeding under any applicable Bankruptcy Law, regardless of whether the claim for such interest is allowed or allowable as a claim in any such case or proceeding. Interest at the Default Rate shall be in addition to any Additional Interest payable pursuant to Section 4.19 or Section 6.03

(c) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay (or cause the Paying Agent to pay) the principal amount of any Note(x) in the case of any Physical Note, at the office or agency of the Company designated by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office and(y) in the case of any Global Note, by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay (or cause the Paying Agent to pay) Cash Interest (i) on any Physical Notes (a) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (b) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such a Holder to the Note Registrar (containing the requisite information for the Trustee or Paying Agent to make such wire transfer) not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States of America if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(d) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the Default Rate from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid via Cash Interest by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(d). The Trustee shall have no responsibility whatsoever for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile or other electronic signature of any of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, as set forth in Section 18.05, the Trustee shall be entitled to receive an Officer’s Certificate and (other than with respect to any PIK Notes) an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.09), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary; Custodian for Physical Notes.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon delivery for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon delivery of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so delivered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or delivered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes delivered for exchange or registration of transfer.

None of the Company, the Guarantors, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes delivered for conversion or, if a portion of any Note is delivered for conversion, such portion thereof delivered for conversion or (ii) any Notes, or a portion of any Note, delivered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes delivered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Shares issued upon conversion of the Notes that are required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

If the Company determines that any Note is required to bear the legend below, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITY). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE METALS ROYALTY COMPANY INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY, OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, EXCEPT:

(i) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(iii) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(iv) PURSUANT TO AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR

(v) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

The Holders further acknowledge notice of the restrictions described in the legend below:

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY OR THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY, BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE CLOSING DATE], AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

No transfer of any Note that bears a legend as set forth in this Section 2.05(c) will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note that bears a legend as set forth in this Section 2.05(c) (or security issued in exchange or substitution therefor) (i) as to which such restrictions on sales or transfers shall have expired in accordance with their terms, (ii) that has been sold or transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (iii) that has been sold or transferred pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (iv) that has been sold or transferred pursuant to and in compliance with Rule 144A under the Securities Act, to a person the holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, or (v) that has been sold or transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, may, upon delivery of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so deliver any Global Note as to which any of the conditions set forth in clause (i) through(v) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so deliver such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of any date on which any Restricted Securities are no longer required to bear a legend under this Section 2.05(c) (each such date a “Resale Restriction Termination Date”) and promptly after a registration statement, if any, with respect to the Notes or any Common Shares issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with applicable procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety (90) days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company in its sole discretion permits the exchange of any beneficial interest in such Global Note at the request of the owner of such beneficial interest, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver(x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and(y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to or at the direction of the Persons in whose names such Physical Notes are so registered.

Each Physical Note Holder, by acceptance of its Physical Notes, hereby appoints U.S. Bank Trust Company, National Association to act initially as the Custodian for such Physical Notes, and to act on behalf of such Physical Note Holder. The Custodian’s sole responsibility in respect of Physical Notes is to hold in safe-keeping the Physical Notes (the “Custodied Notes”) on behalf of the Physical Note Holders. The Custodian shall transfer any Custodied Notes and surrender any Custodied Notes only in accordance with the written direction of the Holder or Holders of such Custodied Notes in whose name such Notes are registered; provided that the Custodian is hereby directed by each Holder of a Custodied Note to surrender such Custodied Note called for redemption and to surrender such Custodied Note to the Company, in each case, upon payment in full of the Obligations owing to such Physical Note Holder. The Custodian’s duty with respect to a Custodied Note in its physical possession shall be limited to the exercise of reasonable care by the Custodian with respect to such Custodied Note in its physical possession. For the avoidance of doubt, notwithstanding that the Custodian may have physical possession of any Note with respect to which it is acting in its capacity as Custodian, such Note shall nonetheless be the property solely of the Holder of such Note. The Custodian hereby agrees to act in its capacity with respect to the Notes, and hereby agrees to take and hold in accordance with the Notes of each applicable Holder. At any time after the date of this Agreement, if any Physical Note Holder shall inform the Custodian in writing (including by e-mail) that such Physical Note Holder no longer wishes the Custodian to act in its capacity as such with respect to any Physical Notes of such Physical Note Holder, such Physical Note shall be exchanged for a Global Note (or beneficial interest therein) in accordance with this Section 2.05(c). Any future Physical Note Holder agrees that the Custodian shall act in its capacity as such with respect thereto, and shall take and hold in accordance with this Section 2.05(c), the Physical Notes of such Physical Note Holder.

At such time as all interests in a Global Note have been converted, canceled, repurchased upon a Fundamental Change or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased upon a Fundamental Change or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee (including in its capacity as Paying Agent) or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

None of the Company, the Trustee, the Paying Agent or the Note Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d) If the Company determines that any Common Shares issued upon conversion of any Note are required to bear the legend below, any certificate representing such Common Shares shall bear a legend in substantially the following form (unless (i) any restrictions on sales or transfers as to such Common Shares shall have expired in accordance with their terms, (ii) such Common Shares have been sold or transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (iii) such Common Shares have been sold or transferred pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (iv) such Common Shares have been sold or transferred pursuant to and in compliance with Rule 144A under the Securities Act, to a person the holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, or (v) such Common Shares have been sold or transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, or (vi) unless otherwise agreed by the Company with written notice thereof to the Trustee and any Transfer Agent for the Common Shares):

THIS SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE METALS ROYALTY COMPANY INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(i) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(iii) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(iv) PURSUANT TO AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR

(v) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY PERMITTED TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

The Holders further acknowledge notice of the restrictions described in the legend below:

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LAWS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY OR THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY, BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE CLOSING DATE], AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

Any such Common Shares (i) as to which such restrictions on sale or transfers shall have expired in accordance with their terms, (ii) that have been sold or transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, (iii) that have been sold or transferred pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (iv) that have been sold or transferred pursuant to and in compliance with Rule 144A under the Securities Act, to a person the holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, or (v) that have been sold or transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the Transfer Agent for the Common Shares, be exchanged for a new certificate or certificates for a like aggregate number of Common Shares, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or Common Shares issued upon the conversion or exchange of a Note that is or are repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act. The Company may cause any Note that is repurchased or owned by it to be delivered to the Trustee for cancellation in accordance with Section 2.08.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary, and may assume performance absent written notice to the contrary.

(h) The Company is not a reporting issuer under Canadian securities laws. The Notes and any Common Shares issued upon the conversion or exchange of a Note are not qualified for distribution by a prospectus in Canada and are subject to resale restrictions in Canada under National Instrument 45-102 – Resale of Securities. Accordingly, the Holders shall not, directly or indirectly, offer, sell, transfer or otherwise dispose of the Notes or the Common Shares issued upon the conversion or exchange of a Note in Canada, to Canadian residents or to Canadian institutions or institutions for which principal decision-making authority to invest in securities of the Company is based in Canada, except in compliance with all applicable Canadian securities laws, this Indenture and the Notes.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been delivered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without delivery thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes delivered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer, exchange, conversion , if delivered to the Company or any of its agents, Subsidiaries or Affiliates, in each case, that the Company controls, to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, in accordance with its customary procedures upon receipt of a Company Order. Except for Notes delivered for registration of transfer or exchange, no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation to the Company upon the Company’s written request in a Company Order.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that the Trustee and the Company make no representation as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes and this shall be stated on such notices. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (the “Additional Notes”) (other than differences in the issue date, the issue price, maturity date, interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer in respect of such Additional Notes (including pursuant to Section 2.05 hereunder)) in an unlimited aggregate principal amount; provided that, notwithstanding anything to the contrary contained herein, the Company may not issue any Additional Notes unless such issuance is in compliance with each provision of this Indenture, including, without limitation, Section 4.10, Section 4.11 and Section 4.18; provided, further, that if any such Additional Notes (or any Notes that have been resold after they have been repurchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with the Notes initially issued hereunder for U.S. federal securities law or U.S. federal income tax purposes, or, if applicable, the procedures of the Depositary for the Notes, such Additional Notes (or such resold Notes) shall have one or more separate CUSIP numbers or no CUSIP number. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 18.05. In addition, the Company may, to the extent permitted by law and this Indenture, and, without the consent of Holders, directly or indirectly (regardless of whether such Notes are delivered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or deliver to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale. Any Notes that the Company may (or is required under this Indenture to) repurchase will be considered “outstanding” for all purposes under this Indenture (other than, at any time when such Notes are held by the Company or any of its Affiliates or Subsidiaries, as set forth in Section 8.04) unless and until such time the Company delivers them to the Trustee for cancellation and, upon receipt of a written order from the Company, the Trustee will cancel all Notes so delivered.

Article 3.
SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge.

(a) This Indenture (including, for the avoidance of doubt, the covenants contained in this Indenture), the Note Guarantees, the Collateral Documents and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than(x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and(y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04) have been delivered to the Trustee for cancellation or (ii) the Company shall (A) have irrevocably deposited with the Trustee or delivered to the Holders of the Notes, cash or Common Shares (or, if applicable, other Reference Property), as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any Fundamental Change Repurchase Date, upon conversion or otherwise, sufficient to satisfy all amounts or other property due on all of the outstanding Notes, and (B) paid all other sums payable under this Indenture; and (b) the Trustee and the Collateral Agent, as applicable, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee and the Collateral Agent, as applicable, an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee, the obligations of the Company to the Trustee and Collateral Agent under Section 7.06 shall survive.

Article 4.
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, and premium, if applicable on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be delivered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office in the United States of America as a place where Notes may be presented for payment or for registration of transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or delivered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America so designated by the Trustee as a place for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be delivered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process on the Company.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office and Collateral Agent’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder. The Company, whenever necessary to avoid or fill a vacancy in the office of Collateral Agent, will appoint, in the manner provided in Section 7.14, a Collateral Agent, so that there shall at all times be a Collateral Agent hereunder.

Section 4.04 Provisions as to Paying Agent, Conversion Agent and Transfer Agent. The Company will require each Paying Agent, Conversion Agent or Transfer Agent that is not the Trustee to agree in writing that such agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent, Conversion Agent or Transfer Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent, Conversion Agent or Transfer Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent, Conversion Agent or Transfer Agent; and (B) references in this Indenture or the Notes to the Paying Agent, Conversion Agent or Transfer Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, Conversion Agent or Transfer Agent, in each case for payment or delivery to any Holders and the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (h) of Section 6.01 with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 4.05 Existence. Subject to Article 11, the Company and each Note Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Rule 144A Information and SEC Reports.

(a) At any time when the Company is not subject to, or is in violation of, Section 13 or Section 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Notes or Common Shares issued upon conversion of any Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Common Shares pursuant to Rule 144A; provided, however, that the Company shall not be obligated to provide such information if none of the outstanding Notes constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. The Company shall take such further action as any Holder or beneficial holder of such Notes or Common Shares may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Common Shares in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Company shall file with the Trustee, within fifteen (15) days after the same are required to be filed with the Commission (giving effect to the maximum grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act), copies of any documents or reports (including, for so long as the Company is a foreign private issuer, annual reports on Form 20-F) that the Company is required to file with or furnish to the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding (i) any such information, documents or reports, or portions thereof, subject to, or with respect to which the Company is actively seeking, confidential treatment and any correspondence with the Commission and (ii) any reports of foreign private issuer on Form 6-K (or, if the Company ceases to be a foreign private issuer, any current reports on Form 8-K)). For so long as the Company is a foreign private issuer, the Company shall prepare the financial statements included in the reports referred to in the preceding sentence in accordance with IFRS. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period.

(c) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(d) If the Company is, at any time while any Notes are outstanding, no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, then the Company shall continue to provide to the Trustee (and, unless the SEC will not accept such filing or submission, file with, or furnish to, the SEC in accordance with rules and regulations prescribed from time to time by the SEC) and, upon request, to each Holder, no later than the date the Company would have been required to file the same with, or furnish the same to, the SEC, the reports the Company would have been required to file with, or furnish to, the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (after giving effect, to the extent it would have been applicable, any extension permitted by Rule 12b-25 under the Exchange Act) if the Company had securities listed and registered on a national securities exchange and were subject to the reporting requirements of such sections. The Company shall also deliver to the Trustee copies of the Company’s annual report to shareholders, containing audited financial statements, and any other financial reports which the Company furnishes to its shareholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(e) The Company shall not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any Notes that have been reacquired by any of them unless, upon such resale, such Notes would not constitute Restricted Securities.

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on or premium on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate and Certain Notices.

(a)	Within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, and within sixty (60) days after the end of the Fiscal Quarter ending December 31 of each Fiscal Year, the Company shall deliver to the Trustee an Officer’s Certificate certifying, among other things, (i) that no Default or Event of Default under this Indenture occurred during the most recent fiscal quarter and, if so, specifying each such Default or Event of Default and the nature thereof and (ii) that the Company is in compliance with the financial covenants in Sections 4.17 and 4.18 of this Indenture (collectively the “Compliance Certificate”).

(b)	The Company shall promptly notify the Trustee and the Holders of the Notes upon its discovery, and in any case within five (5) Business Days thereof, of the occurrence of any material notices or claims received in respect of any Mesabi Royalty Agreement that could reasonably be expected to result in a Material Adverse Change.

Section 4.09 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10 Incurrence of Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and shall not permit any of its non-Guarantor Subsidiaries to issue any shares of Preferred Stock, other than, in each case (the following items collectively, “Permitted Debt”):

(a) Indebtedness incurred under the Loan Agreement in an aggregate principal amount at any one time outstanding not to exceed $27.5 million; provided that any Indebtedness incurred to repay, refinance, replace or otherwise discharge the Loan Agreement shall (other than Indebtedness for which the lenders under the Loan Agreement (as initially in effect) or their respective affiliates act as financing source) be owed to a lender group that includes solely Commercial Lending Institutions; provided, further, that any such Indebtedness may be secured by Liens on the Collateral ranking senior in priority to the Liens securing the Notes to the same extent as the Liens securing the Indebtedness so repaid, refinanced, replaced or discharged, and the agent or other representative for such Indebtedness shall become a party to the Intercreditor Agreement by joinder without the consent of, or any further action by, any Holder;

(b) Indebtedness consisting of the principal amount of the Notes issued on the Issue Date (including, for the avoidance of doubt, any PIK Notes and any increase in the principal amount of the Notes resulting from any PIK Payment) and the guarantees thereof issued pursuant to this Indenture;

(c) Indebtedness existing on the Issue Date (other than (i) Indebtedness described in clauses (a) and (b) above and (ii) Indebtedness owing under the SAF Facility that is repaid in full on the Issue Date) and Permitted Refinancing Indebtedness in respect thereof;

(d) Junior Lien Debt and unsecured Indebtedness which, in each case, (i) does not provide for the payment of any cash (cash interest or otherwise) until after the Maturity Date of the Notes and (ii) has a maturity date after the Maturity Date of the Notes;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of the Company’s business;

(f) Indebtedness in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements, other cash management arrangements and similar arrangements, in each case, in connection with deposit accounts and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that any such Indebtedness is extinguished within thirty (30) days and does not exceed $250,000 at any time;

(g) unsecured Indebtedness consisting of financing of insurance premiums in the ordinary course of business in an aggregate amount not to exceed $1.0 million at any time outstanding;

(h) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(i) Indebtedness of any Note Party in respect of performance bonds, performance guarantees, completion guarantees, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(j) (i) Indebtedness of any Note Party owed to any other Note Party, (ii) Indebtedness of any Subsidiary that is not a Note Party owed to any Note Party or any other Subsidiary that is not a Note Party to the extent constituting a Permitted Investment, provided that, solely with respect to immediately preceding clause (ii), the aggregate of any amounts extended by a Note Party are permitted under clause (h) of Section 4.12 and (iii) Indebtedness of any Note Party owed to a Subsidiary that is not a Note Party ,provided that, solely with respect to immediately preceding clause (iii), such Indebtedness shall be Subordinated Indebtedness;

(k) Guarantees by (i) any Note Party of Indebtedness or other obligations of any other Note Party, and (ii) any Subsidiary that is not a Note Party of Indebtedness or other obligations of any Note Party or any other Subsidiary that is not a Note Party; provided that (A) the Indebtedness so guaranteed is Permitted Debt and (B) Guarantees permitted under the immediately preceding clause (i) shall be subordinated to the Obligations on the same terms as the Indebtedness so guaranteed is so subordinated to the Obligations;

(l) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(m) Indebtedness secured by Liens permitted under clause (c) of Section 4.11;

(n) [Reserved];

(o) Indebtedness that may be deemed to exist in connection with agreements providing for indemnification or working capital and similar purchase price adjustments and similar obligations in connection with any Investment permitted under Section 4.12 or Transfers permitted under Section 4.16 (other than earn-out or similar deferred payment obligations);

(p) Indebtedness of any Note Party incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including capital lease obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and, in each case, Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed $1.0 million at any time outstanding;

(q) other Indebtedness in an aggregate principal amount not to exceed the greater of $2.5 million and 1.0% of Total Assets at any time outstanding;

(r) all customary and reasonable premiums (if any), and customary and reasonable interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above; provided that any determination of what is “customary and reasonable” in this clause (r) shall be as determined by the Company in good faith;

(s) unsecured Indebtedness consisting of seller notes, deferred purchase price obligations, earn-out obligations, milestone or option payment obligations or other deferred consideration obligations, in each case incurred in connection with the acquisition of Mineral Royalty Interests (or of any Person substantially all of whose assets consist of Mineral Royalty Interests), and that does not rank senior in right of payment to the Notes, in an aggregate principal amount at any one time outstanding not to exceed $10.0 million; and

(t) Indebtedness of any Person that becomes a Subsidiary after the Issue Date, or Indebtedness assumed in connection with the acquisition of any assets, in each case in connection with an Investment or acquisition permitted by this Indenture (including any Investment permitted under Section 4.12(p)) and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary or such acquisition and (ii) the aggregate principal amount of Indebtedness permitted under this clause shall not exceed $2.5 million at any one time outstanding.

For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (t) above, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this Section 4.10. In addition, the accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be treated as an incurrence of Indebtedness for purposes of this Section 4.10.

Notwithstanding the foregoing, (i) the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.10 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies and/or (ii) the accrual of interest and the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for any purpose under this Indenture or any other Note Document.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred, or any Indebtedness outstanding pursuant to the clause or clauses of the definition of Permitted Debt under which such Indebtedness is being incurred, is denominated in a different currency, the amount of any such Indebtedness being incurred and such outstanding Indebtedness, if any, shall in each case be the U.S. Dollar Equivalent determined on the date any such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, which U.S. Dollar Equivalent shall be reduced by any repayment on such Indebtedness in proportion to the reduction in principal amount; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest, if any, payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced shall be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness shall be determined in accordance with the preceding sentence and (ii) if the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, the U.S. Dollar Equivalent of such excess, as appropriate, shall be determined on the date such Permitted Refinancing Indebtedness is incurred.

Section 4.11 Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or assets of the Company or such Subsidiaries now owned or hereafter acquired, other than, in each case (the following items collectively, “Permitted Liens”):

(a) Liens existing on the Issue Date (other than Liens described under clause (s) of this paragraph);

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which any Note Party maintains adequate reserves;

(c) purchase money Liens (i) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment securing no more than $1.0 million in the aggregate at any time outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Liens of carriers, warehousemen, mechanics, materialmen, repairment, suppliers or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens secure obligations that are not overdue by more than thirty (30) days or are being contested in good faith by appropriate proceedings for which adequate reserves have been set aside with respect thereto in accordance with IFRS;

(e) pledges and deposits to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case, in the ordinary course of business;

(g) Liens arising under leases, licenses, subleases and sublicenses of property (other than Intellectual Property and Mineral Royalty Interests) and the non-exclusive license or sublicense of Intellectual Property rights, that do not, in the aggregate, materially detract from the value of such property or interfere with the ordinary conduct of the business of any Note Party;

(h) leases or subleases of real property (other than Mineral Royalty Interests) granted in the ordinary course of any Note Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property and Mineral Royalty Interests) granted in the ordinary course of any Note Party’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting to the Collateral Agent a security interest therein;

(i) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with the Company’s deposit accounts or securities accounts held at such institutions;

(j) Liens consisting of Permitted Licenses;

(k) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default with respect to the Notes;

(l) easements, rights-of-way, restrictions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n) Liens arising from the filing of any precautionary financing statement regarding operating leases, subleases, licenses or consignments entered into by any Note Party;

(o) Liens on specific items of Inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods in the ordinary course of business;

(p) deposits or Liens arising by virtue of such deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(q) Liens on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(r) customary rights of first refusal, “tag-along” and “drag-along” rights, and put and call arrangements under joint venture agreements for joint ventures permitted hereunder;

(s) Liens securing Indebtedness incurred pursuant to clauses (a), (b), (k), (p) and (r) of Section 4.10 provided, that (i) any Liens securing Indebtedness incurred pursuant to clause (a) of Section 4.10 are subject to the Intercreditor Agreement, (ii) [reserved], (iii) any Liens securing Indebtedness incurred pursuant to clause (p) of Section 4.10 shall be confined to the assets subject to the applicable financing and any proceeds thereof and (iv) Indebtedness incurred pursuant to clause (k) or (r) of Section 4.10 may only be secured by a Lien to the extent (and with priority equal to) the obligations giving rise to the applicable Guarantees, premiums, fees, expenses, charges or additional or contingent interest are secured by a Permitted Lien;

(t) any Lien existing on any property or asset prior to the acquisition thereof by any Note Party or existing on any property or asset of any Person that becomes a Note Party after the Issue Date prior to the time such Person becomes a Note Party, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Note Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Note Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Note Party, as the case may be, and extensions, renewals, refinancings and replacements permitted under Section 4.10 that do not increase the outstanding principal amount thereof;

(u) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Code in effect in the relevant jurisdiction covering only the items being collected upon;

(v) other Liens securing Junior Lien Debt outstanding in an aggregate principal amount not to exceed $1.0 million at any time outstanding;

(w) Liens arising under or in connection with royalty agreements, streaming agreements, offtake agreements, operating or joint operating agreements, participation agreements, area of mutual interest agreements, pooling or unitization agreements, development agreements, farm-in and farm-out agreements and other similar agreements, instruments or arrangements customary in a Permitted Business (including rights of set-off, netting, deduction and counterclaim of operators, payors and other counterparties thereunder), in each case that (i) do not secure Indebtedness for borrowed money, (ii) are limited to the assets that are the subject of the relevant agreement, instrument or arrangement, (iii) do not arise under or in connection with the Mesabi Royalty Agreements; and (iv) individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change;

(x) Liens on (i) advances of cash or Cash Equivalents or earnest money deposits made in favor of the seller of any Mineral Royalty Interests or other property to be acquired in an Investment permitted by Section 4.12(p), to be applied against the purchase price therefor, and (ii) cash earnest money deposits made by any Note Party in connection with any letter of intent or purchase agreement permitted by Section 4.12(p); and

(y) Liens on cash, Cash Equivalents and deposit accounts securing credit card, purchasing card and other treasury, depository and cash management obligations of the Company or any Subsidiary permitted pursuant to Section 4.10(f) or otherwise incurred in the ordinary course of business; provided that the aggregate amount of obligations secured by such Liens does not exceed $250,000 at any time.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with Section 4.11 and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of this definition to which such Permitted Lien has been classified or reclassified.

Section 4.12 Investments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, acquire or make any Investments, other than, in each case, the following items (collectively, “Permitted Investments”):

(a) Investments (including, without limitation, Equity Interests in Subsidiaries) existing on the Issue Date, and any modification, renewal or extension of any of the foregoing that does not increase the amount of the Investment being modified, renewed or extended (as determined as of such date of modification, renewal or extension) unless the incremental increase in such Investment is otherwise permitted hereunder;

(b) Investments consisting of cash or Cash Equivalents;

(c) Investments in the ordinary course of business consisting of (i) endorsements of negotiable instruments for deposit or collection or similar transactions, (ii) customary trade arrangements with customers and (iii) trade accounts payable incurred by a Note Party on behalf of any Subsidiary;

(d) Investments consisting of deposit accounts;

(e) Investments (including promissory notes and other non-cash consideration) received in connection with Transfers permitted under Section 4.16;

(f) Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Article 11, which is otherwise a Permitted Investment; provided that, for purposes of this clause (f), such Subsidiary shall not own any Material Property prior the consummation of such merger transaction;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of any Note Party or any Subsidiary pursuant to employee equity purchase plans or similar agreements approved by the board of directors, subject to a maximum of $1.0 million for all Investments made under this clause (g) in the aggregate at any one time outstanding;

(h) (i) Investments by any Note Party in any Subsidiary that is not a Note Party (provided that the aggregate amount of such Investments in Subsidiaries that are Excluded Subsidiaries and Subsidiaries that are not Note Parties shall not exceed $250,000 in the aggregate at any time outstanding), (ii) Investments by any Note Party in any other Note Party and (iii) Investments by any Subsidiary that is not a Note Party in any Note Party or in any other Subsidiary that is not a Note Party;

(i) Investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise) of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(j) (x) notes payable, or stock or other securities issued to a Note Party pursuant to negotiated agreements with respect to settlement of accounts receivable in the ordinary course of business and (y) settlement, discount, write-off, forgiveness or cancellation of any Indebtedness owing by any present or former consultants, directors, officers or employees of a Note Party or any Subsidiary or any of their successors or assigns;

(k) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this clause (k) shall not apply to Investments in any Subsidiary; and provided further that the aggregate amount of such Investments shall not exceed $250,000 at any time outstanding;

(l) [Reserved];

(m) (x) non-cash Investments in joint ventures or strategic alliances in the ordinary course of any Note Party’s business and(y) Investments in joint ventures or strategic alliances for the purpose of decreasing sales and/or administrative expenses, provided that the aggregate amount of Investments made pursuant to this clause (m) shall not, together with any Investments made pursuant to clause (q) below, exceed $1.0 million at any time outstanding;

(n) (x) Investments constituting deposits described in clauses (e) and (f) of Section 4.11 and(y) to the extent constituting Investments, transactions expressly permitted (other than by reference to Section 4.11 or Section 4.13 or any clause thereof), under Section 4.15;

(o) Investments of any Person existing at the time such Person becomes a Subsidiary of any Note Party or consolidates or merges with any Note Party or any Subsidiary so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger (together with any extension, modification or renewal of any such Investments, so long as no such extension, modification or renewal increases the amount thereof, except as otherwise permitted by this Section 4.12);

(p) Investments consisting of the Acquisition of Mineral Royalty Interests (including any Investment consisting of the Acquisition of any Person substantially all of whose assets consist of Mineral Royalty Interests); provided that (i) at the time of, and after giving effect to, such Investment there is no Default or Event of Default, (ii) such Acquisition will not result in a Fundamental Change, (iii) each Person acquired pursuant to such Acquisition becomes a Guarantor and enters into all applicable Collateral Documents, in each case, in accordance with the Indenture and the other Note Documents, and all property and assets acquired pursuant to such Acquisition becomes Collateral pursuant to the terms of, and subject to the Liens established under, the Collateral Documents, and in connection therewith all Collateral Documents considered reasonably necessary by the Noteholder Representative are entered into by the applicable Note Parties to ensure that the Collateral Agent obtains a valid and enforceable security interest in such acquired assets with the priority contemplated by this Indenture, and (iv) such Acquisition is made on arm’s length terms and for fair market value (as determined in good faith by the Company) and the seller or counterparty with respect to such Acquisition is not an Affiliate of a Note Party;

(q) other Investments in an aggregate amount, together with any Investments made pursuant to clause (m) above, not to exceed $1.0 million at any time outstanding; and

(r) any acquisition of assets or Equity Interests solely in exchange for the issuance of Equity Interests (other than Redeemable Capital Stock) of the Company; provided that(x) such acquisition is of assets or Equity Interests of a Person engaged in a Permitted Business,(y) such acquisition has been approved by the Board of Directors of the Company, and (z) such Person does not have outstanding Indebtedness that would not constitute Permitted Debt if incurred after the Issue Date.

Any Investment in any Person other than the Company or a Guarantor that is otherwise permitted by this Section 4.12 may be made through substantially concurrent intermediate Investments in Subsidiaries that are not Guarantors and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Cash Equivalents shall be the fair market value thereof (as determined by the Company in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

In determining the amount of Investments permitted under this covenant, Investments (excluding loans and advances) shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.

For purposes of determining compliance with this covenant, an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof (but may not thereafter be reclassified).

Notwithstanding anything contained in this Indenture to the contrary, (a) the Company shall not, nor shall it permit any Subsidiary to, sell, transfer or otherwise dispose of any Material Property (whether pursuant to an Investment, a sale, lease, license, transfer, investment, restricted payment, dividend or otherwise or relating to the exclusive rights thereto) to any Subsidiary or Affiliate of the Company that is not a Note Party, other than the grant of a non-exclusive lease or license of property to any Subsidiary of the Company on arms’-length terms, in the ordinary course of business and for a bona fide business purpose; and (b) no Person that is either(x) a Subsidiary that is not a Note Party or(y) an Affiliate of the Company (that is not a Note Party) shall own or hold an exclusive license to any Material Property, other than Material Property owned by non-Note Party Subsidiaries prior to the Issue Date (and not transferred in anticipation thereof).

Section 4.13 Restrictive Agreements. (A) The Company shall not, and shall not permit any Subsidiary to enter into any agreement, document, instrument or other arrangement (except with or in favor of the Trustee or the Collateral Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting the Company, any Guarantor or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering the Company’s, any Guarantor’s or any Subsidiary’s property and assets, except the foregoing shall not apply to:

(a) any restrictions and conditions imposed by any applicable law, the Loan Agreement, this Indenture or the Collateral Documents;

(b) restrictions and conditions existing on the Issue Date (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition);

(c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or property pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or property that is to be sold and such sale is permitted hereunder;

(d) as is otherwise permitted in Section 4.16 and Section 4.11;

(e) restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Indenture;

(f) customary provisions in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements, but not relating to any Indebtedness entered into in the ordinary course of business;

(g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and not in contemplation of circumventing the requirements of this Indenture;

(h) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, (a) detract from the value of the property or assets of any Note Party in any manner material to any Note Party or (b) materially affect the Company’s ability to make future principal or interest payments hereunder, in each case, as determined by the Company in good faith; and

(i) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture,

so long as such provisions set forth in this paragraph were not made in contemplation of circumventing the requirements of this Indenture.

(B) The Company shall not, and shall not permit any Subsidiary to, enter into any agreement, document, instrument or other arrangement (except with or in favor of the Trustee or the Collateral Agent) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Guarantor or any Subsidiary from paying dividends or making distributions (or similar other payments with respect to Equity Interests) to the Company, a Note Party or any Subsidiary; provided that the foregoing shall not apply to:

(a) restrictions imposed by applicable law;

(b) restrictions under the Note Documents, the First Lien Debt Documents and the Intercreditor Agreement, and contractual obligations, including in respect of any loan agreement, existing on the Issue Date, and amendments, modifications, replacements, renewals or extensions thereof; provided that the scope of any such contractual obligations shall not be more restrictive than those existing on the date hereof and any amendments, modifications, replacements, renewals or extensions shall not be adverse to the interests of the Holders hereunder;

(c) restrictions imposed by the organizational documents of any Subsidiary or contained in any related joint venture, shareholders’ or similar agreement, in each case, as of the Issue Date; and

(d) contractual obligations in effect at the time any Person becomes a Subsidiary, or any agreement or instrument assumed in connection with any acquisition of assets from any Person; provided that such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary or of such acquisition of assets from such Person, and amendments, modifications, replacements, renewals or extensions thereof (including any such renewals or extension arising as a result of a renewal, extension or refinancing of any Indebtedness containing such restriction); provided, further, in each case, that the scope of any such contractual obligations shall not be more restrictive than those existing on the date of acquisition,

(e) so long as such provisions set forth in this paragraph were not made in contemplation of circumventing the requirements of this Indenture.

Section 4.14 Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any transaction or series of related transactions involving aggregate consideration in excess of $100,000 with any Affiliate of the Company or any of its Subsidiaries, unless:

(a) such transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable transaction by the Company or such Subsidiary with a non-affiliated Person; and

(b) the Company delivers to the Trustee:

(i) with respect to any such transaction or series of related such transactions involving aggregate consideration in excess of $500,000, an Officer’s Certificate certifying that such transaction or series of related transactions complies with this Section 4.14; and

(ii) with respect to any such transaction or series of related such transactions involving aggregate consideration in excess of $1.0 million, a Board Resolution set forth in an Officer’s Certificate certifying that such transaction or series of related transactions complies with this Section 4.14 and, if any members of the Board of Directors of the Company shall be disinterested with respect to such transaction, that such transaction or series of related transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company.

The foregoing restrictions shall not apply to:

(A) transactions that are in the ordinary course of the Company’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person;

(B) transactions between or among the Note Parties (or any entity that becomes a Note Party as a result of such transaction) not involving any other Affiliate;

(C) any transaction between a Note Party and a Wholly-Owned Subsidiary that is not a Note Party that is otherwise expressly permitted by this Indenture;

(D) loans or advances to employees permitted under clause (g) of Section 4.12;

(E) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of such Note Party or such Subsidiary, and reasonable compensation (including bonuses and other awards) and employee benefit arrangements (including retirement, health, stock option and other benefit plans) paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or any Subsidiary in the ordinary course of business or as otherwise approved by the Board of Directors, board of managers or other equivalent governing body of the Company or such Subsidiary;

(F) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, stock options (including incentive stock options and non-qualified stock options) and stock ownership plans approved by the Company’s Board of Directors or a committee or delegate thereof;

(G) investor rights and registration rights agreements, and similar arrangements;

(H) transactions in which the Company or any Subsidiary delivers to the Trustee a written opinion from an independent financial advisor of recognized national standing stating that such transaction is fair to such Note Party or such Subsidiary from a financial point of view;

(I) Subordinated Indebtedness or equity investments by any Note Party’s investors in any Note Party;

(J) transactions permitted pursuant to clause (vii) of the definition of Asset Disposition, Section 4.10 (solely with respect to clauses (j) and (k) thereof) and Section 4.15; and

(K) any intercompany transactions constituting Permitted Investments; and

(L)  the performance of obligations under, and the consummation of transactions (including the exercise of any option) contemplated by, the agreements governing the acquisition of Mineral Royalty Interests in respect of the Mesabi project and the related transaction documents, in each case as in effect on the Issue Date, and any amendments or supplements thereto that, taken as a whole, are not materially adverse to the interests of the Holders ..

Section 4.15 Restricted Payments. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment, except:

(a) the Company or any Subsidiary may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities;

(b) the Company or any Subsidiary may pay dividends (A) with respect to its common shares payable solely in additional shares of its common shares and (B) with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common shares on a pro rata basis;

(c) the Company may repurchase the stock, partnership, membership, or other ownership interest or other equity securities of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, provided that the aggregate amount of all such repurchases does not exceed $500,000 per fiscal year of the Company;

(d) the Company may make repurchases or deemed repurchases of Equity Interests (i) deemed to occur upon the cashless or net settlement of equity awards granted under equity incentive plans approved by the Board of Directors, (ii) deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price thereof or (iii) in satisfaction of tax withholding obligations arising in connection with the grant, vesting, settlement or exercise of any equity awards, stock options or warrants (including remittances of withholding taxes funded in whole or in part by sales of vested shares effected on behalf of the holders of such awards and payments of cash in lieu of fractional shares), in each case, so long as an Event of Default does not exist at the time of any such repurchase or deemed repurchase and would not exist after giving effect to any such repurchase or deemed repurchase; provided that (a) the aggregate amount of all such repurchases and deemed repurchases does not exceed $500,000 per fiscal year of the Company or (b) to the extent the aggregate amount of all such repurchases and deemed repurchases exceeds $500,000 per fiscal year of the Company, such repurchases and deemed repurchases are funded solely with the proceeds of the sale of such Equity Interests (including sales effected on behalf of the holders of the applicable awards);

(e) the Company may issue stock under and make payments on the Notes;

(f) any Subsidiary that is not a Note Party may pay dividends or make other distributions to the Company, any other Note Party or any other Subsidiary; and

(g) any Note Party (other than the Company) may pay dividends or make any other distributions to, or redeem, retire or repurchase its Equity Interests from, the Company or any other Note Party (and, in the case of any such Note Party that is not a Wholly-Owned Subsidiary, to the Company, any other Note Party and its other equity holders on no more than a pro rata basis), and any Note Party may make payments of principal, interest and other amounts in respect of intercompany Indebtedness owed to the Company or any other Note Party that is permitted under Section 4.10.

Section 4.16 Asset Dispositions. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate, or permit to be consummated, any Asset Disposition unless:

(a) the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the Equity Interests or assets subject to such Asset Disposition; and

(b) at least 75.0% of the total consideration from such Asset Disposition is in the form of cash or Cash Equivalents.

If the Company or any Subsidiary engages in an Asset Disposition, the Company or such Subsidiary may, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(i) to the extent such Net Available Proceeds constitute proceeds from the sale of First Lien Collateral, repay Indebtedness under the Loan Agreement;

(ii) repay the Notes;

(iii) [Reserved]; or

(iv) (a) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Company or any Subsidiary in a Permitted Business, in any case, in compliance with this Indenture, or (b) acquire capital stock of a Person (other than the Company or any of its Subsidiaries) engaged in a Permitted Business that shall become a Subsidiary immediately upon the consummation of such acquisition, in each case, in compliance with this Indenture; provided, in each case, that to the extent the assets subject to the applicable Asset Disposition comprised part of the Collateral, such capital expenditures or acquisitions shall be with respect to assets or capital stock, as applicable, that constitute Collateral.

The amount of Net Available Proceeds not applied or invested as provided in clauses (i) through (iv) of the preceding paragraph shall constitute “Excess Proceeds.”

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by the provisions of Section 15.01 and/or the provisions of Article 11 and not by the provisions of this Section 4.16.

Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate, or permit to be consummated, any Asset Disposition, with respect to (i) all or part of, or an interest in, a Mineral Royalty Interest (including any interest under, or acquired pursuant to, the Royalty Agreements), or proceeds thereof, or (ii) the Equity Interests of any Subsidiary that directly or indirectly through another Subsidiary owns all or part of, or an interest in, a Mineral Royalty Interest (including any interest under, or acquired pursuant to, the Royalty Agreements), or proceeds thereof; provided that the foregoing shall not prohibit any Asset Disposition of any Mineral Royalty Interest (other than any interest under, or acquired pursuant to, the Mesabi Royalty Agreements), or of the Equity Interests of any Subsidiary owning any such Mineral Royalty Interest (unless such Subsidiary directly or indirectly through another Subsidiary owns all or part of an interest under, or acquired pursuant to, the Mesabi Royalty Agreements), in each case that is made in compliance with this Section 4.16 (including, as applicable, Section 15.04).

Section 4.17 Minimum Cash. The Company shall not permit the aggregate amount of Unrestricted Cash of the Company and the Note Parties to be less than $5.0 million, calculated as of the last day of each fiscal quarter ending after the Issue Date.

Section 4.18 Minimum Interest Coverage Ratio. (a) The Company shall not permit the Interest Coverage Ratio to be less than 1.20:1.00 for any Test Period, as calculated and tested at the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2027; provided that Section 4.18(a) shall not apply in respect of the first three (3) Test Periods for which compliance with Section 4.18(a) is required to be tested, if, as of the last day of each such Test Period, Unrestricted Cash is greater than or equal to $20.0 million.

(b) Notwithstanding anything to the contrary in this Indenture (including Article 6), if the Company fails to comply with Section 4.18(a) as of the last day of any Fiscal Quarter, then at any time during the period commencing on the last day of such Fiscal Quarter and ending on the tenth (10th) Business Day after the date the Compliance Certificate for such Fiscal Quarter is required to be delivered pursuant to Section 4.08 (the “Cure Period”), the Company shall have the right (the “Cure Right”) to issue Equity Interests (other than Redeemable Capital Stock) for cash, to otherwise receive cash contributions in respect of its common Equity Interests or to consummate any other capital raise on terms reasonably satisfactory to the Noteholder Representative or the Holders of a majority in aggregate principal amount of the Notes then outstanding, and to apply the net cash proceeds thereof (the “Cure Amount”) to increase Consolidated EBITDA in accordance with this Section 4.18(b);provided that: (i) upon receipt by the Company of the Cure Amount and delivery by the Company to the Trustee of an Officer’s Certificate setting forth the calculation thereof, Consolidated EBITDA shall be increased, solely for the purposes of determining compliance with Section 4.18(a) as of the last day of such Fiscal Quarter and for each subsequent Test Period that includes such Fiscal Quarter, by an amount equal to the Cure Amount; (ii) the Cure Amount shall be no greater than the amount required to cause the Company to be in compliance with Section 4.18(a) for the applicable Test Period; (iii) the Cure Amount shall be disregarded for purposes of determining compliance with any other covenant, basket, ratio or condition under this Indenture, and shall not be credited as a reduction or netting of Indebtedness for any purpose under this Indenture; (iv) the Company shall not use the Cure Right more than (A) two times in any calendar year or (B) four times during the period starting on the Issue Date and ending on the Maturity Date; and(v) the Cure Amount is received by the Company during the Cure Period.

If, after giving effect to the adjustments described in this Section 4.18(b), the Company shall be in compliance with Section 4.18(a) for the applicable Test Period, the Company shall be deemed to have satisfied the requirements of Section 4.18(a) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith, and any Default or Event of Default arising from such failure shall be deemed cured and not continuing for all purposes of this Indenture. During the period commencing on the last day of the applicable Fiscal Quarter and ending upon the earlier of(x) the expiration of the Cure Period and(y) the date on which the Company notifies the Trustee in writing that it does not intend to exercise the Cure Right, neither the Noteholder Representative, the Trustee nor any Holder may accelerate the Notes or exercise any right or remedy under this Indenture or the other Note Documents solely on the basis of the Company’s failure to comply with Section 4.18(a). If the Company does not effect a cure of such failure pursuant to this Section 4.18(b) prior to the expiration of the Cure Period, the Company shall, no later than five (5) Business Days after the expiration of the Cure Period, deliver to the Trustee an Officer’s Certificate to that effect.

(c) As used in this Section 4.18, the following terms have the following meanings:

“Consolidated EBITDA” means, for any Test Period, Consolidated Net Income for such Test Period, plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) Consolidated Interest Expense, PIK Interest and any other interest expense (whether paid in cash or in kind); (ii) provision for taxes based on income, profits or capital; (iii) depreciation, depletion and amortization expense; (iv) non-cash charges, expenses or losses (other than any non-cash charge, expense or loss representing an accrual of, or reserve for, cash expenditures in any future period);(v) unusual or non-recurring charges, expenses or losses in an aggregate amount for such Test Period not to exceed 10% of Consolidated EBITDA for such Test Period (calculated before giving effect to this clause(v)); and (vi) reasonable fees, costs, expenses and charges related to any Investment, acquisition or disposition of Mineral Royalty Interests or other assets, any issuance of Equity Interests or any incurrence, amendment, repayment or refinancing of Indebtedness, in each case whether or not consummated; minus, without duplication and to the extent included in determining such Consolidated Net Income, all non-cash gains or income (other than the accrual of revenue in the ordinary course of business), in each case determined on a consolidated basis in accordance with IFRS.

“Consolidated Interest Expense” means, for any Test Period, the total cash interest expense of the Company and its Subsidiaries on a consolidated basis for such Test Period in respect of Indebtedness (including, for the avoidance of doubt, Cash Interest on the Notes), excluding (i) PIK Interest and any other non-cash interest expense and (ii) any amortization or write-off of deferred financing costs, debt discount or original issue discount.

“Consolidated Net Income” means, for any Test Period, the net income (loss) of the Company and its Subsidiaries for such Test Period, determined on a consolidated basis in accordance with IFRS.

“Fiscal Quarter” means each three-month period of the Company’s Fiscal Year ending on March 31, June 30, September 30 and December 31 of each calendar year.

“Fiscal Year” means the 12-month fiscal period of the Company ending on December 31st in any calendar year.

“Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (i) Consolidated EBITDA for the Test Period ending on such day to (ii) Consolidated Interest Expense for such Test Period. For purposes of calculating the Interest Coverage Ratio, acquisitions and dispositions of Mineral Royalty Interests (or of any Person substantially all of whose assets consist of Mineral Royalty Interests) that have been consummated by the Company or any Subsidiary during the applicable Test Period, or subsequent to such Test Period and on or prior to the applicable date of determination, shall be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company) as if they had been consummated on the first day of such Test Period.

“Test Period” means, the most recently completed Fiscal Quarter.

Section 4.19 Additional Interest. (a)Accrual of Additional Interest. Additional Interest shall accrue on any Note on each day, and in the circumstances, set forth in the Registration Rights Agreement, if any, relating to the Notes, upon the occurrence and during the continuance of a Registration Default Event. For the avoidance of doubt, no Additional Interest shall accrue pursuant to this Section 4.19 on any Notes with respect to which no Registration Rights Agreement has been executed and delivered.

(b) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 4.19(a) shall be payable in cash on the same dates and in the same manner as the Stated Interest on such Note and shall accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first forty-five (45) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof, regardless of the number of events giving rise to such accrual; provided, however, that in no event shall Additional Interest pursuant to this Section 4.19, together with any Additional Interest payable pursuant to Section 6.03, accrue on any day on a Note at a combined rate per annum that exceeds 0.50%. Any Additional Interest that accrues on a Note pursuant to this Section 4.19 shall be in addition to the Stated Interest that accrues on such Note.

(c) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company shall send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note pursuant to this Section 4.19. In addition, if Additional Interest accrues on any Note pursuant to this Section 4.19, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company shall deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee shall have no duty to determine whether any Additional Interest is payable or the amount thereof and shall be entitled to conclusively rely on the Officer’s Certificate referred to in the immediately preceding sentence.

Section 4.20 Bank Accounts.

Each Note Party shall ensure that all payments received in respect of the Mesabi Royalty Agreements are deposited into the TMCR USA Account, which account shall at all times following the Account Control Date be subject to an Account Control Agreement. Notwithstanding the foregoing, prior to the occurrence and during the continuance of an Event of Default, the Note Parties shall be permitted to withdraw, transfer and apply funds on deposit in the TMCR USA Account in the ordinary course of business and for any other purpose not prohibited by this Indenture.

Section 4.21 Liability Management Transaction.

The Company shall not, and shall not permit any of its Subsidiaries, to directly or indirectly, (a) create, incur, assume or otherwise become or remain liable with respect to any Indebtedness or issue any stock (other than with respect to Indebtedness incurred to repay, refinance, replace or otherwise discharge Indebtedness incurred under the Loan Agreement pursuant to clause (a) of Section 4.10), (b) create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom (other than with respect to Indebtedness incurred to repay, refinance, replace or otherwise discharge Indebtedness incurred under the Loan Agreement pursuant to clause (a) of Section 4.10), (c) make or own any Investment in any other Person, (d) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution) or (e) convey, sell, lease or otherwise dispose of all or any part of its property or assets or to otherwise engage in any other activity, in each case, that is undertaken for the primary purpose of consummating a Liability Management Exercise.

Section 4.22 Use of Proceeds.

The proceeds of the issuance of the Notes on the Issue Date shall be used as follows:

(a)	to repay in full all Indebtedness and other obligations under and in connection with the SAF Facility;

(b)	to fund a portion of the purchase price of the Additional Mesabi Royalty Agreement; and

(c)	for general corporate purposes of the Company and its Subsidiaries.

Section 4.23 Reservation of Shares. At all times when any Notes are outstanding, the Company shall reserve, out of its authorized but unissued and unreserved Common Shares, a number of Common Shares equal to the product of: (a) the aggregate principal amount (expressed in thousands) of all then-outstanding Notes; and (b) the Conversion Rate then in effect (assuming, for these purposes, that the Conversion Rate is increased by the maximum amount the Conversion Rate may be increased pursuant to Section 14.04).

Section 4.24 Tax Matters. (a) The Company shall, at the Company’s cost and expense, reasonably determine, based upon the information available to the Company at such time and in good faith the status of the Company as a CFC for each taxable year of the Company in which a Converted Holder holds or held 10% or more of the outstanding Common Shares (the “Specified Taxable Year”), and shall notify the Converted Holder of such reasonable determination of its CFC status within sixty days of the end of such Specified Taxable Year (including, for the avoidance of doubt, the calendar year which includes the date of this Indenture). If the Company reasonably determines in good faith that it was likely a CFC for the Specified Taxable Year, the Company shall provide the Converted Holder with all information reasonably requested by such Converted Holder to enable such Converted Holder to determine, at the Converted Holder’s cost and expense, (i) the amount of subpart F income, within the meaning of Section 952 of the Internal Revenue Code, (ii) the amount of net CFC tested income within the meaning of Section 951A(b) of the Internal Revenue Code, (iii) the CFC classification of any of the Company’s Subsidiaries, (iv) the amount of the Company’s and its Subsidiaries’ earnings and profits potentially treated as dividends pursuant to Section 1248 of the Internal Revenue Code, and (v) the Converted Holder’s pro rata portion of such amounts determined under each of the foregoing clauses (i) and (iv), in each case, for the Specified Taxable Year. The Company shall, and shall cause its Subsidiaries to, provide the Converted Holder with access to such information as the Company and its Subsidiaries have in their possession or which is reasonably available to them without incurring material third-party costs, as may be required for the Converted Holder to, at the Converted Holder’s cost and expense, (A) confirm the Company’s reasonable determination of the status of the Company as a CFC, for a Specified Taxable Year, (B) confirm the status of any of the Company’s Subsidiaries as a CFC, for a Specified Taxable Year, (C) determine whether the Converted Holder is required to report its pro rata portion of the Company’s or any of its Subsidiaries’ subpart F income, within the meaning of Section 952 of the Internal Revenue Code and net CFC tested income within the meaning of Section 951A(b) of the Internal Revenue Code, as applicable, on its U.S. federal income tax return, (D) permit the Converted Holder to comply with the reporting requirements under Sections 6038 or 6038B of the Internal Revenue Code, or (E) to otherwise allow the Converted Holder to otherwise comply with applicable income tax laws, tax reporting requirements, and other applicable laws.

(b) The Company shall, at the Company’s cost and expense, reasonably determine in good faith the status of the Company as a PFIC for each taxable year of the Company in which a Converted Holder holds Common Shares received pursuant to the conversion of Notes into Common Shares under this Indenture, and shall notify the Converted Holder of such reasonable determination of its PFIC status as promptly as practicable following the completion of each tax year of the Company (including, for the avoidance of doubt, the Company’s tax year which includes the date of this Indenture). The Company shall, upon request by the Converted Holder, timely make available to the Converted Holder such information as reasonably requested in writing by the Converted Holder in the Company’s possession or which is reasonably available to it without incurring material third-party costs to permit the Converted Holder (or its direct or indirect equity holders), to determine whether the Company or any of its Subsidiaries was a PFIC for the taxable year that included the date of this Indenture (and, if requested by the Converted Holder, any other tax year of the Company during which the Converted Holder holds or held Common Shares received pursuant to the conversion of its Notes into Common Shares pursuant to this Indenture). Upon a determination by the Company, the Converted Holder or any Governmental Authority that the Company has been a PFIC with respect to an applicable tax year, the Company shall provide the Converted Holder, as promptly as practicable following the completion of such tax year of the Company, with all information reasonably available to the Company applicable to such tax year (including, without limitation, a “PFIC Annual Information Statement” within the meaning of Treasury Regulations Section 1.1295-1(g) in respect of the Company containing the information and statements in respect of the Company required to be set forth thereon and duly executed by the Company or any of its authorized Representatives) to permit the Converted Holder (or its direct or indirect equity holders, as applicable), at the cost and expense of the Converted Holder or its direct or indirect equity holders, as applicable, to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Internal Revenue Code with respect to the Company, and comply with any reporting or other requirements incidental to such “qualified electing fund” election.

(c) The Company’s obligations under this Section 4.24 shall survive the conversion of any Notes into Common Shares pursuant to Article 14 and shall continue to apply with respect to each Converted Holder for so long as such Converted Holder holds any Common Shares received upon such conversion. This Section 4.24 shall be enforceable directly by the applicable Converted Holder, and the Trustee shall have no obligation to enforce this Section 4.24 on behalf of any Converted Holder.

Section 4.25 Stock Consideration for Additional Royalty.

The Company covenants that, on the Issue Date, it will satisfy a portion of the purchase price payable in connection with the acquisition of the Additional Royalty through the issuance of Common Shares of the Company to the vendor of the Additional Royalty, having an aggregate value of $27,500,000 at an issue price of $6.30 per Common Share.

Section 4.26 Anti-Layering.

(a)            The Company will not incur any Indebtedness that is subordinate in right of payment to the First Lien Obligations unless it is expressly subordinate or junior in right of payment to the Notes to the same extent. The Company will not, and will not permit any Guarantor to, incur any Indebtedness that is subordinate in right of payment to the First Lien Obligations unless such Indebtedness is expressly subordinate or junior in right of payment to such Guarantor’s Note Guarantee to the same extent.

(b)            The Company and the Guarantors will not incur any Lien on the Collateral securing Indebtedness (other than the Notes) if such Lien is contractually subordinate or junior in priority to the Liens securing the First Lien Obligations unless (i) such Lien is contractually subordinate or junior in priority to the Liens securing the Notes and the Note Guarantees or (ii) such Lien is a Permitted Lien.

Section 4.27 No Canadian Defined Benefit Plan

Each Note Party agrees that it shall not, and shall cause each Subsidiary not to, (i) establish or commence contributing to any Canadian Defined Benefit Plan or (ii) acquire an interest in any Person if such Person sponsors, administers, maintains or contributes to, or has any liability in respect of, any Canadian Defined Benefit Plan.

Section 4.28 Account Control Agreements

Each Note Party agrees that it shall within 60 days of any “Discharge of Senior Priority Obligations” (as defined in the Intercreditor Agreement), deliver Account Control Agreements with respect to each deposit account of the Company and its Subsidiaries that is not an Excluded Account (the required date of such delivery, the “Account Control Date”).

Article 5.
LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. If the Trustee is not the Registrar, then the Company will furnish to the Trustee, semi-annually, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article 6.
DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable and the default continues for a period of thirty (30) consecutive days;

(b) default in the payment of principal of any Note when due and payable at its stated maturity, upon Optional Redemption pursuant to Section 15.06, upon Tax Redemption pursuant to Article 17, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) the Company’s failure to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for five (5) Business Days following the date on which such conversion was required to be effectuated pursuant to the terms of this Indenture; provided that any delay in the delivery of Common Shares to Holders pursuant to the performance of Section 14.14 in accordance with its terms shall not constitute a default or an Event of Default hereunder;

(d) the Company’s failure to give a Fundamental Change Company Notice as described in Section 15.02 when due or to make a Net Proceeds Offer as described in Section 15.04 when required and such failure continues for five (5) Business Days;

(e) the Company’s failure to comply with its obligations under (i) Article 11, (ii) Section 4.17 or (iii) Section 4.18 (subject to the Cure Right set forth in Section 4.18(b));

(f) the Company’s or any Subsidiary’s failure for forty-five (45) days after written notice from the Noteholder Representative, Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes, this Indenture or any other Note Document (other than, for a period of not more than 180 days, a Registration Default Event for which the Company pays Additional Interest in accordance with Section 4.19, in which case an Event of Default shall occur on the earlier to occur of (i) the 181st day after such Registration Default Event and (ii) the date on which the Company fails to pay Additional Interest in accordance with Section 4.19 (without limiting Section 6.01(o) or any rights or remedies under the Registration Rights Agreement));

(g) (A) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money that has a principal amount in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (B) the acceleration of the maturity of any Indebtedness outstanding under the Loan Agreement prior to its stated maturity (which acceleration has not been rescinded or annulled) or a failure to pay the principal of any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period;

(h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect (including any Bankruptcy Law) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect (including any Bankruptcy Law) or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days;

(j) a final judgment or judgments for the payment of $5.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(k) any Note Guarantee of a Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any such Guarantor denies its liability under the Note Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(l) unless all of the Collateral has been released from the Liens in accordance with the provisions of this Indenture and the Collateral Documents, the Liens in favor of the Secured Parties under the Collateral Documents at any time cease to constitute valid and fully perfected Liens granting a Second Priority Lien (to the extent available under Applicable Law and subject to Permitted Liens) in the Collateral to the Collateral Agent on behalf of the Secured Parties and except for expiration in accordance with its terms, any of the applicable Collateral Documents at any time for any reason ceases to be valid and binding or in full force and effect;

(m) the failure by the Company or any Subsidiary to comply for thirty (30) days after receipt of written notice from the Noteholder Representative, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding of such failure with a material provision of the Collateral Documents;

(n) the Common Shares cease to be listed or quoted on any of The Nasdaq Capital Market, The Nasdaq Global Select Market, The Nasdaq Global Market, the New York Stock Exchange, or the NYSE American (or any of their respective successors);

(o) the Company denies or disaffirms in writing its obligations under the Registration Rights Agreement;

(p) the Company ceases to own, directly or indirectly, 100% of the Equity Interests of TMCR Operations or TMCR USA Holdings;

(q) TMCR USA Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of TMCR USA Operations;

(r) any of the following events occurs:

(i) a Mesabi Royalty Agreement ceases to be in full force and effect and a valid and binding obligation of the parties thereto in accordance with its terms, only if such event would reasonably be expected to result in a Material Adverse Change (as defined in Section 19.05(d));

(ii) the Company or the applicable Subsidiary ceases to be entitled to all rights and benefits under a Mesabi Royalty Agreement in accordance with the terms thereof, only if such event would reasonably be expected to result in a Material Adverse Change;

(iii) the Company, any Subsidiary, or any other party to a Mesabi Royalty Agreement, is in default of any obligation under any Mesabi Royalty Agreement, only if such event would reasonably be expected to result in a Material Adverse Change;

(iv) the Company or any Subsidiary agrees to amend or modify any provision of a Mesabi Royalty Agreement and such amendment or modification could reasonably be expected to have a Material Adverse Change; or

(v) one or more payments in an aggregate amount greater than $1,000,000 that is due to the Company or any Subsidiary under a Mesabi Royalty Agreement is not paid when due under such Mesabi Royalty Agreement and such amount remains unpaid for 90 days or longer.

(s) the Company’s failure to comply with Section 6.10; or

(t) any representation or warranty made or deemed made by or on behalf of the Company or any other Note Party on the Issue Date in or pursuant to the Note Documents, the Subscription Agreements or the Agency Agreement (as defined in the Subscription Agreements), shall prove to have been incorrect in any material respect when made or deemed made, unless, in each case, such misrepresentation is capable of remedy and is remedied within thirty (30) days after the Company obtains actual knowledge thereof.

Section 6.02 Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing, the Noteholder Representative, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. For the avoidance of doubt, if such Event of Default is not continuing at the time such notice is provided (that is, such Event of Default has been cured or waived as of such time), then such notice shall not be effective to cause such amounts to become due and payable immediately. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, shall be due and payable immediately. In case of the occurrence of an Event of Default described in clause (h) or (i) of Section 6.01, 100% of the principal of and accrued and unpaid interest on the Notes shall automatically become due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Noteholder Representative or the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price and any cash due upon conversion, if applicable) of, or accrued and unpaid interest on, any Notes or (ii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Without limiting the generality of the foregoing in this Article 6, it is understood and agreed that if the Notes are accelerated as a result of an Event of Default described in Section 6.01 (including an Event of Default pursuant to clause (h) or (i) of such section), by operation of law or otherwise, the Notes that become due and payable shall include the premium, if any, that would be payable pursuant to Section 15.06 as if the Notes were being optionally redeemed on the date of such acceleration (the “Redemption Premium”), which shall become immediately due and payable in cash by the Company and the Guarantors and shall constitute part of the Obligations in respect of the Notes as if the Notes were being optionally redeemed as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits and actual damages as a result thereof. The Redemption Premium shall also be automatically and immediately due and payable if the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. The Redemption Premium payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each Holder as the result of the early repayment or prepayment of the Notes (and not unmatured interest or a penalty) and each of the Company and the Guarantors agrees that it is reasonable under the circumstances currently existing. EACH OF THE COMPANY AND THE GUARANTORS EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REDEMPTION PREMIUM, INCLUDING PAYMENT OF THE PREMIUM AT MATURITY, IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Company and the Guarantors expressly agree (to the fullest extent they may lawfully do so) that: (A) the Redemption Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Redemption Premium shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between holders, the Company and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and (D) the Company and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Company and the Guarantors expressly acknowledge that its agreement to pay or guarantee the payment of the Redemption Premium to the Holders as herein described are individually and collectively a material inducement to Holders to purchase the Notes.

For the avoidance of doubt, and without limiting the manner in which any Event of Default or Default can be cured: (a) a failure by the Company to send a notice in accordance with this Indenture other than in connection with the events set forth in Section 6.01(d) and Section 6.01(s) shall be subject to Section 6.01(f) (including the 45-day cure period contained therein), and any Default resulting solely from the failure by the Company to send such notice shall be deemed cured and shall cease to continue upon delivery of such notice to the applicable recipient prior to the expiration of such 45-day period; (b) if the Company fails to make any payment of principal or interest when due, such Default shall be deemed cured and shall cease to continue upon the making of such payment, together with any accrued interest thereon, prior to the expiration of any applicable grace period with respect to the Default in the relevant payment set forth in this Article 6 ; and (c) a Default that is (or, after notice, passage of time or both, would be) a Reporting Event of Default shall be deemed cured and shall cease to continue at such time as the Company files with the Trustee the applicable report or reports that gave rise to such Reporting Event of Default (it being understood that any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that (x) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and(y) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Additional Interest that accrues prior to the time of such cure. For the avoidance of doubt, nothing in the immediately preceding sentence shall constitute a waiver of or in any way limit any Holder’s right to institute suit for any damages incurred as a result of the Company’s breach of any covenant under this Indenture even if subsequently cured.

In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default.

Section 6.03 Additional Interest. Notwithstanding the foregoing, if the Company so elects, the sole remedy for an Event of Default relating to (a) the Company’s failure to file with the Trustee any documents or reports that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (b) the Company’s failure to comply with its obligations as set forth in Section 4.06 (a “Reporting Event of Default”), shall, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest in cash on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes outstanding for the first 60 days during which such Event of Default is continuing, beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the Notes outstanding for each day during the next 60-day period during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the Stated Interest payable on the Notes. On the 121st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its reporting obligations as set forth in Section 4.06(a) is not cured or waived prior to such 121st day), the Notes shall be subject to acceleration as provided above. The provisions of this Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elects to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay the Additional Interest as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure to comply with these reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 120-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided above.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing (including upon failure to pay amounts owed following accelerations of the Obligations) the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the Trustee and the Collateral Agent, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the Default Rate in accordance with Section 2.03(b)(iv), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee and the Collateral Agent under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and the Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and the Collateral Agent under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Collateral Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee and the Collateral Agent under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, the Trustee and the Collateral Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, the Trustee and the Collateral Agent shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Subject to the Intercreditor Agreement, any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon delivery thereof, if fully paid:

First, to the payment of all amounts due the Trustee (including any predecessor trustee) and Collateral Agent (including any predecessor collateral agent) in all of their capacities, including their agent and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal, premium, if any, and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion), premium, if any, and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion), premium and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered (and, if requested, provided) the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(e) the Noteholder Representative or the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of(x) the principal (including the Fundamental Change Repurchase Price, if applicable) of,(y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder; provided it is acknowledged that such rights may be affected by the Intercreditor Agreement.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture and the other Note Documents by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or any other Note Document or in aid of the exercise of any power granted in this Indenture or any other Note Document, or to enforce any other legal or equitable right vested in the Trustee by this Indenture, any other Note Document or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Noteholder Representative, the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Noteholder Representative, the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Noteholder Representative, the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Noteholder Representative, the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Noteholder Representative, the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Noteholder Representative or Majority of Holders. Subject to the Trustee’s and the Collateral Agent’s right to receive security or indemnity from the relevant Holders as described herein, the Noteholder Representative or the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee or the Collateral Agent with respect to the Notes (whether under applicable law, the terms of any of the Note Documents or otherwise); provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Note Documents, and (b) each of the Trustee and the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent, as applicable, that is not inconsistent with such direction. Each of the Trustee and the Collateral Agent may refuse to follow any direction that the Trustee or the Collateral Agent, as applicable, determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee or the Collateral Agent, as applicable, in personal liability (it being understood that the Trustee and the Collateral Agent shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder). The Noteholder Representative or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) any continuing defaults relating to the nonpayment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected or the Holders of at least 75% in aggregate principal amount of the Notes then outstanding as the case may be. Upon any such waiver the Company, the Trustee, the Collateral Agent and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. If a default occurs, is continuing, and is actually known to a Responsible Officer of the Trustee or the Collateral Agent, the Trustee or the Collateral Agent, as the case may be, must deliver to each Holder notice of the Default within 90 days after it obtains actual knowledge thereof. Except in the case of a Default in the payment of principal of or interest on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee or the Collateral Agent may withhold notice if and so long as a Responsible Officer of the Trustee or the Collateral Agent, as applicable, in good faith determines that withholding notice is in the interests of the Holders. In addition, if the Company shall become aware that any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee, promptly after (and in any event within five (5) Business Days of) the occurrence thereof, written notice specifying such event (including status and any action the Company is taking or proposes to take in respect thereof).

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee and the Collateral Agent for any action taken or omitted by it as Trustee and Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

Article 7.
CONCERNING THE TRUSTEE AND COLLATERAL AGENT

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Noteholder Representative or any of the Holders unless the Noteholder Representative or such Holders, as applicable, have offered (and, if requested, provided) to the Trustee indemnity or security satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any Holder (provided, however, that the Trustee shall not have an affirmative duty to determine whether any such direction in unduly prejudicial to the rights of any Holder) or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee and the Collateral Agent shall be entitled to indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (as finally adjudicated by a court of competent jurisdiction), except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Noteholder Representative or the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee and the Collateral Agent shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company. The Note Parties acknowledge that the Trustee is not providing investment supervision, recommendations, or advice regarding any investments. The Trustee and the Collateral Agent shall have no responsibility (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, insuring of, ownership or transferability of the Collateral, written instructions, or any other documents in connection therewith, and will not be regarded as making nor be required to make, any representations thereto;

(h) in the event that the Trustee is also acting as Collateral Agent, Custodian, Note Registrar, Paying Agent, or Conversion Agent hereunder, all of the rights, benefits, immunities, indemnities, privileges and protections afforded to the Trustee pursuant to this Indenture shall also be afforded to such Collateral Agent, Custodian, Note Registrar, Paying Agent or Conversion Agent ;provided, however, that only the Trustee, and not any Collateral Agent, Custodian, Note Registrar, Paying Agent or Conversion Agent or any other Person employed to act hereunder, shall be held to a prudent person standard upon the occurrence of and during an Event of Default; and

(i) under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any written or verbal advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(i) the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

(k) the Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Noteholder Representative or the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture;

(l) neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness;

(m) in no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(n) neither the Trustee nor the Collateral Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary or any Conversion Agent or Transfer Agent;

(o) neither the Trustee nor the Collateral Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Indenture (including, without limitation, the Registration Rights Agreement), whether or not an original or a copy of such agreement has been provided to the Trustee or Collateral Agent;

(p) neither the Trustee nor the Collateral Agent shall have any duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Indenture;

(q) in the event that any Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Trustee and Collateral Agent are hereby expressly authorized, in their sole discretion, to respond as they deem appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Trustee or Collateral Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated;

(r) if any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Agreement, or the Trustee or Collateral Agent is in doubt as to the action to be taken hereunder, the Trustee and Collateral Agent may, at their option, after sending written notice of the same to Company, refuse to act until such time as it (a) receives a final non-appealable order of a court of competent jurisdiction directing delivery of the Collateral or (b) receives a written instruction, executed by each of the parties involved in such disagreement or dispute, in a form reasonably acceptable to the Trustee and Collateral Agent, directing delivery of the Collateral. The Trustee and Collateral Agent will be entitled to act on any such written instruction or final, non-appealable order of a court of competent jurisdiction without further question, inquiry or consent. The Trustee and Collateral Agent may file an interpleader action in a state or federal court, and upon the filing thereof, the Trustee and Collateral Agent will be relieved of all liability as to the Collateral and will be entitled to recover reasonable and documented out-of-pocket attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action; and

(s) subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value, insuring or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Collateral Documents, for the obtaining or maintaining insurance on any Collateral, for the creation, perfection, priority, sufficiency or protection of any first priority lien, or any defect or deficiency as to any such matters.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, sufficiency or enforceability of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any disclosure material prepared or distributed with respect to the issuance of the Notes. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s, any Holder’s or any other Person’s, other than the Trustee’s, compliance with or breach, performance or observation of, any representation, warranty, covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.04 Trustee, Collateral Agent, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, the Collateral Agent, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Collateral Agent, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee and Collateral Agent. The Company covenants and agrees to pay to the Trustee and the Collateral Agent, each in any capacity under this Indenture or any other Note Document, from time to time, and the Trustee and the Collateral Agent shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee or the Collateral Agent, as applicable, and the Company, and the Company will pay or reimburse the Trustee and the Collateral Agent upon their respective request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee or the Collateral Agent as applicable, in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused directly by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company and each Person that becomes a Guarantor by execution of a supplemental indenture to this Indenture in accordance with Section 13.07, jointly and severally, covenants to indemnify the Trustee and the Collateral Agent, each in any capacity under this Indenture, any other Note Document and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, a Holder or any other Person), damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, the Collateral Agent, their respective officers, directors, attorneys, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or any other Note Document or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or the enforcement of this Section 7.06. The obligations of the Company and the Guarantors under this Section 7.06 to compensate or indemnify the Trustee and the Collateral Agent and to pay or reimburse the Trustee and the Collateral Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on the Collateral and all other money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Company’s obligations to its other creditors. The Trustee’s and the Collateral Agent’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the other Note Documents and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee and the Collateral Agent.

Without prejudice to any other rights available to the Trustee or the Collateral Agent under applicable law, when the Trustee and the Collateral Agent and their respective agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i), occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

“Trustee” and “Collateral Agent” for purposes of this Section shall include any predecessor Trustee or predecessor Collateral Agent; provided, however, that the negligence, willful misconduct or bad faith of any Trustee or Collateral Agent hereunder shall not affect the rights of any other Trustee or Collateral Agent hereunder.

Section 7.07 Officer’s Certificate and Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee and Collateral Agent. There will at all times be a Trustee and a Collateral Agent under this Indenture that is a Person organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee and collateral agent power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Section 7.09 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within forty five (45) days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six (6) months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Noteholder Representative or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any organization or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any ~~corporation~~ organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such organization or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after notice that the Company has been deemed to have been given pursuant to Section 18.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13 Collateral Agent; Collateral Documents.

(a) U.S. Bank Trust Company, National Association, is hereby designated and appointed as the Collateral Agent under this Indenture and the other Collateral Documents and U.S. Bank Trust Company, National Association, hereby accepts such designation and appointment.

(b) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Collateral Agent shall have all rights, privileges and immunities as are granted to the Trustee under this Indenture.

Section 7.14 Replacement of Collateral Agent. The Collateral Agent may resign, be removed and be replaced in accordance with Section 7.09 as though references to the Trustee therein were references to the Collateral Agent. Any successor collateral agent appointed as provided in this section shall execute, acknowledge and deliver to the Company and to its predecessor collateral agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor collateral agent shall become effective and such successor collateral agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor collateral agent, the collateral agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor collateral agent all the rights and powers of the trustee so ceasing to act. Upon request of any such collateral agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor collateral agent all such rights and powers. Any collateral agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such collateral agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06. No successor collateral agent shall accept appointment unless at the time of such acceptance, such successor collateral agent shall be eligible. Upon acceptance of appointment by a successor collateral agent, each of the Company and the successor collateral agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such collateral agent hereunder to the Holders in accordance with Section 18.03. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor collateral agent, the successor collateral agent shall cause such notice to be given at the expense of the Company.

Article 8.
CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Common Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate or Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or an Affiliate or Subsidiary thereof. In the case of a dispute as to such right, any decision or indecision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9.
HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or the Collateral Agent or to give any directions to the Trustee or the Collateral Agent permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee or the Collateral Agent and nominate a successor trustee or collateral agent pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution or the Holders of at least 10% of the aggregate principal amount of Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1.00 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

Article 10.
SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder of the Notes, the Company, the Guarantors, the Trustee and the Collateral Agent, as applicable, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend or supplement any of the other Note Documents for one or more of the following purposes:

(a) cure any ambiguity, omission, mistake, defect or inconsistency;

(b) provide for the assumption by a successor corporation of the Company’s obligations under this Indenture or a Successor Guarantor of a Guarantor’s obligations hereunder;

(c) add guarantees with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee or this Indenture, in each case, in accordance with the applicable provisions of this Indenture;

(d) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company;

(e) make any change that does not adversely affect the rights of any Holder in a material respect, as determined by the Company in good faith;

(f) increase the Conversion Rate as provided in this Indenture;

(g) (i) provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one trustee or (ii) provide for the acceptance of an appointment under this Indenture of a successor Collateral Agent; provided that, in each case, such successor is otherwise qualified and eligible to act as such under the terms of this Indenture;

(h) irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate the Company’s right to elect one or more particular Settlement Methods (including, for the avoidance of doubt, eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) as permitted by this Indenture; provided, however, that (i) no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described in Section 14.02;

(i) in connection with any Common Shares Change Event described in Section 14.08, provided that the Notes are convertible in the manner described therein, make certain related changes to the terms of the Notes to the extent expressly required by this Indenture;

(j) comply with the rules of DTC or any other applicable depositary, so long as such amendment does not materially and adversely affect the rights of any Holder of Notes;

(k) [Reserved.];

(l) add additional assets as Collateral to secure the Notes and the Note Guarantees;

(m) release Collateral from any Liens securing the Notes and the Note Guarantees, in each case when permitted, required or automatically effected by this Indenture, the Collateral Documents or the Intercreditor Agreement;

(n) modify this Indenture, the Collateral Documents and/or the Intercreditor Agreement to secure additional extensions of credit and add additional secured creditors holding Obligations permitted pursuant to the Intercreditor Agreement;

(o) subordinate the Liens securing creditors of other obligations to the Liens on the Collateral securing the Notes and the Note Guarantees;

(p) provide for the succession of any parties to any of the Junior Priority Collateral Documents (and other amendments that are administrative or ministerial in nature) and the intercreditor agreement in connection with an amendment, renewal, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Loan Agreement or any other agreement that is not prohibited by this Indenture;

(q) amend the Intercreditor Agreement in accordance with its terms or the terms of the Collateral Documents; or

(r) [Reserved].

Upon the written request of the Company, the Trustee and the Collateral Agent are hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, amendment or supplement, and to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee and Collateral Agent shall not be obligated to, but may in their respective discretion, enter into any such supplemental indenture, amendment or supplement that affects the Trustee or Collateral Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture, amendment or supplement authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors, the Collateral Agent and the Trustee, as applicable, without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Noteholder Representative or Holders. With the consent (evidenced as provided in Article 8) of the Noteholder Representative or the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, the Notes), the Company, the Guarantors, the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amend or supplement any of the other Note Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes, any supplemental indenture or any of the other Note Documents or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture or amendment or supplement to any of the other Note Documents shall:

(a) reduce the amount of Notes whose Holders must consent to an amendment, including the waiver of an Event of Default;

(b) reduce the rate of or change or have the effect of changing the stated time for payment of interest on any Note;

(c) reduce the principal of or extend or have the effect of extending the stated maturity of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Optional Redemption price, the Tax Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money, or at a place of payment, other than that stated in the Note;

(g) modify or change any provision that has the effect of permitting (to the extent not otherwise permitted by the terms of this Indenture) the incurrence of additional Indebtedness in the form of Additional Notes for the purpose of influencing voting thresholds;

(h) subordinate or have the direct or indirect effect of subordinating any obligations in respect of the Notes in right of payment to any Indebtedness for borrowed money; provided this clause (h) shall not apply to any debtor-in-possession or similar financing;

(i) subordinate or have the direct or indirect effect of subordinating any Liens securing the Obligations in respect of the Notes to any Liens on the Collateral securing any Indebtedness for borrowed money (except, in each case, Indebtedness that(x) is expressly permitted to be senior, or pari passu with, as applicable to the obligations in respect of the Notes as of the Issue Date or(y) incurred pursuant any debtor-in-possession or similar financing);

(j) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(k) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions.

In addition, without the consent of Holders of at least 75% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may:

(i) permit, or have the effect of permitting the concept of “unrestricted subsidiaries” (which shall, for the avoidance of doubt, include any Subsidiaries that are exempt from covenants or representations and warranties in the Junior Priority Documents, whether or not labelled as “unrestricted subsidiaries”);

(ii) make any change to the definition of “Material Property” in Section 1.01 or any language in other provisions in connection therewith;

(iii) make any change to the definition of “Liability Management Exercise” in Section 1.01 or any language in other provisions in connection therewith;

(iv) permit the incurrence of additional Indebtedness that is pari passu with or senior to the Notes issued on the Issue Date in right of payment and Lien priority, including by way of amending this Indenture or the Intercreditor Agreement to permit the principal amount of the Indebtedness owing in respect of the Loan Agreement to exceed the amount permitted by this Indenture and the Intercreditor Agreement, in each case as in effect on the Issue Date; provided this clause (iv) shall not apply to any debtor-in-possession or similar financing; provided, further, that this clause (iv) shall not restrict any repayment, refinancing or replacement of the Loan Agreement permitted by clause (a) of Section 4.10 or the related joinder to the Intercreditor Agreement;

(v) amend the definition of “Excluded Subsidiary” in Section 1.01;

(vi) release, or have the effect of releasing, all or substantially all of the Collateral from the Liens securing the notes and the Note Guarantees; or

(vii) amend, waive or modify, or have the effect of amending, waiving or modifying (including through amending, modifying or waiving any definition therein), the provision described in Section 4.21.

provided that (iii), (iv) and (vii) above shall not apply to any transaction where each Holder of Notes has been (or will be) offered a bona fide right to fund, provide, acquire or otherwise participate the same Senior Financing, on a pro rata basis, on not less than five (5) Business Days’ notice prior to the deadline established to elect to participate in such Senior Financing on the same economic terms received by the Holders of Notes (or their Affiliates) participating in such Senior Financing provided that such economic terms shall not include bona fide backstop and similar fees (including fees paid to holders of Notes as compensation for backstopping debt or equity rights offering) incurred, and the reimbursement of counsel fees and other expenses incurred, in connection with such Senior Financing or the negotiation of the transactions in connection with which the Senior Financing is to be (or was) incurred.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee and Collateral Agent shall join with the Company in the execution of such supplemental indenture, amendment, supplement or waiver unless such supplemental indenture, amendment, supplement or waiver affects the Collateral Agent or Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Collateral Agent or the Trustee, as applicable, may in its discretion, but shall not be obligated to, enter into such supplemental indenture, amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture, amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture, amendment, supplement or waiver becomes effective pursuant to Section 10.01 or this Section 10.02, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture, amendment, supplement or waiver. However, the failure to give such notice to all the Holders (with a copy to the Trustee), or any defect in the notice, will not impair or affect the validity of the supplemental indenture, amendment, supplement or waiver.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture, amendment, supplement or waiver pursuant to the provisions of this Article 10, this Indenture or the applicable other Note Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Collateral Agent, the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture, amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of this Indenture or the applicable other Note Document for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture, amendment, supplement or waiver pursuant to the provisions of this Article 10 may, at the Company’s request and expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture or the applicable other Note Document contained in any such supplemental indenture, amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.09) and delivered in exchange for the Notes then outstanding, upon delivery of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee and Collateral Agent. In addition to the documents required by Section 18.05, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture, amendment, supplement or waiver executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the other Note Documents and that the supplemental indenture, amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

Article 11.
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not, and shall not cause or permit any of its Subsidiaries to, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to one or more of its Wholly-Owned Subsidiaries) (a “Business Combination Event”), unless:

(a) (i) in the case of a Business Combination Event of the Company, the resulting, surviving or transferee person (if not the Company) is a Qualified Successor Entity organized and existing under the laws of Canada or any province or territory thereof, and such Qualified Successor Entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes, this Indenture and the Registration Rights Agreement; or (ii) in the case of a Business Combination Event of a Subsidiary, if such Subsidiary is a Note Party, the resulting, surviving or transferee person (if not such Subsidiary) is also Note Party;

(b) immediately after giving effect to such Business Combination Event, no Default or Event of Default has occurred and is continuing under this Indenture;

(c) (i) in the case of a Business Combination Event of the Company, the Qualified Successor Entity executes supplements or joinders to the applicable Junior Priority Collateral Documents and pledges its assets as Collateral (to the extent required by the applicable Junior Priority Collateral Documents) or (ii) in the case of a Business Combination Event of a Subsidiary that is a Note Party, the resulting, surviving or transferee Note Party (if not such Subsidiary) confirms to the Secured Parties by written agreement that its guarantee pursuant to Article 13 and its grant of security pursuant to the Collateral Documents will continue to be in full force and effect following such Business Combination Event;

(d) the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that(x) such Business Combination Event (and, if applicable, the related supplemental indenture, joinder, or other supplemental Collateral Document) complies with this Indenture and(y) all conditions precedent to such Business Combination Event provided in this Indenture have been complied with; and

(e) such Business Combination Event shall not, directly or indirectly, (i) subordinate, postpone or otherwise modify the Obligations in right of payment to any Indebtedness and (ii) subordinate or otherwise modify the relative priority of the Liens of the Secured Parties on the Collateral (including, without limitation, such Liens on the Mesabi Royalty Agreements).

Section 11.02 Qualified Successor Entity to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Qualified Successor Entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Company, such Qualified Successor Entity (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Indenture. Such Qualified Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Qualified Successor Entity instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Qualified Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Article 12.
IMMUNITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

Section 12.01 No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of the Company’s obligations under the Notes or this Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release is part of the consideration for the issue of the Notes. However, the waiver and release may not be effective to waive liabilities under U.S. federal securities laws.

Article 13.
GUARANTEE

Section 13.01 Guarantee.

(a) Subject to this Article 13, each Person that has executed this Indenture on the Issue Date as a Guarantor and each Person that becomes a Guarantor by execution of a supplemental indenture to this Indenture in accordance with Section 13.07, hereby jointly and severally, irrevocably and unconditionally, as a primary obligor and not merely as a surety, guarantees to each Holder, the Trustee, the Collateral Agent and each other Secured Party and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the other Note Documents or the Obligations of the Company hereunder or thereunder, the performance and punctual payment or delivery, as applicable, when due, whether at maturity, by acceleration or otherwise, of all Obligations, the Notes and the other Note Documents, including principal (including the Fundamental Change Repurchase Price, if applicable), premium, if any, interest (including interest on overdue amounts), consideration due upon conversion of the Notes and all other Obligations (including for reimbursement of expenses, indemnity or otherwise) of the Company or any Guarantor, all in accordance with the terms hereof and thereof (all of the foregoing, collectively, the “Guaranteed Obligations”). In furtherance of the foregoing and not in limitation of any other right which any Holder of the Notes or the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue of this Article 13, failing payment or, if applicable, delivery when due (at maturity, by acceleration or otherwise) of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay and, if applicable, perform and deliver the Guaranteed Obligations immediately. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each shall remain bound under this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation. Each agrees that this is a guarantee of payment and performance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of the Notes or the Trustee or Collateral Agent to any security held for payment of the Guaranteed Obligations. The Note Guarantees shall not be convertible and shall automatically terminate with respect to a given Note when such Note is converted.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional and absolute, irrespective of (i) the validity, regularity or enforceability of the Notes, this Indenture or any other Note Document, (ii) the absence of any action to enforce the same or to exercise any right or remedy against any Guarantor, (iii) any extension or renewal of this Indenture, the Notes or any other Note Document, (iv) any rescission, settlement, compromise, waiver, modification, amendment, consent or release in respect of this Indenture, the Notes or any other Note Document or any of the Guaranteed Obligations,(v) any change in the corporate existence, structure or ownership of the Company, any Guarantor or any of their respective Subsidiaries, (vi) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Guarantor, any of their respective Subsidiaries or any of their respective assets or any resulting release or discharge of any obligation of the Company, any Guarantor or any of their respective Subsidiaries contained in this Indenture, the Notes or any other Note Document, (vii) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, the Collateral Agent or any other Person, whether in connection with this Indenture, the Notes, any other Note Document or any unrelated transactions (provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim), (viii) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture, the Notes or any of the other Note Documents, (ix) any provision of applicable law or regulation purporting to prohibit the payment by the Company or any of the Guarantors of the principal of or interest on the Notes or any other amount payable and/or deliverable by the Company under this Indenture, the Notes or any other Note Document,(x) the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor, or (xi) any other act or omission to act or delay of any kind by the Company, the Trustee, the Collateral Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment and protest to the Company, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. Each Guarantor hereby waives any right to which it may be entitled to have its Guarantee hereunder divided among the Guarantors, such that such Guarantor’s Guarantee would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s obligations under this Indenture, the Notes and the other Note Documents and such Guarantor’s Guarantee hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.

(c) Except as expressly set forth in Section 13.02, the Notes Guarantee of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Notes Guarantee of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee or Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Except as expressly set forth in Section 13.06, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment, performance and delivery in full of all the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder of the Notes or the Trustee upon the bankruptcy or reorganization of Company or any Guarantor or otherwise.

(e) If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment, performance and delivery in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantee, and in each case not in connection with a Liability Management Exercise.

Section 13.02 Limitation on Guarantor Liability. Each Guarantor, the Trustee and the Collateral Agent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or territorial law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and each of the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments and, if applicable, deliveries made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03 Guarantors May Consolidate, etc., on Certain Terms. Except for a transaction made in compliance with Section 11.01, no Guarantor may consolidate with or merge into any other Person other than the Company or another Guarantor, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, other than to the Company or another Guarantor, unless, in each case:

(a) either (i) in the case of a consolidation or merger, the Guarantor is the surviving entity, or (ii) the Person formed by or surviving such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Guarantor”) shall expressly assume by supplemental indenture, or other amendment or supplement, all of the obligations of the Guarantor under the Note Documents;

(b) the Successor Guarantor, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the laws of Canada or a province or territory thereof; and

(c) immediately after giving effect to such transactions, no Default or Event of Default shall have occurred and be continuing;

(d) the Guarantor has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction (and, if applicable, the related supplemental indenture, joinder, or other supplemental Collateral Document) complies with this Article and that all conditions precedent provided for in this Indenture and the other Note Documents relating to such transaction have been complied with.

(e) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture or other amendment or supplement, as applicable, executed and delivered to the Trustee and the Collateral Agent, of the Notes Guarantee and the due and punctual performance of all of the obligations under this Indenture, the Collateral Documents and the other Note Documents to be performed by the Guarantor, such Successor Guarantor shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such Successor Guarantor thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued on the date of the execution hereof.

Section 13.04 Stay of Acceleration. If acceleration of the time for payment of any amount payable or, if applicable, deliverable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable or, if applicable, deliverable by the Guarantors hereunder forthwith on demand by the Trustee, the Collateral Agent or the Holders.

Section 13.05 Execution and Delivery of Guarantee. The execution by each future Guarantor of a supplemental indenture evidences the Notes Guarantee of such Guarantor, whether or not the person signing as an officer of such Guarantor still holds that office at the time of authentication of any Note. The delivery of Notes by the Trustee after authentication constitutes due delivery of the Notes Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 13.06 Release of Guarantees.

(a) Provided that no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to such transaction, a Guarantor’s Guarantee with respect to the Notes will be released automatically and immediately (without the necessity of any action by the Trustee or the Collateral Agent):

(i) upon the conveyance, sale, transfer, assignment or other disposition of all of the Equity Interests of such Guarantor to a Person that is a non-affiliated third party of the Company or any of its Subsidiaries in a transaction permitted (or not prohibited) by the terms of this Indenture with a legitimate business purpose and not for the primary purpose of releasing such Note Guarantee or for the incurrence of Indebtedness or liability management;

(ii) at any time that any Guarantor is (or substantially concurrently with the release of the Note Guarantee of such Guarantor or, if as a result of the release of the Notes Guarantee of such Guarantor, will be) released from all of its obligations or the guarantee that resulted in the obligation of such Guarantor to guarantee the Notes if such Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture;

(iii) concurrently with any such Guarantor becoming an Excluded Subsidiary;

(iv) upon satisfaction and discharge of this Indenture.

(b) Upon delivery by the Company to the Trustee and the Collateral Agent of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee or the Collateral Agent, as applicable, shall, upon receipt by it of the documents described in Section 18.05, execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(c) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 13.06 will remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of the Company and any Guarantor under this Indenture as provided in this Article 13.

Section 13.07 Future Guarantors. The Company shall cause each of its direct or indirect Subsidiaries (other than Excluded Subsidiaries) (which is not dissolved within thirty (30) days after its formation or acquisition if formed or acquired after the Issue Date), within thirty (30) days after the formation or acquisition of such Subsidiary, or the date such Subsidiary becomes a Subsidiary of the Company or ceases to be an Excluded Subsidiary, to (i) execute and deliver to the Trustee and Collateral Agent a supplemental indenture substantially in the form attached hereto as Exhibit B, pursuant to which such Subsidiary shall unconditionally guarantee all of the Guaranteed Obligations on the terms set forth in this Article 13, (ii) execute and deliver to the Trustee and Collateral Agent joinders or supplements, as applicable, to the Collateral Documents and the Intercreditor Agreement (together with any other filings and agreements (subject to customary extension periods) required by the Collateral Documents to create or perfect the security interests of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes in the Collateral of such Subsidiary and (iii) deliver to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel that such supplemental indenture and joinders or supplements to the Collateral Documents and Intercreditor Agreement have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid, binding and enforceable obligations of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture, the Collateral Documents and the Intercreditor Agreement.

Section 13.08 Post-Closing.

The Company shall, and shall cause each relevant Subsidiary to, comply with the requirements set forth in Schedule 13.08 within the applicable time periods set forth therein (or such later date as the Collateral Agent may agree at the direction of the Noteholder Representative or the Holders of a majority of aggregate principal amount of Notes).

Article 14.
CONVERSION OF NOTES

Section 14.01 Conversion Right. Subject to, and upon compliance with, the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000.00 in excess thereof (or $1.00 principal amount or an integral multiple of $1.00 thereof after a PIK Payment)) of such Note, on any Business Day prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the applicable Conversion Rate (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02 Conversion Procedure; Settlement upon Conversion.

(a) Subject to this Section 14.02, Section 14.04, Section 14.08(a), and Section 14.14, upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of Notes being converted, cash (“Cash Settlement”), Common Shares, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and Common Shares, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i) The Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates. All conversions for which the relevant Conversion Date occurs on or after the date of the Company’s issuance of an Optional Redemption Notice with respect to any Notes and prior to the related Optional Redemption Date will be settled using the same Settlement Method.

(ii) If, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Scheduled Trading Day immediately following the relevant Conversion Date (in each case, the “Settlement Method Election Deadline”). If the Company does not timely elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation (provided the Company may change such default settlement method to any permitted Settlement Method by notice to Holders, the Trustee and the Conversion Agent). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company timely delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

By notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), the Company may, at its option, irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method it is then permitted to elect. The irrevocable election will apply to all Note conversions on Conversion Dates occurring subsequent to delivery of such notice; provided, however, that no such election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any Note. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(h). However, the Company may nonetheless choose to execute such an amendment at its option.

(iii) The cash, Common Shares or combination of cash and Common Shares in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) subject to Section 14.14, if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Common Shares equal to the Conversion Rate in effect on the Conversion Date;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive VWAP Trading Days during the related Observation Period; and

(C) subject to Section 14.14, if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive VWAP Trading Days during the related Observation Period.

(iv) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional Common Share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional Common Shares. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (A) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedures of the Depositary or a notice as set forth in the Form of Notice of Conversion, a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Common Shares to be delivered upon settlement of the Conversion Obligation to be registered, (B) deliver such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement, declarations and transfer documents), at the office of the Conversion Agent, (C) if required, furnish appropriate endorsements and transfer documents and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notes may be delivered for conversion by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.

If more than one Note shall be delivered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so delivered.

(c) Notwithstanding anything to the contrary in this Indenture, if, prior to the date that is five years plus one day from the original issuance date of any Note, Holders would otherwise be entitled to receive, upon conversion of any Notes, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied for the 2007 taxation year (referred to herein as “Ineligible Consideration”), such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to elect to deliver either such Ineligible Consideration or “prescribed securities”, for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied for the 2007 taxation year, with a market value equal to the market value of such Ineligible Consideration. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such election in writing no less than thirty (30) Scheduled Trading Days prior to the anticipated effective date of such conversion, unless the Company previously agreed to a Physical Settlement for all such conversions or if Physical Settlement otherwise applies to all such conversions, in which case the Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing no less than ten (10) Scheduled Trading Days prior to the anticipated effective date of such conversion. Such notice will also state the consideration into which the Notes will be convertible after the effective date of such conversion. After such notice, the Company may not change the consideration to be delivered upon conversion of the Notes except in accordance with the foregoing or any other provision of this Indenture.

(d) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b). Except as set forth Section 14.08(b)(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second VWAP Trading Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second VWAP Trading Day immediately following the last VWAP Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided, however, that the Company will settle on the Maturity Date (or, if the Maturity Date is not a Business Day, the immediately following Business Day) any conversions to which Physical Settlement applies and whose Conversion Date occurs on or after the date that is three months prior to the Maturity Date. If any Common Shares are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Transfer Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(e) In case any Note shall be delivered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so delivered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the delivered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes delivered for such conversion.

(f) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay such tax. The Conversion Agent or Transfer Agent may refuse to deliver the certificates representing the Common Shares being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(g) Except as provided in Section 14.05, no adjustment shall be made for dividends on any Common Shares issued upon the conversion of any Note as provided in this Article 14.

(h) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(i) Upon conversion, a Holder shall not receive any separate cash payment or PIK Payment for accrued and unpaid interest, if any, except as set forth in this Section 14.02. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and Common Shares, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes delivered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of Cash Interest payable on the Notes so converted; provided that no such payment shall be required (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date; or (iii) to the extent of any Additional Interest or Defaulted Amounts, if any Additional Interest or Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or any Fundamental Change Repurchase Date, in each case, as described above, shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date via Cash Interest regardless of whether their Notes have been converted and/or repurchased, as applicable, following such Regular Record Date.

(j) The Person in whose name the certificate for any Common Shares delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last VWAP Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes delivered for conversion.

(k) The Company shall not issue any fractional Common Share upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional Common Share issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note delivered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03 [Reserved].

Section 14.04 Increased Conversion Rate Applicable to Certain Notes Delivered in Connection with Make-Whole Fundamental Changes.

(a) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 14.04, the Conversion Rate applicable to such conversion will be increased by a number of Common Shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the effective date of such Make-Whole Fundamental Change and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Effective Date	$6.30	$7.00	$8.00	$8.66	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$17.50	$20.00
August 24, 2026	43.2905	33.6429	23.7913	19.0130	12.1220	8.5964	5.9975	4.0685	2.6386	1.5880	0.1474	0.0000
September 15, 2027	43.2905	32.4643	22.5200	17.7882	11.1070	7.7682	5.3467	3.5731	2.2729	1.3307	0.1000	0.0000
September 15, 2028	43.2905	31.0729	20.8850	16.1766	9.7610	6.6818	4.5100	2.9538	1.8314	1.0293	0.0366	0.0000
September 15, 2029	43.2905	29.2657	18.5400	13.8113	7.7770	5.1118	3.3342	2.1100	1.2507	0.6493	0.0000	0.0000
September 15, 2030	43.2905	27.4170	15.0513	10.1160	4.7350	2.8445	1.7575	1.0638	0.5857	0.2540	0.0000	0.0000
September 15, 2031	43.2905	27.4170	9.5600	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such effective date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the effective date is between two dates in the table above, then the number of Additional Shares shall be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 14.04(b)), or less than $6.30 per share (subject to adjustment in the same manner), then no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event shall the Conversion Rate be increased pursuant to this Section 14.04 to an amount that exceeds 158.7302 Common Shares per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 14.05.

In the event of an Optional Redemption of less than all of the Notes, (x) the sending of an Optional Redemption Notice shall constitute a Make-Whole Fundamental Change only with respect to the Notes called for Optional Redemption pursuant to such Optional Redemption Notice, and not with respect to any other Notes; and(y) the Conversion Rate applicable to any Notes not so called for Optional Redemption shall not be subject to increase pursuant to this Section 14.04 on account of such Optional Redemption Notice. If a Holder or beneficial owner of Notes converts its Notes in connection with the delivery of an Optional Redemption Notice, then, before any other Notes of such Holder or beneficial owner are converted, such conversion shall apply to the maximum principal amount of Notes of such Holder or beneficial owner that are subject to a Conversion Rate increase pursuant to this Section 14.04 on account of such Optional Redemption Notice (unless otherwise specified by the converting Holder or beneficial owner in the applicable Notice of Conversion).

(b) Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 14.04(a) shall be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of the provisions in Section 14.05. The numbers of Additional Shares in the table set forth in Section 14.04(a) shall be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 14.05.

(c) Notice of Make-Whole Fundamental Change. The Company will notify Holders of each Make-Whole Fundamental Change no later than the Business Day immediately following the effective date of such Make-Whole Fundamental Change.

Section 14.05 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if each Holder of the Notes participates (other than in the case of(x) a share split or share combination or(y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert its Notes, as if such Holder held a number of Common Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues Common Shares as a dividend or distribution on the Common Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS’	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a), is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Shares any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase the Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of Common Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that the Common Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase the Common Shares at less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c) If the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of the Common Shares, excluding (i) dividends, distributions or issuances as to which an adjustment is effected (or would be effected, disregarding the 1% Provision) pursuant to Section 14.05(a) or Section 14.05(b), (ii) rights issued under a shareholder rights plan (except as provided in Section 14.12), (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.05(d) shall apply, (iv) distributions of Reference Property in a Common Shares Change Event, and(v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of capital stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire capital stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding Common Share on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately before the close of business on the last Trading Day of the Valuation Period for such Spin-Off;

CR’	=	the Conversion Rate in effect at the close of business on the last Trading Day of such Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of the Common Shares applicable to one Common Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Shares were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of such Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Shares over such Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that(x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date in determining the Conversion Rate and(y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including the Ex-Dividend Date of such Spin-Off to, and including, such VWAP Trading Day in determining the Conversion Rate applicable to such conversion as of such VWAP Trading Day.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Shares.

Any increase pursuant to this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Shares, the amount of cash that such Holder would have received if such Holder owned a number of Common Shares equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Last Reported Sale Prices of the Common Shares over the10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for Common Shares purchased in such tender or exchange offer;

OS0	=	the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.05(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but shall be given retroactive effect as of the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided, however, that(x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, the Conversion Date in determining the Conversion Rate and(y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any VWAP Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date of such tender or exchange offer to, and including, such VWAP Trading Day in determining the Conversion Rate as of such VWAP Trading Day.

(f) Notwithstanding this Section 14.05 or any other provision of this Indenture or the Notes, if (i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date as described in this Section 14.05; (ii) a Note is to be converted for which Physical Settlement or Combination Settlement applies; (iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related Record Date; (iv) the consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole Common Shares based on a Conversion Rate that is adjusted for such dividend or distribution; and(v) the Holder would be entitled to participate in such dividend or distribution on account of such shares, then, notwithstanding anything to the contrary,(x) in the case of Physical Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such conversion, and, instead, the Common Shares issuable upon such conversion based on such unadjusted Conversion Rate shall be entitled to participate in such dividend or distribution; and(y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date shall be made for such conversion in respect of such VWAP Trading Day, but the Common Shares issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate shall not be entitled to participate in such dividend or distribution.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of the Common Shares or any securities convertible into or exchangeable for the Common Shares or the right to purchase the Common Shares or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of Common Shares (or rights to acquire Common Shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to each Holder a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Common Shares at a price below the Conversion Price or otherwise (other than in connection with a stock dividend or stock split or pursuant to the provisions described in Section 14.05(b) or Section 14.05(c));

(ii) upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Shares under any plan;

(iii) upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iv) upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date of this Indenture (other than any rights plan existing as of the date of this Indenture as provided in Section 14.12);

(v) upon the repurchase of any Common Shares pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 14.05(e);

(vi) solely for a change in the par value of the Common Shares; or

(vii) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall, as soon as reasonably practicable, file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 14.05 pursuant to which such adjustment has been made, showing in reasonable detail and setting forth a brief statement of the facts requiring such adjustment and (iii) the date as of which such adjustment is effective (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) If an adjustment to the Conversion Rate otherwise required pursuant to this Section 14.05 would result in a change of less than 1% to the Conversion Rate, then notwithstanding the foregoing, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in an aggregate change of at least 1% to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) if the Company calls any Notes for redemption; or(v) the date that is three months prior to the Maturity Date. The provision described in the immediately preceding sentence of this Section 14.05(l) are referred to herein as the “1% Provision.”

(m) For purposes of this Section 14.05, the number of Common Shares at any time outstanding shall not include Common Shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on Common Shares held in the treasury of the Company, but shall include Common Shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

Section 14.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Company shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to the provisions described under Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.07 Shares to Be Fully Paid. At all times when any Notes are outstanding, the Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Common Shares to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of additional shares pursuant to Section 14.04 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Shares.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Shares (other than changes in par value or changes resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv) any statutory share exchange,

in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Common Shares Change Event,” and such stock, other securities, other property, assets or cash, the “Reference Property” and the amount and kind of Reference Property that a Holder of one (1) Share of the Common Shares would be entitled to receive on account of such Common Shares Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property) a “Reference Property Unit”), then, at and after the effective time of the Common Shares Change Event, the Company or any successor company, as the case may be, will execute with the Trustee a supplemental indenture, without the consent of Holders, providing that(x) the consideration due upon conversion of any Note, and the conditions to any such conversion, shall be determined in the same manner as if each reference to any number of Common Shares in the provisions set forth in this Article 14 (or in any related definitions) were instead a reference to the same number of Reference Property Units;(y) for purposes of the provisions set forth in Article 15, each reference to any number of Common Shares (or in any related definitions) shall instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Shares” and “common equity” shall be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property.

For these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities shall be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof). If the Common Shares Change Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Shares. If the holders of the Common Shares receive only cash in such Common Shares Change Event, then for all conversions with a Conversion Date that occurs on or after the effective date of such Common Shares Change Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 14.04),multiplied by the price paid per Common Share in such Common Shares Change Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second (2nd) Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such weighted average as soon as reasonably practicable after such determination is made.

The supplemental indenture described in the second immediately preceding paragraph shall, if applicable, provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Common Shares Change Event includes shares of stock, securities or other property or assets of a Person other than the Company or any successor company, as the case may be, in such Common Shares Change Event, such supplemental indenture shall also be executed by such other Person. In addition, each such supplemental indenture shall contain such additional provisions to protect the interests of the Holders as the Company reasonably considers necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.08, the Company shall, within twenty (20) days after execution thereof, deliver notice to all Holders briefly describing the same and the related change to the conversion right. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Common Shares Change Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Common Shares Change Event.

(d) The above provisions of this Section shall similarly apply to successive Common Shares Change Events.

Section 14.09 Certain Covenants.

(a) The Company covenants that all Common Shares issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes (subject to any taxes to be paid by a Holder pursuant to Section 14.02(e)), and charges with respect to the issue thereof.

(b) The Company further covenants that if at any time the Common Shares shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Shares shall be so listed on such exchange or automated quotation system, any Common Shares issuable upon conversion of the Notes

Section 14.10 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the delivery of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine whether the Notes may be delivered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 14.11 [Reserved].

Section 14.12 Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each Common Share, if any, issued upon such conversion shall be entitled to receive the applicable number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.13 [Reserved].

Section 14.14 Beneficial Ownership Limitation.

(a) Notwithstanding anything to the contrary in this Indenture or the Notes, for so long as Common Shares are registered under the Exchange Act, no Note will be optionally convertible by the Economic Interest Holder thereof and the Company will not effect any conversion of a Note to the extent that after giving effect to such conversion the Economic Interest Holder together with the Economic Interest Holder’s Attribution Parties collectively would beneficially own in excess of 9.9% of the Common Shares outstanding immediately after giving effect to such conversion (the restrictions set forth in this sentence, the “Beneficial Ownership Limitation”) and the Company shall not issue to such Economic Interest Holder any Common Shares in connection with any conversion, settlement or interest payment that would result in the Beneficial Ownership Limitation being exceeded, subject in the case of a conversion of such Economic Interest Holder’s Notes following delivery of an Optional Redemption Notice pursuant to Section 15.06, to an Economic Interest Holder’s compliance with the procedures set forth in this Section 14.14(c). Subject to the procedures set forth in Section 14.14(c), if the issuance of Common Shares to an Economic Interest Holder upon any conversion would result in that Economic Interest Holder together with its Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation, the number of shares so issued by which the relevant Economic Interest Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Economic Interest Holder of Notes and its Attribution Parties shall not have power to vote or transfer the Excess Shares; provided, that the Notes corresponding to such Excess Shares shall remain outstanding following such conversion; provided further, that in the case of an optional conversion by an Economic Interest Holder pursuant to which Excess Shares are issued to such Economic Interest Holder, both the conversion into Excess Shares and issuance of Excess Shares will be deemed null and void and the corresponding notes will remain outstanding. For purposes of clarity, any Common Shares issuable pursuant to the terms of this Indenture or the Notes in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Economic Interest Holder or any of its Attribution Parties for any purpose including for purposes of Section 13(d) of the Exchange Act or Rule 16a-1(a)(1) under the Exchange Act. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.14 to correct this section (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(b) For purposes of calculations regarding the above Beneficial Ownership Limitation, the number of Common Shares beneficially owned by the relevant Economic Interest Holder of the Notes and its Attribution Parties shall include the number of Common Shares that may be issued upon conversion or settlement of the Notes or payment of interest on the Notes with respect to which such determination is being made, but will exclude the number of Common Shares that may be issued upon (i) conversion of the remaining, unconverted outstanding balance of the Notes beneficially owned by the Economic Interest Holder of the Notes or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation described in this Section 14.14 beneficially owned by the relevant Economic Interest Holder of the Notes or any of its Attribution Parties. Other than as set forth in the previous sentence, for purposes of this Section 14.14, beneficial ownership calculations shall be made in accordance with Section 13(d) of the Exchange Act and the applicable regulations promulgated thereunder. For purposes of this Section 14.14, in determining the number of outstanding Common Shares, an Economic Interest Holder may rely on the number of outstanding Common Shares as reflected in(x) the Company’s most recent Annual Report on Form 20-F, report of foreign private issuer on Form 6-K or other public filing with the Commission (or, if the Company ceases to be a foreign private issuer, the corresponding domestic forms), as the case may be,(y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company’s Transfer Agent setting forth the number of Common Shares outstanding. Upon any written or oral request of any Economic Interest Holder, the Company shall within three (3) Business Days confirm orally and in writing or by electronic mail to such Economic Interest Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Notes, by the Economic Interest Holder or any of its Attribution Parties since the as of date as to which such number of outstanding Common Shares was reported.

(c) Notwithstanding the foregoing, for Economic Interest Holders of Notes that have elected to be subject to the procedures described in this Section 14.14(c) (the “Opt-in Procedures”), including, as applicable, having transferred their interest in the Notes they hold into a different CUSIP number that is designated for such purposes to the extent the Company has made available a separate CUSIP for such purposes, the applicable Optional Redemption Notice will provide Economic Interest Holder of the Notes held in such CUSIP number the opportunity to provide notice and a representation to the Company of the number of Common Shares beneficially owned by the Economic Interest Holder together with its Attribution Parties prior to such issuance up to five (5) Business Days prior to the date of settlement of any Common Shares upon any conversion of such Economic Interest Holder’s Notes following the delivery of an Optional Redemption Notice pursuant to Section 15.06 (“Equity Issuances”). If any Excess Shares would be issued upon settlement of any Equity Issuance, the Company shall initially issue the amount of any such Excess Shares that would otherwise be issuable to such Economic Interest Holder upon such Equity Issuance instead to a single account designated for all such Excess Shares in the aggregate and held on the books and records of the Company’s Transfer Agent and, although such Economic Interest Holder’s Notes that are converted in connection with such issuance will still be retired and will no longer be outstanding as otherwise set forth in this Indenture, the Common Shares will not be delivered to such Economic Interest Holder until the Company receives appropriate instructions and representations as described in this Section 14.14 and the relevant notice. Thereafter, upon notification by any such Economic Interest Holder (or beneficial owner of Notes held by such Economic Interest Holder) and verification by the Company (based solely on a representation by the Economic Interest Holder regarding the current beneficial ownership of Common Shares by the Economic Interest Holder together with its Attribution Parties) that such Economic Interest Holder may receive such Common Shares that it would otherwise be entitled to receive without (together with any Attribution Parties) exceeding the Beneficial Ownership Limitation, the Company shall cause its Transfer Agent to deliver such additional Common Shares to such Economic Interest Holder or its broker through the facilities of DTC promptly thereafter.

(d) Upon delivery of a written notice to the Company, any Economic Interest Holder may increase or decrease the Beneficial Ownership Limitation to such percentage as the Economic Interest Holder shall determine, in its sole discretion; provided that (i) any such increase or decrease of the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease of the Beneficial Ownership Limitation will apply only to such Economic Interest Holder and not to any other Economic Interest Holder. No prior inability to convert such Notes pursuant to this Section 14.14 shall have any effect on the applicability of the provisions of this Section 14.14 with respect to any subsequent determination of convertibility; provided further that such Beneficial Ownership Limitation shall not be increased above 19.9% unless the Company has first obtained shareholder approval for the acquisition by such Economic Interest Holder together with its Attribution Parties of 20% or more of the Company’s outstanding Common Shares or voting power pursuant to Rule 5635(b) of Nasdaq. The limitation contained in this Section 14.14 may not be waived and shall apply to a successor Economic Interest Holder of such Notes.

(e) The Trustee shall have no obligation to monitor the Beneficial Ownership Limitation as to any particular Holder or for all Holders.

Article 15.
REDEMPTIONS AND REPURCHASES OF NOTES

Section 15.01 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof properly delivered and not validly withdrawn pursuant to Section 15.03, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) calendar days or more than thirty-five (35) calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus all accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of all accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for delivering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(i) the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must deliver their Notes in accordance with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

On or before the fifth (5th) Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee, the Conversion Agent (in the case of a Conversion Agent other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Conversion Rate and, if applicable, any adjustments to the Conversion Rate as a result of such Fundamental Change (or related Make-Whole Fundamental Change);

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

At the Company’s request, given at least five (5) calendar days prior to the date the Fundamental Change Company Notice is to be sent (or such lesser amount of time as agreed to by the Trustee in its sole discretion), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company shall publish the information on its website or through such other public medium as it may use at that time.

Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly delivered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth above.

Notwithstanding anything to the contrary, the Company will not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as described in this Section 15.01, in connection with a Common Shares Change Event that constitutes a Fundamental Change pursuant to clause (b)(i) or (ii) of the definition thereof (regardless of whether such Common Shares Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if: (i) the Reference Property for such Common Shares Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) within 20 Business Days of such Fundamental Change, the Company sends notice that such Fundamental Change is an Exempted Fundamental Change. Any Fundamental Change with respect to which, in accordance with the provisions described above, the Company does not offer to repurchase any Notes is referred to as an “Exempted Fundamental Change.”

Section 15.02 Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal received by the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(b) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice;

If the Notes are Global Notes, Holders may withdraw their Notes subject to repurchase at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with the applicable procedures of the Depositary.

Section 15.03 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes delivered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of(x) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.01) and(y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price to be paid on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly delivered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture, (a) such Notes will cease to be outstanding, (b) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (c) all other rights of the Holders with respect to such Notes will terminate on the Fundamental Change Repurchase Date (other than(x) the right to receive the Fundamental Change Repurchase Price and(y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the full amount of accrued and unpaid interest to, but excluding, such Interest Payment Date).

(c) Upon delivery of a Note that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note delivered.

Section 15.04 Net Proceeds Offer.

(a) On the 366th day after an Asset Disposition (or, at the Company’s option, an earlier date), if the aggregate amount of Excess Proceeds equals or exceeds $1.0 million, the Company shall be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders the maximum principal amount of Notes to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100.0% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in this Indenture in minimum denominations of $1,000 or integral multiples of $1,000 in excess thereof, or $1.00 or integral multiples of $1.00 in excess thereof after a PIK Payment.

(b) The Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five (5) Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Company shall purchase the principal amount of Notes required to be purchased pursuant to this Section 4.16 (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes validly tendered in response to the Net Proceeds Offer.

(c) If the Net Proceeds Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no Additional Interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(d) On or before the Net Proceeds Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes or portions of Notes so validly tendered and not properly withdrawn pursuant to the Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn. The Company or the Paying Agent, as the case may be, shall promptly (but in any case not later than five (5) Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering holder an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and, in connection with Physical Notes, the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate, shall authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change or Net Proceeds Offer pursuant to this Article 15, the Company will, if required:

(i) comply with the tender offer rules under the Exchange Act that may then be applicable;

(ii) file a Schedule TO or any other required schedule under the Exchange Act; and

(iii) otherwise comply in all material respects with all applicable securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Article 15 relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change or in connection with a Net Proceeds Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Article 15 by virtue of such conflict.

Section 15.06 Optional Redemption.

(a) The Notes may not be redeemed at the option of the Company prior to September 15, 2029 (the “First Call Date”), except that the Notes may be redeemed at any time pursuant to Article 17 (Redemption for Taxation Reasons). On and after the First Call Date, the Company may redeem for cash all or part of the Notes, subject to the limitations in this Section 15.06, at its option (an “Optional Redemption”), at the applicable Optional Redemption price determined pursuant to Section 15.06(e) (the date on which the Company provides a notice of redemption, the “Optional Redemption Notice Date” and the date of such Optional Redemption, the “Optional Redemption Date”).

(b) Notwithstanding anything to the contrary in this Section 15.06, the Company may not call any Notes for Optional Redemption unless the Liquidity Conditions are satisfied with respect to such Optional Redemption.

(c) The Optional Redemption Date shall be a Business Day of the Company’s choosing that is not less than thirty (30) nor more than sixty (60) calendar days after the date the Company sends the related Optional Redemption Notice.

(d) All or any portion of a Holder’s Notes that have been selected for Optional Redemption may instead be delivered for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Optional Redemption Date (or, if the Company fails to pay the Optional Redemption price due on such Optional Redemption Date in full, at any time until such time as the Company pays such Optional Redemption price in full).

(e) The Optional Redemption price will be equal to (i) in the case of an Optional Redemption Date occurring on or after the First Call Date and prior to September 15, 2030, 112.5% of the principal amount of the Notes to be redeemed and (ii) in the case of an Optional Redemption Date occurring on or after September 15, 2030 and prior to the Maturity Date, 107.5% of the principal amount of the Notes to be redeemed, in each case plus accrued and unpaid interest to, but excluding, the Optional Redemption Date (unless the Optional Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company will pay, on or, at its election, before such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such Regular Record Date). The Optional Redemption Date must be a Business Day.

(f) To call any Notes for Optional Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Optional Redemption (an “Optional Redemption Notice”).

Such Optional Redemption Notice must state:

(i) that such Notes have been called for Optional Redemption, briefly describing the Company’s Optional Redemption right under this Indenture;

(ii) the Optional Redemption Date for such Optional Redemption;

(iii) the Optional Redemption price per $1,000 principal amount of Notes for such Redemption (and, if the Optional Redemption Date is after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to Section 15.06(e));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Optional Redemption may be converted at any time before the close of business on the Scheduled Trading Day immediately before the Optional Redemption Date (or, if the Company fails to pay the Optional Redemption price due on such Optional Redemption Date in full, at any time until such time as the Company pays such Optional Redemption price in full);

(vi) the Conversion Rate in effect on the Optional Redemption Notice Date for such Optional Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Optional Redemption;

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Optional Redemption Notice Date and on or before the close of business on the Scheduled Trading Day immediately preceding such Optional Redemption Date; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Optional Redemption Notice Date, the Company will send a copy of such Optional Redemption Notice to the Trustee and the Paying Agent. At the Company’s request, the Trustee will give the Optional Redemption Notice in the Company’s name and at its expense, provided that the Company delivers to the Trustee, at least five (5) Business Days in the case of Physical Notes and three (3) Business Days in the case of Global Notes prior to the Optional Redemption Notice Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 15.06(f).

(g) Subject to the applicable rules and procedures of the Depositary, if fewer than all of the outstanding Notes are to be redeemed, the Company shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof (or $1.00 principal amount or an integral multiple of $1.00 thereof after a PIK Payment)) by lot; provided that, for Notes not held through the facilities of the Depositary, the Company may also redeem such Notes on a pro rata basis at its option. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 15.07 Restrictions on Optional Redemption.

(a) The Company may not call the Notes for Optional Redemption if the Optional Redemption Date would fall after the Maturity Date.

(b) The Company may not exercise an Optional Redemption of the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the redemption price with respect to such Notes).

Article 16.
NOTEHOLDER REPRESENTATIVE

EdgePoint Investment Group Inc., is hereby designated and appointed as the initial Noteholder Representative under this Indenture and the other Note Documents and EdgePoint Investment Group Inc., hereby accepts such designation and appointment. The Noteholder Representative may at any time be removed and a successor appointed by a written notice given by the Holders of a majority in aggregate principal amount of the Notes then outstanding to the Trustee, the Collateral Agent and the Company.  The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee and the Collateral Agent.  The Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint any Person to act as Noteholder Representative, including, without limitation, any Holder or beneficial owner of the Notes.  If, for any reason, no Noteholder Representative shall then be appointed, all references to Noteholder Representative herein and in the other Note Documents shall be deemed to refer to the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Unless and until written notice of appointment of a new Noteholder Representative is received by the Company, the Trustee and the Collateral Agent, each of the Company, the Trustee and the Collateral Agent shall be entitled to conclusively, and without liability to any Person, treat the party named in the definition of “Noteholder Representative” in this Indenture as the Noteholder Representative, and thereafter shall be entitled to conclusively, and without liability to any Person, treat the party named in such written notice as the Noteholder Representative.  Whenever this Indenture or the Note Documents provides for any direction, consent or waiver of the Noteholder Representative, such direction, consent or waiver shall be in writing and delivered to the Company, the Trustee and the Collateral Agent, accompanied by, if requested, indemnity or security satisfactory to the Trustee and Collateral Agent, as applicable.  Neither the Trustee nor the Collateral Agent shall have any liability to any Person for acting in accordance with the direction, consent or waiver of the Noteholder Representative or for any delay pending such direction, consent or waiver, which shall be binding on all Holders. Notwithstanding anything to the contrary in this Indenture or any other Note Document, (a) the Noteholder Representative shall be entitled to exercise the rights, and give the directions, consents and waivers, of the Noteholder Representative under this Indenture and the other Note Documents only (i) at the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding or (ii) for so long as the Noteholder Representative, together with its Affiliates, is the Holder or beneficial owner of a majority in aggregate principal amount of the Notes then outstanding (and the Trustee shall be entitled to assume either clause (i) or (ii) has been satisfied in connection with any direction from the Noteholder Representative unless notified otherwise in writing by the Noteholder Representative or the Holders of a majority in aggregate principal amount of the Notes), and (b) the Company shall deliver to each Holder written notice of any amendment, supplemental indenture or waiver effected with the consent of the Noteholder Representative promptly (and in any event within five (5) Business Days) following the effectiveness thereof.

Article 17.
REDEMPTION FOR TAXATION REASONS

Section 17.01 Redemption for Taxation Reasons. The Notes may be redeemed, for cash, at the Company’s option or at the option of any successor to the Company, as a whole but not in part (a “Tax Redemption”), at the Tax Redemption Price, if, as a result of: (a) any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or (b) any change in, or amendment to, the interpretation, administration, practice, enforcement or application of such laws, treaties, rules or regulations, in each case having the force of law, by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority (including the enactment of any legislation and the announcement or publication of any judicial decision or official regulatory or administrative interpretation or determination), which change or amendment becomes effective or, in the case of a change in the interpretation, administration, practice, enforcement or application of such laws or treaties, is announced (i) with respect to the Company, on or after the Issue Date, or (ii) with respect to any successor to the Company, on or after the date such successor assumes the Company’s obligations under the Notes and this Indenture, the Company or any such successor is, or on the next Interest Payment Date would be, required to pay Additional Amounts pursuant to Section 18.16, and such requirement cannot be avoided by the taking of reasonable measures by the Company or any such successor (it being understood that changing the jurisdiction of the Company or any such successor is not a reasonable measure for purposes of this Section 17.01).

Section 17.02 Notice of Tax Redemption. (a) In case the Company exercises its Tax Redemption right pursuant to Section 17.01, it shall fix a date for redemption (the “Tax Redemption Date”) and it shall deliver a written notice of such Tax Redemption (a “Tax Redemption Notice”) not less than thirty (30) nor more than sixty (60) calendar days prior to the Tax Redemption Date to each Holder of Notes at its last address as the same appears on the Note Register; provided that the Company shall also give such written notice of the Tax Redemption Date to the Trustee, the Conversion Agent and the Paying Agent; provided, further, that no such Tax Redemption Notice shall be given earlier than ninety (90) days prior to the earliest date on which the Company or any successor to the Company would be obligated to pay such Additional Amounts if a payment in respect of the Notes were then due. The Tax Redemption Date must be a Business Day. For the avoidance of doubt, if the Tax Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, interest accrued to, but excluding, such Interest Payment Date will be paid to Holders of record of the Notes as of the close of business on such Regular Record Date.

(b) Prior to the delivery of any Tax Redemption Notice, the Company shall deliver to the Trustee (i) an Officer’s Certificate stating that the requirement to pay Additional Amounts as provided in Section 17.01 cannot be avoided by the taking of reasonable measures by the Company or any successor to the Company and (ii) an opinion of independent legal or tax advisors of recognized standing to the effect that the change or amendment described in Section 17.01 has occurred (irrespective of whether such change or amendment is then effective). The Trustee shall accept and conclusively rely upon such Officer’s Certificate and opinion (without further investigation or enquiry), which shall be conclusive and binding on the Holders, and the Trustee shall be protected and shall have no liability to any Holder or any other Person for so accepting and relying on such Officer’s Certificate or opinion.

(c) The Tax Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Tax Redemption Notice or any defect in the Tax Redemption Notice to the Holder of any Note shall not affect the validity of the proceedings for the redemption of any other Note.

(d) Each Tax Redemption Notice shall specify: (i) the Tax Redemption Date; (ii) the Tax Redemption Price; (iii) the place or places where Notes are to be surrendered for payment of the Tax Redemption Price; (iv) that on the Tax Redemption Date, the Tax Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date; (v) that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Tax Redemption Date; (vi) the procedures a converting Holder must follow to convert its Notes and that the delivery of the Tax Redemption Notice constitutes a Make-Whole Fundamental Change pursuant to clause (b) of the definition thereof; (vii) that Holders have the right to elect not to have their Notes redeemed by delivering to the Company and the Trustee written notice to that effect (subject to the applicable procedures for the Depositary in case of Global Notes) not later than the fifteenth (15th) calendar day prior to the Tax Redemption Date; (viii) that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in Section 17.04; (ix) that, at and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments or deliveries with respect to such Notes solely as a result of the change or amendment in the tax laws of the Relevant Taxing Jurisdiction that caused such Additional Amounts to be paid (whether upon repurchase, conversion, maturity or otherwise, and whether in cash, Common Shares or otherwise), and that all future payments and deliveries with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction Taxes required by law to be deducted or withheld as a result of such change or amendment; (x) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.04; and (xi) the CUSIP, ISIN or other similar numbers, if any, assigned to the Notes.

A Tax Redemption Notice shall be irrevocable. In the case of a Tax Redemption, a Holder may convert its Notes at any time until the close of business on the Scheduled Trading Day immediately preceding the Tax Redemption Date.

Section 17.03 Payment of Notes Called for Tax Redemption. (a) If any Tax Redemption Notice has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the Tax Redemption Date at the place or places stated in the Tax Redemption Notice and at the Tax Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Tax Redemption Notice, the Notes shall be paid and redeemed by the Company at the Tax Redemption Price.

(b) Prior to the open of business on the Business Day immediately preceding the Tax Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04, an amount of cash (in immediately available funds if deposited on the Tax Redemption Date) sufficient to pay the Tax Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Tax Redemption Price.

Section 17.04 Holders’ Right to Avoid Redemption. Notwithstanding anything to the contrary in this Article 17, if the Company or any successor to the Company has given a Tax Redemption Notice as described in Section 17.02, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects not to be subject to a Tax Redemption, the Company or any successor to the Company will not be required to pay Additional Amounts with respect to payments or deliveries made in respect of such Holder’s Notes following the Tax Redemption Date, and all subsequent payments and deliveries in respect of such Holder’s Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction, in each case, solely as a result of the change or amendment in the tax laws of the Relevant Taxing Jurisdiction that caused such Additional Amounts to be paid. The obligation to pay Additional Amounts to any electing Holder for periods up to, but excluding, the Tax Redemption Date shall remain subject to the exceptions set forth in Section 18.16. Holders must exercise their option to elect to avoid a Tax Redemption by written notice to the Trustee no later than the fifteenth (15th) calendar day prior to the Tax Redemption Date.

Section 17.05 Restrictions on Tax Redemption. The Company may not redeem any Notes pursuant to this Article 17 on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Tax Redemption Price with respect to the Notes to be redeemed).

Article 18.
MISCELLANEOUS PROVISIONS

Section 18.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02 Official Acts by Qualified Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee, the Collateral Agent or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to The Metals Royalty Company Inc., 1900 Dome Tower, 333 7th Ave SW, Calgary, Alberta, Canada, Attention: Donald Sewell. Any notice, direction, request or demand hereunder to or upon the Trustee and the Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format and actually received by the Trustee or the Collateral Agent, as applicable.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Each of the Trustee and the Collateral Agent shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee or the Collateral Agent, as applicable, to be authorized to give instructions and directions on behalf of the Company. Neither the Trustee nor the Collateral Agent shall have any duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and neither the Trustee nor the Collateral Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Company agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee or the Collateral Agent, as applicable, including without limitation the risk of the Trustee or the Collateral Agent, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee or the Collateral Agent pursuant to this Indenture and the other Note Documents are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Company to the Trustee or the Collateral Agent, as applicable, for the purposes of this Indenture and the other Note Documents

Section 18.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Collateral Agent to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, an Officer’s Certificate and, if requested, an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent including any covenants compliance with such which constitutes a condition precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with(x) the original issuance of Notes on the Issue Date,(y) the issuance of PIK Notes and (z) the removal of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary following any Resale Restriction Termination Date, unless a new Note is to be issued; provided further that no Opinion of Counsel shall be required to be delivered in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

(a) Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee or the Collateral Agent, as the case may be, with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent thereto have been complied with.

Section 18.06 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Optional Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay; provided that, solely for purposes of this Section 18.06, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a Business Day.

Section 18.07 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 18.08 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.09 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such entity is otherwise eligible under this Section 18.09, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 18.09 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.09, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

               ,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 18.10 Execution in Counterparts. This Indenture and any other Note Document may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture or any other Note Document and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture or any other Note Document for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture or any other Note Document as to the other parties hereto shall be deemed to be their original signatures for all purposes.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative)), in English. Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 18.11 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 18.12 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS (BY THEIR ACCEPTANCE OF THE NOTES), THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.13 Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, labor disputes, accidents, epidemics, pandemics, acts of war or terrorism, civil or military disturbances or government actions, riots, sabotage, nuclear or natural catastrophes or acts of God, earthquakes, fires, floods, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood that each of the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.14 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Shares, the trading prices of the Notes (for purposes of 14.01(b)(i)) the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 18.15 U.S.A. PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 18.16 Withholding Taxes.

(a) All payments or deliveries (whether upon conversion (together with payments of cash in lieu of fractional shares), repurchase, redemption, maturity or otherwise, and including any payments of interest made by or on behalf of a Note Party or any successor to a Note Party under or with respect to the Notes are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any relevant Governmental Authority or any authority or agency therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law or by the interpretation or administration thereof.

(b) If a Note Party is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment or delivery made under or with respect to the Notes, the Company shall be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder or beneficial owner of Notes would have received if such Taxes (including Taxes on such Additional Amounts) had not been withheld or deducted; provided, however, that the foregoing obligations to pay Taxes or Additional Amounts do not apply to:

(i) any Canadian withholding Taxes imposed on a payment to a Holder or beneficial owner of Notes by reason of such Holder or beneficial owner of Notes not dealing at arm’s length (within the meaning of the Tax Act) with the Company at the time of the payment;

(ii) any Canadian withholding Taxes imposed on a payment to a Holder or beneficial owner of Notes by reason of such Holder or beneficial owner being a “specified non-resident shareholder” of the Company (as defined in subsection 18(5) of the Tax Act) or by reason of such Holder or beneficial owner not dealing at arm’s length with a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Company;

(iii) any Canadian withholding Taxes imposed on a payment to a Holder or beneficial owner of Notes by reason of the Company being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) in respect of such Holder or beneficial owner;

(iv) any Taxes imposed on a payment to a Holder or beneficial owner of Notes by reason of such Holder’s or beneficial owner’s failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes if and to the extent that the Holder or beneficial owner is legally eligible to comply with such request without undue hardship (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies to Holders or beneficial owners of Notes who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, the Company shall give written notice, in the manner provided for in this Indenture, to the Trustee and the applicable Holders then outstanding of such imposition or change, as the case may be, and provide the Trustee and such Holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement);

(v) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner of Notes (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of a power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, trust, nominee, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been present or engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in the Relevant Taxing Jurisdiction (other than, in each case, a connection from the mere acquisition, ownership or holding of such Note or a beneficial interest therein or the enforcement of rights thereunder or the receipt of any payment in respect thereof);

(vi) in cases where presentation of a Note is required to receive payment or delivery, any Taxes that would not have been imposed but for the presentation of such Note more than 30 days after the later of (x) the date on which such payment or delivery became due and payable or deliverable, as applicable, and (y) the date such payment or delivery was made or duly provided for, except, in each case, to the extent that the applicable Holder or beneficial owner would have been entitled to Additional Amounts if it presented such Note for payment or delivery, as applicable, on the last day of such 30-day period;

(vii) any estate, inheritance, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge;

(viii) any Tax that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes or in connection with pledges or transfers of the Collateral or any portion thereof;

(ix) any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Internal Revenue Code, any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any agreements thereunder or official interpretations thereof, any law or regulation adopted pursuant to an intergovernmental agreement with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code; or

(x) any Taxes imposed on or with respect to any payment by the Company or its successor to a Holder of Notes, if such Holder is a fiduciary, partnership or any Person other than the sole beneficial owner of such payment, to the extent that such payment would be required, under the laws of such Relevant Taxing Jurisdiction, to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary, a partner or member of such partnership, or a beneficial owner, who would not have been entitled to such Additional Amounts had such beneficiary, settlor, partner, member or beneficial owner been the Holder thereof,

(any Taxes imposed by a Relevant Taxing Jurisdiction that are not excluded pursuant to any (or any combination) of the above clauses are referred to as “Indemnified Taxes”).

(c) The Note Parties shall timely make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company shall provide the Trustee (and the Holders and beneficial owners of Notes upon request) with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(d) [Reserved.]

(e) Whenever in this Indenture there is mentioned in any context: (i) the payment of principal; (ii) Optional Redemption Price in connection with an Optional Redemption or Tax Redemption Price in connection with a Tax Redemption; (iii) Fundamental Change Repurchase Price in connection with a repurchase of Notes upon a Fundamental Change; (iv) interest; or (v) any other deliveries or amount payable on or with respect to any of the Notes (including deliveries or amounts payable on conversion), such reference shall be deemed to include payment of Additional Amounts provided for in this Section 18.16 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof (without duplication of any sums already paid under this Section 18.16).

(f)If any Holder or beneficial owner of the Notes determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes (whether received in cash or applied as a payment against any cash taxes otherwise due) as to which it has been indemnified pursuant to this Section 18.16 (including by the payment of Additional Amounts pursuant to this Section 18.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 18.16 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such Holder or beneficial owner of the Notes and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

(g) Without duplication of any sums already paid under this Section 18.16, within 30 days afterwritten demand therefor, the Company shall indemnify and hold harmless a Holder or beneficial owner of the Notes for the amount of any Indemnified Taxes (including, for greater certainty, Tax payable pursuant to Regulation 803 of the Income Tax Regulations (Canada)) levied or imposed and paid by such Holder or beneficial owner as a result of payments made under or with respect to the Notes.

(h) Any Holder or beneficial owner of the Notes that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under the Notes, this Indenture or any other document or instrument in relation thereof, shall deliver to the Company, Paying Agent or Conversion Agent, as the case may be, at the time or times reasonably requested by the Company, Paying Agent or Conversion Agent, such properly completed and executed documentation reasonably requested by the Company, Paying Agent or Conversion Agent, as the case may be, as will permit such payments to be made without withholding or at a reduced rate of withholding.

(g) The Company shall pay any present or future stamp, court or documentary taxes or similar Taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, this Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Notes and the Company shall indemnify the Holders and beneficial owners of Notes for any such amounts (including penalties, interest and other liabilities related thereto) paid by such Holders or beneficial owners.

(h) The obligations described in this Section 18.16 will survive any termination or discharge of this Indenture and will apply, mutatis mutandis, to any jurisdiction in which any successor person to a Note Party is organized, resident or doing business for Tax purposes or any jurisdiction from or through which such person or its paying agent makes any payment on the Notes and, in each case, any department or political subdivision thereof or therein.

Article 19.
SECURITY AND COLLATERAL

Section 19.01 Grant of Security Interest. To secure the payment and performance in full of all of the Obligations, each of the Company and each Subsidiary hereby unconditionally grants, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, a continuing lien on and security interest in and to the Collateral (subject to the Intercreditor Agreement and Permitted Liens), wherever located and whether now owned or hereafter acquired or arising from time to time, and all proceeds and products thereof.

Section 19.02 Financing Statements; Authorization to File Financing Statements.

(a) Neither the Trustee nor the Collateral Agent shall have any obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate the security interest granted to the Collateral Agent pursuant to this Indenture and the Collateral Documents or (ii) enable the Collateral Agent to exercise and enforce its rights under this Indenture and the Collateral Documents with respect to such pledge and security interest. In addition, neither the Trustee nor the Collateral Agent shall have any responsibility or liability (i) in connection with the acts or omissions of the Company in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest. Each of the Company and each Subsidiary hereby authorizes, but does not obligate, the Collateral Agent (or its designee) at any time and from time to time to file financing statements, continuation statements and amendments without notice to the Company or such Subsidiary, respectively, with all jurisdictions deemed necessary or appropriate by the Collateral Agent and the other Secured Parties to perfect or protect the Collateral Agent’s and the other Secured Parties’ interest or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect and contain any other information required by Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Company or the relevant Subsidiary is an organization, the type of organization and any organization identification number issued to the Company and such Subsidiary.

(b) Each of the Company and each Subsidiary hereby authorizes, but does not obligate, the Collateral Agent (or its designee), at any time and from time to time after the applicable time period set forth in Section 13.08, to file and record Intellectual Property security agreements with the United States Patent and Trademark Office, the United States Copyright Offices and the Canadian Intellectual Property Office, as the case may be.

Section 19.03 Perfection Other than by Filing, Etc. Subject to the Intercreditor Agreement and without limiting (and in addition to) any rights of the Collateral Agent under a Collateral Document, at any time and from time to time (but not prior to the applicable time periods set forth in Section 13.08), each of the Company and each Subsidiary shall take such steps as are necessary or that the Collateral Agent may reasonably request for the Collateral Agent to (a) obtain control of negotiable instruments (with a value, individually or collectively, in excess of $500,000), any Equity Interests in any Subsidiaries, any other investment property (with a value, individually or collectively, in excess of $500,000), any deposit accounts (other than any Excluded Accounts), any letter-of-credit rights (with a value, individually or collectively, in excess of $500,000) and any electronic chattel paper (with a value, individually or collectively, in excess of $500,000) pledged by the Company and such Subsidiary as set forth in Article 9 of the Code, and, where control is established by written agreement, such agreement shall be in form and substance reasonably satisfactory to the Collateral Agent, (b) immediately discharge all Liens other than Permitted Liens and (c) otherwise ensure the continued perfection and priority of the Collateral Agent’s security interest in any of the Collateral and of the preservation of its rights therein. Concurrently with, and in any event within 30 days of, the Company or any Subsidiary granting a Lien to secure First Lien Obligations pursuant a First Lien Debt Document or entering into a First Lien Debt Document in connection with the First Lien Collateral, the Company and/or such Subsidiary shall grant a similar Lien to the Collateral Agent pursuant to a similar Note Document and enter into a similar Collateral Document, in each case, in form and substance reasonably satisfactory to the Collateral Agent. All charges, expenses and fees that the Collateral Agent may incur in performing any of the foregoing, and any local taxes relating thereto (for the avoidance of doubt, not including any income taxes of the Collateral Agent), shall be added to the Obligations, and shall be paid to the Collateral Agent immediately upon demand.

Section 19.04 Termination and Automatic Release of Liens. If this Indenture ceases to be of further effect, the Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Indenture) are repaid in full. Upon payment in full of the Obligations (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of this Indenture), any Liens in favor of the Collateral Agent and/or each Secured Party shall be automatically released and discharged and all rights in the Collateral shall revert to the Company or the relevant Subsidiary, as appropriate.

Section 19.05 Collateral. Each Note Party represents and warrants to the Holders as follows:

(a) The security interest granted herein is and shall at all times continue to be a Second Priority Lien in the Collateral (subject to Permitted Liens). Each Note Party has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except for Permitted Liens.

(b) On the Issue Date, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Collateral Documents.

(c) All Inventory is in all material respects of good and marketable quality in all substantial respects, free from material defects (ordinary wear and tear (including expiration) excepted) except for Inventory for which adequate reserves have been made.

(d) Each Note Party owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, Mineral Royalty Interests, licenses and other intangible assets that are used in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a Material Adverse Change, and the use of such asset by each Note Party and each Subsidiary, to the best knowledge of the Note Parties, does not conflict with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a Material Adverse Change. As used in this Indenture, “Material Adverse Change” means a material adverse effect on (a) the perfection or priority of the Collateral Agent’s Lien in the Collateral; (b) the business, assets, operations, or financial condition of the Note Parties, taken as a whole; or (c) the ability of the Company to repay the Obligations or of any other Note Party to perform its payment obligations under the Note Documents.

(e) All information set forth in the Collateral Documents pertaining to each Note Party is true and correct in all material respects as of the Issue Date.

Section 19.06 Further Assurances; Limitations. Each Note Party shall execute any further instruments and take such further action as is necessary or that the Collateral Agent reasonably requests to perfect, protect, ensure the priority of or continue the Collateral Agent’s Lien on the Collateral or to effect the purposes of this Indenture. Notwithstanding anything to the contrary herein, and in all cases subject to the terms of the Intercreditor Agreement, (i) [reserved], (ii) [reserved], (iii) Liens required to be granted from time to time pursuant to, or any other requirements of, this Indenture and the Collateral Documents shall be subject to the exceptions and limitations set forth herein and in the Intercreditor Agreement and, to the extent appropriate in the applicable jurisdiction, as otherwise agreed between the Collateral Agent and the Company (at the direction of the Noteholder Representative or a majority of aggregate principal amount of Holders), (iv) [reserved],(v) [reserved], and (vi) [reserved].

Section 19.07 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Indenture and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of August 24, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Macquarie Bank Limited, as agent under the Loan Agreement, as first lien representative and first lien collateral agent, U.S. Bank Trust Company, National Association, as initial second lien representative and initial second lien collateral agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Applicable Intercreditor Agreement and this Indenture, the terms of the Applicable Intercreditor Agreement shall govern and control. Each Holder, by its acceptance of a Note, shall be deemed to have authorized the Trustee and/or the Collateral Agent to execute and deliver the Intercreditor Agreement and any Applicable Intercreditor Agreement, together with such amendments or modifications as are permitted by this Indenture, binding the Holders to the terms thereof,

Section 19.08 Collateral Documents. The Trustee, the Collateral Agent, the Guarantors and the Company hereby acknowledge and agree that the Collateral Agent’s security interest in the Collateral is for the benefit of the Secured Parties and pursuant to the terms of this Indenture and the other Collateral Documents. Each Holder, by accepting a Note, consents and agrees to the terms of this Indenture and the other Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and irrevocably authorizes and directs the Collateral Agent to (i) enter into this Indenture and the other Collateral Documents, binding the Holders to the terms thereof, (ii) execute each document in connection with this Indenture and any Collateral Document expressed to be executed by Collateral Agent on its behalf and (iii) perform the duties and exercise the rights, powers, and discretions that are specifically given to it under the Collateral Documents or other documents to which the Collateral Agent is a party, together with any other incidental rights, power and discretions and (iv) enter into any joinder to the Intercreditor Agreement, to the extent permitted by the terms of the Intercreditor Agreement, entered into in connection with any repayment, refinancing or replacement of the Loan Agreement permitted by this Indenture, binding the Holders to the terms thereof. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value, insuring or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of this Indenture or the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any lien, including not being responsible for payment of any taxes, insurance premiums, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens, this Indenture or the Collateral Documents or any delay in doing so. The Company shall deliver to the Collateral Agent and the Trustee copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 19.08, to assure and confirm to the Collateral Agent for the benefit of the Holders the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors shall take any and all actions and make all filings (including the filing of UCC-1 and PPSA financing statements, continuation statements and amendments thereto) required to cause this Indenture and the other Collateral Documents to create and maintain, as security for its obligations in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and enforceable perfected lien and security interest in and on all of the Collateral, subject to the terms of the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any responsibility or liability in connection with such actions and filings; provided that nothing in this sentence shall be construed to relieve the Trustee or the Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final non-appealable decision of a court of competent jurisdiction.

Section 19.09 Release of Collateral.

(a) Subject to clauses (b) and (c) below, the second priority liens on the Collateral will be automatically released with respect to the Notes, the Guarantees and the other Obligations, and the Trustee and/or the Collateral Agent (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall execute documents evidencing such release reasonably requested by the Company, at the Company’s sole cost and expense, under one or more of the following circumstances:

(i) in whole upon:

(A) payment in full of the principal of, together with accrued and unpaid interest on, and all other obligations on the Notes and all other Obligations that are outstanding, due and payable hereunder and the other Note Documents (other than inchoate indemnity obligations or reimbursement obligations or other obligations which, by their terms, survive the termination of the Notes and the other Note Documents or which survive any discharge); or

(B) the satisfaction and discharge of this Indenture, in each case, as set forth under Article 3 hereof;

(ii) provided that no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to such transaction, in whole, with respect to any Collateral that is sold, conveyed, transferred, assigned or otherwise disposed of to a Person which is not an Affiliate of any Note Party and assigns in a transaction permitted (or not prohibited) under this Indenture (including pursuant to a valid waiver or consent);

(iii) provided that no Default or Event of Default shall have occurred and be continuing at the time of and immediately after giving effect to such transaction, in whole, with respect to and upon any Collateral of a Note Party becoming an Excluded Subsidiary;

(iv) in whole, with respect to any property leased to a Note Party under a lease which has expired or been terminated in a transaction permitted under this Indenture;

(v) in whole or in part, with the consent of the Noteholder Representative of the Holders of the requisite percentage of the Notes;

(vi) in accordance with the Applicable Intercreditor Agreement and the Junior Priority Collateral Documents;

(vii) in whole, upon satisfaction and discharge of this Indenture or upon a covenant defeasance under this Indenture; and

(viii) as ordered pursuant to applicable law under a final and non-appealable order or judgment of a court of competent jurisdiction.

(b) With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that such release is permitted under this Indenture and the other Collateral Documents and that all conditions precedent under this Indenture and the other Collateral Documents, if any, to such release have been complied with, the Trustee or the Collateral Agent, as applicable, shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases reasonably requested and prepared by the Company or the Company’s Subsidiaries to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Collateral Documents or the Applicable Intercreditor Agreement, without recourse, representation or warranty by the Trustee or the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders, except as otherwise provided in the Collateral Documents.

Section 19.10 Suits to Protect the Collateral.

(a) Subject to the provisions of Article 7 hereof and the Collateral Documents, the Noteholder Representative or the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(i) enforce any of the terms of the Collateral Documents; and

(ii) collect and receive any and all amounts payable in respect of the obligations under the Notes.

(b) Subject to the provisions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 19.10 shall be considered to impose any such duty or obligation to act on the part of the Collateral Agent and neither the Trustee nor the Collateral Agent shall be liable for any such impairment.

Section 19.11 Collateral Agent; Authorization of Action to be Taken.

(a) The Collateral Agent agrees that it will hold the security interests in the Collateral created under this Indenture and the other Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 19.11, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate; provided, however, that no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

(b) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the other Collateral Documents to which it is a party, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (1) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and, without limiting the generality of the foregoing, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (2) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers; and, further, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to this Indenture, the Collateral Documents or applicable laws, and (3) except as expressly set forth in the documents to which it is a party, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any Guarantor that is communicated to or obtained by the Person serving as Collateral Agent in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Noteholder Representative or the Holders of a majority of aggregate principal amount of the Notes (or such other number or percentage of the Holders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances) or in the absence of its own gross negligence or willful misconduct as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of default” and describing such Default or Event of Default) is given to a Responsible Officer of the Collateral Agent by the Company or any Holder. Except as directed by Holders of not less than 25.0% of the outstanding principal amount of the Notes, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person;

(ii) to foreclose upon or otherwise enforce any lien created under this Indenture or the Collateral Documents; or

(iii) except as expressly provided in Section 19.09, to take any other action whatsoever with regard to any or all of this Indenture, the Collateral Documents or Collateral.

(c) In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 7; provided that any references in such Article 7 to “Trustee” shall be deemed references to “Collateral Agent” for this purpose.

(d) The resignation and removal provisions set forth in Section 7.09 shall apply to the Collateral Agent.

(e) The Company shall indemnify the Collateral Agent against any cost, expense, loss or liability in accordance with Section 7.07 in the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which may cause the Collateral Agent, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, and, further, the Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any mortgages or take any such other action unless the Collateral Agent has received security or indemnity from the holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the holders to be sufficient.

(f) Other than in connection with a release of Collateral permitted under Section 19.09 or otherwise permitted under the terms of the Collateral Documents, in each case that the Collateral Agent may or is required hereunder or under any other Collateral Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Collateral Document, the Collateral Agent may seek direction and indemnity satisfactory to it from the Noteholder Representative or the holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Noteholder Representative or the holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the Collateral Documents, if the Collateral Agent shall request direction from the Noteholder Representative or the holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction and indemnity satisfactory to it from the holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(g) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture or the Collateral Documents for being the signatory, sender or authenticator thereof). The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Indenture and the other Collateral Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Holder of a Note consents and agrees to the terms of this Indenture, the Applicable Intercreditor Agreement and each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into this Indenture, the Applicable Intercreditor Agreement and the other Collateral Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in this Indenture, the Applicable Intercreditor Agreement and the other Collateral Documents to which it is party and to perform its obligations and exercise its rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture, the Applicable Intercreditor Agreement or any Collateral Document to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Noteholder Representative or the Holders of a majority of aggregate principal amount of the Notes unless such action is otherwise permitted pursuant to this Indenture, the Applicable Intercreditor Agreement or the Collateral Documents (including, upon reliance of an Officer’s Certificate and/or Opinion of Counsel).

Section 19.12 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents and distribute the same to the Trustee who may make further distributions of such funds to the Holders according to the provisions of this Indenture.

Article 20.
DEFEASANCE

Section 20.01 Covenant Defeasance. If:

(1) the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of: (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest would accrue on such Note at their respective maximum rates per annum); and (ii) 100% of the principal amount of each Note outstanding as of the time of such deposit (excluding, in the case of each of clause (i) and (ii) above, any Notes referred to in clause (2) as to which the deposit referred to in clause (2) below);

(2) with respect to each Note, if any, for which a Conversion Date has occurred, but the conversion consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (1) above, the Company has caused there to be irrevocably deposited or held in trust for the benefit of the Holders, the maximum kind and amount of conversion consideration due in respect of such Note (together, if applicable, with cash in the amount of any interest due on such Note pursuant to Article 14);

(3) the Company has instructed the Trustee, the Paying Agent or the Conversion Agent, as applicable, to pay or deliver cash or other property due on the Notes from the cash or other property deposited pursuant to the provisions described in clauses (1) and (2) above as the same becomes due;

(4) as of the time of the deposits referred to in clauses (1) and (2) above, no default in the payment or delivery of any amount or property (including conversion consideration) on any note has occurred and is continuing;

(5) pursuant to the provision described in the last two paragraphs under Section 14.02 or the provision described in clause (h) of Section 10.01, the Company has irrevocably elected physical settlement when permitted to do so, or combination settlement with a Specified Dollar Amount not exceeding $1,000 per $1,000 principal amount of Notes, to apply to all subsequent conversions of Notes;

(6) the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance described in this Section 20.01 and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such covenant defeasance had not occurred;

(7) such covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound;

(8) the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred to in clauses (1) and (2) above were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(9) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to such covenant defeasance have been complied with,

then, notwithstanding anything to the contrary, the covenants described in Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14 and Section 4.15 shall thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to comply with any of such covenants shall not in itself constitute a Default or Event of Default under the Notes.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

THE METALS ROYALTY COMPANY INC., as the Company

By:	/s/ Donald Sewell
Name: Donald Sewell
Title: President & Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

TMCR OPERATIONS INC., as a Guarantor

By:	/s/ Donald Sewell
Name: Donald Sewell
Title: Chief Financial Officer

TMCR USA HOLDINGS INC., as a Guarantor

By:	/s/ Donald Sewell
Name: Donald Sewell
Title: Chief Financial Officer

TMCR USA OPERATIONS INC., as a Guarantor

By:	/s/ Donald Sewell
Name: Donald Sewell
Title: Chief Financial Officer

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITY). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER AGREES FOR THE BENEFIT OF THE METALS ROYALTY COMPANY INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN, EXCEPT:

(i)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(iii)	PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(iv)	PURSUANT TO AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR

(v)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

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[INCLUDE FOLLOWING OID LEGEND IF APPLICABLE]

[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE METALS ROYALTY COMPANY INC., 1900 DOME TOWER, 333 7TH AVE SW, CALGARY, ALBERTA, CANADA, T2P 2Z1, ATTENTION: DONALD SEWELL.

The Metals Royalty Company Inc.

Convertible Senior Secured Second Lien Notes due 2031

No. [_______]	[Initially][1] $[________]

[CUSIP No. [ • ]]23

The Metals Royalty Company Inc., a corporation duly organized and validly existing under the laws of the Province of British Columbia (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]4 [________]5, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]6 [of $[______]]7, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $140,035,000 in aggregate at any time (exclusive of any PIK Notes)[, in accordance with the rules and procedures of the Depositary,]8 on September 15, 2031, and interest thereon as set forth below.

Subject to the Indenture and the following paragraph, this Note shall bear interest at a rate per annum equal to 8.00%, consisting of (i) from and including the Issue Date to but excluding September 15, 2027, (A) interest payable solely in cash accruing at a rate per annum equal to 6.00% and (B) interest payable solely in the form of PIK Interest accruing at a rate per annum equal to 2.00%, (ii) from and including September 15, 2027 to but excluding September 15, 2028, (A) interest payable solely in cash accruing at a rate per annum equal to 7.00% and (B) interest payable solely in the form of PIK Interest accruing at a rate per annum equal to 1.00%, and (iii) from and including September 15, 2028 and thereafter, interest payable solely in cash accruing at a rate per annum equal to 8.00%, in each case from August 24, 2026, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until September 15, 2031. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Cash Interest is payable in cash, and PIK Interest is payable by an increase in the principal amount of the Notes or through the issuance of PIK Notes, in each case semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2027, to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.19 and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.19 or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

1 Include if a global note.

2 This Note will be deemed to be identified by CUSIP No. 591322 AA0 from and after such time when the Company delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note in accordance with the applicable procedures of the Depositary.

3 Include if a global note.

4 Include if a global note.

5 Include if a physical note.

6 Include if a global note.

7 Include if a physical note.

8 Include if a global note.

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Any PIK Interest on the Global Notes will increase the principal amount of the Global Notes by an amount equal to the amount of PIK Interest for the applicable period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up). Any references to the principal amount of any Global Note herein shall mean the then current principal amount as increased by any PIK Interest, and references to accrued but unpaid interest shall not include any such PIK Interest that has increased the principal amount but shall include accrued and unpaid PIK Interest. Following an increase in the principal amount of the outstanding Global Notes as a result of PIK Interest, the Global Notes will bear interest on such increased principal amount from and after the date of such increase.

Any Defaulted Amounts shall accrue interest per annum at the Default Rate, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.

The Company shall pay the principal of and Cash Interest on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office located in the United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange.

The Company’s obligations under this Note are fully and unconditionally guaranteed, jointly and severally, by the Guarantors from time to time party to the Indenture, if any.

This Note will be secured by the Collateral. Reference is made to the Indenture and the Collateral Documents for terms relating to such security, including the release, termination and discharge thereof. The Company shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving each of the Holder of this Note and the Company the right to convert this Note into cash, Common Shares or a combination of cash and Common Shares, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

THE METALS ROYALTY COMPANY INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE OF NOTE]

The Metals Royalty Company Inc.

8.00% Convertible Senior Secured Second Lien Notes due 2031

This Note is one of a duly authorized issue of Notes of the Company, designated as its Convertible Senior Secured Second Lien Notes due 2031 (the “Notes”), initially limited to the aggregate principal amount of $140,035,000 (exclusive of any PIK Notes) all issued or to be issued under and pursuant to an Indenture dated as of August 24, 2026 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Collateral Agent, the Company, the Guarantors and the Holders of the Notes. Additional Notes and PIK Notes may be issued, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, any amounts under the Notes that is not paid when due will bear interest at the Default Rate (the Stated Interest plus an additional 2.00%) and the principal of, and interest on, all Notes may be declared, by the Noteholder Representative, the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, all payments and deliveries in respect of any Optional Redemption or Net Proceeds Offer on the relevant Optional Redemption Date or Net Proceeds Purchase Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who delivers a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Noteholder Representative or the Holders of not less than a majority (or 75%, as applicable) in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Noteholder Representative or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof; provided that after the issuance of PIK Notes or an increase in the principal amount of a Global Note in order to evidence PIK Interest, the minimum denominations shall be $1.00 and integral multiples of $1.00 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes delivered for such exchange.

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Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price. Under certain circumstances, the Company may be required to make a Net Proceeds Offer in accordance with the terms and subject to the conditions specified in the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods specified in the Indenture, prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof, into cash, Common Shares or a combination of cash and Common Shares, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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SCHEDULE A9

SCHEDULE OF EXCHANGES OF NOTES

The Metals Royalty Company Inc.

Convertible Senior Secured Second Lien Notes due 2031

The initial principal amount of this Global Note is _________ MILLION DOLLARS ($[_______]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

9 Include if a global note.

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Attachment 1

[FORM OF NOTICE OF CONVERSION]

To: The Metals Royalty Company Inc.

1900 Dome Tower, 333 7TH Ave SW,

Calgary, Alberta, Canada, T2P 2Z1

To: U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attention: B. Scarbrough (The Metals Co. Administrator)

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, into cash, Common Shares or a combination of cash and Common Shares, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Common Shares issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Common Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Further, the undersigned represents and warrants that compliance by the Company with this notice will not be deemed to result in a of the Beneficial Ownership Limitation included in Section 14.14 of the Indenture being exceeded. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The undersigned is acquiring the Common Shares with investment intent and not with a view to resale or distribution in Canada. In connection with the sale and transfer of any Common Shares, the undersigned represents and warrants to the Company that: (i) either: (A) they are not resident in Canada or (B) they are resident in the Provinces of Alberta, Ontario or British Columbia and (ii) the sale and transfer will be executed pursuant an effective registration statement (Z) to a person or company outside of Canada or (X) on or through the facilities of the Nasdaq or another exchange or market outside Canada (as such terms are defined under applicable law (and neither the undersigned nor any person acting on its behalf has reason to believe that the buyer is resident in Canada or such transaction has been prearranged with a buyer in Canada).

Current aggregate beneficial ownership of Common Shares of Economic Interest Holder and its Attribution Parties (at time of this Notice of Conversion): ____________________Common Shares.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______.00

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

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Attachment 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: The Metals Royalty Company Inc.

1900 Dome Tower, 333 7TH Ave SW,

Calgary, Alberta, Canada, T2P 2Z1

To: U.S. Bank Trust Company, National Association
633 West 5th Street, 24th Floor
Los Angeles, CA 90071

Attention: B. Scarbrough (The Metals Co. Administrator)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from The Metals Royalty Company Inc. (the “Company”), as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.01 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Business Day immediately succeeding corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $______.00

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

To: The Metals Royalty Company Inc.

To: U.S. Bank Trust Company, National Association

633 West 5th Street, 24th Floor

Los Angeles, CA 90071

Attention: B. Scarbrough (The Metals Co. Administrator)

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to any Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To The Metals Royalty Company Inc., or a subsidiary thereof; or

☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended (the “Securities Act”) and is effective at the time of such transfer; or

☐ Pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act; or

☐ Pursuant to and in compliance with Rule 144A under the Securities Act, to a person the holder reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) that purchases for its own account or for the account of another qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A; or

☐ Pursuant to an exemption from registration provided by Rule 144 under the Securities Act, or any other available exemption from the registration requirements of the Securities Act.

In addition, the undersigned confirms that such Note is not being transferred in Canada, to Canadian residents or to Canadian institutions or institutions for which principal decision-making authority to invest in securities of the Company is based in Canada, except in compliance with all applicable Canadian securities laws.

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Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS10

[________] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, 20__, among THE METALS ROYALTY COMPANY INC., a corporation existing under the laws of British Columbia, as issuer (the “Company”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) and__________________ (the “Guarantor”), a subsidiary of the Company.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below an indenture (the “Indenture”), dated as of August 24, 2026 providing for the issuance of Convertible Senior Secured Second Lien Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantor shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Guarantor, the Trustee and the Collateral Agent are authorized to enter into this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantee. The Guarantor hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 13 thereof.

4. Governing Law; Jurisdiction. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

10 [Reserved.]

B-1

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Guarantor plans to use or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. Guarantor agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

6. Effect of Headings. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7. The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals and statements contained herein, all of which recitals are made solely by the Guarantor.

IN WITNESS WHEREOF, the [party][parties] hereto [has][have] caused this Supplemental Indenture to be duly executed, all as of the date first above written.

THE METALS ROYALTY COMPANY INC.,

By:
Name:
Title:

[GUARANTOR],

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and as Collateral Agent

By:
Name:
Title:

B-2

Exhibit 99.2

Execution Copy

LOAN AGREEMENT

dated as of August 24, 2026

by and among

THE METALS ROYALTY COMPANY INC., as Borrower,

and

THE GUARANTORS FROM TIME TO TIME PARTY HERETO, as Guarantors,

and

MACQUARIE BANK LIMITED,
as Mandated Lead Arranger,

and

MACQUARIE BANK LIMITED,
as Administrative Agent,

and

THE LENDERS PARTY HERETO

U.S.$25,000,000

Page

Article I Definitions and Accounting Matters		1

1.01	Certain Defined Terms	1
1.02	Interpretation	27
1.03	Accounting Principles	28
1.04	Rates	29

Article II Loan; Promissory Notes; etc.		29

2.01	Loan	29
2.02	Borrowing	29
2.03	Fees	30
2.04	Lending Offices	30
2.05	Several Obligations; Remedies Independent	30
2.06	Notes	31

Article III Payments of Principal and Interest		31

3.01	Repayment of Loan	31
3.02	Extension Option	31
3.03	Interest	32
3.04	Voluntary Prepayment of Loan	32
3.05	Mandatory Prepayments of Loan	33
3.06	Treatment of Make-Whole Amount	34

Article IV Payments; Pro Rata Treatment; Computations; etc.		35

4.01	Payments	35
4.02	Pro Rata Treatment	36
4.03	Computations	36
4.04	Sharing of Payments, Etc.	37
4.05	Non-Receipt of Funds by the Administrative Agent	37

Article V Yield Protection, etc.		39

5.01	Additional Costs	39
5.02	ABR	41
5.03	Benchmark Replacement Setting	41
5.04	Illegality	43
5.05	Compensation	44
5.06	Covered Taxes	44
5.07	Mitigation	48
5.08	Replacement Lenders	49

Article VI Conditions Precedent		50

6.01	Conditions Precedent to the Closing Date	50

(i)

Article VII Representations and Warranties		54

7.01	Organization and Ownership	54
7.02	Authority	54
7.03	Binding Agreement	54
7.04	Approvals	54
7.05	Conflicts	54
7.06	Litigation	55
7.07	Compliance with Laws	55
7.08	Environmental Matters	55
7.09	Disclosure	55
7.10	Properties	56
7.11	No Default	56
7.12	Taxes	56
7.13	Security; Ranking	56
7.14	Use of Proceeds	57
7.15	No Immunity	57
7.16	Status	57
7.17	Anti-Corruption Laws	57
7.18	Anti-Money Laundering Laws	58
7.19	Sanctions	58
7.20	No Restrictions on Dividends and Distributions	58
7.21	Solvency	58
7.22	Insurance	58
7.23	Material Documents	59
7.24	Material Permits	59
7.25	No Material Adverse Effect	59

Article VIII Covenants		59

8.01	Maintenance of Existence	59
8.02	Information Undertakings; Reporting Requirements	60
8.03	Compliance with Law	61
8.04	Taxes	61
8.05	Ranking	61
8.06	Access, Site Visits	62
8.07	Books and Records	62
8.08	Maintenance of Properties; Disposition of Assets	62
8.09	Limitation on Liens and Encumbrances	62
8.10	Notice of Extraordinary Events	63
8.11	Hedging Instruments	63
8.12	Line of Business	63
8.13	Use of Proceeds	63
8.14	Anti-Corruption Laws; Anti-Money Laundering Laws	64
8.15	Sanctions	64
8.16	Arm’s-Length Transactions	64
8.17	Restrictive Agreements	64
8.18	Restricted Payments	65

(ii)

8.19	Bank Accounts	65
8.20	Insurance	65
8.21	Indebtedness	66
8.22	Protection of Security	66
8.23	Further Information	66
8.24	Limitation on Subsidiaries	66
8.25	Limitation on Investments	67
8.26	Limitation on Acquisitions	67
8.27	Material Documents	67
8.28	Convertible Notes	67
8.29	Financial Covenants; Equity Cure	67
8.30	Excluded Subsidiaries	68
8.31	Fiscal Year	69
8.32	Post-Closing Actions	69

Article IX Guarantee		69

9.01	Guarantee	69
9.02	Guarantee and Grant of Security Interest Absolute	70
9.03	Waivers and Acknowledgments	71
9.04	Subrogation	72

Article X Events Of Default		73

10.01	Events of Default	73

Article XI The Administrative Agent		75

11.01	Appointment, Powers and Immunities	75
11.02	Reliance by Administrative Agent	76
11.03	Defaults and Conditions Precedent	77
11.04	Rights as Lender	77
11.05	Indemnification	78
11.06	Non-Reliance on Administrative Agent and Other Lenders	78
11.07	Failure to Act	79
11.08	Resignation or Removal of Administrative Agent	79
11.09	Notices	79
11.10	Erroneous Payments	80
11.11	Actions by Administrative Agent	83
11.12	Liability of the Administrative Agent	84

Article XII Miscellaneous		84

12.01	Waiver	84
12.02	Notices	84
12.03	Expenses, Etc.	86
12.04	Indemnification	86
12.05	Waiver of Consequential Damages	87
12.06	Amendments, Etc.	87
12.07	Successors and Assigns	88
12.08	Assignments and Participations	88

(iii)

12.09	Survival	91
12.10	No Immunity	91
12.11	Counterparts	91
12.12	GOVERNING LAW	92
12.13	Consent to Jurisdiction	92
12.14	WAIVER OF JURY TRIAL	92
12.15	Severability; Integration	92
12.16	Confidentiality	93
12.17	Anti-Money Laundering Laws	93
12.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	94
12.19	No Other Duties, Etc.	94
12.20	No Advisory or Fiduciary Responsibility	94
12.21	Collateral Agent	95

SCHEDULES

Schedule 1.01(a)	–	Loan Commitment Amounts
Schedule 1.01(b)	–	Applicable Lending Offices
Schedule 6.01(h)	–	Proceeds Utilization Report
Schedule 7.06	–	Litigation
Schedule 12.02	–	Notices and Accounts

EXHIBITS

Exhibit A	–	Form of Notice of Borrowing
Exhibit B	–	Form of Note
Exhibit C	–	Form of Assignment and Assumption Agreement
Exhibit D	–	Form of Compliance Certificate

(iv)

LOAN AGREEMENT, dated as of August 24, 2026 (this “Agreement”).

BY AND AMONG:

THE METALS ROYALTY COMPANY INC., a British Columbia corporation

(the “Borrower”)

- and -

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

- and -

MACQUARIE BANK LIMITED, as Mandated Lead Arranger

(together with any successor thereto, the “Macquarie Lender” or a “Lender”)

- and -

MACQUARIE BANK LIMITED, as administrative agent

(in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”)

RECITALS:

A.	The Borrower has requested that the Lenders make a term loan to it in an aggregate principal amount of up to twenty-five million Dollars ($25,000,000), and the Lenders are prepared to make such loan upon and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
Definitions and Accounting Matters

1.01	Certain Defined Terms

The following terms shall have the following respective meanings (all terms defined in this Section 1.01 (Certain Defined Terms) or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR, respectively.

“ABR Loan” means a Loan that bears interest at a rate based on the ABR.

“ABR Term SOFR Determination Day” has the meaning specified in clause (b) in the definition of “Term SOFR”.

“Account Control Agreement” means an account control agreement entered into between an Obligor, the Collateral Agent and an account bank.

“Acquisition” means, with respect to any Person, any purchase or other acquisition by such Person, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an equity interest in, such other Person so that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates) or of all or substantially all of the property of any other Person, (b) any royalties, streams, net smelter returns royalty interests, gross revenue royalty interests, overriding royalty interests, net profits interests, production payments, participation or offtake interests and other similar interests, however designated, in respect of one or more mineral projects or mineral products, or (c) any division, business, project, operation or undertaking of any other Person or of all or substantially all of the property of any division, business, project, operation or undertaking of any other Person.

“Additional Costs” has the meaning specified in Section 5.01(a) (Additional Costs).

“Additional Margin” means a rate per annum equal to 2.00%.

“Additional Mesabi Royalty Agreement” means the Conveyance of Royalty Interests to be entered into on or about the Closing Date, by Ironclad Royalties, LLC, as assignor, to TMCR USA Operations, as assignee, pursuant to which Ironclad Royalties, LLC will convey to TMCR USA Operations a further undivided one percent (1%) royalty interest over the Mesabi Iron Ore Mine, funded with the proceeds of the Loan as described in Section 7.14 (Use of Proceeds).

“Adjusted Term SOFR” means, for purposes of any calculation and subject to the provisions of Section 5.03(a) (Benchmark Replacement), the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent Account” means the account of the Administrative Agent notified to the Borrower in writing from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affected Lender” has the meaning specified in Section 5.08 (Replacement Lenders).

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly Controlled by, under common Control with or Controls such Person.

“Agent Parties” has the meaning specified in Section 12.02(b) (Notices).

“Agreement” has the meaning specified in the preamble hereto.

“Anti-Corruption Laws” means any and all laws, rules, regulations, executive orders, decrees or statutes related to corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, Loi Sapin II, the Bribery Act 2010 of the United Kingdom, the Corruption of Foreign Public Officials Act (Canada) and the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada).

“Anti-Money Laundering Laws” means any and all laws, rules, regulations, executive orders, decrees or statutes related to terrorism financing or money laundering, including the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Applicable Law” means, with respect to any Person, any applicable constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, or any published directive, guideline, requirement or other governmental rule or restriction which has the force of law, and any determination by, or interpretation of any of the foregoing by, any judicial authority or Governmental Authority, binding on a given Person whether in effect as of the date of this Agreement or as of any date thereafter.

“Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated on Schedule 1.01(b) or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loan is to be made and maintained; provided that if any Lender at any time so designates more than one “Lending Office,” the “Applicable Lending Office” for such Lender with respect to any specific Loan (or portion thereof) held by such Lender shall be the “Lending Office” designated on the books of such Lender as the Lending Office for such Loan (or portion thereof).

“Approved Fund” means any Fund that is administered or managed by (a) Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption Agreement” means an assignment and assumption agreement in substantially the form of Exhibit C.

“Authorized Representative” means, with respect to any Person, the director, the managing director, the chief financial officer, authorized representative or any attorney-in-fact of such Person.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.03(d) (Benchmark Replacement Setting).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy and Insolvency Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Canada Business Corporations Act, the Winding-up and Restructuring Act (Canada), the Bankruptcy Code and all other liquidation, winding-up, dissolution, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, administrative receivership, insolvency, plan or scheme of arrangement, restructuring, reorganization, proposal or similar statutes, laws, rules and regulations of Canada, or any province or territory thereof or any other applicable jurisdictions, in effect from time to time, and, for greater certainty, including any provisions of corporate statutes providing for a stay of proceedings or the compromise or arrangement of debts.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532, as amended.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.03(a) (Benchmark Replacement Setting).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)	the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or

(b)	the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Majority Lenders and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.03 (Benchmark Replacement Setting) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.03 (Benchmark Replacement Setting).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Advance Date” has the meaning specified in Section 4.05(b) (Non-Receipt of Funds by the Administrative Agent).

“Borrower Required Payment” has the meaning specified in Section 4.05(b) (Non-Receipt of Funds by the Administrative Agent).

“Budget” means a budget prepared and delivered by the Borrower to the Administrative Agent, in form and substance satisfactory to the Lenders (acting reasonably), setting forth the forecast revenues, general and administrative costs (including taxes) and Financing Costs of the Obligors from the Closing Date through the Maturity Date.

“Business Day” means any day on which banks are open for business in New York, New York, U.S., Sydney, Australia and Toronto, Canada.

“Canadian Security Agreement” means the Ontario-law general security agreement executed by each of the Borrower and TMCR Operations in Canada in favour of the Collateral Agent, creating a first-priority security interest (subject only to Permitted Encumbrances) in all of their present and after-acquired tangible and intangible property and assets in Canada.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the government of Canada or any agency thereof, and backed by the full faith and credit of Canada, in each case maturing within one year from the date of acquisition; and (ii) certificates of deposit, time deposits, overnight bank deposits maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of Canada, or Canadian branch of a foreign bank, in each case having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 or the equivalent amount in any other currency.

“Casualty Event” means any damage to, or destruction or loss of, any property of the Borrower or any of its Subsidiaries.

“Change of Control” means the occurrence of any of the following after the Closing Date:

(a)	any Person, or group of any Persons, acting jointly or in concert or who would be deemed to be acting jointly or in concert, as determined pursuant to applicable securities laws and regulations, acquires, directly or indirectly, in a single consummated transaction or in a related series of consummated transactions, by way of amalgamation, merger, consolidation or other business combination or purchase of beneficial ownership (as determined pursuant to applicable securities laws and regulations), Equity Interests of the Borrower representing more than 50% of the total voting power of Borrower’s Equity Interests (provided that, for the purposes of this clause (a), beneficial ownership arising solely from ownership of the Convertible Notes, or of any Equity Interests deliverable upon conversion of the Convertible Notes prior to actual conversion thereof, shall be disregarded).

(b)	The Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of TMCR Operations or TMCR USA Holdings; or

(c)	TMCR USA Holdings ceases to own, directly or indirectly, 100% of the Equity Interests of TMCR USA Operations.

“Closing Date” means August 24, 2026 or such other date as shall be agreed upon in writing by the Administrative Agent, on behalf of the Lenders, and the Borrower.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in any Security Document.

“Collateral Agent” means Macquarie Bank Limited.

“Communications” has the meaning specified in Section 12.02(b) (Notices).

“Compliance Certificate” means a certificate of an Authorized Representative of the Borrower, substantially in the form of Exhibit D (Form of Compliance Certificate).

“Condemnation Event” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action or threat of any such action of or proceeding of any portion of any property of the Borrower or any Subsidiary by any Governmental Authority or other Person.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.05 (Compensation), the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement,” the formula, methodology or convention for applying the successor floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Majority Lenders in their reasonable discretion in consultation with the Borrower decide are required to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Majority Lenders in a manner substantially consistent with market practice (or, if the Majority Lenders decide that adoption of any portion of such market practice is not administratively feasible or if the Majority Lenders determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Majority Lenders reasonably determine in consultation with the Borrower is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” means, for any Test Period the Consolidated Net Income of the Borrower for such period excluding from the calculation of Consolidated Net Income all extraordinary, unusual and all other non-recurring items, including foreign exchange losses or gains, losses or gains on foreign currency translation adjustments, plus to the extent the following amounts were deducted in calculating Consolidated Net Income during such Test Period, without duplication: (a) Interest Expense, plus (b) Income Tax Expense, plus (c) depreciation and amortization, plus (d) other non-cash items reducing Consolidated Net Income.

“Consolidated Net Income” means, for any period, the net income or loss of the Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP.

“Control” means, as to any Person, having possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. “Controlled” has a correlative meaning.

“Convertible Notes” means the convertible notes designated as the “Convertible Senior Secured Second Lien Notes due 2031” issued pursuant to the indenture dated August 24, 2026 between, among others, the Borrower, the Guarantors, U.S. Bank Trust Company, National Association, as trustee and collateral agent, as such indenture may be amended, restated or amended and restated from time to time.

“Covered Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and any other Loan Document; and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (New York City, New York time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default Interest Period” means each successive period (not in excess of six (6) months) while the Borrower hereunder is in default pursuant to Section 10.01(a) (Principal Payment Default) and Section 10.01(b) (Interest Payment Default), as the Administrative Agent shall choose (with the consent of the Majority Lenders), the first such period to commence as of the date on which such amount in default becomes due and each succeeding such period to commence immediately upon the expiry of the immediately preceding such period; provided that, in the absence of or pending such consent of Majority Lenders, each Default Interest Period shall have a duration of one (1) month.

“Defaulting Lender” means any Lender that has failed to (a) fund all or any portion of its Loan within two (2) Business Days of the date such Loan was required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (b) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due.

“Disqualified Lender” means (a) Persons that are competitors of the Borrower or any of its Affiliates identified by the Borrower to the Administrative Agent from time to time (it being understood that, notwithstanding anything herein to the contrary, in no event shall a supplement apply retroactively to disqualify any Person that has previously acquired an assignment or participation interest in any Loan, but upon effectiveness of such designation, any such Person may not acquire any Loan or participations in the Loan), (b) other Persons identified by the Borrower to the Administrative Agent on or prior to the date of this Agreement and (c) in each case of clauses (a) and (b) above, any such Person’s Affiliates that are (i) readily identifiable by name or (ii) identified by the Borrower to the Administrative Agent from time to time.

“Dollars” and “$” mean the lawful currency of the U.S.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval system maintained by the U.S. Securities and Exchange Commission, or any successor system thereto.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Law” means any and all laws, rules or regulations, and any lawful orders or decrees, in each case as now or hereafter in effect and applicable to the Borrower or any of its Subsidiaries, relating to the protection of human health, safety or the environment or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Erroneous Payment” has the meaning specified in Section 11.10(a) (Erroneous Payments).

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 11.10(d)(i) (Erroneous Payments).

“Erroneous Payment Impacted Class” has the meaning specified in Section 11.10(d)(i) (Erroneous Payments).

“Erroneous Payment Return Deficiency” has the meaning specified in Section 11.10(d)(i) (Erroneous Payments).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 11.10(e) (Erroneous Payments).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 10.01 (Events of Default).

“Excluded Accounts” means any bank accounts maintained in jurisdictions other than Canada used solely for payroll purposes or solely to satisfy requirements of Applicable Law, regulatory requirements or requirements of any Governmental Authority applicable in such jurisdiction.

“Excluded Subsidiary” means, at any time, any Subsidiary designated in writing by the Majority Lenders as an Excluded Subsidiary, which designation may be made in respect of (a) any Subsidiary that is prohibited by Applicable Law, its organizational documents or any contractual obligation existing at the time such Subsidiary is acquired or formed from guaranteeing the Obligations or granting security in respect thereof, to the extent of such prohibition, (b) any Subsidiary in respect of which the Borrower and the Majority Lenders determine in good faith that the cost, burden, legal risk or adverse tax consequences of providing a Guarantee or granting security is excessive in relation to the practical benefit to the Lenders; and (c) any other Subsidiary designated in writing by the Majority Lenders as an Excluded Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or the Administrative Agent or required to be withheld or deducted from such a payment to a Lender or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or the Administrative Agent being organized under the laws of or having its principal office or, in the case of any Lender, or its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Loan Commitment (other than pursuant to an assignment request by the Borrower under Section 5.08(a) (Replacement Lenders)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.06 (Covered Taxes), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 5.06(e) (Covered Taxes) or Section 5.06(f) (Covered Taxes), and (d) any withholding Taxes imposed under FATCA, and (e) any Canadian withholding taxes imposed on any Lender or Administrative Agent on a payment by or on account of any obligation of a Borrower hereunder by reason of: (i) the Lender being a person with which such Borrower does not deal at arm’s length (for the purposes of the Tax Act) at the time of making such payment, (ii) the Lender being a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of such Borrower, or not dealing at arm’s length (for the purposes of the Tax Act) with a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of such Borrower, or (C) the Borrower being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) in respect of such Lender; provided that this clause (d) shall not apply to the extent that (x) the non-arm’s length relationship, (y) the recipient being a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Borrower or not dealing at arm’s length (for the purposes of the Tax Act) with a “specified shareholder” (as defined in subsection 18(5) of the Tax Act) of the Borrower, or (z) the Borrower being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act) in respect of such Lender, as applicable, arises as a result of the recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any rights under this Agreement or any other Loan Document.

“Existing Mesabi Royalty Agreements” means, collectively, (i) the Royalty Purchase Agreement dated as of July 8, 2025, among Ironclad Royalties LLC, Mesabi Metallics, Mesabi Land 1 LLC, and Miranda Mineral Resources, LLC, (ii) the Conveyance of Royalty Interests, effective as of June 30, 2025, by and among Mesabi Metallics, Mesabi Land 1 LLC, and Miranda Mineral Resources, LLC, as assignors, and Ironclad Royalties LLC, as assignee, recorded in the real property records of Itasca County, Minnesota, as Document Number T000072998 and A000795410, (iii) the Royalty Purchase Agreement, dated as of May 6, 2026, among Ironclad Royalties, LLC, TMCR USA Operations Inc. and the Borrower, and (iv) the Conveyance of Royalty Interests, effective as of June 1, 2026, by Ironclad Royalties, LLC, as assignor, to TMCR USA Operations, as assignee, pursuant to which Ironclad Royalties, LLC conveyed to TMCR USA Operations the Conveyed Royalties (as defined therein), representing an undivided one percent (1%) royalty interest over the Mesabi Iron Ore Mine.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into among Governmental Authorities and any fiscal or regulatory legislation adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be 0%, and (c) if such rate is less than zero for any determination, such rate shall be deemed to be 0% for purposes of such determination.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means that certain fee letter, dated as of the Closing Date, between the Borrower and the Macquarie Lender.

“Financing Costs” means interest, scheduled principal (if any), fees (including Lender Fees and commitment fees), all other costs, charges, expenses and all other amounts associated with this Agreement or any other Loan Document including any applicable amounts payable to any Lender, legal and consultant fees and expenses, financial advisory fees, management and agency fees, taxes and other out-of-pocket expenses payable by or on behalf of the Borrower under or in connection with the Loan Documents.

“Fiscal Quarter” means each three-month period of the Borrower’s Fiscal Year ending on March 31, June 30, September 30 and December 31 of each calendar year.

“Fiscal Year” means the 12-month fiscal period of the Borrower ending on December 31st in any calendar year.

“Floor” means a rate of interest equal to zero percent (0.00%).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means Canadian generally accepted accounting principles applied on a consistent basis (including International Financial Reporting Standards, as applicable), as in effect from time to time.

“Governmental Authority” means any national, state, county, city, town, village, municipal or other local governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any other national, multinational or international authority, or any political subdivision of any thereof, and any person exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any of the foregoing entities, and in each case having jurisdiction over the Persons or matters in question.

“Guarantee” has the meaning specified in Section 9.01(a) (Guarantee).

“Guaranteed Obligations” has the meaning specified in Section 9.01(a) (Guarantee).

“Guarantor” means each of TMCR Operations, TMCR USA Holdings and TMCR USA Operations, and any other Person (other than, for greater certainty, any Excluded Subsidiary) that becomes a party to this Agreement as a guarantor after the Closing Date, and “Guarantors” means all of them, collectively.

“Hedges” means any swap agreement, cap agreement, collar agreement, futures contract, forward contract or similar agreement or arrangement entered into by the Borrower or any other Obligor and designed to protect against or mitigate the effect of fluctuations in interest rates, foreign exchange rates or the prices of commodities.

“Illegality Notice” has the meaning specified in Section 5.04 (Illegality).

“Income Tax Expense” means for any Person for any period, the aggregate of all Taxes paid or payable by such Person based on the income or capital of such Person for such period, determined in accordance with GAAP.

“Indebtedness” means, in respect of any Person, at any time, without duplication, (a) all obligations of such Person for borrowed money in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable or purchase money obligations incurred in the ordinary course of business and not overdue by more than ninety (90) days or that are subject to a bona fide dispute, (d) all obligations of such Person under Capitalized Leases, (e) the face amount of all letters of credit, bank guarantees or similar instruments issued for the account of such Person, other than letters of credit payable to suppliers in the ordinary course of business, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not such obligations have been assumed, and (g) all guarantees by such Person of any of the foregoing.

“Insurance Policies” means any insurance policies maintained by an Obligor with respect to its property, business and operations, of a type and in amounts customarily maintained by similarly situated companies engaged in the same or similar business.

“Intercompany Indebtedness” means, at any time, any Indebtedness owing by an Obligor to any other Obligor; provided that such Indebtedness is unsecured and subordinated on terms satisfactory to the Administrative Agent.

“Intercreditor Agreement” means an intercreditor agreement to be entered into on or about the Closing Date among the Administrative Agent, the Collateral Agent, the trustee and collateral agent for the holders of the Convertible Notes, the Borrower and the other Obligors party thereto, in form and substance satisfactory to the Administrative Agent.

“Interest Coverage Ratio” means the ratio of Consolidated EBITDA to MBL Facility Interest Expense.

“Interest Expense” means, for any period, the aggregate of the interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Payment Date” means the last day of each Interest Period applicable to the Loan.

“Interest Period” means (a) the period commencing on and including the Closing Date and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three (3) months thereafter (or such other period as may be agreed between the Borrower and the Lenders) and (b) subsequently, each period commencing on and excluding the last day of the previous Interest Period for such Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three (3) months thereafter (subject to availability thereof) (or such other period as may be agreed between the Borrower and the Lenders); provided that (i) if any Interest Period would end on a day other than a U.S. Government Securities Business Day, such Interest Period shall be extended to the next succeeding U.S. Government Securities Business Day unless such next succeeding U.S. Government Securities Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding U.S. Government Securities Business Day, (ii) any Interest Period that commences on the last U.S. Government Securities Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last U.S. Government Securities Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 5.03(d) (Benchmark Replacement Setting) shall be available for specification in such Notice of Borrowing. For purposes hereof, the date of the Loan initially shall be the date on which the Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of the Loan.

“Investment” means, with respect to any Person, the making by such Person of:

(a)	any direct or indirect investment in or purchase or other acquisition of the securities of or an Equity Interest in any other Person;

(b)	any loan or advance to, or arrangement for the purpose of providing funds or credit to (excluding extensions of trade credit in the ordinary course of business in accordance with customary commercial terms), any other Person; or

(c)	any capital contribution to (whether by means of a transfer of cash or other property or any payment for property or services for the account or use of) any other Person; provided, that, for greater certainty, neither an Acquisition nor the funding of any Excluded Account shall be treated as an Investment.

“Lender” and “Lenders” mean each Person listed as a Lender on Schedule 1.01(a) and each other Person that becomes a party hereto as a Lender pursuant to Section 12.08(b) (Assignments and Participations).

“Lender Advance Date” has the meaning specified in Section 4.05(a) (Non-Receipt of Funds by the Administrative Agent).

“Lender Fees” has the meaning specified in Section 2.03 (Fees).

“Lender Required Payment” has the meaning specified in Section 4.05(a) (Non-Receipt of Funds by the Administrative Agent).

“Lien” means any lien, mortgage, pledge, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor or other title retention agreements, any assignment or conditional assignment and any easement, right of way or other encumbrance on title to real property.

“Loan” has the meaning specified in Section 2.01 (Loan).

“Loan Commitment Amount” means, for each Lender, the amount set forth opposite the name of such Lender in Schedule 1.01(b).

“Loan Commitments” means, for each Lender, the obligation of such Lender to make the Loan to the Borrower hereunder in an aggregate principal amount up to but not exceeding the Loan Commitment Amount of such Lender. The total Loan Commitments under this Agreement shall not exceed twenty-five million Dollars ($25,000,000) in the aggregate.

“Loan Documents” means this Agreement, the Fee Letter, the Warrant, the Notes, the Security Documents, the Intercreditor Agreement and all other agreements, documents, certificates and instruments executed and delivered to the Administrative Agent and the Lenders, or any of them, by any Obligor in connection therewith.

“Loss Proceeds” means the casualty insurance proceeds in respect of bodily injury or property damage arising from or in connection with a Casualty Event (but excluding proceeds of business interruption, delayed start-up and third-party liability insurance).

“Macquarie Lender” has the meaning specified in the preamble hereto.

“Majority Lenders” means, at any time, Lenders holding Loan Commitments and Loan representing in the aggregate more than 50% of the sum of the aggregate amount of the Loan Commitments of all Lenders at such time (but without duplication) plus the aggregate principal amount of the Loan of all Lenders outstanding at such time; provided that the Loan Commitment and Loan held by any Defaulting Lender shall be disregarded for purposes of making a determination of Majority Lenders.

“Make-Whole Amount” means, with respect to any voluntary or mandatory prepayment hereunder, an amount equal to the amount of interest (inclusive of both the Margin and the applicable Term SOFR Reference Rate) that would have been paid hereunder on the principal amount of such voluntary prepayment during the period from and including the date of such prepayment to and including the date that is the second anniversary of the Closing Date.

“Margin” means 4.00% per annum.

“Material Adverse Effect” means a material adverse effect on one or more of the following: (a) the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations or other material obligations under this Agreement, the Fee Letter or the Notes, (c) the legality, validity, binding effect or enforceability of any Loan Document, or (d) the rights and remedies of any of the Lenders or the Administrative Agent under any Loan Document.

“Material Permit” means, collectively, each license, permit or approval issued by any Governmental Authority, or any applicable stock exchange or securities commission, to any Obligor, which is material to the Permitted Business of the Obligors, taken as a whole.

“Material Document” means:

(a)	the Royalty Agreements; and

(b)	any replacement of any of the foregoing.

“Maturity Date” means the date that is twenty-four (24) months after the Closing Date, unless extended pursuant to Section 3.02; provided that if such day is not a Business Day, then the next succeeding Business Day shall be the Maturity Date, unless such succeeding Business Day would fall in the next succeeding month, in which case the Maturity Date shall be on the immediately preceding Business Day.

“MBL Facility Interest Expense” means, for any Test Period, the aggregate of the interest expense of the Borrower and its Subsidiaries for such period on account of the Obligations (which for greater certainty, does not include any interest expense in connection with any other Permitted Indebtedness), determined on a consolidated basis in accordance with GAAP.

“Mesabi Metallics” means Mesabi Metallics Company LLC.

“Mesabi Royalty Agreements” means, collectively, the Existing Mesabi Royalty Agreements and the Additional Mesabi Royalty Agreement.

“Mineral Royalty Interests” means royalties, streams, net smelter returns royalty interests, gross revenue royalty interests, overriding royalty interests, net profits interests, production payments, participation or offtake interests and other similar interests, however designated, in respect of one or more mineral projects or mineral products.

“Mortgage” means, the mortgage from TMCR USA Operations, as mortgagor, to the Collateral Agent dated on or about the Closing Date, recorded in Itasca County, Minnesota, with respect to certain real property interests of TMCR USA Operations, to mortgage all royalty interests and mineral interests owned by TMCR USA Operations, including all interests conveyed to TMCR USA Operations pursuant to (i) that certain Conveyance of Royalty Interests, effective as of June 30, 2025, and recorded March 3, 2026 as Document A000795410 and T000072998 (as assigned to TMCR USA Operations pursuant to a Conveyance of Royalty Interests, effective as of June 1, 2026, and recorded on June 2, 2026 as Document A000797353 and T000073244) and (ii) the New Royalty Agreement, sufficient to create a valid and enforceable first priority mortgage lien on such interests in favor of the Collateral Agent, securing the Obligations, free and clear of all liens, charges, encumbrances and defects, except for Permitted Encumbrances and otherwise in form and substance reasonably satisfactory to the Majority Lenders, and any amendment, restatement or supplement thereto executed from time to time, and including any supplemental mortgage thereto.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that: (a) requires the approval of all or all affected Lenders in accordance with this Agreement; and (b) has been approved by the Majority Lenders.

“NORI Royalty Agreement” means any agreement or agreements evidencing or governing the royalty or similar economic interest held by the Borrower or any other Obligor in respect of the polymetallic nodule project located in the Clarion Clipperton Zone in the Pacific Ocean, together with all amendments, supplements, modifications, replacements, renewals and restatements thereof, operated by TMC the metals company Inc.

“Notes” has the meaning specified in Section 2.06(b) (Notes).

“Notice of Borrowing” has the meaning specified in Section 2.02 (Borrowing).

“Obligations” means all obligations and liabilities of the Borrower to the Administrative Agent and the Lenders arising under or in connection with a Loan Document, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, in respect of: (a) the principal of and interest on the Loan, (b) fees payable under any Loan Document, (c) all other amounts payable by the Borrower to any Lender or the Collateral Agent pursuant to any Loan Document, including any premium, reimbursements, damages, expenses, fees, costs, charges, disbursements, indemnities, and other liabilities (including all fees, charges, expenses and disbursements of counsel to any Lender or the Collateral Agent) due and payable to any Lender or the Collateral Agent and including interest that would accrue on any of the foregoing during the pendency of any bankruptcy or related proceeding with respect to the Borrower and (d) the performance and observance of all of the covenants and agreements made by the Borrower for the benefit of the Lenders or the Collateral Agent under and in connection with any Loan Document.

“Obligors” means, collectively, the Borrower, the Guarantors, and the Subsidiaries.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Other Connection Taxes” means, with respect to any Lender or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or this Agreement or any other Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.08(a) (Replacement Lenders)).

“Participant” has the meaning specified in Section 12.08(h) (Assignments and Participations).

“Participant Register” has the meaning specified in Section 12.08(i) (Assignments and Participations).

“Payment Recipient” has the meaning specified in Section 11.10(a) (Erroneous Payments).

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means an Acquisition that meets the following criteria:

(a)	the business of the Person being acquired or the assets being acquired are used in or related to the Permitted Business,

(b)	the Borrower has provided to the Administrative Agent a certificate certifying and demonstrating that after giving effect to the Acquisition, the Borrower will continue to be in compliance with the financial covenants set forth in Section 8.29;

(c)	such Acquisition will not result in a Change of Control;

(d)	the Property being acquired is located in, or the Person being acquired is formed in, or the royalty asset is governed by and relates to mining projects located in, a jurisdiction which is not a Sanctioned Jurisdiction; and

(e)	such Acquisition complies with Section 8.24, including the additional collateral and security requirements set out therein.

“Permitted Acquisition Indebtedness” means Indebtedness consisting of seller notes, deferred purchase price obligations, earn-out obligations, milestone or option payment obligations or other deferred consideration obligations, in each case incurred in connection with the Acquisition of Mineral Royalty Interests (or of any Person substantially all of whose assets consist of Mineral Royalty Interests) and consented to in writing by the Majority Lenders.

“Permitted Business” means the lines of business conducted by the Borrower and its Subsidiaries on the Closing Date and any business incidental, substantially similar or complementary to or which is reasonably related thereto.

“Permitted Encumbrances” means (a) any Lien securing Indebtedness hereunder, (b) Liens securing the obligations in respect of the Convertible Notes to the extent permitted under Section 8.21, (c) Liens for Taxes not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP and Liens for customs duties that have been deferred in accordance with Applicable Law, (d) Liens to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance, (e) Liens to secure Permitted Indebtedness under clause (d) of such defined term, provided that any such Lien shall only attach to the assets acquired or financed thereby, (f) Liens on cash collateral in an amount not to exceed $400,000 to secure the Permitted Indebtedness described in clause (f) of such defined term, (g) Liens arising out of judgments, attachments or awards not constituting an Event of Default hereunder, (h) Liens on advances of cash or Cash Equivalents or earnest money deposits made in favour of the seller of any Mineral Royalty Interests or other property to be acquired in an Investment permitted hereunder, to be applied against the purchase price therefor, and (i) other Liens consented to by the Majority Lenders in writing.

“Permitted Indebtedness” means:

(a)	the Obligations;

(b)	Indebtedness in respect of the Convertible Notes in an aggregate principal amount not to exceed $140,035,000, plus any increase in such principal amount resulting from interest payable-in-kind (capitalized interest) interest capitalized in accordance with the terms of the Convertible Notes; provided that the Indebtedness described in this clause (b) shall at all times be subject to the terms of the Intercreditor Agreement;

(c)	Permitted Hedges;

(d)	Indebtedness in respect of Purchase Money Security Interests and Capitalized Leases in an aggregate amount not exceeding $1,000,000 at any time;

(e)	Intercompany Indebtedness;

(f)	Indebtedness in respect of Service Agreements incurred in the ordinary course of business in an aggregate amount not exceeding $400,000 at any time;

(g)	Permitted Acquisition Indebtedness;

(h)	unsecured Indebtedness in an aggregate amount not exceeding $100,000 at any time; and

(i)	other Indebtedness expressly consented to by the Majority Lenders in writing from time to time.

“Permitted Hedge” means any Hedge consented to in writing by the Majority Lenders.

“Person” means any individual, corporation, partnership, limited liability company, contractual mining company, joint venture, association, joint stock company, trust, unincorporated organization, government agency, government or political subdivision thereof.

“Platform” has the meaning specified in Section 12.02(b) (Notices).

“PPSA” means the Personal Property Security Act (British Columbia) as in effect from time to time and the regulations and orders made thereunder, or, in respect of collateral located in a Canadian province other than Ontario, the personal property security act, regulations and orders in effect in such other province from time to time (including, if applicable, the Civil Code of the Province of Quebec).

“Prime Rate” means the rate of interest per annum publicly last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Borrower and the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Borrower and the Administrative Agent)). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Proceeding” means (a) any liquidation, dissolution or other winding up of the Borrower, whether partial or complete and whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (b) any proceedings for the readjustment or extension of Indebtedness of the Borrower, any composition, arrangement or assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, incurred by the Borrower or a Subsidiary of the Borrower to finance or refinance all or any portion of the costs of the acquisition, construction, development, improvement or expansion of any project (including costs such as escalation, interest during construction and financing and refinancing costs) and in respect of which the recourse of the holders of any such Indebtedness for the payment, repayment and prepayment of such Indebtedness is limited to (i) guarantees or other credit support provided during the period prior to successful completion of the relevant completion tests applicable to such project and/or (ii) if such Indebtedness is incurred by a Subsidiary of the Borrower, such Subsidiary.

“Proceeds Utilization Report” shall have the meaning assigned to such term in Section 6.01(l), substantially in the form attached hereto as Schedule 6.01(h).

“Property” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Prospective Default” means any event or condition that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Purchase Money Security Interest” means a Lien created or assumed by any Obligor securing Indebtedness incurred to finance the unpaid acquisition price (including any installation costs or costs of construction) of Property provided that (a) such Lien is created substantially concurrently with the acquisition of such Property, (b) such Lien does not at any time encumber any Property other than the Property and the proceeds thereof financed or refinanced (to the extent the principal amount is not increased) by such Indebtedness, (c) the amount of Indebtedness secured thereby is not increased subsequent to such acquisition, and (d) the principal amount of Indebtedness secured by any such Lien at no time exceeds 100% of the original purchase price of such Property at the time it was acquired, installed or constructed and for the purposes of this definition the term “acquisition” will include a Capitalized Lease and the term “acquire” will have a corresponding meaning.

“Register” has the meaning specified in Section 12.08(g) (Assignments and Participations).

“Regulation D” means Regulation D of the Federal Reserve Board (or any successor) as the same may be modified and supplemented and in effect from time to time.

“Regulation T” means 12 C.F.R. Part 220 (Credit by Brokers and Dealers).

“Regulation U” means 12 C.F.R. Part 221 (Credit by Banks and Persons Other than Brokers or Dealers for the Purpose of Purchasing or Carrying Margin Stock).

“Regulation X” means 12 C.F.R. Part 224 (Borrowers of Securities Credit).

“Regulatory Change” means, with respect to any Lender, the occurrence after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any governmental or monetary authority charged with the interpretation or administration thereof or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any governmental or monetary authority, in each case under clause (a), (b) or (c) of this definition, to the extent applying to a class of financial institutions including such Lender; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or CRD IV, shall in each case be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted or issued.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Restricted Payment” means (i) any dividend or distribution (in cash, property or obligations) on or any other payment or distribution on account of or any payment for or any purchase, redemption, retirement or other acquisition, directly or indirectly of, any ownership interests in the Borrower, (ii) any option or warrant for the purchase or acquisition of any such ownership interests, (iii) interest and principal repayment on any intercompany loans, (iv) any payment of cash interest owing under the Convertible Notes, (v) any prepayment of principal of the Convertible Notes prior to the maturity date thereof, or (vi) the setting apart of any money for a sinking or other analogous fund for any of the foregoing.

“Royalty Agreements” means, collectively, the Mesabi Royalty Agreements and the NORI Royalty Agreement.

“Royalty Revenue” means, for a period, the consolidated revenue of the Borrower for such period derived from the Royalty Agreements, as such revenues are calculated and disclosed in accordance with each of the Royalty Agreements.

“SAF Facility” means the existing debt facility of the Borrower or its Affiliates in favour of American Life & Security Corp.

“Sanctioned Jurisdiction” means each of the Islamic Republic of Iran, the Democratic Peoples’ Republic of Korea (North Korea), the Republic of Cuba, the Syrian Arab Republic (Syria), the Crimea, Sevastopol, Luhansk, Donetsk, Kherson and Zaporischya regions of Ukraine (Crimea, Sevastopol, Luhansk, Donetsk, Kherson, Zaporischya) or any country, region or territory that is, or whose government is, subject of country-wide, region-wide or territory-wide Sanctions broadly prohibiting dealings with such country, region, territory or government.

“Sanctioned Person” means any individual or entity (a) identified on a Sanctions List, (b) located, operating, organized or resident in a country or territory that is in, or whose government or any agency or instrumentality of any government is in, any Sanctioned Jurisdiction, (c) owned or controlled by, or acting on behalf of, directly or indirectly, any individual or entity described in the foregoing clause (a) or (b), or (d) otherwise the subject or target of any Sanctions.

“Sanctions” means any applicable economic or financial sanctions or trade embargoes imposed, administered or enforced by any Sanctions Authority.

“Sanctions Authority” means (a) the U.S. government, including OFAC and the U.S. Department of State, (b) the United Kingdom, including His Majesty’s Treasury, (c) the United Nations Security Council, (d) the European Union or any European Union member state, (e) the Hong Kong Monetary Authority, (f) the Department of Foreign Affairs and Trade of Australia, (g) Government of Canada, (h) the respective departments and agencies of any of the foregoing, including Global Affairs Canada and (i) any other relevant national or supra-national governmental body with jurisdiction over the Borrower and its Subsidiaries.

“Sanctions List” means any list of designated individuals or entities maintained by any Sanctions Authority, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by His Majesty’s Treasury of the United Kingdom.

“Security Documents” means (i) the Canadian Security Agreement, (ii) the U.S. Security Agreement, (iii) any Account Control Agreements, (iv) the Mortgage, and (v) any other documents delivered or required to be delivered (as the case may be) pursuant to this Agreement to or for the benefit of each of the Lenders at or before such time to secure directly or indirectly, the payment or performance of any of the Obligations.

“Service Agreements” means any ordinary course cash management, payroll, credit card or other similar banking services provided by a bank or other financial institution.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Loan” means a Loan when it bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person, that as of the date of determination, both (a) (i) the sum of such Person’s Indebtedness (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets, (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on the applicable date of determination and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, Indebtedness beyond its ability to pay such Indebtedness as it becomes due (whether at maturity or otherwise), (b) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and Applicable Laws relating to fraudulent transfers and conveyances and (c) with respect to any Person that is organized under the laws of Canada or a province or territory thereof, such Person is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).

“Subsidiary” of a Person means a corporation, limited liability company or other entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by a Person or by one or more Subsidiaries of that Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to only a Subsidiary or Subsidiaries of the Borrower whether existing on the Closing Date or created or acquired during the term of the Loan.

“Tax” means any present or future tax, levy, impost, duty, deduction, assessment, fee, or other charge or withholding (including backup withholding) of a similar nature imposed by any Governmental Authority (including any penalty, additions to tax or interest applicable thereto).

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended.

“Term SOFR” means,

(a)	for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. New York City, New York time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)	for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. New York City, New York time, on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

“Term SOFR Adjustment” means a percentage equal to 0.1% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” at any time means the most recently completed Fiscal Quarter.

“TMCR USA Account” shall mean account number ● of TMCR USA Operations.

“TMCR Operations” means TMCR Operations Inc., a British Columbia corporation.

“TMCR USA Holdings” means TMCR USA Holdings Inc., a Delaware corporation.

“TMCR USA Operations” means TMCR USA Operations Inc., a Delaware corporation.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means cash and Cash Equivalents of the Obligors:

(c)	over which there are no Liens other than Permitted Encumbrances; and

(d)	that is on deposit in an account governed by an Account Control Agreement in favour of the Collateral Agent.

“U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Security Agreement” means a U.S. law pledge and security agreement executed by each of TMCR USA Holdings, TMCR USA Operations and each other Guarantor with tangible personal property located in the U.S. in favour of the Collateral Agent, creating a first-priority security interest (subject only to Permitted Encumbrances) in all of their present and after-acquired tangible and intangible property and assets in the U.S.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56).

“Voting Stock” with respect to any Person, means Equity Interests the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of a contingency.

“Warrant” means the warrant to be entered into on the Closing Date between the Borrower and the Macquarie Lender, pursuant to which the Borrower shall issue to the Macquarie Lender 500,000 warrants to purchase Equity Interests of the Borrower, having a five (5) year expiry and an exercise price equal to the exercise price of the Convertible Notes.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02	Interpretation

In this Agreement and in the Schedules and Exhibits hereto, except to the extent that the context otherwise requires:

(a)	Section headings in this Agreement and the Table of Contents are for convenience only and shall not affect the interpretation of this Agreement;

(b)	unless otherwise specified, references to Articles, Sections, paragraphs, clauses, Schedules and Exhibits are references to Articles, Sections, paragraphs and clauses of, and Schedules and Exhibits to, this Agreement;

(c)	references to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth therein;

(d)	references to any party to this Agreement or any other document or agreement shall include its successors or permitted assigns;

(e)	unless otherwise provided, any interest, fee, commission or other amount payable in respect of any period shall accrue from (and including) the first (1st) day of that period up to (but excluding) the last day of that period;

(f)	the use of the words “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter; and

(g)	the words “hereof,” “herein” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular part of this Agreement.

1.03	Accounting Principles

(a)	All computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate) applied on a consistent basis (except to the extent approved or required by the independent public accountants certifying such statements and disclosed therein).

(b)	If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders and the Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP in effect prior to such change and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably required by the Majority Lenders setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04	Rates

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, (a) any determinations, decisions or elections in connection with any event giving rise to the inability to determine any Benchmark or the giving of any notice in connection therewith, (b) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (c) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services to ascertain ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any Benchmark or Benchmark Replacement, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any Benchmark and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including the Majority Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties. In the event the Administrative Agent on any interest determination date is required, but is unable, to determine any Benchmark or other applicable Benchmark Replacement in accordance with the procedures set out in this Agreement, the Benchmark will be the Benchmark as determined on the previous interest determination date.

Article II
Loan; Promissory Notes; etc.

2.01	Loan

Each Lender severally agrees on the terms and conditions set forth herein, to make a senior term loan in Dollars to the Borrower on the Closing Date (the “Loan”) in an aggregate principal amount not to exceed twenty-five million Dollars ($25,000,000). Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

2.02	Borrowing

(1)	The Loan shall be available to the Borrower in a single advance on the Closing Date. Any portion of the Loan not drawn on the Closing Date shall cease to be available.

(2)	The Borrower shall give the Administrative Agent (who shall promptly notify the Lenders) notice of the borrowing of the Loan, which notice shall be irrevocable and effective upon receipt, such notice to be substantially in the form of Exhibit A (the “Notice of Borrowing”), by no later than (10:00 a.m., New York City, New York time) on the date that is at least three (3) U.S. Government Securities Business Days prior to the date of the proposed borrowing of the Loan (or such shorter period as may be agreed to by the Lenders).

2.03	Fees

The Borrower shall pay to the Administrative Agent for the account of each Lender certain fees as set forth in the Fee Letter (the “Lender Fees”).

2.04	Lending Offices

(a)	The Loan made by each Lender shall be maintained at such Lender’s Applicable Lending Office.

(b)	If a change in a Lender’s Applicable Lending Office in relation to all or any portion of that Lender’s Loan would, due to circumstances existing at the time of a change in Applicable Lending Office, result in increased costs under Article V (Yield Protection, Etc.) from the costs imposed on the Borrower in respect of that Lender prior to the change in that Lender’s Applicable Lending Office, then the Borrower will not be obligated to pay any such increased costs from the date of the change in Applicable Lending Office (although the Borrower shall be obligated to pay any other increased costs in accordance with Article V (Yield Protection, Etc.) resulting from changes after the date of the change, other than as a result of any further changes to a Lender’s Applicable Lending Office in accordance with this Section 2.04(b) (Lending Offices)).

2.05	Several Obligations; Remedies Independent

(a)	The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make any Loan on such date or any other date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any Lender to make any Loan to be made by such Lender, and (except as otherwise provided in Section 4.05 (Non-Receipt of Funds by the Administrative Agent)) no Lender shall have any obligation to either the Administrative Agent or any other Lender for the failure by such Lender to make any portion of the Loan required to be funded by such Lender; provided that nothing in this Section 2.05(a) (Several Obligations; Remedies Independent) shall be deemed to relieve any Lender from its obligation to make its Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make a Loan hereunder.

(b)	The amounts payable by the Borrower at any time hereunder, under the Fee Letter and under the Notes shall be a separate and independent debt and, except as otherwise provided herein, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, the Fee Letter, the Notes and the Loan, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

2.06	Notes

(a)	Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the proportionate share of the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b) below, execution and delivery of a Note evidencing the Loan made by such Lender to the Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Borrower in the Register, be prima facie evidence of such Indebtedness of the Borrower absent manifest error; provided that the failure of any Lender to maintain such account or accounts or any error in any such account shall not limit or otherwise affect any repayment obligations of the Borrower hereunder.

(b)	The Borrower agrees that, upon the request by any Lender, the Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit B (Form of Note) (each, a “Note”) payable to such Lender in an amount equal to such Lender’s Loan evidencing the Loan made by such Lender. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loan evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Borrower in the Register, be prima facie evidence of the applicable Indebtedness of the Borrower absent manifest error; provided that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any obligations of the Borrower. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with Section 12.08(b) (Assignments and Participations).

Article III
Payments of Principal and Interest

3.01	Repayment of Loan

The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender the principal amount of such Lender’s Loan (as such amount may be reduced from time to time in accordance with Section 3.04(a) (Voluntary Prepayment of Loan) and Section 3.05 (Mandatory Prepayments of Loan)) in full on the Maturity Date, together with accrued and unpaid interest and any other accrued and unpaid charges thereon and all other obligations due and payable to such Lender under this Agreement in respect of the Loan.

3.02	Extension Option

Notwithstanding the provisions of Section 3.01, the Borrower may elect, by written notice to the Administrative Agent, to extend the Maturity Date for an additional twelve (12) months following the initial Maturity Date set out hereunder, such election to be made at any time prior to the first anniversary of the Closing Date, such extension to be effective provided that:

(a)	the Borrower shall have paid to the Administrative Agent for the account of the Lenders an extension fee equal to 2.00% of the outstanding principal amount of the Loan at the time of such extension which fee shall have been paid by no later than fifteen (15) Business Days prior to such first anniversary of the Closing Date;

(b)	no Event of Default shall have occurred and be continuing at the commencement date of such extension period; and

(c)	no Material Adverse Effect shall have occurred.

3.03	Interest

(a)	The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest on the outstanding principal amount of the Loan at a rate per annum in respect of each Interest Period equal to the Adjusted Term SOFR for such Loan plus (i) the Margin and (ii) upon the occurrence and during the continuation of any Event of Default, the Additional Margin.

(b)	Accrued interest on the outstanding principal amount of the Loan shall be payable in arrears (i) on each Interest Payment Date and (ii) upon the payment or prepayment of such Loan (but only on the amount paid or prepaid).

(c)	The applicable ABR, Term SOFR, any Benchmark or any alternative successor or replacement rate shall be determined by the Borrower and the Administrative Agent (acting on instructions on the Majority Lenders), and such determination shall be conclusive absent manifest error. Promptly after the determination of any interest rate provided for herein or any change therein, the Borrower shall give notice thereof to the Lenders.

(d)	If any installment of principal or any other amount (including interest on a Loan, any Make-Whole Amount and/or any compensation payable pursuant to Section 5.05 (Compensation)) payable hereunder is not paid in full when due (whether at the stated due date, by prepayment, acceleration or otherwise), the Borrower hereby agrees to pay from time to time, upon demand, interest on the amount past due and unpaid for such period of time within each related Default Interest Period during which such amount shall remain due and unpaid at a rate per annum equal to the sum of Term SOFR for such Default Interest Period plus the applicable Margin plus the Additional Margin.

3.04	Voluntary Prepayment of Loan

(a)	Voluntary Prepayments. Subject to Section 4.02 (Pro Rata Treatment), the Borrower shall have the right to prepay the Loan, in whole or in part, at any time or from time to time, subject to concurrent payment of: (i) all accrued and unpaid interest on the amount so prepaid up to but excluding the date of such prepayment, plus (ii) the Make-Whole Amount, plus (iii) all other Obligations then due and payable (including the compensation (if any) required under Section 5.05 (Compensation)), provided that: (A) the Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 3.04(b) (Notices, Etc.) hereof (and, subject to any condition precedent thereto specified in such notice of prepayment, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder) and (B) each partial prepayment of principal of the Loan shall be in an aggregate amount at least equal to one million ($1,000,000) Dollars and, if greater, shall be in integral multiples of one hundred thousand ($100,000) Dollars in excess thereof.

(b)	Notices, Etc. The Borrower shall notify the Administrative Agent of any voluntary prepayment hereunder not later than 10:00 a.m., New York City, New York time, three (3) days before the date of prepayment. Each such notice shall specify the prepayment date and the principal amount of the Loan to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Prepayments of the Loan under this Section 3.04 (Voluntary Prepayment of Loan) shall be accompanied by (i) accrued interest thereon to the extent required by Section 3.03 (Interest) and (ii) the compensation (if any) required under Section 5.05 (Compensation) and shall be applied in the inverse order of maturity, pro rata among the Lenders against the then-remaining scheduled principal installments of the Loan, as directed by the Borrower.

3.05	Mandatory Prepayments of Loan

The Borrower shall prepay the Loan in the following amounts, together with accrued interest thereon, in the event an Obligor receives any of the following proceeds, in each case, promptly following receipt:

(a)	an amount equal to one hundred percent (100%) of the amount of the net proceeds received from any sale, transfer or other disposal of any assets of such Obligor in excess of one million ($1,000,000) Dollars; provided that no such prepayment shall be required to the extent that the Borrower delivers, within five (5) Business Days of receipt of such proceeds, a certificate to the Lenders certifying that such proceeds shall be applied towards the replacement of such sold, transferred or disposed assets within 180 days of the receipt of such proceeds and the Borrower effectively applies such proceeds as certified;

(b)	one hundred percent (100%) of the amount of the net Loss Proceeds in connection with any Casualty Event that are not otherwise reinvested within 180 days in Property similar to that which gave rise to such Loss Proceeds unless otherwise permitted by the Lender in writing;

(c)	an amount equal to one hundred percent (100%) of the amount of the net proceeds resulting from any Condemnation Event; and

(d)	an amount equal to one hundred percent (100%) of any amounts received as termination payment or liquidated damages under any Material Document.

All prepayments under this Section 3.05 (Mandatory Prepayments of Loan) shall be made together with together with (i) all accrued and unpaid interest on the amount so prepaid up to but excluding the date of such prepayment, plus (ii) the Make-Whole Amount, plus (iii) all other Obligations then due and payable (including the compensation (if any) required under Section 5.05 (Compensation)).

3.06	Treatment of Make-Whole Amount

Notwithstanding anything in this Agreement to the contrary, if the Loan is accelerated or otherwise becomes due prior to the Maturity Date as a result of an Event of Default (such date being the “Make-Whole Effective Date”), the Make-Whole Amount shall automatically be due and payable as though the Loan had been optionally repaid on the Make-Whole Effective Date and shall constitute part of the Obligations owing with respect to the Loan, whether due to acceleration pursuant to the terms of this Agreement or by operation of Applicable Law (including on account of any filing under Bankruptcy Laws).

In view of the impracticability and difficulty of ascertaining the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such acceleration, and by mutual agreement of the parties as to the reasonable estimation and calculation of each Lender’s lost profits or damages as a result thereof:

(a)	if the Make-Whole Amount becomes due and payable pursuant to this Agreement (including as a result of any optional or mandatory prepayment pursuant to Section 3.04 or 3.05), such Make-Whole Amount shall be deemed to be part of the principal amount of the Loan and interest shall accrue on such principal amount (including the Make-Whole Amount) from and after the Make-Whole Effective Date or the date on which such optional or mandatory prepayment is made or due, as applicable. In the event the Make-Whole Amount is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of any Bankruptcy Laws, despite the occurrence of the applicable Event of Default, such Make-Whole Amount shall nonetheless constitute Obligations for all purposes hereunder.

(b)	each Obligor hereby waives the provisions of any present or future statute or law that prohibits or may prohibit the collection of the Make-Whole Amount and any defense to payment, whether such defense may be based in public policy, ambiguity, or otherwise;

(c)	each Obligor acknowledges and agrees, and waives any argument to the contrary, that payment of the Make-Whole Amount does not constitute a penalty or an otherwise unenforceable or invalid obligation; and

(d)	each Obligor further acknowledges and agrees that (i) the Make-Whole Amount is reasonable and is the product of an arm’s- length transaction between sophisticated business people, ably represented by counsel, (ii) the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Obligors giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount, (iv) the Obligors shall be estopped hereafter from claiming differently than as agreed to in this Section 3.06, (v) their agreement to pay the Make-Whole Amount is a material inducement to the Lenders to make the Loan, and (vi) the Make-Whole Amount represents a good faith, reasonable estimate and calculation of the lost profits, losses or other damages of the Lenders and that it would be impractical and difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event.

Article IV
Payments; Pro Rata Treatment; Computations; etc.

4.01	Payments

(a)	Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Fee Letter and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent’s Account not later than 3:00 p.m. (New York City, New York time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)	Each payment received by the Administrative Agent under this Agreement, the Fee Letter or any Note for the account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for the account of such Lender’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

(c)	If the due date of any payment under this Agreement, the Fee Letter or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension, unless such succeeding Business Day would fall in the next month, in which case such due date shall be on the immediately preceding Business Day.

(d)	Without limiting any of the obligations of the Borrower or the rights of the Lenders hereunder, if the Borrower shall fail to pay when due (whether at stated maturity, by prepayment, acceleration or otherwise) any amount payable by it hereunder, under the Fee Letter or under the Notes, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, without prior notice to the Borrower (which notice is expressly waived by the Borrower to the fullest extent permitted by Applicable Law), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) and any other obligations at any time held or owing by such Lender or any Affiliate, branch or agency of such Lender to or for the credit or account of the Borrower. Any Lender exercising such right shall promptly provide notice to the Borrower of such set-off; provided that failure by such Lender to provide such notice to the Borrower shall not affect the validity of such set-off and application. The rights of each Lender under this clause (d) are in addition to any other rights and remedies (including any other rights of set-off) that such Lender may have.

4.02	Pro Rata Treatment

Except to the extent otherwise provided herein,

(a)	the making of the Loan shall be made pro rata among the Lenders according to their respective Loan Commitments;

(b)	each scheduled payment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them;

(c)	each prepayment of principal of the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them; and

(d)	each payment of interest on the Loan by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders;

provided that, if at any time insufficient funds are received by and available to the Administrative Agent to pay all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

4.03	Computations

Interest on the Loan shall accrue on a day-to-day basis and be computed on the basis of a year of three hundred and sixty (360) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable; provided that the Prime Rate and the Federal Funds Rate shall be computed on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. For the purposes of the Interest Act (Canada), as amended, (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation (365 or 366, as applicable), such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder, (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields and (iv) the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates.

4.04	Sharing of Payments, Etc.

If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loan owing to it (other than amounts payable pursuant to Article V (Yield Protection, Etc.), Section 12.03 (Expenses, Etc.), or Section 12.04 (Indemnification)) in excess of its ratable share of payments on account of the Loan obtained by all the Lenders (or, in the case of a payment under Section 3.04 (Voluntary Prepayment of Loan), in excess of the ratable share of payments on account of the Loan obtained by all the Lenders), such Lender shall forthwith purchase from the other Lenders such participations in the Loan (or, in the case of a payment under Section 3.04 (Voluntary Prepayment of Loan), such Lender shall forthwith purchase from the other Lenders such participations in the Loan) owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that, to the fullest extent permitted by Applicable Law, any Lender so purchasing a participation from another Lender pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

4.05	Non-Receipt of Funds by the Administrative Agent

(a)	Funding By Lenders. Unless the Administrative Agent shall have been notified by a Lender prior to the date on which the Lender is to make a payment to the Administrative Agent of the proceeds of a Loan to be made by such Lender hereunder (such payment hereinafter, a “Lender Required Payment”), which notice shall be effective upon receipt, that the Lender does not intend to make the Lender Required Payment to the Administrative Agent, the Administrative Agent may assume that the Lender Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Borrower on such date; and, if the Lender has not in fact made the Lender Required Payment to the Administrative Agent, then the Borrower shall, promptly following the Borrower’s receipt of the Administrative Agent’s written demand therefor, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Lender Advance Date”) such amount was so made available to the Borrower until the date of payment to the Administrative Agent at a rate per annum equal to the Federal Funds Rate for such day and, if the Borrower shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Lender, together with interest as aforesaid; provided that if neither the Borrower nor the Lender returns the Lender Required Payment to the Administrative Agent within three (3) Business Days following the Administrative Agent’s written demand therefor, then, retroactively to the Lender Advance Date, the Lender and the Borrower shall each be obligated to pay interest in respect of the Lender Required Payment as follows: (i) in the case of the Lender, at the rate of interest that is the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of the Borrower, at the rate of interest provided for pursuant to Section 3.03 (Interest), any such payment by the Borrower hereunder to be deemed to satisfy the requirements of said Section 3.03 (Interest) in respect of such Loan (and, in case the Borrower shall return the Lender Required Payment to the Administrative Agent, without limiting any claim the Borrower may have against the Lender in respect of the Lender Required Payment).

The Administrative Agent shall promptly, but in any event within one (1) Business Day, notify the Borrower of any receipt of notice by the Administrative Agent from a Lender that the Lender does not intend to make payment to the Administrative Agent of the proceeds of a Loan.

(b)	Payments by Borrower. Unless the Administrative Agent shall have been notified by the Borrower prior to the date on which the Borrower is to make a payment to the Administrative Agent for the account of one or more Lenders hereunder (such payment hereinafter, a “Borrower Required Payment”), which notice shall be effective upon receipt, that the Borrower does not intend to make the Borrower Required Payment to the Administrative Agent, the Administrative Agent may assume that the Borrower Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Lenders on such date; and, if the Borrower has not in fact made the Borrower Required Payment to the Administrative Agent, then the Lenders severally agree to repay on demand to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Borrower Advance Date”) such amount was so made available to the Lenders until the date of repayment to the Administrative Agent at a rate per annum equal to the Federal Funds Rate for such day and, if the Lenders shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Borrower, together with interest as aforesaid; provided that if neither the Lenders nor the Borrower shall return the Borrower Required Payment to the Administrative Agent within three (3) Business Days following the Borrower Advance Date, then, retroactively to the Borrower Advance Date, the Borrower and the Lenders shall each be obligated to pay interest in respect of the Borrower Required Payment as follows: (i) in the case of the Lender, at the rate of interest that is the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of the Borrower, at the rate of interest provided for pursuant to Section 3.03 (Interest) (and, in case the Lenders shall return the Borrower Required Payment to the Administrative Agent, without limiting the obligation of the Borrower under Section 3.03 (Interest) to pay interest to such Lenders in respect of the Borrower Required Payment).

Article V
Yield Protection, etc.

5.01	Additional Costs

(a)	The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine in good faith to be necessary to compensate such Lender for any increase in the costs attributable to its making or maintaining of the Loan hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of the Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case, from those costs and amounts receivable existing on the Closing Date, resulting from any Regulatory Change that:

(i)	subject any Lender to any Taxes (other than Covered Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)	imposes or modifies any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), liquidity, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any Loan Commitment of such Lender; or

(iii)	imposes any other duty or charge (other than Taxes) in respect of this Agreement, the Fee Letter or its Notes (or any of such extensions of credit or liabilities) or its Loan Commitment.

(b)	Without limiting the effect of the foregoing provisions of this Section 5.01 (Additional Costs) (but without duplication), if any Regulatory Change regarding capital requirements or liquidity requirements affecting a Lender or any Applicable Lending Office of such Lender has or would have the effect of reducing the rate of return on such Lender’s capital to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy) as a consequence of such Lender’s obligations hereunder, then the Borrower shall pay directly to such Lender from time to time on request such additional amount or amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any such reduction suffered.

(c)	Each Lender shall notify the Borrower of any Regulatory Change occurring after the date of this Agreement entitling such Lender to compensation under Section 5.01(a) (Additional Costs) or (b) (Additional Costs) as promptly as practicable, but in any event, within one hundred twenty (120) days after such Lender obtains actual knowledge of such Regulatory Change; provided that, if such Lender fails to give such notice within one hundred twenty (120) days after it obtains actual knowledge of such Regulatory Change, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 (Additional Costs) in respect of any Additional Costs resulting from such Regulatory Change, only be entitled to payment under this Section 5.01 (Additional Costs) for costs incurred from and after the date one hundred twenty (120) days prior to the date that such Lender delivers such notice (except that, if the Regulatory Change giving rise to such request for compensation is retroactive, then the one hundred twenty (120)-day period referred to above shall be extended to include the period of retroactive effect thereof). Each Lender will designate a different Applicable Lending Office for the Loan of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender. Each Lender will furnish to the Borrower a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under Section 5.01(a) or (b) (Additional Costs). Determinations and allocations set forth in such certificate by any Lender for purposes of this Section 5.01 (Additional Costs) of the effect of any Regulatory Change pursuant to Section 5.01(a) (Additional Costs), or of the effect of capital maintained pursuant to Section 5.01(b) (Additional Costs), on its costs or rate of return of maintaining its Loan or its obligation to make the Loan, or on amounts receivable by it in respect of its Loan, and of the amounts required to compensate such Lender under this Section 5.01 (Additional Costs), shall, absent manifest error, be conclusive; provided that such determinations and allocations are made on a reasonable basis and are mathematically accurate.

(d)	Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 5.01 (Additional Costs) as a result of a Regulatory Change resulting from Basel III, CRD IV or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 if it shall not at the time be the general policy or practice of such Lender (as determined by such Lender in its discretion) to demand such compensation from similarly situated borrowers (to the extent that, with respect to such Regulatory Change, such Lender has the right to do so under its credit facilities with similarly situated borrowers).

5.02	ABR

Anything herein to the contrary notwithstanding, but subject to Section 5.03 (Benchmark Replacement Setting), if, on or prior to the determination of Adjusted Term SOFR for any Interest Period or Default Interest Period, (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan and the Majority Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon such notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make a SOFR Loan, and any right of the Borrower to continue a SOFR Loan or to convert an ABR Loan to a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loan or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of a SOFR Loan (to the extent of the affected SOFR Loan or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to an ABR Loan in the amount specified therein and (ii) any outstanding affected SOFR Loan will be deemed to have been converted into an ABR Loan at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 5.05 (Compensation). Subject to Section 5.03 (Benchmark Replacement Setting), if the Borrower and the Administrative Agent determine (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on the ABR Loan shall be determined by the Borrower and the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Borrower and the Administrative Agent revoke such determination.

5.03	Benchmark Replacement Setting

(a)	Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and the definition of “Adjusted Term SOFR” shall be deemed modified to delete the addition of the Term SOFR Adjustment to Term SOFR for any calculation and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. New York City, New York time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is based upon Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(b)	Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Conforming Changes to the Notes shall be effected pursuant to Section 2.06 (Notes).

(c)	Notices; Standards for Decisions and Determinations. The Borrower will promptly notify the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Borrower will notify the Lenders of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Borrower and the Majority Lenders pursuant to this Section 5.03 (Benchmark Replacement Setting), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.03 (Benchmark Replacement Setting).

(d)	Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Borrower and Administrative Agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Borrower and the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Borrower and the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)	Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan of, conversion to or continuation of a SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to an ABR Loan. During a Benchmark Unavailability Period, or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ABR.

5.04	Illegality

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its Applicable Lending Office to make, maintain or fund the Loan whose interest is determined by reference to SOFR, Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest based upon SOFR, Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (an “Illegality Notice”), (a) any obligation of such Lender to make a SOFR Loan, and any right of the Borrower to continue a SOFR Loan or to convert an ABR Loan to a SOFR Loan, shall be suspended, and (b) the interest rate on which the ABR Loan shall, if necessary to avoid such illegality, be determined without reference to clause (c) of the definition of “ABR,” in each case until such Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from such Lender, prepay or, if applicable, convert the SOFR Loan to an ABR Loan (the interest rate on which the ABR Loan shall, if necessary to avoid such illegality, be determined without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loan to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.05 (Compensation). Such Lender will designate a different Applicable Lending Office for the portion of its Loan affected by the illegality if such designation will avoid the need for a repayment, or reduce the portion of the Loan subject to repayment, as the case may be; provided that such Lender shall not be obligated to so designate a different Applicable Lending Office (i) located in the United States of America, (ii) if such designation would result in Additional Costs (as defined in Section 5.01 (Additional Costs)) or (iii) if such Lender determines (acting reasonably) that such designation would be disadvantageous to such Lender compared to the designation of its then current Applicable Lending Office.

5.05	Compensation

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts (if any) as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or reasonable expense (other than in-house reimbursement costs) that such Lender reasonably determines is attributable to:

(a)	any payment or prepayment of all or any part of a Loan held by such Lender (or other amounts due and payable to such Lender) for any reason (including the acceleration of the Loan pursuant to Article X (Events of Default)) on a date other than the last day of an Interest Period for such Loan or other unpaid amounts;

(b)	any failure by the Borrower for any reason (including the failure of any conditions precedent specified in Article VI (Conditions Precedent) to be satisfied) to borrow a Loan from such Lender on the date for such borrowing specified in the applicable Notice of Borrowing given pursuant to Section 2.02 (Borrowing), other than any failure which results from a default by such Lender or the Administrative Agent under this Agreement;

(c)	any failure of the Borrower to convert or continue the Loan by the date specified in any such notice delivered pursuant hereto; or

(d)	the assignment of the Loan (or any portion thereof) other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.08 (Replacement Lenders).

Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid or prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (excluding, however, the applicable Margin or Additional Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that otherwise would have accrued on such principal amount by placing such amount on deposit for a comparable period with leading banks in the applicable interbank market. A certificate of such Lender setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 5.05 (Compensation) and setting forth in reasonable detail the manner in which such amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

5.06	Covered Taxes

(a)	All payments of principal of and interest on the Loan and all other amounts payable on, under or in respect of any Loan Document by the Borrower to the Administrative Agent or any Lender, shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is a Covered Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.06 (Covered Taxes)) the Administrative Agent or applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)	The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment thereof.

(c)	Without duplication of any of the foregoing, the Borrower will indemnify the Administrative Agent and each Lender against, and reimburse the Administrative Agent and each Lender within ten (10) Business Days after written demand therefor, for any Covered Taxes (including Covered Taxes imposed or asserted on or attributable to amounts payable under this Section 5.06 (Covered Taxes)) paid or payable by the Administrative Agent or any Lender or required to be withheld or deducted from a payment to any Lender and any reasonable expense arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)	As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.06 (Covered Taxes), the Borrower shall furnish to the Administrative Agent original or certified copies of receipts issued by the relevant Governmental Authority evidencing payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (i), (ii) and (iii) of this Section 5.06(e) (Covered Taxes) and clause (f) of this Section 5.06 (Covered Taxes)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing,

(i)	any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)	any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(A)	in the case of such Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)	executed copies of Internal Revenue Service Form W-8ECI;

(C)	in the case of such Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W 8BEN-E; or

(D)	to the extent such Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W 8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if such Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)	any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

(f)	Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law, and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)	If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.06 (Covered Taxes) (including by the payment of additional amounts pursuant to this Section 5.06 (Covered Taxes)), then it shall notify the Borrower of the amount of such refund and shall, upon the receipt thereof, return to the Borrower the amount of such refund (but only to the extent of indemnity payments made under this Section 5.06 (Covered Taxes) with respect to the Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the Administrative Agent or a Lender, shall repay to such Lender the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed thereon) in the event that the Administrative Agent or such Lender is required to repay such refund to the relevant Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this clause (g) the payment of which would place the relevant Lender or the Administrative Agent in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This clause (g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(h)	Each party’s obligations under this Section 5.06 (Covered Taxes) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of the Obligations.

(i)	For purposes of this Section, the term “Applicable Law” includes FATCA.

5.07	Mitigation

If an event or circumstance occurs that would entitle a Lender or the Administrative Agent to exercise any of the rights or benefits afforded by this Article V (Yield Protection, Etc.), such Lender or the Administrative Agent, as the case may be, promptly upon becoming aware of the same, shall take all steps as may be reasonably available to eliminate or mitigate the effects of such event or circumstance; provided that such Lender or the Administrative Agent, as applicable, will use reasonable efforts to obtain any refund available to such Lender or the Administrative Agent, as the case may be, only if (a) the Borrower notifies such Lender of such availability and (b) the Borrower promptly provides any information reasonably necessary for obtaining such refund; provided, further, that such Lender shall not be under any obligation to take any step pursuant to this Section 5.07 (Mitigation) that, in its sole discretion, (i) would subject such Lender or such Administrative Agent, as the case may be, to any unreimbursed costs or taxes or (ii) would otherwise be disadvantageous to such Lender.

5.08	Replacement Lenders

(a)	Provided that no Event of Default or Prospective Default shall have occurred and be continuing, the Borrower may, at any time, replace any Lender:

(i)	that has requested compensation from the Borrower pursuant to Section 5.01 (Additional Costs);

(ii)	whose Loan is required to be repaid pursuant to Section 5.04 (Illegality);

(iii)	that has received or would otherwise receive any additional amounts under Section 5.06 (Covered Taxes);

(iv)	that is a Defaulting Lender;

(v)	that is a Non-Consenting Lender; or

(vi)	that has, or has a direct or indirect parent company that has, (A) become the subject of a Proceeding, (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (C) become the subject of a Bail-In Action

(any such Lender being herein called an “Affected Lender”),

by giving not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify such Affected Lender and each other Lender, that it intends to replace such Affected Lender with one or more banks (including any other Lender under this Agreement)) selected by the Borrower and acceptable to the Administrative Agent; provided that if the replacement Lender shall have requested compensation pursuant to this Article V (Yield Protection, Etc.), such compensation shall in the aggregate be lower than that of the Affected Lender for such Loan. At the time of any replacement pursuant to this Section 5.08 (Replacement Lenders), each replacement lender shall enter into an Assignment and Assumption Agreement pursuant to Section 12.08(e) (Assignments and Participations), pursuant to which the replacement lender shall acquire the applicable portion of the outstanding Loan due to the replaced lender. A Lender (other than a Non-Consenting Lender) shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

(b)	Upon the effective date of any replacement pursuant to this Section 5.08 (Replacement Lenders) (and as a condition thereto), the Borrower shall pay to the Affected Lender being replaced any amounts owing to such Affected Lender hereunder (including principal, interest, compensation and additional amounts under this Article V (Yield Protection, Etc.), in each case accrued to the effective date, of such replacement and any amounts that would be payable under this Section as if all of such Affected Lender’s Loan were being prepaid in full on such date), whereupon each replacement bank shall for all purposes of this Agreement become a “Lender” having a Loan Commitment in the amount of such Affected Lender’s Loan Commitment assumed by it, if any, holding the Loan acquired by it, and such Loan Commitment of the Affected Lender, if any, being replaced shall be terminated upon such effective date and all of such Affected Lender’s rights and obligations under this Agreement shall terminate (provided that the obligations of the Borrower under Sections 5.01 (Additional Costs), 5.06 (Covered Taxes), 5.08 (Replacement Lenders), 12.03 (Expenses, Etc.) and 12.04 (Indemnification) to such Affected Lender and the obligations of such Affected Lender under Section 11.05 (Indemnification) to the Administrative Agent shall, in either case, survive such replacement).

Article VI
Conditions Precedent

6.01	Conditions Precedent to the Closing Date

The obligation of each Lender to make the Loan on the Closing Date is subject to the satisfaction (or waiver) of the following conditions precedent by the Lenders which shall be in form and substance acceptable to the Lenders:

(a)	Execution of this Agreement, Loan Documents, Fee Letter; Material Documents.

(i)	This Agreement, the Fee Letter and the other Loan Documents (except for the Account Control Agreements) shall have been duly executed and delivered by, as applicable, the Borrower, the Guarantor, the Administrative Agent, the Collateral Agent, and each Lender.

(ii)	The Lenders shall have received duly executed and certified copies of each Material Document which is in full force and effect as of the Closing Date.

(b)	Payment of Fees. The Borrower shall have paid, or shall have given an irrevocable instruction for the payment of, any amounts then due under the Fee Letter and any amounts then due under Section 12.03 (Expenses, Etc.) (to the extent invoiced to the Borrower at least one (1) Business Day prior to the Closing Date).

(c)	Convertible Notes. The Administrative Agent shall have received evidence that the Borrower has completed the issuance of the Convertible Notes for minimum net proceeds of $140,035,000.

(d)	Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement, duly executed and delivered by each party thereto.

(e)	Warrant. The Macquarie Lender shall have received the Warrant, duly executed and delivered by the Borrower.

(f)	Certificates of Status and Certificates of Status. The Borrower shall have delivered to the Administrative Agent a certificate of status or certificate of good standing of each Obligor (or the equivalent for each Obligor from its jurisdiction of formation), issued as of a recent date by the Secretary of State or the Registrar of Corporate Affairs (or applicable authority) of the jurisdiction of formation or incorporation of such Obligor.

(g)	Corporate Documents. The Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Representative of each Obligor, dated as of the Closing Date, attaching the documents referred to below and certifying:

(i)	that attached to such certificate is a true and complete copy of the charter, articles and by-laws or memorandum and articles of association (or equivalent documents) of such Obligor as in effect as of the date of the resolutions referenced in clause (ii) below and on the date of such certificate;

(ii)	that attached to such certificate is a true and complete copy of all documents evidencing the corporate authority of such Obligor, including resolutions duly adopted by the board of directors or other authorized governing body of such Obligor for (x) the approval of the execution, delivery and performance of the Loan Documents and each other document to be delivered by such Obligor from time to time in connection herewith or therewith and the transactions contemplated hereby and thereby and (y) authorizing a named person or persons to sign, execute and deliver each such document and any documents to be delivered by it pursuant thereto, and that such documents are true, complete and correct and in full force and effect (or, if applicable, certifying that such resolutions are not necessary for such authorization under Applicable Law); and

(iii)	as to the incumbency and specimen signature of each Authorized Representative of such Obligor executing the Loan Documents on behalf of such Obligor.

(h)	Borrower’s Certificate. The Borrower shall have delivered to the Administrative Agent a certificate of an Authorized Representative of the Borrower, dated as of the Closing Date, certifying that: (i) each of the representations and warranties of the Borrower contained in this Agreement is true and correct in all material respects on the Closing Date as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualifications therein) in all respects on such respective dates, (ii) no Event of Default or Prospective Default has occurred and is continuing on such date or will result from the consummation of the transactions contemplated by this Agreement or the other Loan Documents and (iii) no event, condition, circumstance, action, suit or proceeding at law or in equity or by or before any Governmental Authority or arbitral tribunal or other body affecting the Borrower has occurred that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)	Searches. The Administrative Agent shall have received customary searches in respect of the Obligors from all relevant jurisdictions, which shall, among other things, evidence that no Liens exist other than the Permitted Encumbrances;

(j)	Collateral Matters. The Administrative Agent shall have received copies or evidence, as the case may be, of the following in connection with the perfection of the Collateral: completed PPSA or UCC-1 financing statements, as applicable for each applicable jurisdiction in respect of each relevant Obligor and all other documents evidencing the completion of all other actions, recordings and filings of or with respect to the Security Documents necessary in order to perfect the first-priority Liens (subject to Permitted Encumbrances) created thereunder, including the delivery, by the pledgors under the applicable Security Documents, to the Collateral Agent, of the original certificates (if any) representing all limited liability company or other ownership interests in the pledged entities (together with a duly executed transfer power and irrevocable proxy).

(k)	Legal Opinions. The Administrative Agent shall have received the following legal opinions in English dated as of the Closing Date and addressed to the Administrative Agent and each Lender:

(i)	the opinion of Cassels Brock & Blackwell LLP, Canadian counsel to the Obligors, in a form reasonably satisfactory to the Lenders;

(ii)	the opinion of Darrow Everett LLP, New York counsel to the Obligors, in a form reasonably satisfactory to the Lenders; and

(iii)	the opinion of, Minnesota counsel to the Obligors, in a form reasonably satisfactory to the Lenders, which shall (A) cover the apparent ownership of the interests purported to have been conveyed by the Mesabi Royalty Agreements and (B) append search results of the Itasca County Auditor’s records dated no more than forty-five (45) days prior to the Closing Date.

(l)	Proceeds Utilization Report. The Lenders shall have received an electronic copy of the financial breakdown for the utilization of the loan proceeds (the “Proceeds Utilization Report”), in form and substance reasonably satisfactory to each Lender.

(m)	Certificates of Insurance. The Borrower shall have delivered to the Administrative Agent certificates of insurance acceptable to the Administrative Agent showing the Collateral Agent’s interest as loss payee and additional insured on all insurance policies that insure the assets secured by the Security Documents.

(n)	Repayment of Indebtedness. Payout statements for all Indebtedness that is not permitted hereunder, including, but not limited to the, SAF Facility, discharge statements for or undertakings to discharge all Liens that are not Permitted Encumbrances, amendments and/or discharges of Liens registrations that are capable of perfecting Liens in priority to the security and/or limitations of interest letters and releases of or undertakings to release all such Indebtedness and Liens.

(o)	Notice of Borrowing. The Borrower shall have delivered to the Administrative Agent a Notice of Borrowing in accordance with Section 2.02 (Borrowing).

(p)	Note. If requested, each Lender shall have received a duly issued Note representing such Lender’s Loan duly executed by the Borrower.

(q)	Representations and Warranties. All representations and warranties of the Obligors required to be made or repeated on and as of the proposed date of the Loan in the Loan Documents shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of such date (after giving effect to such Loan); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date.

(r)	Absence of Default. No Event of Default or Prospective Default shall have occurred and be continuing.

(s)	Know Your Customer Requirements. (i) The Lenders and the Administrative Agent shall have received, on or prior to the Closing Date, all documentation and other information reasonably requested by the Lenders at least ten (10) Business Days prior to the Closing Date in order to allow the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations and (ii) at least five (5) Business Days prior to the Closing Date, the Borrower shall have delivered a Beneficial Ownership Certification.

(t)	Other. The Lenders shall have received such additional evidence, information, documents, instruments, waivers or undertakings as the Lenders may reasonably require to conclude the transactions contemplated by this Agreement and to be satisfied, in its sole discretion/ acting reasonably, that all proceedings in connection with this Agreement are being taken in compliance with the other conditions set out in this Agreement.

Article VII
Representations and Warranties

The Borrower and, as applicable, each other Obligor represents and warrants to each Lender and the Administrative Agent that, as of the Closing Date:

7.01	Organization and Ownership

Each Obligor is (a) duly organized or incorporated (as applicable), validly existing and in good standing under the laws of its jurisdiction of formation or incorporation (as applicable), and (b) duly qualified and authorized to do business as is now being conducted and as is proposed to be conducted and is in good standing in each jurisdiction in which such qualification is required by law, except, in the case of clause (b), where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Obligor has all requisite power and authority under the laws of its jurisdiction of formation or incorporation (as applicable) to own its property and to carry on its business.

7.02	Authority

Each Obligor has full power and authority to execute and deliver the Loan Documents.

7.03	Binding Agreement

Each of this Agreement, the Fee Letter and each other Loan Document has been duly authorized, executed and delivered by each Obligor and, as of the date of any Note, such Note will have been duly executed by the Borrower, and this Agreement, the Fee Letter and each other Loan Document constitute, and each such Note will constitute, a valid and binding obligation of the Obligors enforceable against the Obligors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.04	Approvals

As of the date of this Agreement, no material authorizations, consents, approvals, licenses, filings, registrations or recordations by or with any Governmental Authority or any other third party, are required to be obtained or accomplished for the validity and enforceability of this Agreement in accordance with the terms hereof, except for such authorizations, consents, approvals, licenses, filings, registrations, recordations, notarizations and other formalities that (i) have already been obtained or accomplished, or (ii) are currently not necessary and which are expected to be obtained by the Obligors in the ordinary course by the time they are necessary.

7.05	Conflicts

There is (a) no provision of law, statute, regulation, rule, order, injunction, decree, writ or judgment, (b) no provision of the bylaws and (c) no provision of any mortgage, indenture, contract or agreement binding on any Obligor or affecting its properties that would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of any Loan Document, except, in the case of clauses (a) and (c), for any such prohibition or conflict that would not reasonably be expected to have a Material Adverse Effect.

7.06	Litigation

Except as disclosed in Schedule 7.06, as of the date of this Agreement, there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened in writing against or affecting any Obligor or any of its properties or Subsidiaries in any court, before or by any governmental department, board, agency or instrumentality or before any arbitrator, and no existing default by any Obligor or its Subsidiaries under any applicable order, writ, injunction or decree of any court, government department, board, agency or instrumentality or any arbitrator, in each case that could reasonably be expected to have a Material Adverse Effect or that questions the enforceability of any Loan Document.

7.07	Compliance with Laws

As of the date hereof, each Obligor and its Subsidiaries (i) are in compliance in all respects with all Sanctions and applicable Anti-Money Laundering Laws, and (ii) except to the extent such noncompliance would not reasonably be expected to have a Material Adverse Effect, are in compliance with all other Applicable Laws (other than Environmental Laws, which are the subject of Section 7.08 (Environmental Matters)).

7.08	Environmental Matters

Each Obligor is and, to the knowledge of such Obligor, its Subsidiaries are, in compliance, in all material respects, with all applicable Environmental Laws.

7.09	Disclosure

(a)	The Borrower has delivered, or has caused to be delivered, to the Lenders copies of the financial statements of the Borrower as required pursuant to Section 6.01(c) (Financial Statements) and, as of any other date on which this representation and warranty is made or deemed to be made pursuant to any Loan Document, the Borrower has delivered, or has caused to be delivered, to the Lenders copies of the financial statements as required pursuant to Sections 8.02(a) (Quarterly Financial Statements) and (b) (Annual Financial Statements). All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the financial position of the Borrower as of the dates thereof, subject to the qualifications noted therein and subject in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure, and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP (except as approved and disclosed in the opinion of the Borrower’s auditors), consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

(b)	The information included in the Beneficial Ownership Certification is true and correct (i) in all respects as of the date of this Agreement, and (ii) to the knowledge of the Borrower, in all material respects on any other date such representation or warranty is made to the Lenders and the Administrative Agent.

(c)	Other than as disclosed in writing to each Lender, there has been no change in the consolidated financial condition, operations or business of the Borrower from that set forth in the most recent financial statements delivered, or deemed to have been delivered pursuant to Sections 8.02(a) (Financial Statements) and (b) (Financial Statements) that would lead to a Material Adverse Effect.

7.10	Properties

Each Obligor and the Subsidiaries have good and valid title to their material properties (including real property) and assets; and there are no Liens of any nature, and no adverse or competing claims, against such material properties or assets (other than Permitted Encumbrances), except, in each case, as would not reasonably be expected to have a Material Adverse Effect. The Borrower has no actual knowledge of any right, title or interest of a third party in or to any property or contract interest conveyed by the Royalty Agreements, and has not obtained or been provided information from any credible source indicating or suggesting the existence of any such right, title or interest of a third party in or to any property or contract interest conveyed by the Royalty Agreements.

7.11	No Default

No Prospective Default or Event of Default has occurred and is continuing.

7.12	Taxes

Each Obligor and its Subsidiaries have filed or caused to be filed all Tax returns required by Applicable Law to be filed by it, and has paid all Taxes shown to be due and payable on such returns, or on any assessments made against it or any of its properties, and all other Taxes imposed on it or on its properties by any Governmental Authority, except (a) Taxes that are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or (b) Taxes for which the failure to file such a tax return or make payment would not be reasonably expected to have a Material Adverse Effect. There are no material disputes pending or, to its knowledge, threatened, between any Obligor and any governmental taxing authority.

7.13	Security; Ranking

(a)	The Loan is a direct and unconditional general obligation of the Borrower, and ranks, and will at all times rank, in right of payment and otherwise senior to the Convertible Notes and at least pari passu with all other unsecured and unsubordinated Indebtedness of the Borrower, whether now existing or hereafter outstanding.

(b)	The Security Documents that have been delivered on or prior to the date of this Agreement are effective to create, in favor of the Lenders, a legal, valid and enforceable first-priority Lien on and security interest in all of the Collateral purported to be covered thereby (subject to Permitted Encumbrances). All necessary recordings, consents and filings required for the creation, perfection and enforcement of such Liens have been, or in respect of the Closing Date, will be, made in all necessary public offices, and all other necessary and appropriate actions have been taken, so that the security interest created by each Security Document is a perfected Lien on and security interest in all right, title and interest of such Obligor in the Collateral purported to be covered thereby prior and superior to all other Liens other than Permitted Encumbrances. The descriptions of the Collateral set forth in each Security Document are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Lenders under the Security Documents.

(c)	No Lien or other instrument or recordation covering all or any part of the Collateral purported to be covered by the Security Documents on or prior to the date this representation is made or deemed to be made is on file in any recording office or public registry, except such as may have been filed in favor of the Lenders and Permitted Encumbrances.

7.14	Use of Proceeds

The proceeds of the Loan shall be used as follows (and not in contravention of the terms set forth in Section 8.13 (Use of Proceeds)):

(a)	to fund a portion of the purchase price of the Additional Mesabi Royalty Agreement;

(b)	to repay all or any portion of the Obligors’ Indebtedness that is owing under the SAF Facility; and

(c)	to pay the Lender Fees and any other Financing Costs approved by the Lenders.

7.15	No Immunity

No Obligor nor any of its respective properties is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Obligor under any Loan Document.

7.16	Status

No Obligor is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a “covered fund” under the rules promulgated under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

7.17	Anti-Corruption Laws

No Obligor nor any of its respective Subsidiaries or any of their respective directors, officers or, to such Obligor’s knowledge, any Affiliates, agents or employees of such Obligor or any of its Subsidiaries (a) has, in the past five (5) years, taken any action, directly or indirectly, that would result in a violation of any applicable Anti-Corruption Laws or (b) as of the date of this Agreement is (or has been in the five (5) years prior to the date of this Agreement) subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of applicable Anti-Corruption Laws. The Obligors and their Subsidiaries have implemented, and maintain and enforce, policies and procedures designed to promote and achieve compliance by the Obligors and their Subsidiaries with applicable Anti-Corruption Laws.

7.18	Anti-Money Laundering Laws

The Obligors and their Subsidiaries are conducting their businesses in compliance with applicable Anti-Money Laundering Laws and have implemented, and maintain and enforce, policies and procedures designed to promote and achieve compliance by the Obligors and their Subsidiaries with applicable Anti-Money Laundering Laws. As of the date of this Agreement, no Obligor nor any of its Subsidiaries or any of their respective directors, officers or, to such Obligor’s knowledge, any Affiliates, agents or employees of any Obligor or any of its Subsidiaries is (or has been in the five (5) years prior to the date of this Agreement) subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of applicable Anti-Money Laundering Laws.

7.19	Sanctions

No Obligor nor any of its respective Subsidiaries or any of their respective directors, officers or, to such Obligor’s knowledge, any Affiliates, agents or employees of such Obligor or any of its Subsidiaries (a) is a Sanctioned Person, (b) has engaged directly or indirectly, in the past five (5) years, in any dealings or transactions with, involving or for the benefit of a Sanctioned Person, or in or involving any Sanctioned Jurisdiction, or (c) as of the date of this Agreement is (or has been in the five (5) years prior to the date of this Agreement) subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of Sanctions. The Obligors and their Subsidiaries have implemented, and maintain and enforce, policies and procedures designed to promote and achieve compliance by the Obligors and their Subsidiaries with applicable Sanctions.

7.20	No Restrictions on Dividends and Distributions

There are no contractual obligations that limit the ability of any Subsidiary to pay dividends or make distributions (or similar other payments with respect to Equity Interests) to the Borrower or its Subsidiaries, except any such limitations that are permitted by Section 8.17 (Restrictive Agreements).

7.21	Solvency

The Obligors are, and immediately after the Closing Date, on a consolidated basis, Solvent.

7.22	Insurance

Each Obligor maintains Insurance Policies on such of its property and against such risks and in such amounts as is customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance).

7.23	Material Documents

(a)	Each Obligor is in compliance with each Material Document in effect as of such date, to which it is a party, except where such failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)	Each Material Document is in full force and effect as of the date of this representation, remains in full force and effect and has not been terminated by any party thereto.

7.24	Material Permits

(a)	Each Obligor holds all Material Permits necessary for the conduct of its business as presently conducted, except where the failure to hold such Material Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)	Each Material Permit is in full force and effect as of the date of this representation and has not been revoked, suspended or withdrawn.

7.25	No Material Adverse Effect

Since December 31, 2025, there has been no event, change or effect which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

Article VIII
Covenants

The Borrower and, where applicable, each other Obligor agrees that, from and after the Closing Date and until the principal of and interest on the Loan and all other amounts (other than contingent amounts for which no claim has been made) payable by it under the Loan Documents are paid in full, the Borrower and such Obligor shall observe and perform each of the covenants set forth below:

8.01	Maintenance of Existence

(a)	(i) Each of the Borrower and TMCR Operations shall do all things necessary to maintain itself in existence as a corporation or any other form of business organization permitted under the laws of British Columbia and (ii) each of TMCR USA Holdings and TMCR USA Operations shall do all things necessary to maintain itself in existence as a corporation or any other form of business organization permitted under the laws of Delaware.

(b)	The Borrower shall not, and shall not permit any Subsidiary to, (i) dissolve, liquidate, amalgamate, merge or consolidate with or into another Person, or sell, transfer, license, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower or any such Subsidiary, as the case may be, to or in favor of any Person, except that any Subsidiary or any other Person may amalgamate, merge or consolidate with or into, or sell, transfer, license, lease or otherwise dispose of its assets to, the Borrower or any Subsidiary; provided that, in the case of any such amalgamation, merger or consolidation involving any other Person, the continuing or surviving Person shall be the Borrower or the relevant Subsidiary or (ii) except as otherwise permitted by Section 8.12 (Line of Business), change the purpose or nature of its business.

8.02	Information Undertakings; Reporting Requirements

The Borrower shall furnish to the Administrative Agent (for delivery to each Lender):

(a)	Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year, and within sixty (60) days after the end of the Fiscal Quarter ending December 31 of each Fiscal Year, unaudited financial statements of the Borrower. Such financial statements shall be accompanied by a certificate of an Authorized Representative of the Borrower, substantially in the form of Exhibit D (Form of Compliance Certificate) (i) certifying that (except as may otherwise be noted in such certificate) such financial statements are presented in conformity with GAAP applied on a basis consistent with that of the most recent audited consolidated financial statements and contain any applicable notes, (ii) certifying as to whether a Prospective Default or Event of Default has occurred and is continuing and specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (iii) including a narrative management summary and analysis of the financial performance of the Borrower, in form and substance satisfactory to each Lender (acting reasonably).

(b)	Annual Financial Statements. Within one hundred and twenty (120) days after the end of each Fiscal Year of the Borrower, audited financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such Fiscal Year and a consolidated income statement, a consolidated cash flow statement, a consolidated statement of comprehensive income and a consolidated statement of changes in equity, in each case, for such Fiscal Year, prepared in accordance with GAAP, containing any applicable notes and certified by independent public accountants of recognized international standing.

(c)	Monthly Reports. As soon as practicable and in any event within 35 days after the end of each month, a report of the Borrower consisting of the consolidated Royalty Revenue (together with any statements or reports delivered under the Royalty Agreements in connection therewith).

(d)	Material Documents. Promptly upon (and in any event within seven (7) Business Days after) receipt or delivery by any Obligor, copies of any material notices, documents or reports received from or delivered under a Material Document, including any non-frivolous notices of suspension of work, default, termination, material claims or material demands (including any claims for liquidated damages) (and in each case (solely to the extent applicable) reasonable details of any action the Borrower is taking or proposes to take in respect thereof).

(e)	Annual Budget; Budget Updates. (i) Not later than thirty (30) days after the first day of each Fiscal Year, an annual Budget in respect of the then-applicable Fiscal Year and (ii) within fifteen (15) days after the occurrence of any event or series of events that makes the most recently delivered budget materially inaccurate, an updated Budget reflecting any changes necessary to address such material inaccuracy.

(f)	Public Filing. Information filed by the Borrower on EDGAR shall deem to satisfy the delivery requirements set forth in Section 8.02(a) and Section 8.02(b) above.

8.03	Compliance with Law

Each Obligor shall, and shall cause its Subsidiaries to, comply, in all material respects, with all Applicable Laws (including all Environmental Laws), except so long as the necessity of compliance therewith is being contested in good faith by appropriate proceedings; provided, however, that for any Sanctions or applicable Anti-Corruption Laws or Anti-Money Laundering Laws, such Obligor shall, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause each of its and their respective officers, directors, employees and agents (in each case when acting in such capacity on behalf of such Obligor or its Subsidiaries and to the extent a failure to comply with such laws by such individuals would constitute a failure to comply by such Obligor or its Subsidiaries) to, comply with such laws in all respects.

8.04	Taxes

The Borrower shall, and shall cause its Subsidiaries to, pay and discharge, before the same shall become delinquent, all material Taxes due and payable under Applicable Law (including any stamp tax on or in respect of this Agreement, the Fee Letter and the Notes), or lawfully imposed on it or its property, income or operations unless such Taxes shall be contested in good faith and by appropriate proceedings and adequate reserves are maintained with respect thereto.

8.05	Ranking

The Borrower shall ensure that the Loan will at all times be a direct and unconditional general obligation of the Borrower, ranking in right of payment and otherwise senior to the Convertible Notes and at least pari passu with all other unsecured and unsubordinated Indebtedness of the Borrower, whether now existing or hereafter outstanding, except for Indebtedness of the Borrower having priority solely by operation of Applicable Law, such as Indebtedness relating to judicial expenses incurred for the general benefit of creditors, taxes payable to Governmental Authorities, and wages, salaries and other social security benefits of the employees of the Borrower and its Subsidiaries.

8.06	Access, Site Visits

Each Obligor shall permit the Lenders (or their designee) access upon reasonable prior notice to its books and records, (a) during normal business hours, (b) in a manner that does not unreasonably disrupt the operation of the business of such Obligor, (c) subject to the confidentiality provisions set forth in Section 12.16 (Confidentiality) and (d) at the expense and risk of the Lenders; provided that, if an Event of Default is continuing, the Lenders shall be required to give prior notice but shall not be required to make any request prior to any such visit and the costs of any such visit shall be for the sole expense of the Borrower; provided, further, that, notwithstanding anything to the contrary herein, no Obligor shall be required to permit access to any document, information or other matter (w) that constitutes non-financial trade secrets or non-financial proprietary information of such Obligor and/or its customers and/or suppliers, (x) in respect of which disclosure to the Lenders (or any of their respective representatives or agents) is prohibited by Applicable Law (including any material non-public information), (y) that is subject to attorney-client or similar privilege or (z) in respect of which such Obligor owes confidentiality obligations to any third party so long as such obligations were not incurred in contemplation of preventing such access, and it being understood that (A) such Obligor shall inform the Lenders of the existence and nature of the confidential records, documents or other information not being provided, and (B) following a reasonable request from any Lender, use commercially reasonable efforts to request consent from an applicable contractual counterparty to disclose such information (but shall not be required to incur any cost or expense or pay any consideration of any type to such party in order to obtain such consent).

8.07	Books and Records

The Borrower and each of its Subsidiaries shall keep proper books of record and account in which full, true and correct entries, in all material respects, are made of all dealings and transactions in relation to its business and activities in conformity with GAAP.

8.08	Maintenance of Properties; Disposition of Assets

(a)	The Borrower shall, and shall cause its Subsidiaries to, keep and maintain all licenses, approvals, permits, contracts and rights necessary at any given time for the operation of the Borrower’s and its Subsidiaries’ businesses in full force and effect, unless the failure to maintain such licenses, approvals, permits, contracts or rights in full force and effect would not reasonably be expected to have a Material Adverse Effect.

(b)	The Obligors shall not sell, assign, lease, transfer or otherwise dispose of any of its property or assets without the consent of the Majority Lenders, except that no consent shall be required for dispositions of assets that are obsolete or no longer used or useful in the business of the Borrower and its Subsidiaries.

8.09	Limitation on Liens and Encumbrances

No Obligor shall create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, except Permitted Encumbrances.

8.10	Notice of Extraordinary Events

The Borrower shall promptly notify the Administrative Agent (for delivery to each Lender) upon its discovery, and in any case within five (5) Business Days thereof, of the occurrence of:

(a)	any Event of Default or Prospective Default;

(b)	any Change of Control;

(c)	any litigation, arbitration or administrative or similar governmental action, suit or proceeding that is instituted or threatened in writing against the Borrower or its Subsidiaries or any of their respective assets, in each case that could reasonably be expected to result in a Material Adverse Effect;

(d)	any circumstance relating to the Borrower or its Subsidiaries or any of their respective assets, in each case, that would reasonably be expected to result in a non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law in a manner that could reasonably be expected to have a Material Adverse Effect;

(e)	any material notices or claims received in respect of the Insurance Policies;

(f)	any material notices or claims received in respect of any Material Document that could reasonably be expected to have a Material Adverse Effect;

(g)	any other development, event or circumstance that could reasonably be expected to have a Material Adverse Effect;

in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto.

8.11	Hedging Instruments

The Borrower shall not and shall not permit its Subsidiaries to enter into any Hedges other than Permitted Hedges.

8.12	Line of Business

The Borrower shall not and shall not permit any Subsidiary to engage in any business other than a Permitted Business.

8.13	Use of Proceeds

(a)	The Borrower shall use the proceeds of the Loan only for the purposes set forth in Section 7.14 (Use of Proceeds).

(b)	The Borrower shall not use any part of the proceeds of the Loan, directly or indirectly, for any purpose that entails a violation of (a) the regulations of the Federal Reserve Board, including Regulation T, Regulation U and Regulation X and (b) any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

8.14	Anti-Corruption Laws; Anti-Money Laundering Laws

The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the Loan for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage or otherwise in violation of any applicable Anti-Corruption Law or Anti-Money Laundering Law. Each Obligor shall, and shall cause its Subsidiaries to, continue to maintain and enforce policies and procedures designed to promote and achieve compliance by such Obligor and its Subsidiaries with applicable Anti-Corruption Laws and Anti-Money Laundering Laws. The Borrower shall, to the extent permitted by Applicable Law, promptly notify the Lenders in the event that any Obligor or any of its Subsidiaries, or any of their respective directors, officers or employees becomes subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of applicable Anti-Corruption Laws or Anti-Money Laundering Laws.

8.15	Sanctions

The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any Person, to fund or finance any business or activities of, with or involving a Sanctioned Person, or in or involving any Sanctioned Jurisdiction or otherwise in any other manner, in each case, that would result in a violation of Sanctions by any Person, including any Lender. Each Obligor shall, and shall cause its Subsidiaries to, continue to maintain and enforce policies and procedures designed to promote and achieve compliance by such Obligor and its Subsidiaries with applicable Sanctions. The Borrower shall, to the extent permitted by Applicable Law, promptly notify the Lenders in the event that any Obligor or any of its Subsidiaries, or any of their respective directors, officers or employees becomes subject to any action, proceeding, litigation, claim or investigation with regard to any actual or alleged violation of Sanctions.

8.16	Arm’s-Length Transactions

Each transaction or agreement between any Obligor, the Borrower or any of its Subsidiaries, on the one hand, and its or their respective Affiliates, on the other hand, shall be undertaken on fair and commercially reasonable terms no less favorable to such Obligor, the Borrower or its Subsidiaries, taken as a whole, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided that this Section 8.16 (Arm’s-Length Transactions) shall not apply to transactions between Obligors.

8.17	Restrictive Agreements

No Obligor shall, and shall not permit any Subsidiary to, enter into any contractual obligation that limits the ability of any Subsidiary to pay dividends or make distributions (or similar other payments with respect to Equity Interests) to such Obligor or any Subsidiary, provided that the foregoing shall not apply to:

(a)	restrictions imposed by Applicable Law;

(b)	contractual obligations, including in respect of any loan agreement, existing on the date hereof, and amendments, modifications, replacements, renewals or extensions thereof; provided that the scope of any such contractual obligations shall not be more restrictive than those existing on the date hereof and any amendments, modifications, replacements, renewals or extensions shall not be adverse to the interests of the Lenders hereunder;

(c)	restrictions imposed by the organizational documents of any Subsidiary or contained in any related joint venture, shareholders’ or similar agreement, in each case, as of the date hereof; and

(d)	contractual obligations in effect at the time any Person becomes a Subsidiary, or any agreement or instrument assumed in connection with any acquisition of assets from any Person; provided that such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary or of such acquisition of assets from such Person, and amendments, modifications, replacements, renewals or extensions thereof (including any such renewals or extension arising as a result of a renewal, extension or refinancing of any Indebtedness containing such restriction); provided, further, in each case, that the scope of any such contractual obligations shall not be more restrictive than those existing on the date of acquisition.

8.18	Restricted Payments

The Borrower shall not, and shall not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment at any time, other than Restricted Payments:

(a)	paid by (i) any Obligor (other than the Borrower) to the Borrower, or (ii) any Obligor, other than the Borrower, to another Obligor, in each case, in respect of Intercompany Debt; and

(b)	made by the Borrower to or on account of the Convertible Notes as permitted under the Intercreditor Agreement.

8.19	Bank Accounts

Each Obligor shall ensure that all payments received in respect of the Mesabi Royalty Agreements are deposited into the TMCR USA Account, which account shall at all times (subject to Section 8.32 (Post-Closing Actions)) be subject to an Account Control Agreement, in form and substance satisfactory to the Administrative Agent.

8.20	Insurance

Each Obligor shall maintain Insurance Policies on such of its property and against such risks and in such amounts as is customarily maintained by similarly situated companies engaged in the same or similar business operating in the same or similar locations (after giving effect to any self-insurance) and in similar circumstances.

8.21	Indebtedness

Neither the Borrower nor any of its Subsidiaries shall contract, create, incur, become liable for, assume or permit to exist any Indebtedness except for Permitted Indebtedness.

8.22	Protection of Security

Each Obligor will, at its own expense, take all actions that are reasonably requested by the Majority Lenders to establish, maintain, protect and preserve the Liens created by each Security Document, the required priority (to the extent available under Applicable Law and, in all cases, subject to Permitted Encumbrances) of such Liens and the effectiveness of the powers of attorney granted pursuant to such Security Documents.

8.23	Further Information

Upon Administrative Agent’s reasonable request, the Borrower shall promptly, and in any event within a reasonable period of time after written request by the Administrative Agent, furnish to the Administrative Agent such additional information regarding any Property of the Obligors as the Administrative Agent may reasonably request.

8.24	Limitation on Subsidiaries

Neither the Borrower nor its Subsidiaries shall create or acquire any Subsidiary after the Closing Date, unless:

(a)	such Subsidiary is an Excluded Subsidiary; or

(b)	such Subsidiary, promptly, and in any event within thirty (30) days of the creation or acquisition of such Subsidiary:

(i)	executes and delivers to the Administrative Agent a joinder to this Agreement whereby such Subsidiary agrees to be bound by all of the terms applicable to Obligors as if it had executed this Agreement as an Obligor;

(ii)	execute and deliver to the Administrative Agent such supplements or amendments to any Loan Document as are necessary or advisable to grant to the Lender a perfected first priority security interest in the Equity Interests of such new Subsidiary that are owned by any Obligor;

(iii)	causes the Equity Interests of such new Subsidiary that are owned by any Obligor to be perfected by control, whether by delivery to the Collateral Agent of the certificates representing such Equity Interests together with undated stock powers executed in blank, or by entering into an issuer control agreement in favour of the Collateral Agent, as applicable;

(iv)	deliver to the Administrative Agent an officer’s certificate of such Subsidiary attaching its constating documents, by-laws, authorizing resolutions and incumbency certificate; and

(v)	if requested by the Administrative Agent, such Subsidiary causes its legal counsel to deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, as applicable.

8.25	Limitation on Investments

Neither the Borrower nor its Subsidiaries (other than an Excluded Subsidiary) shall make any Investment, except: (A) in respect of the Borrower (i) short-term Investments in money market instruments with remaining maturities of twelve (12) months or less at the date of purchase including securities issued by government agencies, and term deposits and bank accounts with financial institutions; provided, that such short-term Investments are readily convertible to cash and (ii) Investments with a value up to $1,000,000 in the aggregate; and (B) in respect of any Obligor, the acquisition of any Equity Interests by such Obligor of any other Obligor.

8.26	Limitation on Acquisitions

Neither the Borrower nor its Subsidiaries shall make any Acquisition other than Permitted Acquisitions.

8.27	Material Documents

Neither the Borrower nor its Subsidiaries shall amend or modify any of the Material Documents without the consent of the Majority Lenders.

8.28	Convertible Notes

The Borrower shall not, and shall not permit any of its Subsidiaries to, amend, modify, waive or supplement any term of the Convertible Notes other than in accordance with the Intercreditor Agreement.

8.29	Financial Covenants; Equity Cure

(a)	The Borrower shall maintain an Unrestricted Cash balance of not less than $5,000,000 at all times.

(b)	The Borrower will not permit the Interest Coverage Ratio to be less than 6.25:1.00 for any Test Period, as calculated and tested at the end of each Fiscal Quarter for the Test Period then ended, commencing with the Fiscal Quarter ending December 31, 2027; provided that this Section 8.29(b) shall not apply in respect of the first three (3) Test Periods ending after the Closing Date if, as of the last day of each such Test Period, Unrestricted Cash is greater than or equal to $20,000,000.

(c)	Notwithstanding Section 8.29(b), if the Borrower fails to comply with Section 8.29(b) as of the last day of any Fiscal Quarter, then at any time during the period commencing on the last day of such Fiscal Quarter and ending on the tenth (10th) Business Day after the date on which the Compliance Certificate for such Fiscal Quarter is required to be provided pursuant to Section 8.02(a) (the “Cure Period”), the Borrower shall have the right (the “Cure Right”) to issue Equity Interests for cash, to otherwise receive cash contributions in respect of its common Equity Interests or to consummate any other capital raise on terms reasonably satisfactory to the Majority Lenders, and to apply the net proceeds thereof (the “Cure Amount”) to increase Consolidated EBITDA in accordance with this Section 8.29(c); provided that: (i) upon receipt by the Borrower of the Cure Amount and delivery by the Borrower to the Administrative Agent of a certificate setting forth the calculation thereof, Consolidated EBITDA shall be increased, solely for the purposes of determining compliance with Section 8.29(b) as of the last day of such Fiscal Quarter, by an amount equal to the Cure Amount; (iii) the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with Section 8.29(b) for the applicable Test Period; (v) the Cure Amount shall be disregarded for purposes of determining compliance with any other covenant, basket, ratio or condition under this Agreement, and shall not be credited as a reduction or netting of Indebtedness for any purpose under this Agreement and (vi) the Cure Right may only be exercised in respect of the first three (3) Test Periods ending after the Closing Date (being the Test Periods ending on December 31, 2027, March 31, 2028 and June 30, 2028).

(d)	If, after giving effect to the adjustments described in Section 8.29(c), the Borrower shall be in compliance with Section 8.29(b) for the applicable Test Period, the Borrower shall be deemed to have satisfied the requirements of Section 8.29(b) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith, and any Default or Event of Default arising from such failure shall be deemed cured and not continuing for all purposes of this Agreement. During the period commencing on the last day of the applicable Fiscal Quarter and ending upon the earlier of (x) the expiration of the Cure Period and (y) the date on which the Borrower notifies the Administrative Agent in writing that it does not intend to exercise the Cure Right, neither the Administrative Agent shall not accelerate the Obligations or exercise any right or remedy under this Agreement or the other Loan Documents solely on the basis of the Borrower’s failure to comply with Section 8.29(b). If the Borrower does not effect a cure of such failure pursuant to Section 8.29(c) prior to the expiration of the Cure Period, the Borrower shall, no later than five (5) Business Days after the expiration of the Cure Period, deliver to the Administrative Agent a certificate to that effect.

8.30	Excluded Subsidiaries

The Borrower shall not permit the Excluded Subsidiaries to have, in aggregate, assets and revenue comprising more than 5% of the consolidated assets and revenue of the Borrower. No Obligor has guaranteed or is otherwise liable for or obligated in respect of, or has given security for, any Indebtedness or other liability of any Excluded Subsidiary.

8.31	Fiscal Year

The Borrower shall not change its Fiscal Year without the prior written consent of the Majority Lenders.

8.32	Post-Closing Actions

The Borrower shall complete the following post-closing actions, in each case in form and substance satisfactory to the Administrative Agent:

(a)	on or prior to the date falling ten (10) Business Days after the Closing Date, the Borrower shall deliver a duly executed copy of the acknowledgment agreement with respect to the Mesabi Royalty Agreements;

(b)	on or prior to the date falling five (5) Business Days after the Closing Date, the Borrower shall deliver an opinion of counsel in Minnesota with respect to the enforceability of the Mortgage and such other matters customarily included in such opinion and opinions of counsel in Minnesota, with respect to the due authorization, execution and delivery of the Mortgage by such mortgagor and such other matters customarily included in such opinion;

(c)	on or prior to the date falling five (5) Business Days after the Closing Date, the Borrower shall deliver evidence that the Mortgage has been submitted for recording in the appropriate land records (both abstract and Torrens) in the jurisdiction in which such real property subject to the Mortgage is located;

(d)	on or prior to the date falling twenty (20) Business Days after the Closing Date, the Borrower shall deliver the Account Control Agreements; and

(e)	on or prior to the date falling sixty (60) days after the date on which the Borrower has delivered evidence that the Mortgage has been submitted for recording, an official copy of the duly recorded and registered Mortgage.

Article IX
Guarantee

9.01	Guarantee

(a)	Each Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally, guarantees to the Lenders, the punctual payment when due (whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise) of all Obligations of the Borrower now or hereafter existing under or in respect of the Loan Documents (including any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations of the Guarantors being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including reasonable fees and expenses of counsel) incurred by any Lender or the Collateral Agent in enforcing any rights under this Section 9.01 (Guarantee) (the foregoing obligations, collectively, the “Guarantee”).

(b)	Each Guarantor, and by its acceptance of this Guarantee and each Lender, hereby confirms that it is the intention of all such Persons that this Guarantee and the Guaranteed Obligations of such Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Bankruptcy and Insolvency Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal, provincial, territorial or state law to the extent applicable to this Guarantee and the Guaranteed Obligations of such Guarantor hereunder. To effectuate the foregoing intention, the Lenders and each Guarantor hereby irrevocably agree that the Guaranteed Obligations of such Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance.

9.02	Guarantee and Grant of Security Interest Absolute

Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. To the maximum extent permitted by law, the Guaranteed Obligations of each Guarantor under or in respect of this Agreement are independent of the Obligations of the Borrower, under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The Guaranteed Obligations of each Guarantor under this Agreement and the rights of the Lenders shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a)	any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document or any other agreement or instrument relating thereto, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower (as applicable);

(c)	any taking, exchange, release or non-perfection of any Collateral or any taking, release or amendment or waiver of, or consent to departure from, any guarantee, for all or any of the Guaranteed Obligations;

(d)	any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower (as applicable);

(e)	any change, restructuring or termination of the corporate structure or existence of the Borrower;

(f)	the failure of any other Person to execute or deliver any other guarantee or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations;

(g)	any limitation on any party’s liability or obligations under any Loan Document;

(h)	any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, or any action taken with respect to this Agreement or any other Loan Document by any trustee, receiver, interim receiver, receiver/manager, custodian, liquidator, sequestrator, administrator or other similar official, or by any court, in any such proceeding; or

(i)	any other circumstance (including any statute of limitations) that might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor.

This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Obligor or otherwise, all as though such payment had not been made.

9.03	Waivers and Acknowledgments

(a)	Each Guarantor’s guarantee under Section 9.01 (Guarantee) is a guarantee of payment and not of collection. Each Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by law, promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Lender protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against the Borrower (as applicable) or any other Person or any Collateral.

(b)	Each Guarantor hereby acknowledges that the Guarantee is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future, and shall remain in full force and effect until such time as the Guaranteed Obligations have been discharged finally and in full.

(c)	Each Guarantor hereby unconditionally and irrevocably waives, to the maximum extent permitted by law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against the Borrower, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Borrower.

(d)	Each Guarantor acknowledges that the Majority Lenders may, without notice to or demand upon any Obligor and without affecting the liability of such Guarantor under this Agreement, foreclose under any Security Document by nonjudicial sale, and such Guarantor hereby waives any defense to the recovery by the Lenders against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by Applicable Law; provided that such nonjudicial sale is conducted in accordance with Applicable Law.

(e)	Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 9.02 (Guarantee and Grant of Security Interest Absolute) and this Section 9.03 (Waivers and Acknowledgments) are knowingly made in contemplation of such benefits.

9.04	Subrogation

Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, that arise from the existence, payment, performance or enforcement of such Guarantor’s Guaranteed Obligations under or in respect of the Guarantee, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the date that all Obligations are indefeasibly paid or discharged in full. Notwithstanding the foregoing sentence, if any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the occurrence of the date that all Obligations are indefeasibly paid or discharged in full, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other Property and funds of such Guarantor and shall forthwith be paid or delivered to the Lenders in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Agreement and any other Loan Document thereafter arising. Upon the occurrence of the date that all Obligations are indefeasibly paid or discharged in full, the Lenders will, promptly at such Guarantor’s reasonable request and at the Borrower’s expense, execute and deliver to such Person appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to the Guarantee.

Article X
Events Of Default

10.01	Events of Default

If any of the following events (each an “Event of Default”) shall occur and be continuing:

(a)	Principal Payment Default. The Borrower shall fail to pay any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)	Interest Payment Default. The Borrower shall fail to pay any interest on the Loan or any fee or any other amount, including the Make-Whole Amount (other than an amount referred to in clause (a) of this Section 10.01 (Events of Default)) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of more than three (3) Business Days;

(c)	Breach of Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of the Borrower in or pursuant to this Agreement or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made, unless, in each case, such misrepresentation is capable of remedy and is remedied within thirty (30) days after the Borrower obtains knowledge thereof;

(d)	Breach of Covenant. The Borrower shall fail to observe or perform any covenant or agreement contained in:

(i)	Section 8.05 (Ranking), Section 8.08(b) (Maintenance of Properties, Disposition of Assets), Section 8.09 (Limitations on Liens and Encumbrances), Section 8.10 (Notice of Extraordinary Events), Section 8.18 (Restricted Payments), Section 8.13 (Use of Proceeds), Section 8.14 (Anti-Corruption Laws; Anti-Money Laundering Laws), Section 8.15 (Sanctions), Section 8.19 (Bank Accounts) Section 8.21 (Indebtedness), Section 8.22 (Protection of Security), Section 8.29 (Financial Covenants) or Section 8.32 (Post-Closing Actions);

(ii)	Section 8.01 (Maintenance of Existence), Section 8.02 (Information Undertakings; Reporting Requirements), Section 8.20 (Insurance), Section 8.24 (Limitation on Subsidiaries) and such failure shall continue unremedied for a period of ten (10) days after such failure;

(iii)	any other term, covenant or agreement under any Loan Document (subject to any applicable cure period) and such failure shall continue unremedied for a period of thirty (30) days from the earlier of (x) the Borrower obtaining knowledge of such failure or (y) notice from the Lenders or the Administrative Agent about such failure.

(e)	Cross-Default. (i) Any Obligor or any of its Subsidiaries fails to make payments when due (and any grace period relating thereto has expired) in respect of Indebtedness (other than the Loan or any Intercompany Indebtedness), which payments are in an aggregate amount in excess of five million ($5,000,000) Dollars or (ii) any Obligor or any of its Subsidiaries defaults under any of its Indebtedness (other than the Loan or any Intercompany Indebtedness), in a principal amount in excess of five million Dollars ($5,000,000) in the aggregate, as a result of the occurrence of which default permits such Indebtedness to become due prior to the stated maturity thereof;

(f)	Final Judgments. Any final judgment or judgments for the payment of money in excess of five million ($5,000,000) Dollars in the aggregate (to the extent not covered by independent third party insurance as to which the insurer has acknowledged coverage) shall be rendered by a court or other competent tribunal against the Borrower or any of its Subsidiaries and shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days from the date of entry thereof;

(g)	Bankruptcy of Borrower. The Borrower or any of its Subsidiaries commences a proceeding under or pursuant to any Bankruptcy and Insolvency Law relating to itself; or there is commenced against the Borrower or any of its Subsidiaries a proceeding under or pursuant to any Bankruptcy and Insolvency Law which remains undismissed or unstayed for sixty (60) days; or a receiver, receiver and manager, or trustee, liquidator, monitor or other officer or representative of a court or of creditors, or any court or governmental agency, shall under color of legal authority take and hold possession of any substantial part of its property for a period in excess of sixty (60) days;

(h)	Security. The Liens in favor of the Lenders under the Security Documents at any time cease to constitute valid and fully perfected Liens granting a first-priority security interest (to the extent available under Applicable Law and subject to Permitted Encumbrances) in the Collateral to the Lenders or any agent or trustee on their behalf and except for expiration in accordance with its terms, any of the applicable Security Documents at any time for any reason ceases to be valid and binding or in full force and effect;

(i)	Agreements Unenforceable. Any Loan Document is declared in a final non-appealable judgment to be unenforceable against the Borrower, or the Borrower shall have repudiated its obligations thereunder and ceased to perform such obligations (for this purpose a statement or dispute regarding the scope or nature of the parties’ rights and obligations under any such agreement, and a failure to perform any particular obligation thereunder, shall not by itself be deemed to be a repudiation thereof);

(j)	Material Adverse Effect. An event occurs causing a Material Adverse Effect occurs and is continuing for a period of more than thirty (30) days; or

(k)	Change of Control. A Change of Control occurs.

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, (i) declare the Loan then outstanding to be due and payable, and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon, the Make-Whole Amount and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, with respect to any event described in clause (g) of this Section 10.01 (Events of Default), the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) direct the Collateral Agent, in accordance with the Security Documents to exercise the rights and remedies available to the Lenders under and in accordance with the provisions of the Loan Documents and Applicable Law (including directing the Collateral Agent to deliver a “Notice of Exclusive Control” (or similar notice) under any Security Document).

Article XI
The Administrative Agent

11.01	Appointment, Powers and Immunities

Each Lender hereby appoints and authorizes the Administrative Agent to act as its agent hereunder, with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, and each Lender authorizes and instructs the Administrative Agent to execute and deliver on its behalf each Note.

The Administrative Agent (which term, as used in this sentence, in Section 11.05 (Indemnification), in the first sentence of Section 11.06 (Non-Reliance on Administrative Agent and Other Lenders) and in Section 12.04 (Indemnification)) shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees, representatives, attorneys and agents shall not: (A) have any duties or responsibilities except those expressly set forth for the Administrative Agent in this Agreement and in any other document to which the Administrative Agent is or becomes a party, or by reason of this Agreement or any such document be a trustee for any Lender or subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing; (B) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any other document to which the Administrative Agent is or becomes a party, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any such document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Fee Letter, the Notes or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder or thereunder; (C) be required to initiate or conduct any litigation or collection proceedings hereunder or with respect hereto or under, or with respect to, the Fee Letter or the Notes; (D) be liable or responsible for any action taken, suffered or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; and (E) shall not be required to take any action which is contrary to this Agreement or any other document to which it is or becomes a party.

The Administrative Agent may employ agents and attorneys-in-fact, and the Administrative Agent shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with due care. The Administrative Agent may deem and treat the payee of the Notes as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent.

11.02	Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice or other written communication (including any thereof by e-mail) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may also rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. As to any matters not expressly provided for by this Agreement or any other document to which the Administrative Agent is intended to be a party, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if required under this Agreement or any such document, in accordance with the instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken, suffered or omitted or failure to act pursuant thereto shall be binding on all of the Lenders.

Without limiting the foregoing, the Administrative Agent shall be entitled to the advice of counsel and other professionals concerning all matters of trust and its duty hereunder, but the Administrative Agent shall not be answerable or responsible for the professional malpractice of any attorney-at-law or certified public accountant or for the acts or omissions of any other professional in connection with the rendering of professional advice in accordance with the terms of this Agreement, if such attorney-at-law, certified public accountant or other professional was selected by the Administrative Agent in good faith and with due care.

11.03	Defaults and Conditions Precedent

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Loan) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Event of Default and stating that such notice is a “Notice of Default.” In the event that the Administrative Agent receives such a notice of the occurrence of any Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders and the Borrower (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 11.07 (Failure to Act)) take such action with respect to such Event of Default as shall be directed by the Majority Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders, as applicable. The Administrative Agent shall not be responsible for, nor have any duty to ascertain or inquire as to the satisfaction of, any condition set forth in Article VI (Conditions Precedent) or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.04	Rights as Lender

With respect to any Loan made by it, if any, Macquarie Bank Limited, (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder (whether as of the date hereof or pursuant to Section 5.08 (Replacement Lenders) or Section 12.08(e) (Assignments and Participations)) shall have the same rights, powers and obligations hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Macquarie Bank Limited (and any successor thereof that may become a Lender hereunder pursuant to Section 5.08 (Replacement Lenders) or Section 12.08(e) (Assignments and Participations)) in its individual capacity. Macquarie Bank Limited (and any successor acting as Administrative Agent, as applicable) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as a Lender and/or the Administrative Agent, and Macquarie Bank Limited (and any such successor) and its Affiliates may accept fees and other consideration from the Borrower (and any of its Affiliates) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. The Lenders acknowledge that, pursuant to such activities, Macquarie Bank Limited or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent or Macquarie Bank Limited acting as Lender shall be under no obligation to provide such information to them. In addition, Macquarie Bank Limited and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and neither Macquarie Bank Limited nor any of its Affiliates has any obligation to disclose any such interest by virtue of any advisory agency or fiduciary relationship or otherwise.

11.05	Indemnification

The Lenders agree to indemnify the Administrative Agent and each of its shareholders, subsidiaries, affiliates, directors, officers, employees and agents (to the extent not reimbursed under Section 12.04 (Indemnification), but without limiting the obligations of the Borrower under said Section 12.04 (Indemnification)) ratably in accordance with the aggregate principal amount of the Loan held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, claims, demands, settlements, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against (including by any Lender) the Administrative Agent, arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including the costs and expenses that the Borrower is obligated to pay under Section 12.03 (Expenses, Etc.) or Section 12.04 (Indemnification) but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of the Administrative Agent’s duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) of the party to be indemnified. The obligations of the Lenders under this Section 11.05 (Indemnification) shall survive the termination of this Agreement, the repayment of the Loan or the earlier resignation or removal of the Administrative Agent.

11.06	Non-Reliance on Administrative Agent and Other Lenders

Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received by such Person for its own account and copies of all other communications (other than documents, instruments or information specifically designated by the Borrower not to be sent to the Lenders) received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which the Administrative Agent only shall have the duty to forward what it has received), the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Affiliates that may come into the Administrative Agent’s possession or that of any of the Administrative Agent’s Affiliates. In addition, the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and neither the Administrative Agent nor any of its Affiliates has any obligation to disclose any such interest by virtue of any advisory agency or fiduciary relationship or otherwise.

11.07	Failure to Act

Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 (Indemnification) against any and all liability and expense that may be incurred by the Administrative Agent by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to interest (calculated on a per annum basis) on all amounts advanced by it hereunder in its discretion at the Federal Funds Rate. The Administrative Agent shall at any time be entitled to cease taking any action if it no longer deems any indemnity or undertaking from the Lenders to be sufficient.

11.08	Resignation or Removal of Administrative Agent

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. The Borrower or any Lender may request at any time, by notice to each Lender, that the Administrative Agent be removed with or without cause. If, within thirty (30) days after receipt of such notice, the Majority Lenders notify the Borrower or such requesting Lender of their agreement to such removal, the Administrative Agent shall be removed. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, and if no such successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be a bank or other financial institution which has an office in New York, New York and which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent (which shall not, in any event, be a Disqualified Lender or a Sanctioned Person), such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI (The Administrative Agent) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder.

11.09	Notices

The Administrative Agent agrees to promptly furnish to each Lender a copy of each written communication (including financial information and project reports) received by it from the Borrower expressly relating to, and any amendment or waiver of any of the provisions of, this Agreement and the transactions contemplated hereby. In addition, the Administrative Agent agrees to promptly advise each Lender of any material action taken, or any action proposed by the Lenders to be taken that is not taken, by the Lenders at any meeting of Lenders.

11.10	Erroneous Payments

(a)	If the Administrative Agent (i) notifies a Lender or any Person who has received funds on behalf of a Lender, (any such Lender or other recipient and each of their respective successors and assigns, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (ii) demands in writing the return of such Erroneous Payment (or a portion thereof); provided that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five (5) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient, such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.10 (Erroneous Payments) and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)	Without limiting immediately preceding clause (a), each Payment Recipient further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Payment Recipient shall use commercially reasonable efforts to promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.10 (Erroneous Payments).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.10(b) (Erroneous Payments) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.10(a) (Erroneous Payments) or on whether or not an Erroneous Payment has been made.

(c)	Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i)	In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loan (but not its Loan Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loan (but not Loan Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loan to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Loan Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loan subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Loan Commitments of any Lender and such Loan Commitments shall remain available in accordance with the terms of this Agreement.

(ii)	Subject to Section 12.08 (Assignments and Participations) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loan acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loan acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loan is then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)	The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower; provided that this Section 11.10 (Erroneous Payments) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the obligations under any Loan Document.

(f)	To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.

(g)	Each party’s obligations, agreements and waivers under this Section 11.10 (Erroneous Payments) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Loan Commitments and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.

11.11	Actions by Administrative Agent

The Administrative Agent shall be entitled to take any action or refuse to take any action which is necessary for the Administrative Agent to comply with any Applicable Law.

11.12	Liability of the Administrative Agent

In no event shall the Administrative Agent be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of its duties under the Loan Documents or in the exercise of any of its rights or powers under the Agreement.

Article XII
Miscellaneous

12.01	Waiver

Except as expressly provided herein, no failure on the part of the Administrative Agent or any Lender or the Borrower to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Fee Letter or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Fee Letter or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

12.02	Notices

(a)	All notices and other communications provided under any Loan Document to any party hereto or thereto shall be in writing, and shall be mailed, delivered by courier or sent by e-mail to such party at its address or e-mail address set forth in Schedule 12.02 or as set forth in any applicable assignment agreement, or at such other address or e-mail address as may be designated by such party in a notice to the other parties. Any notice or other communication, if mailed by certified or registered mail and properly addressed with postage prepaid shall be effective five (5) Business Days after being sent or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice or other communication, if transmitted by e-mail, shall be deemed given when transmitted (if confirmed).

(b)	The Borrower agrees that the Administrative Agent may make all notices and other communications that it is obligated to furnish to the Administrative Agent pursuant to this Agreement (collectively, the “Communications”) available to the Lenders by posting the Communications on Debtdomain or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, THE “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c)	The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth in Schedule 12.02 or such other e-mail address designated by the Administrative Agent shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of this Agreement. Each Lender agrees that the e-mail address set forth in Schedule 12.02 (or as set forth in any applicable assignment agreement or such other e-mail address as may be designated by such Lender in a notice to the Administrative Agent) is the e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Schedule 12.02 also sets forth the bank account information for each Lender, which information may be updated by each Lender upon notice to the Administrative Agent and the Borrower.

(d)	Nothing herein shall prejudice the right of the Borrower, the Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement in any other manner specified in this Agreement.

(e)	For the avoidance of doubt, the parties hereto agree that notices and other communications under this Agreement or any Loan Document may be unencrypted.

12.03	Expenses, Etc.

The Borrower agrees to pay (or cause to be paid to) the Administrative Agent and each Lender amounts equal to:

(a)	all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of a single common special New York counsel and a single common Minnesota counsel to the Lenders and to the Administrative Agent, but not including the fees or expenses of any other outside counsel to any Lender), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Fee Letter, the Notes and the other documentation contemplated by this Agreement, the Fee Letter or the Notes (subject to the limitations set forth in the Fee Letter), (ii) the Platform used by the Administrative Agent to make Communications available to the Lenders, pursuant Section 12.02(b) and (c) (Notices), and (iii) any modification, supplement or waiver of any of the terms of this Agreement, the Fee Letter, the Notes or the other documents contemplated hereby or thereby, in each case as evidenced in reasonable detail to the reasonable satisfaction of the Borrower; and

(b)	all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of a single common special New York counsel to the Administrative Agent and the Lenders, but not including the fees or expenses of any other outside counsel to any Lender) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out” (whether or not consummated) of the obligations of the Borrower hereunder, under the Fee Letter and under the Notes and (ii) the enforcement of this Section 12.03 (Expenses, Etc.), in each case as evidenced in reasonable detail to the reasonable satisfaction of the Borrower; and

(c)	to the extent expressly consented to in writing in advance by the Borrower (which consent shall not be unreasonably withheld), all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent or the Lenders in connection with travel and any advisor engaged by the Administrative Agent or the Lenders (including technical and financial advisors) (including, for the avoidance of doubt, any out-of-pocket costs and expenses incurred in connection with site visits to any premises of any Obligor, provided, the Borrower shall not be responsible for more than one site visit bi-annually).

12.04	Indemnification

The Borrower hereby agrees to indemnify the Administrative Agent and each Lender and their respective shareholders, subsidiaries, Affiliates, directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to, arising out of or resulting from the Loan, the Fee Letter, the Notes, the transactions contemplated hereby and any other documentation contemplated hereby or thereby, including the reasonable and documented fees and disbursements of a single firm of counsel in each applicable jurisdiction incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses (x) that are determined by a court of competent jurisdiction in a final non-appealable judgment to have been incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or (y) resulting from any dispute among indemnified parties). Notwithstanding this Section 12.04 (Indemnification), the Borrower shall not be required to make any payment in respect of any loss, liability or cost which (i) is compensated for by an increased payment under Section 5.01 (Additional Costs) or Section 5.06 (Covered Taxes); or (ii) would have been compensated for by an increased payment under Section 5.01 (Additional Costs) or Section 5.06 (Covered Taxes) but was not compensated because any of the exclusions in Section 5.01 (Additional Costs) or Section 5.06 (Covered Taxes), respectively, applied or because the loss, liability or cost is related to an Excluded Tax. This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.05	Waiver of Consequential Damages

To the extent permitted by Applicable Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Fee Letter or the Notes.

12.06	Amendments, Etc.

Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended, modified or supplemented only by an instrument in writing signed by the Borrower, the Administrative Agent and the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; provided that: no amendment, modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders directly affected thereby: (a) increase, or extend the term of, any Loan Commitment, or extend the time or waive any requirement for the reduction or termination of any Loan Commitment, (b) extend the date fixed for the payment of principal of or interest on any Loan or any fee, commission or amount payable hereunder or under the Fee Letter, (c) reduce the principal amount or amount of any payment of principal in respect of the Loan, (d) reduce the rate at which interest is payable thereon or any fee, commission or other amount payable hereunder, (e) alter the terms of this Section 12.06 (Amendments, Etc.), Section 3.04(a) (Voluntary Prepayments), Section 4.02 (Pro Rata Treatment) or Section 4.04 (Sharing of Payments, Etc.), or (f) modify the definition of the term “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; provided, further, that (i) no amendment, modification, supplement or waiver that adversely impacts the duties, rights or responsibilities of the Collateral Agent shall be effective unless consented to in writing by the Collateral Agent and (ii) no amendment, modification, supplement or waiver of Article XI (The Administrative Agent) hereof insofar as it related to the Administrative Agent shall require the consent of the Administrative Agent and (iii) notwithstanding anything to the contrary in this Section 12.06 (Amendments, Etc.), if any amendment, supplement, modification or waiver is ministerial in nature, is necessary to correct an ambiguity, error or inconsistency in this Agreement or is for the purpose of making any change that would provide additional rights or benefits to the Lenders, then the Administrative Agent may execute or approve such amendment, supplement, modification or waiver without seeking the instructions of the Majority Lenders.

12.07	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

12.08	Assignments and Participations

(a)	Except as set forth in this Section 12.08 (Assignments and Participations), no party may assign any Loan Document or any of its rights or obligations under any of the Loan Documents, and any purported assignment in violation hereof shall be null and void.

(b)	The Borrower may not assign any of its rights or obligations hereunder, under the Fee Letter or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

(c)	Each Lender may assign any of its Loan, in whole or in part, (i) upon prior notice to the Administrative Agent and the Borrower, to any Affiliate of such assigning Lender, any other Lender or any Affiliate of another Lender or an Approved Fund, and (ii) with the prior written consent of the Administrative Agent and (so long as no Event of Default under Section 10.01(a) (Principal Payment Default), Section 10.01(a) (Principal Payment Default) or Section 10.01(g) (Bankruptcy of Borrower) has occurred and is continuing) the Borrower, whose consent shall not be unreasonably withheld, to any other entity; provided that no Loan may be assigned to (A) any Sanctioned Person or Disqualified Lender, or (B) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person). Notwithstanding anything in this Section 12.08 (Assignments and Participations) to the contrary, if the Borrower has not given the Administrative Agent notice of its objection to an assignment of a Loan under clause (ii) hereof within ten (10) Business Days after receiving notice of such assignment, the Administrative Agent or the Borrower shall be deemed to have consented to the assignment. Any assignee under this clause (c) (other than an assignee who is a Lender) shall deliver all “know your customer” documents reasonably requested by the Borrower pursuant to Anti-Money Laundering Laws. Notwithstanding anything to the contrary contained in this Agreement, (x) the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and (y) the Borrower and the Lenders acknowledge and agree that the Administrative Agent shall have (i) no responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Lender and (ii) no liability with respect to any assignment or participation made to a Disqualified Lender.

(d)	To the extent that an assignment of all or any portion of a Lender’s Loan pursuant to this Section 12.08 (Assignments and Participations) would, due to circumstances existing at the time of such assignment, result in increased costs under Article V (Yield Protection, Etc.) from those imposed on the Borrower in respect of the assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(e)	Five (5) Business Days prior to the effectiveness of each assignment, the assigning parties shall (i) (except any such assignment to an Affiliate of the assigning Lender), pay the Administrative Agent an assignment fee of three thousand five hundred Dollars ($3,500), and (ii) execute and deliver to the Borrower and the Administrative Agent an Assignment and Assumption Agreement. Upon such effectiveness, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower and the Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Loan (or portions thereof) assigned to it (in addition to the Loan, if any, theretofore held by such assignee) and all references in this Agreement and the other Loan Documents to “Lender” shall be deemed to refer to such assignee.

(f)	The assigning Lender shall endorse, with no recourse to such assigning Lender, the Note(s) held by it in favor of the assignee and thereafter shall deliver such Note(s) to such assignee. If, however, the assigning Lender assigns only a portion of the Loan evidenced by the Note(s) being assigned pursuant to the immediately preceding sentence, the Borrower hereby agrees, upon the request of the Administrative Agent, to execute and deliver to the assigning Lender who retained a portion of its Loan, an updated Note reflecting the principal amount of the Loan retained by the assigning Lender.

(g)	The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain, and provide to the Collateral Agent, a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of (and stated interest on) the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat the Persons whose names are recorded in the Register pursuant to the terms hereof as the Lenders hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any initial or subsequent Lender and the Collateral Agent, at any reasonable time and from time to time upon reasonable prior written notice. If the Register is not timely provided to the Collateral Agent upon its request, the Collateral Agent shall be entitled to and shall be protected in relying upon the most recent Register provided to it.

(h)	A Lender may sell or agree to sell to one or more other Persons (other than any Disqualified Lender or any Sanctioned Person) a participation in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loan owing to it) (a “Participant”) without the consent of the Borrower, the Administrative Agent, or any other Person; provided that (i) such Lender’s obligations under this Agreement, the Fee Letter and the Notes shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, the Fee Letter and the Notes held by it. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement, the Fee Letter and the Notes held by it and to approve any amendment, modification or waiver of any provision of this Agreement, the Fee Letter and the Notes; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.06 (Amendments, Etc.) that affects such Participant.

(i)	Subject to Section 12.08(k) (Assignments and Participations), the Borrower agrees that each Participant shall be entitled to the benefits of Article V (Yield Protection, Etc.) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.08(b) (Assignments and Participations) (subject to the requirements and limitations therein, including the requirements under Section 5.06(e) (Covered Taxes) and Section 5.06(f) (Covered Taxes) (it being understood that the documentation required under Section 5.06(e) (Covered Taxes) and Section 5.06(f) (Covered Taxes) shall be delivered to the participating Lender)). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loan or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(j)	A Participant shall not be entitled to receive any greater payment under Article V (Yield Protection, Etc.) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(k)	A Lender may furnish any information concerning the Borrower in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants); provided that such assignees and Participants and prospective assignees and Participants first execute and deliver to the Lenders or the Borrower an agreement in writing, in form and substance satisfactory to the Borrower, to become subject to the provisions contained in Section 12.16 (Confidentiality).

(l)	In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.08 (Assignments and Participations), any Lender may assign and pledge all or any portion of its Loan to any Federal Reserve Bank in the Federal Reserve System of the U.S. or any other central banks (provided that none of such assignees are a Disqualified Lender or a Sanctioned Person) as collateral security pursuant to regulations and operating circulars issued by any such Federal Reserve Bank or other central bank. No such assignment shall release the assigning Lender from its obligations hereunder.

12.09	Survival

The obligations of the Borrower under Sections 5.01 (Additional Costs), 5.05 (Compensation), 5.06 (Covered Taxes), 12.03 (Expenses, Etc.), and 12.04 (Indemnification) shall survive the repayment of the Loan.

12.10	No Immunity

To the extent that the Borrower or any of its property has or hereafter may acquire, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or set-off, the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

12.11	Counterparts

This Agreement may be executed and delivered (by electronic mail or otherwise) in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery by e-mail of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement and the words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, which shall be of the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any Applicable Law, including the Electronic Commerce Act, 2000 (Ontario), the Personal Information Protection and Electronic Documents Act (Canada), the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar federal, provincial, territorial or state laws based on the Uniform Electronic Transactions Act or the Uniform Electronic Commerce Act.

12.12	GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

12.13	Consent to Jurisdiction

Each party hereto hereby irrevocably consents and agrees, for the benefit of each other party hereto, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Loan may be brought in the courts of the Province of Ontario located in the City of Toronto, and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court with respect to any such action, suit or proceeding. Each party hereto hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings, brought in any such court and hereby further waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum.

12.14	WAIVER OF JURY TRIAL

EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE FEE LETTER, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.15	Severability; Integration

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

12.16	Confidentiality

Each of the Administrative Agent and each Lender shall keep confidential all information disclosed to it concerning the assets and businesses of each Obligor and its Subsidiaries (including pursuant to Section 8.02 (Information Undertakings; Reporting Requirements)) and not otherwise publicly available and shall, unless otherwise required by Applicable Law, not disclose any such information without the consent of the Borrower to anyone other than (a) to its bank or parent holding company, Affiliates and its and their respective directors, officers, employees, accountants, consultants, counsel and representatives, (provided that each of the Administrative Agent or the Lender shall (i) inform such Person of the confidential nature of all information referred to in this Section 12.16 (Confidentiality); (ii) instruct such Person to keep all such information confidential; and (iii) ultimately be responsible for any non-authorized disclosure by such Person), (b) to any actual assignee or participant or to any proposed transferee or proposed sub-participant of any Loan (provided such assignment, participation, transfer or sub-participation is permissible under this Agreement and that such assignee, participant, proposed transferee or proposed sub-participant first agrees in writing to become subject to this Section), (c) to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Loan or the Borrower, (d) in connection with legal or arbitral proceedings or required filings with government agencies or courts or examination by banking regulatory or self-regulatory authorities or if required by any rating agency or credit insurer; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such information, (e) as may otherwise be requested by any Governmental Authority purporting to have jurisdiction thereover or in connection with disclosures that are protected under the whistleblower provisions of federal law or regulation (in which case such Lender shall (i) inform the Borrower promptly thereof to the extent not prohibited by applicable law, (ii) cooperate, using commercially reasonable efforts, with the Borrower to obtain a protective order or similar confidential treatment, and (iii) only disclose that portion of the confidential information as counsel for such Lender advises must be disclosed pursuant to such legal requirement), (f) to the Administrative Agent or any other Lender, (g) in connection with the exercise of any remedies hereunder or under any Note or any action or proceeding relating to this Agreement, the Fee Letter or any Note or the enforcement of rights hereunder and thereunder, or (h) to the extent such information (i) becomes publicly available other than as a result of this breach of this Section 12.16 (Confidentiality), (ii) becomes available to the Administrative Agent or the Lenders on a non-confidential basis from a source other than the Borrower that is not, to the knowledge of the applicable Lender, subject to a confidentiality obligation to the Borrower, or (iii) is independently developed by the Administrative Agent or the Lenders without reliance on confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence (but not the terms) of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration of this Agreement. If such information is so disclosed to any Person, each of the Administrative Agent and each Lender agrees to use its best efforts to cause such Person to keep such information confidential.

12.17	Anti-Money Laundering Laws

To the extent a Lender is subject to the provisions of the USA PATRIOT Act, or any other Anti-Money Laundering Laws applicable to such Lender, such Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or any other Anti-Money Laundering Laws applicable to it, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act and/or any other Anti-Money Laundering Laws applicable to such Lender. In connection therewith, any Lender may from time to time request (and the Borrower agrees to promptly provide) such information (including corporate formation documents or such other forms of identification) as may be necessary for such Lender to comply with the requirements of the USA PATRIOT Act, applicable “know your customer requirements” and/or any other applicable Anti-Money Laundering Laws.

12.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

12.19	No Other Duties, Etc.

Notwithstanding anything herein to the contrary, neither the Lenders, nor the Administrative Agent shall have any powers, duties or responsibilities under this Agreement, except, with respect to the Lender and the Administrative Agent in their respective capacity as Lender or Administrative Agent hereunder.

12.20	No Advisory or Fiduciary Responsibility

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (b) (i) the Administrative Agent and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (c) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent or any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.21	Collateral Agent

Each Lender hereby irrevocably appoints and authorizes Macquarie Bank Limited as Collateral Agent to act as the agent of (and to hold any security interest and other Liens created under each Security Document for and on behalf of or as agent for) each Lender for the purposes of acquiring, holding, and enforcing any and all Liens on Collateral granted by the Borrower and any Guarantor to secure the Obligations, and for exercising such powers and performing such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender hereby authorizes and directs the Collateral Agent to enter into each of the Security Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

THE METALS ROYALTY COMPANY INC., as Borrower

Per:	/s/ Donald Sewell
Name: Donald Sewell
Title: President & Chief Financial Officer

TMCR OPERATIONS INC., as Guarantor

Per:	/s/ Donald Sewell
Name: Donald Sewell
Title:Chief Financial Officer

TMCR USA HOLDINGS INC., as Guarantor

Per:	/s/ Donald Sewell
Name: Donald Sewell
Title: Chief Financial Officer

TMCR USA OPERATIONS INC., as Guarantor

Per:	/s/ Donald Sewell
Name: Donald Sewell
Title: Chief Financial Officer

MACQUARIE BANK LIMITED, as Administrative Agent

Per:	/s/ David Wailes
Name: David Wailes
Title: Division Director

Per:	/s/ Lynette Ladhams
Name: Lynette Ladhams
Title: Division Director, CGM Legal

MACQUARIE BANK LIMITED, as Collateral Agent

Per:	/s/ David Wailes
Name: David Wailes
Title: Division Director

Per:	/s/ Lynette Ladhams
Name: Lynette Ladhams
Title: Division Director, CGM Legal

MACQUARIE BANK LIMITED, as Mandated Lead Arranger and Lender

Per:	/s/ David Wailes
Name: David Wailes
Title: Division Director

Per:	/s/ Lynette Ladhams
Name: Lynette Ladhams
Title: Division Director, CGM Legal

Schedule 1.01(a)
to Loan Agreement

Lender	Loan Commitment Amounts
Macquarie Bank Limited	$25,000,000
Total	$25,000,000

Schedule 1.01(a) to Loan Agreement

Schedule 1.01(b)
to Loan Agreement

Applicable Lending Offices

Lender	Lending Office
Macquarie Bank Limited	1 Elizabeth Street, Sydney NSW 2000 Australia

Schedule 1.01(b) to Loan Agreement

Schedule 6.01(h)
to Loan Agreement

Proceeds Utilization Report

(see attached)

Schedule 6.01(h) to Loan Agreement

Schedule 7.06
to Loan Agreement

None.

Schedule 7.06 to Loan Agreement

Schedule 12.02
to Loan Agreement

Notices and Accounts

(A)	Notice Details

If to the Borrower:

2125-1055 West Georgia Street
Vancouver, British Columbia
V6C 3E8

Attention:	Don Sewell, President and CFO
Email:	dsewell@themetalsroyaltyco.com

If to the Guarantors:

2125-1055 West Georgia Street
Vancouver, British Columbia
V6C 3E8

Attention:	Don Sewell, President and CFO
Email:	dsewell@themetalsroyaltyco.com

If to the Administrative Agent:

Macquarie Bank Limited

Address:	1 Elizabeth Street, Sydney NSW 2000, Australia
Attention:	Executive Director, Mining Finance Division
Email:	ficcmec-sydneymetalsfinancing@macquarie.com,
tcgmecmiddleoffice@macquarie.com,
cgmlegalcmffinance@macquarie.com,
mectoronto@macquarie.com

If to the Lender:

Macquarie Bank Limited

Address:	1 Elizabeth Street, Sydney NSW 2000, Australia
Attention:	Executive Director, Mining Finance Division
Email:	ficcmec-sydneymetalsfinancing@macquarie.com,
tcgmecmiddleoffice@macquarie.com,
cgmlegalcmffinance@macquarie.com,
mectoronto@macquarie.com

Schedule 12.02 to Loan Agreement

(B)	Account Details

Lender:	Macquarie Bank Limited
Correspondent Bank:	The Bank of New York Mellon, 32 Old Slip, 16 Floor
New York, NY, USA
SWIFT:	IRVTUS3NXXX
Beneficiary:	Macquarie Bank Limited
SWIFT:	MACQAU2S
Account Number:	8900055375
Attention:	tcgmecmiddleoffice@macquarie.com
Reference:	TMCR Credit Agreement

Schedule 12.02 to Loan Agreement

Exhibit A
to Loan Agreement

Form of Notice of Borrowing

NOTICE OF BORROWING

[•], 20261

Macquarie Bank Limited
as Administrative Agent for the Lenders party to the Loan Agreement referred to below
[•]

Attention:	[•]
Telephone:	[•]
Email:	[•]

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, dated as of August •, 2026 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among you, The Metals Royalty Company Inc., as the Borrower (the “Borrower”), TMCR Operations, Inc., TMCR USA Holdings Inc. and TMCR USA Operations, Inc., as guarantors, the lenders party thereto, Macquarie Bank Limited, as Administrative Agent, and Macquarie Bank Limited, as Mandated Lead Arranger, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement, that the Borrower hereby wishes to make a borrowing of the Loan, and in that connection sets forth below the information relating to such borrowing of the Loan:

(a)	The aggregate amount of the Loan is $[].

(b)	The requested borrowing date is [•], 2026 (the “Borrowing Date”).

(c)	The initial Interest Period with respect to the requested Loan shall commence on the Borrowing Date and end on [•].[2]

1 To be delivered by no later than 10:00 a.m. (New York City, New York time) on the date that is at least three (3) Business Days prior to the date of the proposed Borrowing

2 To be the period commencing on and including the Closing Date and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is three (3) month thereafter (in each case, subject to availability thereof) as specified in this Notice of Borrowing (or such other period as may be agreed between the Borrower and the Lenders); provided that (i) if any Interest Period would end on a day other than a U.S. Government Securities Business Day, such Interest Period shall be extended to the next succeeding U.S. Government Securities Business Day unless such next succeeding U.S. Government Securities Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding U.S. Government Securities Business Day, (ii) any Interest Period that commences on the last U.S. Government Securities Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last U.S. Government Securities Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 5.03(d) (Benchmark Replacement Setting) shall be available for specification in this Notice of Borrowing.

Exhibit A to Loan Agreement

(d)	The proceeds of the Loan are to be remitted by you to the following account:

Bank Name:	[•]
ABA #:	[•]
Account #:	[•]
Account Name:	[•]
Reference:	[•]
Contact Name and telephone number:	[•]

Each of the representations and warranties of the Obligors required to be made or repeated on and as of the date hereof is true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) on and as of the date hereof (after giving effect to the Loan); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects after giving effect to such qualification) as of such earlier date.

No Event of Default or Prospective Default has occurred or is continuing on and as of the date hereof.

[Signature Page Follows]

Exhibit A to Loan Agreement

Very truly yours,

THE METALS ROYALTY COMPANY INC.

Per:
Name: [•]
Title: [•]

Exhibit A to Loan Agreement

Exhibit B
to Loan Agreement

Form of Note

$[_____]	[_____],
20__	Toronto, Ontario

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [_____] (the “Lender”), for the account of the Lender, the principal sum of $[_____] in respect of the Lender’s Loan (or such lesser amount as shall equal the aggregate unpaid principal amount of such Loan made by the Lender to the Borrower under the Loan Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

The date, amount, type, interest rate and duration of Interest Period (if applicable) of the Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Loan made by the Lender.

This Note evidences the Loan made by the Lender under the Loan Agreement dated as of August 24, 2026 (as amended, modified or supplemented and in effect from time to time, the “Loan Agreement”), among the Borrower, TMCR Operations Inc., TMCR USA Holdings Inc. and TMCR USA Operations Inc., as guarantors, Macquarie Bank Limited, as Mandated Lead Arranger, Macquarie Bank Limited, as Administrative Agent, and the Lenders from time to time party thereto. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

The Loan Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loan upon the terms and conditions specified therein.

Unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

Except as permitted by Section 12.08 (Assignments and Participations) of the Loan Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

[SIGNATURE PAGE FOLLOWS]

Exhibit B to Loan Agreement

THE METALS ROYALTY COMPANY INC.

Per:
Name: [•]
Title: [•]

Exhibit B to Loan Agreement

Exhibit C
to Loan Agreement

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]3 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Reference is made to the Loan Agreement, dated as of [] (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among THE METALS ROYALTY COMPANY INC. (the “Borrower”), the Guarantors party thereto, MACQUARIE BANK LIMITED, as Mandated Lead Arranger and the lenders from time to time party thereto and MACQUARIE BANK LIMITED, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement, receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

3 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

4 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

5 Select as appropriate.

6 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C to Loan Agreement

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	THE METALS ROYALTY COMPANY INC.

4.	Administrative Agent:	MACQUARIE BANK LIMITED

5.	Loan Agreement:	Loan Agreement, dated as of August •, 2026, among the Borrower, TMCR Operations Inc., TMCR USA Holdings Inc. and TMCR USA Operations Inc., as guarantors, the lenders from time to time party thereto and Macquarie Bank Limited, as Mandated Lead Arranger, and Macquarie Bank Limited as Administrative Agent as amended, supplemented or otherwise modified from time to time.

6.	Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Facility	Aggregate Amount of Loan for all Lenders[9]	Amount of Commitment/Loan Assigned	Percentage Assigned of Commitment/Loan[10]	Date on Which Loan Was Initially Made
			$	$	%
			$	$	%
			$	$	%

7 List each Assignor, as appropriate.

8 List each Assignee, as appropriate.

9 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

10 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loan of all Lenders thereunder.

Exhibit C to Loan Agreement

7.	[Trade Date: ______________]

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.

8.	Assignee’s notice information and account details:

Notice Details:

[Assignee name]
[Address]
Attention:	[•]
Telephone:	[•]
Email:	[•]

Account Details:

Correspondent Bank	[•]
Correspondent Bank SWIFT	[•]
Beneficiary’s Name	[•]
Beneficiary SWIFT	[•]
Account Number	[•]
Reference	[•]

Exhibit C to Loan Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

Per:
Name:
Title:

[NAME OF ASSIGNOR]

Per:
Name:
Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

Per:
Name:
Title:

[NAME OF ASSIGNEE]

Per:
Name:
Title:

11 Add additional signature blocks as needed.

12 Add additional signature blocks as needed.

Exhibit C to Loan Agreement

[Consented to and Accepted:

MACQUARIE BANK LIMITED, as Administrative Agent

Per:
Name:
Title:

Exhibit C to Loan Agreement

Consented to:

THE METALS ROYALTY COMPANY INC., as Borrower

Per:
Name:
Title: [13]

13 Signature blocks of the Borrower and the Administrative Agent to be inserted if applicable under Section 12.08(c)(ii) (Assignments and Participations) of the Loan Agreement.

Exhibit C to Loan Agreement

Annex 1 to EXHIBIT C

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1	Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Loan Agreement or any other Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Agreement or any other Loan Document.

1.2	Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 12.08(c) (Assignments and Participations) of the Loan Agreement (subject to such consents, if any, as may be required thereunder) and, for the avoidance of doubt, is not a Disqualified Lender (and the Borrower shall be deemed a third party beneficiary of the Assignee’s representations and warranties in this clause (ii)), (iii) from and after the Effective Date referred to in this Assignment and Assumption, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such]Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.02 (Information Undertakings; Reporting Requirements) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by [the][such] Assignee]; (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (iii) it appoints and authorizes the Administrative Agent to take such action on its behalf and exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

Exhibit C to Loan Agreement

2.	Payments.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date.

3.	Effect of Assignment.

Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) [the] [each] Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents.

4.	General Provisions.

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Exhibit C to Loan Agreement

Exhibit D
[Form Of Compliance Certificate]

COMPLIANCE CERTIFICATE

Concurrently with the delivery of financial statements required pursuant to Section 8.02(a) of the Loan Agreement (as defined below) (the “Applicable Financial Statements”), this Compliance Certificate is being delivered to the Administrative Agent pursuant to Section 8.02(a) of Loan Agreement dated as of August •, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among THE METALS ROYALTY COMPANY INC., a British Columbia corporation, as the borrower (the “Borrower”), TMCR OPERATIONS INC., a British Columbia corporation, TMCR USA HOLDINGS INC., a Delaware corporation, and TMCR USA OPERATIONS INC., a Delaware corporation, as the guarantors (each, a “Guarantor” and collectively, the “Guarantors”), the lenders party from time to time thereto (the “Lenders”), and MACQUARIE BANK LIMITED, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”). All capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The undersigned certifies that [he/she] is the duly appointed representative of the Borrower, does hereby certify, solely in [his/her] capacity as a duly appointed representative of the Borrower and not in [his/her] personal capacity and without personal liability therefor, as of the date hereof that:

1.	[Except as otherwise noted herein,] the Applicable Financial Statements attached hereto are presented in conformity with GAAP applied on a basis consistent with that of the most recent audited consolidated financial statements of the Borrower and contains any applicable notes.

2.	[No Prospective Default or Event of Default has occurred.] / [The following [Prospective Default or Event of Default] has occurred, details of such [Prospective Default or Event of Default] are set forth below, and the actions set forth below are being taken or are proposed to be taken with respect to such [Prospective Default or Event of Default].

3.	[Except as otherwise noted herein,] the Borrower is in compliance with the financial covenants set forth in Section 8.29 (Financial Covenants) of the Agreement, as demonstrated by the following calculations:

(a)	Minimum Unrestricted Cash. As of the last day of the period covered by this Compliance Certificate, the Borrower’s Unrestricted Cash balance was $[•], which [is]/[is not] not less than $5,000,000, as required by Section 8.29(a) (Financial Covenants).

(b)	Interest Coverage Ratio. For the Test Period ending on the last day of the period covered by this Compliance Certificate, the Interest Coverage Ratio was [•]:1.00, which [is]/[is not] not less than 6.25:1.00, as required by Section 8.29(b) (Financial Covenants).

Exhibit D to Loan Agreement

4.	Attached as Schedule 1 hereto are the detailed calculations supporting the financial covenant compliance certified in item 3 above.

5.	Attached as Schedule 2, is a narrative management summary and analysis of the financial performance of the Borrower.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS

Exhibit D to Loan Agreement

IN WITNESS WHEREOF, each undersigned has duly executed this Compliance Certificate as of the first date written above.

THE METALS ROYALTY COMPANY INC., a British Columbia corporation

Per:
Name: [•]
Title: [•]

Exhibit D to Loan Agreement

Exhibit 99.3

The Metals Royalty Company Inc.

Registration Rights Agreement

August 24, 2026

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	5
Section 3.	Resale Registration Statement	5

(a)	Filing and Effectiveness of Resale Registration Statement	5
(b)	Contents of and Requirements for Resale Registration Statement	5
(c)	Obligation to Make Filings to Name Additional Notice Holders	6
(d)	Filing of New Resale Registration Statement; Designation of Existing Registration Statement	7
(e)	Where SEC Rules Do Not Require Naming Selling Securityholders	7

Section 4.	Blackout Periods	7

(a)	Generally	7
(b)	Limitation on Blackout Periods	7

Section 5.	Certain Registration and Related Procedures	8

(a)	Compliance with Registration Obligations and Securities Act; SEC Staff Comments	8
(b)	Opportunity for Review	8
(c)	Blue Sky Qualification	8
(d)	Prevention and Lifting of Suspension Orders	8
(e)	Notices of Certain Events	8
(f)	Remediation of Material Disclosure Defects	9
(g)	Listing of Registrable Securities	9
(h)	Provision of Copies of the Prospectus	9
(i)	Holders Cannot Be Identified as Underwriters Without Consent	9
(j)	Earnings Statement	9
(k)	Settlement of Transfers and De-Legending	9

Section 6.	Expenses	10

Section 7.	Accrual of Additional Interest During Registration Default Events	10

(a)	Generally	10
(b)	No Registration Default Events Outside the Resale Registration Statement Effectiveness Period; No Accrual of Additional Interest on Registrable Securities	10
(c)	Accrual and Payment of Additional Interest	10
(d)	Remedies Not Exclusive	11

Section 8.	Certain Agreements and Representations of the Holders	11

(a)	Provision of Information	11
(b)	Use of Offering Materials	11
(c)	Covenants Relating to Blackout Periods	11
(d)	Rest Outside Canada.	11

Section 9.	Indemnification and Contribution	11

(a)	Indemnification by the Company	11
(b)	Indemnification by the Holders	12
(c)	Indemnification Procedures	12
(d)	Contribution Where Indemnification Not Available	13
(e)	Remedies Not Exclusive	13

Section 10.	Subsequent Holders	14

-i-

(continued)

Page

Section 11.	Miscellaneous	14

(a)	Notices	14
(b)	Amendments and Waivers	14
(c)	Third Party Beneficiaries	15
(d)	Governing Law; Waiver of Jury Trial	15
(e)	Submission to Jurisdiction	15
(f)	No Adverse Interpretation of Other Agreements	15
(g)	Successors	15
(h)	Severability	15
(i)	Counterparts	15
(j)	Table of Contents, Headings, Etc	15
(k)	Entire Agreement	15
(l)	Specific Performance	15

Exhibits

Exhibit A: Form of Notice and Questionnaire	A-1

-ii-

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT, dated as of August 24, 2026, between The Metals Royalty Company Inc., a company incorporated under the laws of British Columbia (the “Company”), and the Holders party hereto.

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Subscription Agreements (as defined in Section 1).

THEREFORE, the Company agrees as follows for the benefit of the Holders (as defined in Section 1):

Section 1.          Definitions.

“Additional Interest” means any fee payable by the Company pursuant to Section 7(c).

“Affiliate” has the meaning set forth in Rule 144.

“Agreement” means this Registration Rights Agreement, as amended or supplemented from time to time.

“As-Converted Note Ownership Percentage” means, with respect to any Notice Holder(s) as of any time, a fraction (a) whose numerator is the aggregate number of Registrable Securities owned, or deliverable upon conversion of Initial Notes owned, by such Notice Holder(s) as of such time; and (b) whose denominator is the aggregate number of Registrable Securities that are either (x) then outstanding and held by Holders that are Notice Holders as of such time; or (y) are deliverable upon conversion of all Initial Notes then outstanding and held by Holders that are Notice Holders as of such time (assuming, for these purposes, that conversions are settled solely in Registrable Securities at the then-applicable conversion rate). Solely for purposes of this definition, Initial Notes or Registrable Securities owned by any of the Company or any of their respective Affiliates will be deemed not to be outstanding.

“Blackout Commencement Notice” has the meaning set forth in Section 4(a)(i).

“Blackout Period” has the meaning set forth in Section 4(a)(iv).

“Blackout Termination Notice” has the meaning set forth in Section 4(a)(iv).

“Business Combination Event” has the meaning set forth in the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Common Shares” means the common shares, without par value, of the Company.

“Common Shares Change Event” has the meaning set forth in the Indenture.

“Company” means the Person named as such in the first paragraph of this Agreement.

“Company Indemnified Person” mean each of the following Persons: (a) the Company; (b) any Affiliate of the Company; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of the Company or its Affiliates; (d) each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Company Registration Expenses” means all fees and expenses incurred by the Company in connection with its obligations pursuant to Section 3 or 5 (regardless of whether the Resale Registration Statement is filed or becomes effective under the Securities Act), including the following, to the extent applicable: (a) registration, qualification or filing fees of the SEC, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies; (b) fees incurred in connection with the listing, or the maintaining of any listing, of any Registrable Securities on any national securities exchange or inter-dealer quotation system; (c) the fees and disbursements of counsel for the Company or of any independent accounting firm for the Company; and (d) the reasonable fees and out-of-pocket expenses, up to an aggregate of $10,000, of a single Designated Holder Counsel incurred in connection with the Resale Registration Statement; provided, however, that Company Registration Expenses will not include (i) any fees, expenses or disbursements of any counsel for any Holder, except fees and expenses of any such counsel that constitute Company Registration Expenses pursuant to clause (d) above; or (ii) any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes (or any other taxes borne by any Holder), incurred in connection with the sale or other transfer of any Registrable Securities.

“Depositary” means The Depository Trust Company or any other entity acting as securities depositary for any of the Registrable Securities.

“Designated Holder Counsel” means a single counsel, if any, that is designated and appointed, by one or more Notice Holders whose aggregate As-Converted Note Ownership Percentage exceeds fifty percent (50%) (with written notice of such designation and appointment to the Company by such Notice Holders), to serve as counsel for all Notice Holders in respect of the Resale Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Conversion Date” has the meaning set forth in the Indenture.

“Form F-3” means Form F-3 under the Securities Act, or any successor form thereto.

“Form F-3ASR” means an automatically effective Form F-3 Registration Statement.

“Holder” means, subject to Section 10, any Person that beneficially owns any Registrable Securities. For these purposes, a Person will be deemed to beneficially own any Registrable Securities deliverable upon conversion of any other securities beneficially owned by such Person.

“Holder Indemnified Person” mean each of the following Persons: (a) any Notice Holder; (b) any Affiliate of any Notice Holder; (c) any partner, director, officer, member, stockholder, employee, advisor or other representative of any Notice Holder or its Affiliates; (d) each Person, if any, who controls any Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Holder Information” means, with respect to any Holder, any information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Resale Registration Statement Document (including information in any Notice and Questionnaire delivered by such Holder to the Company).

“Indemnified Person” means any Company Indemnified Person or Holder Indemnified Person.

“Indemnifying Party” has the meaning set forth in Section 9(c)(i).

“Indenture” means that certain indenture relating to the 8.00% Convertible Senior Secured Second Lien Notes due 2031, dated as of August 24, 2026, among the Company, the guarantors party thereto, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent, as such indenture may be amended from time to time.

“Issue Date” has the meaning set forth in the Indenture.

“Initial Notes” means the Notes (as defined in the Indenture) issued on the Issue Date pursuant to the Subscription Agreements, together with any PIK Notes (as defined in the Indenture) issued in respect thereof.

“Initial Notice and Questionnaire Deadline Date” means the date that is five (5) Business Days before the first date that the initial Resale Registration Statement is anticipated to be filed.

“Loss” means any loss, damage, expense, liability or claim (including reasonable costs of investigating or defending, and reasonable attorney’s fees and disbursements in connection with, the same).

“Material Disclosure Defect” has the following meaning with respect to any document:

(a)            if such document is of the type as to which the provisions of Section 11 of the Securities Act are applicable, that such document contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(b)            in all other cases, that such document includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Maturity Date” has the meaning set forth in the Indenture.

“Notice and Questionnaire” means a duly completed and executed Notice and Questionnaire substantially in the form set forth in Exhibit A.

“Notice Holder” means, subject to Section 10, a Holder that has delivered a Notice and Questionnaire to the Company.

“Permitted Blackout Period Extension” has the meaning set forth in Section 4(b).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

“Proceeding” has the meaning set forth in Section 9(c)(i).

“Optional Redemption Date” and “Optional Redemption Notice Date” have the meanings set forth in the Indenture.

“Registrable Securities” means:

(a)    the Common Shares or other securities delivered or deliverable (including following a Common Shares Change Event), if any, upon conversion of the Initial Notes; and

(b)   any securities issued, distributed or otherwise delivered with respect to any security referred to in clause (a) above upon any stock dividend, combination or split or other similar event or in connection with a Common Shares Change Event; provided, however, that a security described in clause (a) or (b) above will cease to be a Registrable Security upon the earliest to occur of the following events:

(i)            such security (x) would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the issuer of such security, and that has not been an Affiliate of such issuer during the immediately preceding ninety (90) days, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act; (y) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears a Restricted Security Legend;

(ii)            such security ceases to be outstanding; and

(iii)            such security (x) is sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such security ceases to be a “restricted security” (as defined in Rule 144); (y) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears a Restricted Security Legend.

“Registration Default Event” means any event set forth in Section 7(a)(i) that gives rise to the accrual of any Additional Interest pursuant to Section 7.

“Resale Registration Statement” shall mean a registration statement on Form F-3, including a registration statement on Form F-3ASR, (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3, then such registration shall be on Form F-1 or another appropriate form to register the Registrable Securities) of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Common Shares, including by “shelf takedown” using a prospectus supplement an existing Form F-3 or F-3ASR or otherwise, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. For the avoidance of doubt, if at any time from the date hereof through the end of the Resale Registration Statement Effectiveness Period, the Company is not eligible to use Form F-3 or Form F-3ASR or any successor form thereto, all references to Resale Registration Statement in this Agreement shall be read to include a registration statement on Form F-1, or any successor form thereto.

“Resale Registration Statement Effectiveness Deadline Date” means the earlier of (a) the 60th calendar day after the Issue Date (or the 120th calendar day after the Issue Date if the SEC reviews the Resale Registration Statement); and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. Notwithstanding anything to the contrary in the preceding sentence, if the Company (whether directly or indirectly through one or more of its subsidiaries) has completed a Significant Acquisition, or a Significant Acquisition is probable, and has not filed the financial statements required by Regulation S-X under the Exchange Act for such Significant Acquisition, or probable Significant Acquisition, with the SEC by the date that would be the Resale Registration Statement Effectiveness Deadline Date pursuant to the preceding sentence, then the Resale Registration Statement Effectiveness Deadline Date will instead be the earlier of (a) the 150th day after the Issue Date; and (b) the fifteenth (15th) calendar day after the date such financial statements are first filed (or, if earlier, are required to be filed) with the SEC.

“Resale Registration Statement Effectiveness Period” means the period that (a) begins on, and includes, the earlier of (i) the Resale Registration Statement Effectiveness Deadline Date; and (ii) the first date the Resale Registration Statement is effective under the Securities Act; and (b) ends on, and includes, the first date when no Registrable Securities are outstanding.

“Resale Registration Statement Filing Deadline Date” means the date that is 21 calendar days after the Issue Date.

“Restricted Security Legend” means, with respect to any security, a legend, or notice thereof, substantially to the effect that the offer and sale of such security (i) has not been registered under the Securities Act and that such security cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act and (ii) is subject to resale restrictions under Canadian securities law.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

“Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Significant Acquisition” means the acquisition by the Company (whether directly or indirectly through one or more of its subsidiaries) of a business or Person, which acquisition requires the filing, with the SEC, of financial statements of such business or Person pursuant to Regulation S-X under the Exchange Act, the omission of which financial statements from the Resale Registration Statement would, in the Company’s reasonable discretion, cause the Resale Registration Statement to contain a Material Disclosure Defect.

“Special Subsequent Filing Deadline Period” means, with respect to any Initial Note, any of the following periods: (a) the period from, and including, the Conversion Date for the conversion of such Initial Note to, and including, the last date by which such conversion is required to be settled pursuant to the Indenture; and (b) the period from, and including, any Optional Redemption Notice Date to, and including, the related Optional Redemption Date.

“Specified Courts” has the meaning set forth in Section 11(e).

“Subscription Agreements” means those certain subscription agreements between the Company and each of the initial purchasers of the Initial Notes named therein, pursuant to which the Initial Notes were issued and sold.

“Subsequent Filing Deadline Date” has the meaning set forth in Section 3(c).

“Trading Day” has the meaning set forth in the Indenture.

“Trustee” means U.S. Bank Trust Company, National Association (or any successor thereto pursuant to the Indenture).

Section 2.      Rules of Construction. For purposes of this Agreement:

(a)            “or” is not exclusive;

(b)            “including” means “including without limitation”;

(c)            “will” expresses a command;

(d)            a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(e)            words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(f)            “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(g)            references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(h)            the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3.      Resale Registration Statement.

(a)            Filing and Effectiveness of Resale Registration Statement. Subject to Section 4, the Company will (i) prepare and file or submit a Resale Registration Statement with the SEC no later than the Resale Registration Statement Filing Deadline Date; (ii) use commercially reasonable efforts to cause such Resale Registration Statement to (x) become effective under the Securities Act no later than the Resale Registration Statement Effectiveness Deadline Date; and (y) remain continuously effective, and usable for the resale or other transfer of Registrable Securities, under the Securities Act throughout the Resale Registration Statement Effectiveness Period.

(b)            Contents of and Requirements for Resale Registration Statement. The Company will cause the Resale Registration Statement to satisfy the following requirements:

(i)            Registration for Continuous Resale by Holders Under Rule 415. The Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of Registrable Securities by the Holders thereof as provided in Sections 3(b)(ii) and 3(c).

(ii)            Selling Securityholder Information. Subject to Section 4, when it first becomes effective under the Securities Act, the Resale Registration Statement will cover resales of Registrable Securities of Notice Holders identified in all Notice and Questionnaires delivered to the Company on or before the Initial Notice and Questionnaire Deadline Date.

(iii)            Plan of Distribution. The Resale Registration Statement will provide for a plan of distribution in customary form for resale registration statements of the type contemplated by this Agreement (including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal) and, in any event, will cover transactions contemplated by Item 6 of Exhibit A; provided, however, that in no event will any such plan of distribution include an underwritten public offering by one or more registered broker-dealers without the Company’s prior consent (which may be granted, with or without conditions, or withheld in its sole and absolute discretion).

(c)            Obligation to Make Filings to Name Additional Notice Holders. Each Holder agrees to deliver a Notice and Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company by the Initial Notice and Questionnaire Deadline Date. If a Holder does not timely complete and deliver a Notice and Questionnaire or provide the other information the Company may reasonably request in writing by the Initial Notice and Questionnaire Deadline Date, that Holder will not be named as a selling securityholder in the initial Prospectus and will not be permitted to sell its Registrable Securities under the initial Resale Registration Statement.

If any Holder delivers a Notice and Questionnaire to the Company after the Initial Notice and Questionnaire Deadline Date, then, subject to Section 4 and the other provisions of this Section 3(c), the Company will use commercially reasonable efforts during the Resale Registration Statement Effectiveness Period to (i) make such filing(s) with the SEC (including, if applicable, (w) a post-effective amendment, (x) a prospectus supplement, (y) any document that will be incorporated by reference in the Resale Registration Statement upon its filing or (z) a new Resale Registration Statement, provided that the Company will effect such filing by means of a prospectus supplement or a document referred to in the preceding clause (y) instead of a post-effective amendment or a new Resale Registration Statement, if reasonably practicable and then permitted by the rules of the SEC) on or before the Subsequent Filing Deadline Date for such Notice and Questionnaire so as to enable such Holder to sell or otherwise transfer such Holder’s Registrable Securities identified in such Notice and Questionnaire pursuant to the applicable Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein; and (ii) in the case of a post-effective amendment or a new Resale Registration Statement, cause the same to become effective under the Securities Act as soon as reasonably practicable; provided, however, that no such filing will be required outside the Resale Registration Statement Effectiveness Period. For these purposes, “Subsequent Filing Deadline Date” has the following meaning:

(i)            if such Notice and Questionnaire is so delivered to the Company during a Special Subsequent Filing Deadline Period, then the Subsequent Filing Deadline Date for such Notice and Questionnaire will be the fifth (5th) Business Day after the last day of such Special Subsequent Filing Deadline Period; and

(ii)            in all other cases, the Subsequent Filing Deadline Date for such Notice and Questionnaire will be the thirtieth (30th) calendar day after such Notice and Questionnaire is so delivered; provided, however, that (x) if, in the reasonable judgment of the Company, such filing(s) must consist of, or include, a new Resale Registration Statement, then the Subsequent Filing Deadline Date for such Notice and Questionnaire will be the sixtieth (60th) calendar day after the date on which such Notice and Questionnaire is so delivered (or, if later, the date that is three (3) months after the last date, if any, on which the Company previously filed a new Resale Registration Statement pursuant to this Agreement); provided further, that if the Company (whether directly or indirectly through one or more of its subsidiaries) has completed a Significant Acquisition, or a Significant Acquisition is probable, and has not filed the financial statements required by Regulation S-X under the Exchange Act for such Significant Acquisition, or probable Significant Acquisition, with the SEC by the Subsequent Filing Deadline Date referred to above in this clause (x), then such Subsequent Filing Deadline Date will instead be the fifteenth (15th) calendar day after the date such financial statements are first filed (or, if earlier, are required to be filed) with the SEC; and (y) in all cases, if such Notice and Questionnaire is so delivered during a Blackout Period, then the Subsequent Filing Deadline Date will be determined assuming that such delivery were instead made on the first calendar day after the termination of such Blackout Period (and if the Notice Holder delivering such Notice and Questionnaire was not a Notice Holder at the commencement of such Blackout Period, then the Company will notify such Notice Holder (without setting forth any material non-public information) that a Blackout Period is ongoing).

Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in a Resale Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 3(c) (whether or not such Holder was a Notice Holder at the effective date of such Resale Registration Statement) shall be named as a selling securityholder in such Resale Registration Statement or related Prospectus in accordance with the requirements of this Section 3(c).

(d)            Filing of New Resale Registration Statement; Designation of Existing Registration Statement. To the extent the Company deems doing so to be desirable or necessary to satisfy its obligations under this Agreement or to comply with applicable law (including, if applicable, to comply with Rule 415(a)(5)), the Company may file one or more new Resale Registration Statements or designate an existing registration statement to constitute a Resale Registration Statement for purposes of this Agreement, provided that each such new Resale Registration Statement or existing registration statement satisfies the requirements of this Agreement. Each reference in this Agreement to the Resale Registration Statement will, if applicable, be deemed to include each such new Resale Registration Statement or existing registration statement, if any, mutatis mutandis. In addition, the first date any such existing registration statement is amended or supplemented to permit the offer and resale of Registrable Securities in the manner contemplated by this Agreement will be deemed, for purposes of Section 5(e) and any related definitions, to be the initial filing date of such existing registration statement, and the first date such amended or supplemented existing registration statement is effective under the Securities Act and permits such the offers and resales will be deemed, for purposes of Sections 3(b)(ii), 3(c) and 5(e) and any related definitions, to be the initial effective date of such existing registration statement.

(e)            Where SEC Rules Do Not Require Naming Selling Securityholders. Notwithstanding anything to the contrary in this Section 3, if the applicable rules under the Securities Act, or interpretations thereof published by the staff of the SEC, are amended so as to permit Holders to resell their Registrable Securities pursuant to the Resale Registration Statement without being named as a selling securityholder therein or in any related prospectus or prospectus supplement, then the Company may, at its election, amend any applicable Resale Registration Statement Documents to identify the Holders generically in accordance with such rules and interpretations, in which event the Company will no longer have any obligation thereafter make any filings pursuant to Section 3(c) to the extent such filings are not necessary to permit any Holder to sell its Registrable Securities pursuant to the Resale Registration Statement.

Section 4.      Blackout Periods.

(a)            Generally. Notwithstanding anything to the contrary in this Agreement, but subject to Section 4(b), if there occurs or exists any pending material corporate development, filing with the SEC or any other event, in each case that, in the Company’s reasonable judgment, makes it appropriate to suspend the availability of the Resale Registration Statement, then:

(i)            the Company will send notice (a “Blackout Commencement Notice”) to each Notice Holder of such suspension (without setting forth any material non-public information);

(ii)            the Company’s obligations under Section 3 or otherwise with respect to the Resale Registration Statement, including and any related obligations of the Company under Section 5, will be suspended until the related Blackout Period has terminated;

(iii)            upon its receipt of such Blackout Commencement Notice, each Holder agrees to comply with its obligations set forth in Section 8(c);

(iv)            upon the Company’s reasonable determination that such suspension is no longer needed or appropriate, the Company will send notice (a “Blackout Termination Notice,” and the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Notice Holder of the termination of such suspension (without setting forth any material non-public information).

(b)            Limitation on Blackout Periods. Notwithstanding anything to the contrary in Section 4(a), but subject to the next sentence, all Blackout Periods, together, will in no event exceed an aggregate of (i) thirty (30) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (ii) sixty (60) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period. Notwithstanding anything to the contrary in the preceding sentence, if, and to the extent that, the Company determines in good faith that the termination of a Blackout Period would require public disclosure relating to a proposed or pending material business transaction or material pending corporate development, and such disclosure would be reasonably likely to impede the consummation of such transaction or development or would otherwise be materially detrimental to the Company and its subsidiaries, taken as a whole, then the Company will have the right to extend the limitation set forth in the preceding sentence to an aggregate of (i) up to forty five (45) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (ii) up to ninety (90) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period (any extension of any Blackout Period pursuant to this sentence, a “Permitted Blackout Period Extension”).

Section 5.     Certain Registration and Related Procedures.

(a)   Compliance with Registration Obligations and Securities Act; SEC Staff Comments. Subject to Section 4, the Company will make such filings with the SEC as may be necessary to comply with its obligations under Section 3 and to cause the Resale Registration Statement to comply with the Securities Act and other applicable law, including, if applicable, the filing of any Resale Registration Statement Documents to comply with Section 10(a)(3) of the Securities Act and Rule 3-12 of Regulation S-X under the Securities Act, to amend the Resale Registration Statement to cause the same to be on a form for which the Company and the transactions contemplated thereby are eligible, and to address any comments received from the staff of the SEC. The Company will otherwise comply in all material respects with the Securities Act and other applicable law in the discharge of its obligations under Section 3.

(b)    Opportunity for Review. The Company will provide the Designated Holder Counsel (if one is then designated in accordance with the definition of such term) with draft copies of the initial filing of the Resale Registration Statement, each pre-effective and post-effective amendment thereto, and each related prospectus supplement, at least five (5) Business Days before the same is filed with the SEC, and the Company will use commercially reasonable efforts to give effect to the reasonable comments received by the Company from such Designated Holder Counsel; provided, however, that this Section 5(b) will not apply to (i) any prospectus supplement that solely supplements or amends selling securityholder information and is filed pursuant to Rule 424(b)(7) under the Securities Act (or any successor rule); or (ii) any report filed by the Company pursuant to Section 13(a) or 15(d) under the Exchange Act.

(c)    Blue Sky Qualification. The Company will use commercially reasonable efforts to qualify the offer and sale of Registrable Securities in the manner contemplated by the Resale Registration Statement under the securities or “blue sky” laws of those jurisdictions within the United States as the Notice Holders may reasonably request and to maintain such qualification, once obtained, during the Resale Registration Statement Effectiveness Period, and the Company will use commercially reasonable efforts to cooperate with such Notice Holders in connection with the same, except, in each case, to the extent such qualification is not required in connection with such offer and sale (including as a result of preemption by federal law pursuant to Section 18 of the Securities Act (or any successor provision)); provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in suits (other than those arising out of the offer or sale of Registrable Securities or in connection with this Agreement) in any jurisdiction where it is not then so subject; or (iii) take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

(d)     Prevention and Lifting of Suspension Orders. The Company will use commercially reasonable efforts to prevent the issuance (or, if issued, to obtain the withdrawal as promptly as practicable) of any order suspending the effectiveness of the Resale Registration Statement under the Securities Act or suspending any qualification referred to in Section 5(c).

(e)     Notices of Certain Events. The Company will provide notice of the following events to each Notice Holder as soon as reasonably practicable:

(i)            the receipt, by the Company, of any request by the staff of the SEC for any amendment or supplement to the Resale Registration Statement or any related prospectus or prospectus supplement;

(ii)           the issuance, by the SEC or any other governmental authority, of any stop order suspending the effectiveness of the Resale Registration Statement or the receipt, by the Company, of any written notice that proceedings for such purpose have been initiated;

(iii)          the receipt, by the Company, of any written notice (x) of the suspension of the qualification or exemption from qualification of the offer and sale of the Registrable Securities in any jurisdiction; or (y) that proceedings for such purpose have been initiated;

(iv)          the withdrawal or lifting of any suspension referred to in clause (ii) or (iii) above; and

(v)           that the Company has determined that the use of the Resale Registration Statement must be suspended (which notice may, at the Company’s discretion, state that it constitutes a Blackout Commencement Notice), including as a result of the occurrence of any event that causes any of the Resale Registration Statement Documents to have a Material Disclosure Defect or to cease to comply with applicable law; provided, however, that (x) the Company need not provide any such notice during a Blackout Period; and (y) in no event will this Section 5(e) require the Company to, and in no event will the Company, provide any information that it in good faith determines would constitute material non-public information.

(f)            Remediation of Material Disclosure Defects. Subject to Section 4, the Company will, as promptly as reasonably practicable after determining that any Resale Registration Statement Document contains a Material Disclosure Defect, prepare and file with the SEC (and, if applicable, use commercially reasonable efforts to cause the same to become effective under the Securities Act as promptly as practicable) such appropriate additional Resale Registration Statement Document(s) so as to cause the applicable Resale Registration Statement Document(s) to thereafter not contain any Material Disclosure Defect.

(g)            Listing of Registrable Securities. The Company will use commercially reasonable efforts to cause the Registrable Securities to be listed for trading on each U.S. national securities exchange or quotation service, if any, on which securities of the same class of the Company are then so listed or quoted.

(h)            Provision of Copies of the Prospectus. At its expense, the Company will provide, to Notice Holders, such number of copies of the prospectus relating to the Resale Registration Statement or any related prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) as such Notice Holders may reasonably request; provided, however, that the Company need not provide any document pursuant to this Section 5(h) that is publicly available on the SEC’s EDGAR system (or any successor thereto).

(i)            Holders Cannot Be Identified as Underwriters Without Consent. The Company will not expressly name or identify any Holder as an “underwriter” in any Resale Registration Statement Document without such Holder’s prior written consent (including consent provided in a Notice and Questionnaire); provided, however, that nothing in this Section 5(i) will require the consent of any Holder in connection with the inclusion in any Resale Registration Statement Document of customary language, without specifically naming any Holder, that selling securityholders may in certain circumstances be considered to be underwriters under federal securities laws. If, and for so long as, any Notice Holder that is required (either upon the reasonable advice of counsel for the Company or by the staff of the SEC) to be expressly named or identified as an “underwriter” in any Resale Registration Statement Document does not provide its written consent to being named as such, then, notwithstanding anything to the contrary in this Agreement, the Company’s failure to include such Notice Holder or its Registrable Securities in any Resale Registration Statement Document will not constitute a Registration Default Event or a breach of the Company’s obligations under this Agreement or otherwise require the accrual or payment of any Additional Interest.

(j)            Earnings Statement. The Company will use commercially reasonable efforts to comply with its reporting obligations under Section 13(a) or 15(d) of the Exchange Act in such manner, as contemplated under Rule 158 under the Securities Act, so as to make generally available to its securityholders an earnings statement covering the twelve (12) month period referred to in Section 11(a) of the Securities Act, as it relates to the Resale Registration Statement, in the manner contemplated by, and otherwise in compliance with, such Section 11(a).

(k)            Settlement of Transfers and De-Legending. The Company will use commercially reasonable efforts to cause its transfer agent (or any other securities custodian for any Registrable Securities) to cooperate in connection with the settlement of any transfer of Registrable Securities pursuant to the Resale Registration Statement, including through the applicable Depositary. If any such Registrable Securities so transferred are represented by a certificate bearing a Restricted Security Legend, then the Company will, if appropriate, use commercially reasonable efforts to cause such Registrable Securities to be reissued in the form of one or more certificates not bearing such a legend.

Section 6.        Expenses. All Company Registration Expenses will be borne by the Company. All fees and expenses that are incurred by any Holder in connection with this Agreement, and that are not Company Registration Expenses, will be borne by such Holder.

Section 7.     Accrual of Additional Interest During Registration Default Events.

(a)            Generally.

(i)            Accrual of Additional Interest During Continuance of Registration Default Event. Subject to Section 7(b), Additional Interest will accrue, as provided in Section 7(c),

(1)            on all of the outstanding Initial Notes for each day during the Resale Registration Statement Effectiveness Period on which the Resale Registration Statement is not on file with the SEC, effective under the Securities Act and usable for the resale or other transfer of Registrable Securities in the manner provided by this Agreement; provided, however, that (A) Additional Interest will accrue pursuant to this Section 7(a)(i)(1) only to the extent that the number of days during the Resale Registration Statement Effectiveness Period on which the Resale Registration Statement is so not on file, effective and usable (inclusive of any Blackout Period) exceeds an aggregate of either (x) forty five (45) (or, in the case of a Permitted Blackout Period Extension, sixty (60)) calendar days (whether or not consecutive) in any ninety (90) consecutive calendar day period; or (y) ninety (90) (or, in the case of a Permitted Blackout Period Extension, one hundred and twenty (120)) calendar days (whether or not consecutive) in any three hundred and sixty (360) consecutive calendar day period; and

(2)            on any outstanding Initial Note (and only such Initial Note) as to which the Holder has timely and duly delivered a Notice and Questionnaire:

(A)            on or before the Initial Notice and Questionnaire Deadline Date, for each day (other than during a Blackout Period), on or after the first date that the initial Resale Registration Statement becomes effective under the Securities Act, on which the Company, through its omission, has failed, and not cured such failure, to cause the Resale Registration Statement to cover any Registrable Securities of such Initial Note (provided such Registrable Securities are properly identified in such Notice and Questionnaire) in such manner as would enable such Holder to sell or otherwise transfer such Registrable Securities pursuant to the Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein; or

(B)            pursuant to Section 3(c) after the Initial Notice and Questionnaire Deadline Date, for each day (other than during a Blackout Period), on or after the date on which the applicable filing is made pursuant to Section 3(c) (or, if applicable, such later date as of which the related new Resale Registration Statement or post-effective amendment becomes effective under the Securities Act), on which the Company, through its omission, has failed, and not cured such failure, to include, in such filing, any Registrable Securities of such Initial Note (provided such Registrable Securities are properly identified in such Notice and Questionnaire) in such manner as would enable such Holder to sell or otherwise transfer such Registrable Securities pursuant to the applicable Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein.

(b)            No Registration Default Events Outside the Resale Registration Statement Effectiveness Period; No Accrual of Additional Interest on Registrable Securities. Notwithstanding anything to the contrary in this Section 7, (i) no Registration Default Event will occur on any day that is not within the Resale Registration Statement Effectiveness Period; and (ii) no Additional Interest will accrue on any securities other than the Initial Notes (it being understood, for the avoidance of doubt, that no Additional Interest will accrue on any Registrable Security).

(c)            Accrual and Payment of Additional Interest. Any Additional Interest that accrues on an Initial Note pursuant to Section 7(a) will accrue and be payable in the manner, and at the rates, and subject to the limitations, set forth in Section 4.19 of the Indenture.

(d)            Remedies Not Exclusive. The accrual of Additional Interest is not the exclusive remedy and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Holder at law or in equity.

Section 8.      Certain Agreements and Representations of the Holders.

(a)            Provision of Information. Notwithstanding anything to the contrary in this Agreement, no Holder will be entitled to any benefits under this Agreement until it has executed and delivered a Notice and Questionnaire to the Company. Each Holder represents that the information included in any such Notice and Questionnaire is accurate and complete in all material respects and covenants, during the term of this Agreement, to promptly provide notice to the Company if any such information thereafter ceases to be accurate and complete in all material respects. Each Holder authorizes the Company to assume the accuracy and completeness of all information contained in the most recent Notice and Questionnaire executed and delivered to the Company by such Holder. Each Holder will (i) provide, as soon as reasonably practicable, such other information as the Company may reasonably request in connection with the performance of the Company’s obligations under this Agreement; and (ii) promptly notify the Company upon becoming aware that any information relating to such Holder and included in any Resale Registration Statement Document contains a Material Disclosure Defect.

(b)            Use of Offering Materials. Each Holder agrees that, without the prior written consent of the Company, it will not offer or sell any Registrable Securities by means of any written communication other than the latest prospectus or prospectus supplement provided to such Holder by the Company (or on file on SEC’s EDGAR system (or any successor thereto)) relating to the Resale Registration Statement, and any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) authorized for such use by the Company.

(c)            Covenants Relating to Blackout Periods. Each Holder agrees that, upon its receipt of a Blackout Commencement Notice, such Holder will not effect any sale or other transfer of Registrable Securities pursuant to the Resale Registration Statement, and will not distribute any Resale Registration Statement Document, until such Holder has received a subsequent Blackout Termination Notice. Further, each Holder agrees to hold any Blackout Commencement Notice in confidence.

(d)            Rest Outside Canada. The Holder acknowledges that: (i) the Company is not a reporting issuer under Canadian securities laws; (ii) the Registrable Securities are not qualified for distribution by a prospectus in Canada; (iii) the Registrable Securities are subject to statutory resale restrictions in Canada. Accordingly, in connection with the sale and transfer of any Registrable Securities, the Holder represents and warrants to the Company that: (i) either: (A) it is not resident in Canada or (B) it is resident in the Provinces of Alberta, Ontario or British Columbia and (ii) the sale and transfer will be executed during the effectiveness of a Resale Registration Statement registering the Registrable Securities (Z) to a person or company outside of Canada or (X) on or through the facilities of the Nasdaq or another exchange or market outside Canada (as such terms are defined under applicable law), and neither the Holder nor any person acting on its behalf has reason, or will have reason at the time of such sale and transfer, to believe that (in the case of a Holder resident in British Columbia) the buyer is resident in Canada or (in the case of Holder resident in Alberta or Ontario) the sale and transfer has been prearranged with a buyer in Canada.

Section 9.      Indemnification and Contribution.

(a)            Indemnification by the Company. The Company will indemnify, defend and hold harmless each Holder Indemnified Person from and against (and will reimburse such Holder Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Holder Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on any Material Disclosure Defect or alleged Material Disclosure Defect in any Resale Registration Statement Document; provided, however, that the Company will not have any obligation under this Section 9(a) in respect of any Losses insofar as such Losses arise out of or are based on (i) any sale by such Holder Indemnified Person, pursuant to the Resale Registration Statement, of Registrable Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 4(a)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 5(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; or (ii) any Material Disclosure Defect or alleged Material Disclosure Defect included in any Resale Registration Statement Document in conformity with or in reliance on the Holder Information of any Holder.

(b)            Indemnification by the Holders. Each Holder, severally and not jointly, will indemnify, defend and hold harmless each Company Indemnified Person from and against (and will reimburse such Company Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Company Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any sale by such Holder, pursuant to the Resale Registration Statement, of Registrable Securities either (x) during a Blackout Period in breach of such Holder’s covenant set forth in Section 4(a)(iii); or (y) without delivery, if required by the Securities Act, of the most recent related prospectus or prospectus supplement provided to such Holder by the Company pursuant to Section 5(h) (or on file on SEC’s EDGAR system (or any successor thereto)), except, in the case of this clause (y), to the extent the same is deemed to have been delivered through compliance with Rule 172 under the Securities Act or any similar rule; or (ii) any Material Disclosure Defect or alleged Material Disclosure Defect in any Resale Registration Statement Document, which Material Disclosure Defect or alleged Material Disclosure Defect is included therein in conformity with the Holder Information of such Holder; provided, however, that in no event will the liability of any Holder pursuant to this Section 9(b) exceed a dollar amount equal to the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of the Registrable Securities giving rise to the related indemnification obligation under this Section 9(b).

(c)            Indemnification Procedures.

(i)            Notice of Proceedings. If any claim, action, suit or proceeding (each, a “Proceeding”) is made or commenced against any Indemnified Person in respect of which indemnity is or may be sought from any Person (in such capacity, the “Indemnifying Party”) pursuant to Section 9(a) or Section 9(b), then such Indemnified Person will promptly notify the such Indemnifying Party in writing of such Proceeding; provided, however, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Person or otherwise, except to the extent that such Indemnifying Party is materially prejudiced by such failure.

(ii)            Defense of Proceedings; Employment of Counsel. Subject to the next sentence, upon its receipt of the notice referred to in Section 9(c)(i) in respect of a Proceeding, the Indemnifying Party will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all reasonable and documented fees and expenses. Such Indemnified Person will also have the right to employ its own counsel in such Proceeding at such Indemnified Person’s expense; provided, however, that such Indemnifying Party will be responsible for, and pay as incurred, the reasonable and documented fees and expenses of such counsel if (1) such Indemnifying Party authorized, in writing, the employment of such counsel in connection with the defense of such Proceeding; (2) such Indemnifying Party fails, within a reasonable time period after its receipt of the notice referred to in Section 9(c)(i), to employ counsel to defend such Proceeding; or (3) such Indemnified Person reasonably concludes that there may be defenses available to such Indemnified Person that are different from, in addition to, or in conflict with, those available to such Indemnifying Party (in which case of this clause (3), such Indemnifying Party will not have the right to direct the defense of such Proceeding on behalf of such Indemnified Person). Notwithstanding anything to the contrary in this Section 9(c)(ii), in no event will any Indemnifying Party be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Person(s) who are parties to such Proceeding.

(iii)            Settlements of Proceedings. An Indemnifying Party will not be liable pursuant to Section 9(a) or Section 9(b), as applicable, or this Section 9(c) for any settlement of any Proceeding except as provided in the next sentence. If any Proceeding is settled, then the Indemnifying Party will indemnify and hold harmless each Indemnified Person that is subject to such settlement from and against any Losses incurred by such Indemnified Person by reason of such settlement, if:

(1)            such Indemnifying Party effected, or otherwise provided its written consent to, such settlement (which consent will not be unreasonably withheld or delayed); or

(2)            (A) such Indemnified Person has requested such Indemnifying Party to reimburse such Indemnified Person for any fees and expenses of counsel as contemplated by Section 9(c)(ii); (B) such settlement is entered into more than sixty (60) Business Days after such Indemnifying Party has received such request; (C) such Indemnifying Party has not fully reimbursed such Indemnified Person in accordance with such request before the date of such settlement; and (D) such Indemnified Person has given such Indemnifying Party at least thirty (30) days’ prior notice of its intention to settle.

The Indemnifying Party will not effect any settlement of any Proceeding without the prior written consent of the applicable Indemnified Person(s) (which consent will not be unreasonably withheld or delayed), unless such settlement (1) includes an unconditional release of such Indemnified Person(s) from all liability on the claims that are the subject matter of such Proceeding; and (2) does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person(s).

(d)            Contribution Where Indemnification Not Available. If the indemnification provided for in this Section 9 is unavailable to any Indemnified Person, or is insufficient to hold any Indemnified Person harmless, in respect of any Losses referred to in the preceding provisions of this Section 9, then each applicable Indemnifying Party, severally and not jointly, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from the offer and sale of the Registrable Securities; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions, or the actions or non-actions, as applicable, that resulted in such Losses, as well as other relevant equitable considerations. The benefits to the Company, on the one hand, will be deemed to be equal to the proceeds (after deducting offering expenses) from the issuance and sale of the Initial Notes pursuant to the Subscription Agreements, and the benefits received by any Holder, on the other hand, will be deemed to be the value of having the offer and sale of such Holder’s Registrable Securities registered under the Securities Act pursuant to this Agreement. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, will be determined by reference to, among other things, whether any applicable Material Disclosure Defect or alleged Material Disclosure Defect, or any relevant action or non-action, as applicable, relates to information supplied, or was taken or made, as applicable, by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Material Disclosure Defect or alleged Material Disclosure Defect, or such action or non-action, as applicable. The amount paid or payable by an Indemnified Person as a result of any Losses referred to in this Section 9(d) will include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending the related Proceeding.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Holders were treated as one Person, or the Company were treated as one Person, for such purpose) or by any other allocation method that does not take account of the equitable considerations referred to in the preceding paragraph. Notwithstanding anything to the contrary in the preceding paragraph, no Holder will be required to contribute any amount in excess of the amount by which the proceeds received by such Holder (less any related discounts, commissions, transfer taxes, fees or other expenses) from the sale of Registrable Securities pursuant to any Resale Registration Statement exceeds the amount of any damage that such Holder has otherwise been required to pay by reason of the relevant Material Disclosure Defect or alleged Material Disclosure Defect, or the relevant action or non-action, as applicable. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 9(d) are several and not joint.

(e)            Remedies Not Exclusive. The remedies provided for in this Section 9 are not exclusive and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

Section 10.      Subsequent Holders. Each Person that acquires any Registrable Securities from any Holder will, to the extent such securities continue to constitute Registrable Securities in the hands of such Person, become a Holder until such time as such person thereafter ceases to satisfy the definition of such term.

Section 11.      Miscellaneous.

(a)            Notices. The Company will send all notices or communications to any Holder pursuant to this Agreement either (a) in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to such Holder’s address as set forth in the latest Notice and Questionnaire of such Notice Holder delivered to the Company (or, if such Holder has not delivered any Notice and Questionnaire, as set forth in the Company’s registrar); or (b) by email to the email address specified in such Notice and Questionnaire (which email will be deemed to constitute notice in writing for purposes of this Agreement).

Any notice or communication by any Holder to the Company will be deemed to have been duly given if in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to offices of the Company at the following address (or at such other address as may be hereafter specified by notice to the Holders by the Company):

The Metals Royalty Company Inc.

1900 Dome Tower

333, 7th Ave SW

Calgary, AB, T2P 2Z1

Attention: Donald Sewell, President and Chief Financial Officer

with a copy (which will not constitute notice) to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Benjamin K. Marsh; Paul Heller
Email: BenjaminMarsh@goodwinlaw.com; pheller@goodwinlaw.com

(b)            Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended, modified, waived or superseded only by a written instrument that is executed by the Company and by one or more Notice Holders whose aggregate As-Converted Note Ownership Percentage exceeds fifty percent (50%), and any such amendment, modification, waiver or supersession so executed will be binding upon the Company and all Holders; provided, however, that (i) no amendment, modification, waiver or supersession of Section 7 (including the events that constitute a Registration Default Event) or this Section 11(b), or any related definitions, will be effective as to any Holder unless reflected in a written instrument executed by such Holder; and (ii) a waiver with respect to any particular Holder’s rights under this Agreement will be effective as to such Holder if reflected in a written instrument executed by such Holder, provided such waiver does not adversely affect the rights of any other Holder.

For purposes of determining whether any such amendment, modification, waiver or supersession is executed by Holders of the requisite number of securities, the Company may, absent manifest error, conclusively rely on information contained in the Company’s registrar or in any Notice and Questionnaire.

Notwithstanding anything to the contrary in this Agreement, the Company will have the right to amend or supplement this Agreement, or any provision of this Agreement, without the consent of any Holder, to, in connection with a Business Combination Event, effect the addition of a successor to the Company and (if applicable) the release of the predecessor Company, in the manner set forth in the Indenture.

No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, and no waiver, or single or partial exercise of, any such right, power or privilege will preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

(c)            Third Party Beneficiaries. Subject to Section 10, this Agreement will be binding on, inure to the benefit of and be enforceable by, each Holder and its successors and assigns.

(d)            Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND EACH HOLDER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)            Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each of the Company and each Holder irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the address of the relevant party set forth in Section 11(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Agreement, a joinder to this Agreement or a Notice and Questionnaire) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

(f)            No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of the Company or its subsidiaries or of any other Person, and except to the extent the terms of the Indenture are referenced herein, no such agreement may be used to interpret this Agreement.

(g)            Successors. All agreements of the Company in this Agreement will bind their respective successors.

(h)            Severability. If any provision of this Agreement is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(i)            Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(j)            Table of Contents, Headings, Etc. The table of contents and the headings of the Sections and Subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions of this Agreement.

(k)            Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement of the parties with respect to the specific subject matter of this Agreement and supersedes in their entirety all other agreements or understandings (whether written or oral) between or among the parties with respect to such specific subject matter.

(l)            Specific Performance. The Company (a) agrees that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the Notice Holders for which there is no adequate remedy at law, and, that upon any such failure, any Notice Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement; and (b) hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

The Metals Royalty Company Inc.

By:	/s/ Donald Sewell
Name:	Donald Sewell
Title:	President & Chief Financial Officer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE AND QUESTIONNAIRE

The undersigned (the “Selling Securityholder”) beneficial holder of 8.00% Convertible Senior Secured Second Lien Notes due 2031 (the “Notes”) of The Metals Royalty Company Inc., a company incorporated under the laws of British Columbia (the “Company”), or of the common shares, without par value (the “Common Shares”), of the Company, or of other Registrable Securities (as defined in the Registration Rights Agreement referred to below) understands that the Company has filed, or intends to file, with the Securities and Exchange Commission (the “SEC”) one or more registration statements (each, a “Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the resale of Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of August 24, 2026, between the Company and the Holders party thereto (the “Registration Rights Agreement”). The Company will provide a copy of the Registration Rights Agreement upon request at the address set forth below. All capitalized terms used in this Notice and Questionnaire without definition have the respective meanings given to them in the Registration Rights Agreement.

To sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, the beneficial owner of those Registrable Securities generally must be named as a selling securityholder in the related prospectus or prospectus, deliver a prospectus to the purchasers of such Registrable Securities and be bound by those provisions of the Registration Rights Agreement (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and will not be permitted to sell any Registrable Securities pursuant to the Resale Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire as soon as possible.

Certain legal consequences arise from being named as a selling securityholder in a Resale Registration Statement and the related prospectus. Accordingly, registered holders and beneficial owners of Registrable Securities should consult their legal counsel regarding the consequences of being named or not being named as a selling securityholder in a Resale Registration Statement and the related prospectus.

NOTICE

By signing and returning this Notice and Questionnaire, the Selling Securityholder:

•	notifies the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (except as otherwise specified under such Item 3) pursuant to the Resale Registration Statement; and

•	agrees to be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Company and its affiliates, the partners, directors, officers, members, stockholders, employees, advisors or other representatives of the Company or its affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain claims and losses arising in connection with (i) sales by the Selling Securityholder of Registrable Securities pursuant to the Resale Registration Statement either (x) during a Blackout Period of which the Company has provided notice to the Selling Securityholder; or (y) without delivering, if required by the Securities Act, the most recent prospectus relating to the Resale Registration Statement; or (ii) statements or omissions concerning the Selling Securityholder made in the Resale Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The Selling Securityholder acknowledges that: (i) the Company is not a reporting issuer under Canadian securities laws; (ii) the Registrable Securities are not qualified for distribution by a prospectus in Canada; (iii) the Registrable Securities are subject to statutory resale restrictions in Canada. Accordingly, in connection with the sale and transfer of any Registrable Securities, the Selling Securityholder represents and warrants to the Company that: (i) either: (A) it is not resident in Canada or (B) it is resident in the Provinces of Alberta, Ontario or British Columbia and (ii) the sale and transfer will be executed during the effectiveness of a Resale Registration Statement registering the Registrable Securities (Z) to a person or company outside of Canada or (X) on or through the facilities of the Nasdaq or another exchange or market outside Canada (as such terms are defined under applicable law), and neither the Selling Securityholder nor any person acting on its behalf has reason, or will have reason at the time of such sale and transfer, to believe that (in the case of a Selling Securityholder resident in British Columbia) the buyer is resident in Canada or (in the case of a Selling Securityholder resident in Alberta or Ontario) the sale and transfer has been prearranged with a buyer in Canada.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Selling Securityholder Information:

(a)	Full legal name of the Selling Securityholder:

(b)	If the Registrable Securities listed in Item 3(b) below are held in certificated form and not “in street name,” state the full legal name of the registered holder through which the Registrable Securities listed in Item 3(b) below are held:

(c)	If the Registrable Securities listed in Item 3(b) below are held “in street name,” state the full legal name of the Depository Trust Company participant through which the Registrable Securities listed in Item 3(b) below are held:

(d)	Taxpayer identification or social security number of the Selling Securityholder:

2.	Address and Contact Information for Notices to the Selling Securityholder:

Telephone:
Fax:
Email Address:
Contact Person:

3.	Beneficial Ownership of Notes and Common Shares Delivered Upon Conversion of Notes:

Check each of the following that applies to the Selling Securityholder.

(a)	☐ The Selling Securityholder owns Notes:

Principal Amount:
CUSIP No(s). (If Any):

(b)	☐ The Selling Securityholder owns shares of Common Shares that were delivered upon conversion of the Notes:

Number of Shares:
CUSIP No(s). (If Any):

4.	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item 4, the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the securities listed in Item 3 above.

Type and amount of other securities beneficially owned by the Selling Securityholder:

Title of Security	Amount Beneficially Owned	CUSIP No(s). (If Any)

5.	Relationships with the Company:

(a)	Has the Selling Securityholder or any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or had any other material relationship with the Company (or any of their respective predecessors or affiliates) during the past three years?

☐ Yes.

☐ No.

(b)	If the response to (a) above is “Yes,” then please state the nature and duration of the relationship with the Company:

6.	Plan of Distribution:

Check the following box confirming the intended plan of distribution of the Registrable Securities:

☐	The Selling Securityholder (including its donees and pledgees) does not intend to distribute the Registrable Securities listed in Item 3(b) above pursuant to the Resale Registration Statement except as follows (if at all):

The Registrable Securities may be sold from time to time directly by the Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. The Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale; (2) in the over-the- counter market; (3) otherwise than on such exchanges or services or in the over-the-counter market; or (4) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of the hedging positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out short positions or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. Notwithstanding anything to the contrary, in no event will the methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

7.	Broker-Dealers and Their Affiliates:

the Company may have to identify the Selling Securityholder as an underwriter in the Resale Registration Statement or related prospectus if:

•	the Selling Securityholder is a broker-dealer and did not receive the Registrable Securities as compensation for underwriting activities or investment banking services or as investment securities; or

•	the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Securities in the ordinary course of business; or (2) at the time of its purchase of the Registrable Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

Persons identified as underwriters in a Resale Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(b)	If the response to (a) above is “No,” is the Selling Securityholder an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

(c)	Did the Selling Securityholder acquire the securities listed in Item 3 above in the ordinary course of business?

☐ Yes.

☐ No.

(d)	At the time of the Selling Securityholder’s purchase of the securities listed in Item 3 above, did the Selling Securityholder have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.

☐ No.

(e)	If the response to (d) above is “Yes,” then please describe such agreements or understandings:

(f)	Did the Selling Securityholder receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

☐ Yes.

☐ No.

(g)	If the response to (f) above is “Yes,” then please describe the circumstances:

8.	Nature of Beneficial Ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Securities.

(a)	Is the Selling Securityholder a natural person?

☐ Yes.

☐ No.

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐ Yes.

☐ No.

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the Investment Company Act of 1940, as amended?

☐ Yes.

☐ No.

(d)	If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

(e)	Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS

9.	Securities Received from Named Selling Securityholder:

(a)	Did the Selling Securityholder receive the Registrable Securities listed above in Item 3(b) as a transferee from selling securityholder(s) previously identified in the Resale Registration Statement?

☐ Yes.

☐ No.

(b)	If the response to (a) above is “Yes,” then please answer the following two questions:

(i)	Did the Selling Securityholder receive the Registrable Securities listed above in Item 3(b) from the named selling securityholder(s) prior to the effectiveness of the Resale Registration Statement?

☐ Yes.

☐ No.

(ii)	Identify below the names of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Securities listed above in Item 3(b) and the date on which such securities were received.

If more space is needed for responses, then please attach additional sheets of paper. Please indicate the Selling Securityholder’s name and the number of the item being responded to on each such additional sheet of paper, and sign each such additional sheet of paper, before attaching it to this Notice and Questionnaire. The Selling Securityholder may be asked to answer additional questions depending on the responses to the above questions.

ACKNOWLEDGEMENTS

The Selling Securityholder acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offer or sale of Registrable Securities. The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company have agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Resale Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided in this Notice and Questionnaire that may occur after the date of this Notice and Questionnaire at any time while the Resale Registration Statement remain effective.

Notices to the Selling Securityholder relating to this Notice and Questionnaire or pursuant to the Registration Rights Agreement will be made by email, or in writing, at the email or physical address set forth in Item 2 above.

By signing below, the Selling Securityholder consents to the disclosure of the information contained in this Notice and Questionnaire in its answers to Items 1 through 9 and the inclusion of such information in the Resale Registration Statement and the related prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus.

[Remainder of Page Intentionally Left Blank; Signature Pages Follows]

EXHIBIT A

The Selling Securityholder has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent and thereby confirms that they are entitled to the benefits of, and be subject to the indemnification and other obligations under, the Registration Rights Agreement.

Dated:	Legal Name of Selling Securityholder:

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE
AND QUESTIONNAIRE TO THE METALS ROYALTY COMPANY INC. AT:

The Metals Royalty Company Inc.
1900 Dome Tower
333, 7th Ave SW
Calgary, AB, T2P 2Z1
Attention: Donald Sewell, President and Chief Financial Officer

A-1